    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1997

                                                      REGISTRATION NO. 333-33685
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------



                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------



                            ROCK OF AGES CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              3281                             030153200
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                             772 GRANITEVILLE ROAD
                          GRANITEVILLE, VERMONT 05654
                                 (802) 476-3121
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            ------------------------



                                KURT M. SWENSON

   PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
                            ROCK OF AGES CORPORATION
                             772 GRANITEVILLE ROAD
                          GRANITEVILLE, VERMONT 05654
                                 (802) 476-3121
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                          Copies of Communications to:

                 KENT A. COIT, ESQ.                                 JORGE L. FREELAND, ESQ.
      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP         GREENBERG TRAURIG HOFFMAN LIPOFF ROSEN & QUENTEL,
                  ONE BEACON STREET                                          P.A.
             BOSTON, MASSACHUSETTS 02108                             1221 BRICKELL AVENUE
                   (617) 573-4800                                    MIAMI, FLORIDA 33131
                (617) 573-4822 (FAX)                                    (305) 579-0500
                                                                     (305) 579-0717 (FAX)


                            ------------------------



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 16, 1997

PROSPECTUS

[ROCK OF AGES LOGO]

                                2,900,000 SHARES

                            ROCK OF AGES CORPORATION
                              CLASS A COMMON STOCK
                            ------------------------


     Of the 2,900,000 shares of Class A Common Stock, par value $.01 per share, of Rock of Ages Corporation, a Delaware corporation ("Rock of Ages" or the "Company"), offered hereby, 2,624,518 shares are being sold by the Company and 275,482 shares are being sold by certain stockholders of the Company (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of Class A Common Stock by the Selling Stockholders. See "Principal and Selling Stockholders."


     The capital stock of the Company consists of Class A Common Stock and Class B Common Stock (collectively, the "Common Stock"). The two classes are substantially identical, except that the Class A Common Stock is entitled to one vote per share and the Class B Common Stock is entitled to ten votes per share on all matters, including the election of directors, and the Class B Common Stock is convertible into Class A Common Stock and converts automatically upon a transfer to any person other than a permitted transferee. Upon consummation of this offering, holders of Class B Common Stock will hold approximately 92% of the voting power of the outstanding shares of Common Stock. See "Description of Capital Stock."

     Prior to this offering, there has been no public market for the Class A Common Stock. It is currently estimated that the initial public offering price of the Class A Common Stock will be between $16.00 and $18.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price of the Class A Common Stock. Application has been made for listing of the Class A Common Stock on the Nasdaq National Market under the symbol "ROAC."

                            ------------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


===========================================================================================================
                                                                                             PROCEEDS TO
                                                                            PROCEEDS TO        SELLING
                                        PRICE TO PUBLIC   UNDERWRITING      COMPANY(2)      STOCKHOLDERS
                                                          DISCOUNTS AND
                                                         COMMISSIONS(1)
-----------------------------------------------------------------------------------------------------------
Per Share..............................         $               $                $                $
-----------------------------------------------------------------------------------------------------------
Total(3)...............................         $               $                $                $
===========================================================================================================

(1) The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses estimated at $1.5 million, which are payable by the Company.
(3) The Company has granted the Underwriters a 30-day option to purchase up to 435,000 additional shares of Class A Common Stock on the same terms and conditions as the Class A Common Stock offered hereby solely to cover overallotments, if any. If the option is exercised in full, the total Price to Public, total Underwriting Discounts and Commissions and total Proceeds
    to Company will be $        , $        and $        , respectively. See
    "Underwriting."

                            ------------------------

     The shares of Class A Common Stock are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to other conditions, including the right of the Underwriters to withdraw, cancel, modify or reject any order in whole or in part. It is expected that delivery of
the shares will be made on or about                , 1997 at the offices of
Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida.

                        RAYMOND JAMES & ASSOCIATES, INC.

                 The date of this Prospectus is         , 1997

                  [THE CRAFTSMAN PAINTING BY NORMAN ROCKWELL]

                         [PICTURES OF MEMORIALS AND THE
                        MEMORIAL MANUFACTURING PROCESS]

                       "THE CRAFTSMAN" BY NORMAN ROCKWELL
COMMISSIONED BY THE COMPANY IN 1957 AND ON DISPLAY AT THE COMPANY'S HEADQUARTERS
                            IN GRANITEVILLE, VERMONT

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A COMMON STOCK OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING BIDS AND PURCHASES, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and historical and pro forma financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that (i) the Underwriters' over-allotment option has not been exercised and (ii) the Reorganization and the Acquisitions (as such terms are defined herein) have occurred. As used in this Prospectus, unless the context indicates otherwise, the term the "Company" or "Rock of Ages" refers to Rock of Ages Corporation after giving effect to the Reorganization and the Acquisitions, and its consolidated subsidiaries and their respective predecessors.

                                  THE COMPANY

     Rock of Ages, founded in 1885, is an integrated granite quarrier, manufacturer and distributor whose principal product is granite memorials used primarily in cemeteries. The Company believes that it is the largest quarrier, manufacturer and distributor of finished granite memorials and granite blocks for memorial use in North America, based on revenues. The Company owns and operates 13 active quarry properties and 13 manufacturing and sawing facilities in North America, principally in Vermont, Georgia and the Province of Quebec. The Company markets and distributes its memorials on a wholesale basis to approximately 2,124 independent memorial retailers in the United States and Canada, including approximately 495 independent authorized Rock of Ages retailers that are the primary outlet for the Company's branded memorials. The Company recently entered into a definitive agreement to acquire one of the largest of its authorized independent retailers, which will provide the Company with 17 owned retail outlets and mark the Company's first significant entry into retailing. The Company's memorials are marketed under the names Rock of Ages Sealmark and Colorcraft, as well as several private labels. The Company believes the Rock of Ages trademark is one of the oldest and best known brand names in the granite memorialization industry.

              THE DEATH CARE INDUSTRY AND GRANITE MEMORIALIZATION

     The death care industry has traditionally been comprised of three principal segments: (i) ceremony and tribute, generally in the form of a funeral or memorial service; (ii) disposition of remains, either through burial or cremation; and (iii) memorialization, generally through monuments, markers or inscriptions. A majority of death care industry operators consist of small, family-owned businesses. The International Cemetery and Funeral Association estimates that in the United States there are approximately 23,000 active cemeteries, 9,500 of which are commercial (as opposed to religious, family, fraternal, military or municipal) cemeteries. At the end of 1996, publicly held death care companies ("consolidators") owned less than 5% of such active cemeteries, approximately 890, or less than 10%, of such commercial cemeteries and less than 12% of the estimated 22,800 funeral homes in the United States.

     The death care industry has certain attractive fundamental characteristics, including highly fragmented ownership, significant barriers to entry created by local heritage, community presence and tradition, and stable, predictable demand. Generally, the granite memorialization industry shares certain of these characteristics. However, the granite memorialization industry and its principal areas (i.e., quarrying, manufacturing and retailing) have certain distinguishing characteristics that the Company believes create attractive opportunities. These characteristics include: (i) different times and points of sale than most other death care products or services, with sales of granite memorials traditionally taking place some time after the funeral service and at an independent retailer rather than at a funeral home or cemetery; (ii) fragmented groups of both manufacturers of granite memorials (approximately 140 mostly family-owned firms) and independent memorial retailers (according to Monument Builders of North America, approximately 3,000 of such retailers are located outside funeral homes and cemeteries) in North America; (iii) concentration of memorial grade granite deposits and granite memorial manufacturers in limited geographic areas in North America; (iv) significant barriers to entry to quarrying memorial grade granite, including the limited number of known commercially exploitable memorial grade granite deposits, high capital costs and stringent environmental and other permitting requirements; (v) significant barriers to entry to the manufacturing of granite memorials, including the high capital cost to establish and operate a memorial grade granite manufacturing facility and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the difficulty of attracting the requisite highly skilled work force; and (vi) the personalization, permanence and visibility of upright granite memorials, which distinguish them from most other death care products and services.

     The Company believes the U.S. granite memorialization industry, excluding communal interments such as community mausoleums and columbariums, had in excess of $1.0 billion in retail sales in 1996. In 1996, on a pro forma basis giving effect to the Acquisitions as if they occurred on January 1, 1996, wholesale sales of the Company's granite memorials were approximately $41.4 million, which the Company believes accounted for approximately 12% of total wholesale sales of granite memorials in North America.

                               BUSINESS STRATEGY

     Rock of Ages believes it is well-positioned to capitalize on the industry characteristics described above, and seeks to establish a dominant position in the granite memorialization industry. The Company intends both to improve the efficiency of its existing operations and to expand its business significantly. The principal elements of the Company's operating and growth strategies are summarized below.

     Operating Strategy. The Company pursues an operating strategy that includes the following key elements:

     - Providing, primarily through its own quarrying and manufacturing operations, a complete line of high quality granite memorials covering all price points and major color varieties. The Company believes it is the only industry participant with both quarrying and manufacturing operations in three of the four principal granite memorial producing regions of North America.

     - Enhancing operational efficiencies through the continued integration of acquired quarriers and manufacturers and the rationalization of its sales and distribution efforts.

     - Increasing advertising and promotion of the Rock of Ages brands, including the flagship Rock of Ages Sealmark and Colorcraft brands, in order to heighten consumer awareness and increase sales of the Company's products.

     Growth Strategy. The Company seeks to expand the scope and profitability of its operations by implementing a growth strategy that includes forward vertical integration into retailing, thereby enabling the Company to move closer to the ultimate customer. The principal elements of this strategy include the following:

     - Acquiring independent granite memorial retailers in selected markets in order to develop an integrated network of owned Rock of Ages retailers and thereby capture the higher margins that have historically existed at the retail level.

     - Increasing sales to independent retailers that are current customers and expanding its independent retailer customer base. During the last two years, principally through acquisitions of quarriers and manufacturers, the Company has increased the number of independent retailers to which it sells its products from approximately 495 in 1995 to approximately 2,124 in 1997.

     - Pursuing strategic alliances with funeral home and cemetery owners, including consolidators, to supply granite memorials to or through them, in order to increase both pre-need and at-need sales of granite memorials.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       RECENT AND CONCURRENT ACQUISITIONS

     The Company's primary means of implementing its growth strategy to date has been through acquisitions, beginning with the acquisition on December 31, 1995 of Lawson Granite Company and Anderson-Friberg Company, each based in Barre, Vermont. These acquisitions helped expand the Company's manufacturing capacity and distribution base, while also broadening its granite memorial product line to include more non-branded granite memorials at lower price points than the Company's then-existing product line. The Company has recently taken further steps to implement its growth strategy by acquiring one, and entering into a definitive agreement to acquire another, significant granite quarrier and memorial manufacturer in Elberton, Georgia, which is the largest of the four principal granite producing regions in North America. The Company has also entered into a definitive agreement to acquire a major memorial retailer that the Company believes is one of the largest independent memorial retailers in the United States. The Company believes that these acquisitions and the continued implementation of the other elements of its operating and growth strategies will enable it to: (i) expand overall industry sales of granite memorials, which heretofore have been actively marketed to consumers primarily only on an at-need basis and in a limited manner; (ii) increase its share of the granite memorial market by offering a complete product line with strong brand names through distribution channels that more directly reach the consumer; and (iii) increase both its relative and total profitability both by enhancing operational efficiencies and by capturing some of the higher margins that have historically existed at the retail level. The Company's recent and pending acquisitions are briefly described below.

     Keystone. In June 1997, the Company acquired the successor to Keystone Memorials, Inc. ("Keystone"), the largest granite memorial manufacturer in Elberton, Georgia (the "Keystone Acquisition"), which included Keystone's 50% ownership interest in (i) Southern Mausoleums, Inc., a manufacturer of granite mausoleums in Elberton, Georgia ("SMI"); and (ii) three granite quarrying companies operating six granite quarries located in Georgia, Pennsylvania, North Carolina, South Carolina and Oklahoma (collectively, the "Quarry Companies"). In connection with the Keystone Acquisition, the Company issued 263,441 shares of Class B Common Stock and assumed or incurred $2.7 million of indebtedness of Keystone.

     C&C. In June 1997, the Company entered into a definitive agreement to acquire Childs & Childs Granite Company, Inc. and a related company ("C&C," and, together with the Quarry Companies, SMI and Keystone, the "Elberton Companies"), which the Company believes is the second largest manufacturer of granite memorials in Elberton, Georgia, and the remaining 50% of the Quarry Companies and SMI owned by the stockholders of C&C (the "C&C Acquisition" and, together with the Keystone Acquisition, the "Elberton Acquisitions"). It is currently anticipated that the C&C Acquisition will close concurrently with the consummation of this offering. The Elberton Acquisitions will establish the Company as the largest granite memorial manufacturer in Elberton, Georgia, which is the largest granite producing area in North America, and will give the Company a substantially broader product line and enhanced distribution capabilities in the southern United States. The purchase price payable for C&C is $6.6 million in cash and $200,000 in shares of Class A Common Stock (valued at the initial public offering price) and approximately $780,000 to repay outstanding indebtedness of C&C. Upon the closing of the C&C Acquisition, the Company will assume $5.5 million of indebtedness of the Quarry Companies and SMI.

     Keith. The Company's first significant entry into memorial retailing was initiated in July 1997, when the Company entered into a definitive agreement to acquire (the "Keith Acquisition", and, together with the Elberton Acquisitions, the "Acquisitions") substantially all of the assets and liabilities of Keith Monument Co. and its affiliated companies (collectively, "Keith Monument"). It is currently anticipated that the Keith Acquisition will close concurrently with the consummation of this offering. Keith Monument, founded in 1867, has been an authorized Rock of Ages retailer for more than 50 years. The Company believes that Keith Monument is one of the largest retailers of granite memorials in the United States. Upon the closing of the Keith Acquisition, John E. Keith, a principal owner and the president of Keith Monument with over thirty years of experience in granite memorial retailing, will head the Company's retailing operations. Mr. Keith will oversee the implementation of the Company's strategy to significantly expand its retail operations both through other acquisitions of retailers and by pursuing strategic alliances with funeral home and cemetery owners, including consolidators. The purchase price payable for Keith Monument is $16.4 million, consisting

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


of $13.1 million in cash, $1.5 million in shares of Class A Common Stock (valued at the initial public offering price) and $1.8 million to repay outstanding indebtedness of Keith Monument assumed by the Company. See "Business -- Recent and Concurrent Acquisitions" and "Business -- Marketing and Distribution; Retailing."


     The Company's principal executive offices are located at 772 Graniteville Road, Graniteville, Vermont 05654 and its telephone number is (802) 476-3121.

                                  THE OFFERING


Class A Common Stock offered.....    2,900,000 shares, of which 2,624,518 shares
                                     are being offered by the Company and
                                     275,482 shares are being offered by the
                                     Selling Stockholders.



Common Stock to be outstanding
after the offering(1)............    3,000,000 shares of Class A Common Stock
                                     3,487,957 shares of Class B Common Stock


Use of proceeds..................    The net proceeds to the Company of this
                                     offering will be used to fund the C&C
                                     Acquisition and the Keith Acquisition, and to repay indebtedness under the Company's existing credit facilities, including indebtedness assumed in connection with the Keystone Acquisition. See "Use of
                                     Proceeds."

Proposed Nasdaq National Market
symbol...........................    "ROAC"

---------------
(1) Excludes 862,500 shares of Class B Common Stock issuable upon the exercise of outstanding stock options (with a weighted average exercise price of $3.31 per share) granted under the Company's 1994 Amended and Restated Stock Plan (the "1994 Plan") and 383,252 shares of Class A Common Stock issuable upon the exercise of options to be granted in connection with the Acquisitions and to two non-employee directors who will assume their positions upon consummation of the offering (with an exercise price equal to the initial public offering price). See "Certain Relationships and Related Transactions." The rights of holders of the two classes of Common Stock are substantially identical, except that (a) the Class A Common Stock is entitled to one vote per share and the Class B Common Stock is entitled to ten votes per share on all matters, including the election of directors; and
    (b) the Class B Common Stock is convertible into Class A Common Stock at the option of the holder and automatically upon a transfer to any person other than a Permitted Transferee, as defined herein. See "Description of Capital Stock."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             SUMMARY FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following table presents (i) summary historical consolidated financial data of the Company as of the dates and for the periods indicated and (ii) summary pro forma combined and condensed financial data of the Company as of the dates and for the periods indicated giving effect to the events described in the "Unaudited Pro Forma Combined and Condensed Financial Data" included elsewhere herein as though they had occurred on the dates indicated therein. The summary pro forma combined and condensed financial data are not necessarily indicative of operating results or financial position that would have been achieved had these events been consummated on the date indicated and should not be construed as representative of future operating results or financial position. The summary historical consolidated and pro forma combined and condensed financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of the Company and the historical financial statements and related notes thereto of Keystone, C&C, the Quarry Companies, SMI and Keith Monument, with the "Unaudited Pro Forma Combined and Condensed Financial Statements" and with "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this Prospectus.


                                                                                                      PRO FORMA(1)
                                                       HISTORICAL                          ----------------------------------
                                  ----------------------------------------------------
                                                                     SIX MONTHS ENDED       YEAR ENDED      SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,             JUNE 30,          DECEMBER 31,         JUNE 30,
                                  -----------------------------     ------------------     ------------    ------------------
                                   1994       1995       1996        1996      1997(2)         1996         1996       1997
                                  -------    -------    -------     -------    -------     ------------    -------    -------
STATEMENT OF OPERATIONS DATA:
Net revenues..................... $34,188    $33,088    $44,669     $19,943    $20,767       $ 73,774      $33,710    $35,253
Gross profit.....................  10,094     10,449     13,406       5,256      5,205         22,294        9,016      9,853
Selling, general and
  administrative expenses........   6,049      6,453      9,131       4,649      4,328         15,254        7,338      7,352
                                  -------    -------    -------     -------    -------       --------      -------    -------
Income from operations...........   4,045      3,996      4,275         607        877          7,040        1,678      2,501
Interest expense.................   1,653      1,678      1,723         934        866          1,065          573        565
Other expense....................      --        564         --          --         --             --           --         --
Income (loss) before provision
  (benefit) for income taxes.....   2,392      1,754      2,552        (327)        11          5,975        1,105      1,936
Provision (benefit) for income
  taxes..........................     577        358        643         (82)         3          1,625          301        527
                                  -------    -------    -------     -------    -------       --------      -------    -------
Net income (loss)................   1,815      1,396      1,909        (245)         8          4,350          804      1,409
                                  =======    =======    =======     =======    =======       ========      =======    =======
Net income (loss) per share......     .47        .35        .46        (.06)       .00            .64          .12        .20
Weighted average number of shares
  outstanding(3).................   3,900      4,017      4,106       4,106      4,326          6,768        6,768      7,051



                                                                                              AS OF JUNE 30, 1997
                                                                                           --------------------------
                                                                                                         PRO FORMA AS
                                                                                           ACTUAL        ADJUSTED(4)
                                                                                           -------       ------------
BALANCE SHEET DATA:
Cash and cash equivalents................................................................  $   192         $  2,833
Working capital..........................................................................   13,232           18,545
Total assets.............................................................................   57,768           86,942
Long-term debt, less current maturities..................................................   13,897            5,106
Total stockholders' equity...............................................................   19,832           57,727


---------------
(1) For information regarding the pro forma adjustments made to the Company's historical financial data, see "Unaudited Pro Forma Combined and Condensed Financial Data."

(2) Does not include the results of operations of Keystone which was acquired as of June 28, 1997.

(3) Includes 362,500 shares of Common Stock issuable upon the exercise of outstanding stock options granted December 31, 1996 and deemed to be outstanding for all periods, an additional 275,000 shares subject to options outstanding granted in 1994 and subsequent periods and 225,000 shares subject to options granted in January, 1996 (and included in 1996 and subsequent periods). See Note 9 to the Company's audited financial statements included elsewhere in this Prospectus.


(4) Gives effect to the Reorganization and the consummation of the C&C Acquisition and the Keith Acquisition as if they had occurred on June 30, 1997, as adjusted to reflect the sale of 2,624,518 shares of Class A Common Stock offered hereby by the Company (at an initial public offering price of $17.00 per share) and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the receipt of the net proceeds therefrom and the application of such net proceeds as described in "Use of Proceeds." See "Business -- Recent and Concurrent Acquisitions," "Certain Relationships and Related Transactions" and "Use of Proceeds."


--------------------------------------------------------------------------------

                                  RISK FACTORS

     Prospective investors should carefully consider all of the information set forth in this Prospectus, including the risk factors set forth below.

RISKS RELATING TO ACQUISITIONS

     The Company's growth will depend in large part on its ability to acquire additional retailers, manage expansion, control costs in its operations and consolidate acquisitions into existing operations. The Company will have to review acquired operations, management infrastructure and systems and financial controls, and make any appropriate adjustments or complete reorganizations. Unforeseen capital and operating expenses, or other difficulties, complications and delays frequently encountered in connection with the expansion and integration of acquired operations could inhibit the Company's growth. The full benefits of a significant acquisition will require the integration of operational, administrative, finance, sales and marketing organizations, as well as the coordination of common sales and marketing efforts and the implementation of appropriate operational, financial and management systems and controls. This will require substantial attention from the Company's senior management team. The diversion of management attention required by the acquisition and integration of multiple companies, as in the case of the Acquisitions, as well as other difficulties that may be encountered in the transition and integration process, could have an adverse effect on the revenue and operating results of the Company. There can be no assurance that the Company will identify suitable acquisition candidates, that acquisitions will be consummated on acceptable terms or that the Company will be able to successfully integrate the operations of any acquisition.

     The Company's ability to continue to grow through the acquisition of additional companies will also be dependent upon the availability of suitable candidates, the Company's ability to attract and retain competent management, and the availability of capital to complete the acquisitions. See
"Business -- Business Strategy." The Company intends to finance acquisitions through a combination of its available cash resources, bank borrowings and, in appropriate circumstances, the issuance of equity and/or debt securities. Acquiring additional companies will have a significant effect on the Company's financial position, and could cause substantial fluctuations in the Company's quarterly and yearly operating results. Also, acquisitions are likely to result in the recording of significant goodwill and intangible assets on the Company's financial statements, the amortization of which would reduce reported earnings in subsequent years. In connection with the Acquisitions, for example, the Company expects to record an annual non-cash amortization charge to pre-tax earnings of approximately $300,000 in each of the next forty years.

     In addition, in connection with the Acquisitions, the Company has executed acquisition agreements that have limitations on indemnification and no security for indemnification obligations. Moreover, the former owners of the businesses sold to the Company pursuant to the Acquisitions have or will become executive officers of the Company upon the consummation of the Acquisitions. Consequently, the Company may have little or no recourse against the prior owners of the companies acquired in the Acquisitions in the event a breach of a representation or warranty or covenant in such acquisition agreements. Any material misrepresentations, omissions or breaches of covenants could have a material adverse effect on the Company's business, financial condition or results of operations.

RELATIONSHIPS WITH RETAILERS

     The Company's granite memorials have historically been sold to consumers by independent retailers. Accordingly, the Company is dependent on its independent retailers for the successful distribution of its products to the ultimate customer. The Company has no control over the independent retailers' operations, including such matters as retail price, advertising and marketing. Two important components of the Company's growth strategy are to acquire retailers and pursue strategic alliances with funeral homes and cemetery owners, including consolidators. The implementation of these elements of the Company's strategy may be construed by the Company's existing independent retailers as an effort to compete with them, which could adversely affect their relationship with the Company and cause them to decrease or cease their purchases of the Company's products. In addition, the granite memorial retail industry is characterized by significant barriers to entry created by local heritage, community presence and tradition. Consequently, the Company could experience difficulty replacing a retailer or entering the retail market itself in the event of a loss of a retailer. There can be no assurance that the Company will be able to maintain its existing relationships or establish new relationships with its independent retailers as it enters the retail market. Disruption in the Company's relationships with independent retailers would have a material adverse effect on the Company's business, financial condition or results of operations.

NO RETAIL EXPERIENCE

     A key component of the Company's growth strategy and the purpose of the Keith Acquisition is for the Company to enter the retail market for granite memorials. The Company has no prior significant retail experience, and, accordingly, is subject to the numerous risks of entering a new business. Such risks include, among others, unanticipated operating problems, lack of experience and significant competition from existing and new retailers. There can be no assurance that the Company will be able to conduct retail operations profitably.

RELIANCE ON KEY PERSONNEL

     The Company's operations and the implementation of its operating and growth strategies, such as integration of the Acquisitions, are management intensive. The Company is substantially dependent upon the abilities and continued efforts of Kurt M. Swenson, the Company's Chairman, President and Chief Executive Officer, and the Company's other senior management. The Company's implementation of its retail operating and growth strategies will be substantially dependent on the abilities and efforts of John E. Keith, who will head the Company's retail operations. The Company's business is also dependent on its ability to continue to attract and retain a highly skilled quarrying and manufacturing workforce, including stone cutters, sand blasters, sculptors and other skilled artisans. The loss of the services of Mr. Swenson or Mr. Keith, other members of the Company's senior management or other highly skilled personnel could have a material adverse effect on the Company's business, financial condition or results of operations. The Company will enter into employment agreements with its principal executive officers prior to consummation of the offering. The Company does not maintain key person life insurance policies on its key personnel, except for policies with respect to Mr. Swenson and Mr. Keith in the amounts of $2.0 million and $300,000, respectively. The Company is or will be the sole beneficiary of these policies. See "Management -- Employment Agreements."

COMPETITION

     The granite memorial industry is highly competitive. The Company competes with other granite quarriers and manufacturers in the sale of granite blocks on the basis of price, color, quality, geographic proximity, service, design availability and availability of supply. All of the Company's colors of granite are subject to competition from granite blocks of similar color supplied by quarriers located throughout the world.

     There are approximately 140 manufacturers of granite memorials in North America. There are also manufacturers of granite memorials in India, South Africa, China and Portugal who sell finished memorials in North America. The Company competes based upon price, breadth of product line and design availability as well as production capabilities and delivery options. The Company's quarrying and manufacturing competitors include both domestic and international companies, some of which may have greater financial, technical, manufacturing, marketing and other resources than the Company. Additionally, foreign competitors of the Company may have access to lower cost labor and better commercial deposits of memorial grade granite, and may be subject to less restrictive regulatory requirements than the Company. Companies in South Africa, India, China and Portugal manufacture and export finished granite memorials into North America.

     The competition for retail sales of granite memorials is also intense and is based on price, quality, service, design availability and breadth of product line. Competitors include funeral home and cemetery owners, including consolidators, which have greater financial resources than the Company as well as approximately 3,000 independent retailers of granite memorials located outside of cemeteries and funeral homes. There can be no assurance that domestic or foreign competition will not have a material adverse effect on the Company's business, financial condition or results of operations. See
"Business -- Competition."

SEASONALITY; VARIABILITY OF QUARTERLY RESULTS

     Historically, the Company's operations have experienced certain seasonal patterns. Generally, the Company's net sales are highest in the third quarter and lowest in the first quarter of each year due primarily to weather. Cemeteries in northern regions generally do not accept granite memorials during winter months when the ground is frozen because they cannot be properly set. The Company typically closes certain of its Vermont and Canadian quarries during these months because of increased operating costs attributable to adverse weather conditions. The Company has historically incurred an aggregate net loss during the first six months of each calendar year. The Company's operating results may vary materially from quarter to quarter due to, among other things, acquisitions, changes in product mix and limitations on the timing of price increases, making quarterly year-to-year comparisons less meaningful. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality."

CREMATION TRENDS

     There is an increasing trend toward cremation in the United States. According to the Cremation Association of North America ("CANA"), cremation was used in approximately 22% of the deaths in the United States in 1996, compared to approximately 10% in 1980, and CANA expects this rate to rise to 29% by 2010. To the extent increases in cremation rates result in decreases in memorialization rates, this decrease could have a material adverse effect on the Company's business, financial condition or results of operations.

MEMORIALIZATION TRENDS

     The Company's business is subject to the risk that memorialization rates may decline over time. Certain cemeteries have in the past and may in the future limit the use of granite memorials as a memorialization option. To the extent that general memorialization rates or the willingness of cemeteries to accept granite memorials declines, this decline could have a material adverse effect on the Company's business, financial condition or results of operations.

EFFECT OF CONSUMER SPENDING

     The success of the Company's operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions affecting disposable consumer income such as employment, business conditions, taxation and interest rates. There can be no assurance that consumer spending will not be affected by adverse economic conditions, thereby adversely affecting the Company's business, financial condition or results of operations.

OPERATING RISKS

     The Company's quarry and manufacturing operations are subject to numerous risks and hazards inherent in those industries, including among others, unanticipated surface or underground conditions, varying memorial grade granite recovery rates due to natural cracks and other imperfections in granite quarries, equipment failures, accidents and worker injuries, labor issues, weather conditions and events, unanticipated transportation costs and price fluctuations. As a result, actual costs and expenditures, production quantities and delivery dates, as well as revenues, may differ materially from those anticipated, which could have a material adverse effect on the Company's business, financial condition or results of operations.

RISK OF INTERNATIONAL OPERATIONS

     The Company derived approximately 28.9% of its revenues in fiscal 1996 from sales outside the United States, with approximately 16.9% of revenues in fiscal 1996 from sales in Canada by the Company's Canadian subsidiaries. In prior years such percentage represented by international sales has been higher. Foreign sales are subject to numerous risks, including currency conversion risks, limitations (including taxes) on the repatriation of earnings, slower and more difficult accounts receivable collection and greater complication and expense in complying with foreign laws.

CYCLICAL NATURE OF ANCILLARY PRODUCT SALES

     The markets for the Company's industrial precision products, which include machine base and surface plates that are utilized in the automotive, aeronautic, computer, machine tool, optical, precision grinding and inspection industries, and granite press rolls used in the manufacture of paper, are subject to substantial cyclical variations. Accordingly, sales of these products may decline significantly upon a downturn in, or as a result of uncertainties regarding future economic conditions that generally affect, such industries. No assurance can be given that changes in the industries to which the Company sells its precision products will not adversely affect the Company's business, financial condition or results of operations.

CONTROL BY CERTAIN STOCKHOLDERS

     Upon consummation of this offering and the Acquisitions, Kurt M. Swenson and his brother, Kevin C. Swenson, will collectively have 56.3% of the total voting power of all outstanding shares of Common Stock, and will therefore be in a position to control the outcome of most corporate actions requiring stockholder approval, including the election of directors and the approval of transactions involving a change in control of the Company. See "Principal and Selling Stockholders" and "Description of Capital Stock."

REGULATORY MATTERS

     The Company's quarry and manufacturing operations are subject to substantial regulation by federal and state governmental statutes and agencies, including the federal Occupational Safety and Health Act ("OSHA"), the Mine Safety and Health Administration and similar state and Canadian authorities. The Company's operations are also subject to extensive laws, and regulations administered by the United States Environmental Protection Agency (the "EPA") and similar state and Canadian authorities, for the protection of the environment, including but not limited to those relating to air and water quality, solid and hazardous waste handling and disposal. These laws and regulations may require parties to fund remedial action or to pay damages regardless of fault. Environmental laws and regulations may also impose liability with respect to divested or terminated operations even if the operations were divested or terminated many years ago. In addition, current and future environmental or occupational health and safety laws, regulations or regulatory interpretations may require significant expenditures for compliance, which could require the Company to modify or curtail its operations. The Company cannot predict the effect of such laws, regulations or regulatory interpretations on its business, financial condition or results of operations. While the Company expects to be able to continue to comply with existing environmental and occupational health and safety laws and regulations, any material non-compliance could have a material adverse affect on the Company's business, financial condition or results of operations. See "Business -- Regulation."

SHARES ELIGIBLE FOR FUTURE SALE


     Sales of a substantial amount of Class A Common Stock in the public market following this offering could adversely affect the market price of the Class A Common Stock. Upon completion of this offering and the C&C Acquisition and the Keith Acquisition, the Company will have 6,487,957 shares of Common Stock (6,922,957 shares if the Underwriter's over-allotment option is exercised in full) outstanding (assuming an initial public offering price of $17.00 per share). In addition, an aggregate of 1,500,000 shares of Common Stock will be reserved for issuance to employees and directors of the Company under the 1994 Plan, 1,245,752 of which shares are currently, or will upon consummation of this offering be, subject to outstanding options. See "Shares Eligible for Future Sale." Such options are currently or will upon consummation of this offering be vested and immediately exercisable with respect to 327,500 shares of Common Stock, all of which shares issued upon such exercise would be eligible for resale subject to compliance with Rule 701 and to the "lock-up" agreements with Raymond James & Associates, Inc. described below, if applicable. The 2,900,000 shares of Class A Common Stock (3,335,000 shares if the Underwriter's over-allotment option is exercised in full) offered hereby will be freely tradable in the United States without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), unless purchased or held by "affiliates" (as such term is defined under the Securities Act) of the Company. All shares of Class B Common Stock outstanding upon completion of the offering will be "restricted securities" within the meaning of Rule 144 under the

Securities Act ("Rule 144") and will not be eligible for resale to the public pursuant to Rule 144 until the first anniversary of the consummation of the offering.

     The Company, its executive officers and directors, and holders of more than 2% of the Common Stock prior to the consummation of the offering, have agreed with Raymond, James & Associates, Inc. not to sell, offer to sell, contract to sell, pledge or otherwise dispose of or transfer any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, Common Stock for a period of 180 days following the date of this Prospectus without the prior written consent of Raymond James & Associates, Inc., other than, in the case of the Company, the issuance of options to purchase Common Stock or shares of Common Stock issuable upon the exercise thereof, issuances of Common Stock in connection with the C&C Acquisition and the Keith Acquisition and other issuances of capital stock of the Company in connection with other acquisitions, provided such shares of Common Stock issued upon the exercise of options and such shares of capital stock issued in connection with any such other acquisitions shall not be transferable prior to the end of the aforesaid 180-day period. Raymond James & Associates, Inc. may, in its sole discretion and at any time without notice, release all or any portion of the shares subject to such lock-up agreements. See "Shares Eligible for Future Sale" and "Underwriting."

NO PRIOR MARKET FOR CLASS A COMMON STOCK; OFFERING PRICE

     Prior to this offering, there has been no public market for the Class A Common Stock, and there can be no assurance that an active trading market will develop or, if developed, that such market will be sustained. The initial public offering price of the Class A Common Stock will be determined through negotiations between the Company and the representative of the Underwriters. In addition, the Company believes that factors such as quarterly fluctuations in the financial results of the Company, as well as developments that affect the Company's industry in general, the overall economy and the financial markets could cause the price of the Class A Common Stock to fluctuate substantially.

ANTI-TAKEOVER PROVISIONS

     The Company's Certificate of Incorporation and By-laws contain certain provisions that may have the effect of discouraging, delaying or preventing a change in control of the Company or unsolicited acquisition proposals that a stockholder might consider favorable. Certain of these provisions: (i) grant ten votes per share to each share of Class B Common Stock; (ii) divide the Board of Directors into three classes, each of which will have a different three-year term; (iii) provide that the stockholders may remove directors from office only for cause and by a supermajority vote; (iv) provide that special meetings of the stockholders may be called only by the Board of Directors or certain Company officers and not by stockholders; (v) establish certain advance notice procedures for nomination of candidates for election as directors and for stockholder proposals to be considered at annual stockholders' meetings; and
(vi) authorize the issuance of preferred stock with such designation, rights and preferences as may be determined, from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could materially adversely affect the voting power or other rights of, or be dilutive to, the holders of the Company's Common Stock. Certain of these provisions, as well as certain provisions of Delaware corporation law, may have the effect of discouraging, delaying or preventing a change in control of the Company or unsolicited acquisition proposals. See "Description of Capital Stock -- Antitakeover Effects of Provisions of the Charter and By-Laws and of Delaware Law."

DILUTION


     Investors purchasing shares of Class A Common Stock in this offering will experience immediate and substantial dilution in net tangible book value per share of $10.14 (assuming an initial public offering price of $17.00 per share). See "Dilution."


DIVIDENDS

     The Company intends to retain its cash for the continued development of its business and currently does not intend to pay cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to the Company. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from those implied by these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include changes in external competitive market factors, changes in the Company's business strategy or an inability to execute its strategy due to unanticipated changes in the Company's industry or the economy in general and various competitive factors that may prevent the Company from competing successfully in existing or new markets. In light of these risks and uncertainties, many of which are described in further detail above, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact be realized.

                                USE OF PROCEEDS


     The net proceeds to the Company from the sale of shares of Class A Common Stock offered by the Company hereby are estimated to be approximately $40.0 million (approximately $46.9 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $17.00 per share, after deducting estimated underwriting discounts and commissions and offering expenses.



     Of the net proceeds to the Company from this offering, (i) approximately $7.4 million will be used to fund the C&C Acquisition, consisting of $6.6 million in cash purchase price and approximately $780,000 to repay outstanding indebtedness of C&C; (ii) approximately $5.4 million will be used to repay outstanding indebtedness of the Quarry Companies and SMI; (iii) $14.9 million will be used to fund the Keith Acquisition, consisting of $13.1 million in cash purchase price and $1.8 million to repay outstanding indebtedness of Keith Monument assumed by the Company; and (iv) approximately $11.8 million will be used to repay indebtedness outstanding under certain of the Company's existing credit facilities, consisting of $2.7 million assumed or incurred in connection with the Keystone Acquisition and the balance of which was incurred for prior acquisitions, plant improvement and working capital. Such indebtedness under such existing credit facilities matures on various dates in 1998 and 1999, and bears interest at various rates per annum ranging from prime plus .25% to prime plus 1.25%. The maturity dates and interest rates of the indebtedness to be repaid by the Company in connection with the C&C Acquisition and Keith Acquisition are: (i) for the indebtedness of C&C, maturity dates of May and November 1998 and interest rates ranging from prime plus 1.00% to 9.00%; (ii) for the indebtedness of the Quarry Companies and SMI, maturity dates of May 1997 and June 2000 and interest rates ranging from prime plus .45% to 10.50%; and
(iii) for the indebtedness of Keith Monument, a maturity date of March 2004 and an interest rate of 9.00%. See "Business -- Recent and Concurrent Acquisitions."


     The Company has received a commitment letter for a new $50 million credit facility, subject to the consummation of the offering. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources." The Company intends to use its increased borrowing capacity resulting from the intended debt repayment to finance the Company's expansion, including possible acquisitions, and for working capital and general corporate purposes. Although management regularly reviews acquisition prospects that would augment or complement the Company's existing operations, including the Company's retailing operations, the Company does not presently have any agreement with respect to any acquisition, other than the C&C Acquisition and the Keith Acquisition.

     The Company will not receive any proceeds from the sale of Class A Common Stock offered by the Selling Stockholders.

                                DIVIDEND POLICY

     The Company does not anticipate paying cash dividends in the foreseeable future, but intends to retain any future earnings for reinvestment in its business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon the Company's financial condition, results of operations, restrictions contained in credit agreements, capital requirements and such other factors as the Board of Directors deems relevant.

                                 CAPITALIZATION


     The following table sets forth the borrowings under lines of credit, current portion of long-term debt and capitalization of the Company at June 30, 1997, (i) on a historical basis and (ii) pro forma as adjusted to give effect to the Reorganization, the C&C Acquisition and Keith Acquisition as if they had occurred on June 30, 1997, and to reflect the sale by the Company of 2,624,518 shares of Class A Common Stock offered hereby (at an assumed public offering price of $17.00 per share) and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company and the application of the estimated net proceeds thereof as described in "Use of Proceeds." This table should be read in conjunction with the historical financial statements and pro forma combined and condensed financial data and the notes thereto included elsewhere in this Prospectus. See also "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                            AS OF JUNE 30, 1997
                                                                           ---------------------
                                                                                      PRO FORMA
                                                                           ACTUAL    AS ADJUSTED
                                                                           -------   -----------
                                                                              (IN THOUSANDS)
Borrowings under lines of credit.........................................  $ 8,668     $ 8,668
Current portion of long-term debt........................................    2,844         355
                                                                           =======     =======
Long-term debt, net of current portion...................................  $13,897     $ 5,106
Stockholders' equity:
  Preferred Stock, par value $.01 per share; 2,500,000 shares authorized,
     none outstanding; none outstanding pro forma as adjusted............       --          --
  Class A Common Stock, par value $.01 per share; 30,000,000 shares authorized, none outstanding; 3,000,000 shares outstanding pro forma
     as adjusted(1)(2)...................................................       --          30
  Class B Common Stock, par value $.01 per share; 15,000,000 shares authorized, 3,763,439 shares outstanding; 3,487,957 shares
     outstanding pro forma as adjusted(3)................................       38          35
  Additional paid-in capital.............................................    9,174      50,870
  Retained earnings......................................................   10,675       6,847
  Other..................................................................      (55)        (55)
                                                                           -------     -------
     Total stockholders' equity..........................................   19,832      57,727
                                                                           -------     -------
          Total capitalization...........................................  $33,729     $62,833
                                                                           =======     =======


---------------

(1) Does not include an aggregate of 862,500 shares of Class B Common Stock (which are convertible on a share-for-share basis into Class A Common Stock) issuable upon the exercise of outstanding options outstanding under the 1994 Plan and an aggregate of 383,252 shares of Class A Common Stock issuable upon the exercise of options to be granted under the 1994 Plan in connection with the Acquisitions and to two non-employee directors who will assume their positions upon consummation of the offering.


(2) The pro forma as adjusted number includes the concurrent conversion of 275,482 shares of Class B Common Stock into Class A Common Stock and sale thereof by the Selling Stockholders. See "Principal and Selling Stockholders."


(3) Does not include an aggregate of 862,500 shares of Class B Common Stock (which are convertible on a share-for-share basis into Class A Common Stock) issuable upon the exercise of outstanding options outstanding under the 1994 Plan. See "Management -- Incentive Plans."

                                    DILUTION


     The net tangible book value of the Company as of June 30, 1997 was $17.7 million, or $4.71 per share of Common Stock. Net tangible book value per share is determined by dividing total tangible assets less total liabilities of the Company by the total number of outstanding shares of Common Stock. After giving effect to the sale of the 2,624,518 shares of Class A Common Stock offered by the Company hereby (assuming an initial public offering price of $17.00 per share), after deducting the estimated underwriting discount and estimated expenses to be paid by the Company and the application of the estimated net proceeds as set forth in "Use of Proceeds," the pro forma net tangible book value of the Company at June 30, 1997 would have been $43.8 million or $6.86 per share. This represents an immediate increase in net tangible book value of $2.15 per share to existing stockholders and an immediate dilution of $10.14 per share to new investors. The following table illustrates this dilution per share:



    Assumed initial public offering price per share.......................          $17.00
      Net tangible book value per share as of June 30, 1997...............  $4.71
      Increase in net tangible book value per share attributable to new
         investors........................................................   2.15
    Pro forma net tangible book value per share after the offering........            6.86
                                                                                    ------
    Dilution per share to new investors...................................          $10.14
                                                                                    ======

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The selected consolidated historical financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" for and as of the end of each of the years in the five-year period ended December 31, 1996 are derived from the consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected consolidated historical financial data for and as of the end of the six month periods ended June 30, 1996 and 1997 have been derived from unaudited consolidated financial statements which, in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial information for such periods and as of such dates. The consolidated historical results for the six months ended June 30, 1996 and 1997 are not necessarily indicative of results for a full fiscal year. The consolidated financial statements as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996, and the auditors' report thereon and as of June 30, 1997 and for the six months ended June 30, 1996 and 1997, are included elsewhere in this Prospectus. The following selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere herein.


                                                                                                         SIX MONTHS ENDED
                                                                  YEARS ENDED DECEMBER 31,                   JUNE 30,
                                                       -----------------------------------------------   -----------------
                                                        1992      1993      1994      1995      1996      1996     1997(2)
                                                       -------   -------   -------   -------   -------   -------   -------
STATEMENT OF OPERATIONS DATA:
Net revenues:
  Manufacturing....................................... $18,383   $17,485   $17,299   $17,793   $32,586   $14,827   $15,278
  Quarrying...........................................  15,457    13,522    16,889    15,295    12,083     5,116     5,489
                                                       -------   -------   -------   -------   -------   -------   -------
    Total net revenues................................  33,840    31,007    34,188    33,088    44,669    19,943    20,767
Gross profit:
  Manufacturing.......................................   4,008     2,489     4,050     4,345     8,248     3,603     3,640
  Quarrying...........................................   6,474     4,294     6,044     6,104     5,158     1,653     1,565
                                                       -------   -------   -------   -------   -------   -------   -------
    Total gross profit................................  10,482     6,783    10,094    10,449    13,406     5,256     5,205
Selling, general and administrative expenses..........   7,377     6,851     6,049     6,453     9,131     4,649     4,328
                                                       -------   -------   -------   -------   -------   -------   -------
Income (loss) from operations.........................   3,105       (68)    4,045     3,996     4,275       607       877
Interest expense......................................   1,622     1,505     1,653     1,678     1,723       934       866
Other expenses........................................      --     2,376        --       564        --        --        --
Income (loss) before provision (benefit) for income
  taxes...............................................   1,483    (3,949)    2,392     1,754     2,552      (327)       11
Provision (benefit) for income taxes..................      58       (31)      577       358       643       (82)        3
                                                       -------   -------   -------   -------   -------   -------   -------
Net income (loss)..................................... $ 1,425   $(3,638)  $ 1,815   $ 1,396   $ 1,909   $  (245)  $     8
                                                       =======   =======   =======   =======   =======   =======   =======
Net income (loss) per share...........................     .38      (.96)      .47       .35       .46      (.06)      .00
Weighted average number of shares outstanding(3)......   3,783     3,783     3,900     4,017     4,106     4,106     4,326
PRO FORMA STATEMENT OF OPERATIONS DATA(1):
Income before provision for income taxes..............                                         $ 5,975   $ 1,105   $ 1,936
Provision for income taxes............................                                           1,625       301       527
                                                                                               -------   -------   -------
Net income............................................                                           4,350       804     1,409
                                                                                               =======   =======   =======
Net income per share..................................                                             .64       .12       .20
Weighted average number of shares outstanding(3)......                                           6,768     6,768     7,051



                                                                         AS OF DECEMBER 31,                  AS OF JUNE 30,
                                                           -----------------------------------------------   --------------
                                                            1992      1993      1994      1995      1996          1997
                                                           -------   -------   -------   -------   -------   --------------
BALANCE SHEET DATA:
Cash and cash equivalents................................. $    95   $    92   $   394   $ 1,995   $   763      $    192
Working capital...........................................   8,478     7,605    13,668    13,691    13,286        13,232
Total assets..............................................  40,810    37,179    42,529    48,101    47,995        57,768
Total long-term debt, net of current maturities...........  13,067    13,162    16,655    14,657    13,054        13,897
Total stockholders' equity................................  12,528     8,849    10,686    15,479    17,371        19,832


---------------

(1) For information regarding the pro forma adjustments made to the Company's historical financial data, see "Unaudited Pro Forma Combined and Condensed Financial Data."

(2) Does not include the results of operations of Keystone which was acquired as of June 28, 1997.

(3) Includes shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 1994 Plan, as described in Note 1(n) to the Company's audited financial statements included elsewhere in this Prospectus, and excludes 263,441 shares of Class B Common Stock issued on June 30, 1997 pursuant to the Keystone Acquisition.

           UNAUDITED PRO FORMA COMBINED AND CONDENSED FINANCIAL DATA

     The following unaudited pro forma combined and condensed statements of operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 and 1996 reflect the consolidated historical accounts of the Company for those periods, adjusted to give pro forma effect to the Reorganization, the Acquisitions and this offering, as if such transactions had occurred on January 1, 1996. The following unaudited pro forma combined and condensed balance sheet as of June 30, 1997 reflects the consolidated historical accounts of the Company as of that date, adjusted to give pro forma effect to the Reorganization, the C&C Acquisition and the Keith Acquisition and this offering, as if such transactions had occurred on June 30, 1997.

     The unaudited pro forma financial data and accompanying notes should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes as well as the financial statements and related notes of Keystone, C&C, the Quarry Companies, SMI and Keith Monument, all of which are included elsewhere in this Prospectus. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of the Company's financial condition or results of operations had the transactions and events described above been consummated on the dates assumed and are not intended to project the Company's financial condition on any future date or results of operations for any future period.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)


                                                                    QUARRY       OFFERING
                                                        KEITH     COMPANIES &   ADJUSTMENTS    PRO FORMA               PRO FORMA
                                    COMPANY    C&C     MONUMENT       SMI           (A)       ADJUSTMENTS             AS ADJUSTED
                                    -------   ------   --------   -----------   -----------   -----------             -----------
ASSETS:
Current assets:
  Cash and cash equivalents....... $   192    $  160    $1,783      $   838       $40,023      $ (40,163)(A),(E)        $ 2,833
  Trade receivables, net..........  11,249       753     1,003        1,149                                              14,154
  Due from affiliates.............   5,375       192        49         (192)                      (3,690)(E),(F),(G)      1,734
  Inventories.....................  13,374     1,141     1,192          611                          202(E)              16,520
  Current portion of notes
    receivable-related party......                          90                                       (90)(E)
  Current portion of notes
    receivable-other..............                          29                                                               29
  Deferred tax assets.............     467                  10                                                              477
  Other current assets............     837        21        98          174                                               1,130
                                   -------    ------    ------      -------       -------       --------                -------
    Total current assets..........  31,494     2,267     4,254        2,580        40,023        (43,741)                36,877
                                   -------    ------    ------      -------       -------       --------                -------
Net property, plant and
  equipment.......................  21,230       989     1,393        4,784                        5,816(E),(F)          34,212
Other assets:
  Cash surrender value of life
    insurance, net................     959         4       164                                                            1,127
  Notes receivable-related party,
    excluding current portion.....                         401                                      (401)(E)
  Notes receivable-other,
    excluding current portion.....                          16                                                               16
  Goodwill, net...................   1,731                 825        1,806                        9,349(E),(F)          13,711
  Covenant not-to-compete.........                         388                                      (388)(E)
  Debt issuance costs, net........      89                                                           (89)(B)
  Organization costs, net.........     190                                                           (89)(C)                101
  Deferred tax assets.............     543                             (369)                                                174
  Intangible pension asset........      93                                                                                   93
  Investments in and advances to
    affiliated company............   1,408       824                                              (2,033)(F)                199
  Other investments...............      31                 319                                                              350
  Other...........................                         209                                      (127)(E)                 82
                                   -------    ------    ------      -------       -------       --------                -------
    Total other assets............   5,044       828     2,322        1,437                        6,222                 15,853
                                   -------    ------    ------      -------       -------       --------                -------
        Total assets.............. $57,768    $4,084    $7,969      $ 8,801       $40,023      $ (31,703)               $86,942
                                   =======    ======    ======      =======       =======       ========                =======
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Borrowings under lines of
    credit........................   8,668                                                                                8,668
  Current installments of
    long-term debt................   2,844                 278          648                       (3,415)(A),(E)            355
  Accounts payable................   2,066       148        96          656                         (301)(F)              2,665
  Accrued expenses................   2,358        85       629           12                          (72)(E)              3,012
  Dividends payable...............                          86                                                               86
  Income taxes payable............     131                 (16)                                                             115
  Current portion of deferred
    income........................     400                                                                                  400
  Customer deposits...............   1,795                 845          391                                               3,031
                                   -------    ------    ------      -------       -------       --------                -------
        Total current
          liabilities.............  18,262       233     1,918        1,707                       (3,788)                18,332
                                   -------    ------    ------      -------       -------       --------                -------
  Long-term debt, excluding
    current installments..........  13,897       786     1,840        5,446                      (16,863)(A),(D),(G)      5,106
  Deferred compensation...........   3,566                                                                                3,566
  Deferred income, excluding
    current portion...............     200                                                                                  200
  Accrued pension cost............   1,504                                                                                1,504
  Accrued postretirement benefit
    cost..........................     507                                                                                  507
                                   -------    ------    ------      -------       -------       --------                -------
        Total liabilities.........  37,936     1,019     3,758        7,153                      (20,651)                29,215
                                   -------    ------    ------      -------       -------       --------                -------
Stockholders' equity:
  Common stock....................      38        21       180        5,502        40,023         (4,003)(D),(F)         41,761
  Additional paid-in capital......   9,174                                                                                9,174
  Retained earnings...............  10,675     3,044     4,037       (3,854)                      (7,055)(B),(C),(F)      6,847
  Treasury stock..................                          (6)                                        6(F)
  Cumulative translation
    adjustment....................     (55)                                                                                 (55)
                                   -------    ------    ------      -------       -------       --------                -------
    Total stockholders' equity....  19,832     3,065     4,211        1,648        40,023        (11,052)                57,727
                                   -------    ------    ------      -------       -------       --------                -------
        Total liabilities and
          stockholders' equity.... $57,768    $4,084    $7,969      $ 8,801       $40,023      $ (31,703)               $86,942
                                   =======    ======    ======      =======       =======       ========                =======

---------------

The Unaudited Pro Forma Combined Balance Sheet as of June 30, 1997 gives effect to the Reorganization and the consummation of the C&C Acquisition and the Keith Acquisition as if they had occurred on June 30, 1997 as follows:


    (A)  Reflects this offering and the application of the proceeds therefrom as follows:
         Issuance of the stock..............................................  $44,617
         Expenses for issuance of the stock.................................   (4,594)
                                                                              -------
         Net proceeds.......................................................   40,023
         Cash paid to sellers...............................................  (19,212)
         Cash paid to retire sellers debt...................................   (2,263)
         Retirement of debt assumed.........................................   (6,186)
         Retirement of current installments of long-term debt...............   (2,674)
         Retirement of long-term debt.......................................   (9,171)
                                                                              -------
         Remaining proceeds.................................................      517
                                                                                  ===
    (B)  Reflects the elimination of debt issuance costs....................      (89)
    (C)  Reflects the elimination of prior organization costs...............      (89)
    (D)  Represents the Acquisitions:


                                                                     KEITH
                                                          C&C       MONUMENT      TOTAL
                                                        -------     --------     -------
         Cash paid to sellers.........................  $ 6,137     $13,075      $19,212
         Stock issued to sellers......................      200       1,500        1,700
         Cash paid to retire sellers debt.............      463       1,800        2,263
         Bank debt assumed(1).........................    6,186          --        6,186
                                                        -------     -------      -------
           Total purchase price(1)....................  $12,986     $16,375      $29,361
                                                        =======     =======      =======
    (E)  The Acquisitions are accounted for under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business
         Combinations." The purchase price is allocated first to the tangible and identifiable assets and liabilities of the acquired companies based upon preliminary estimates of their fair market values, with the remainder allocated to goodwill:

                                                                    KEITH
                                                         C&C       MONUMENT      TOTAL
                                                       -------     --------     -------
         Net purchase price...........................  $ 6,800     $16,375      $23,175
           Book value of net assets on June 30, 1997..    3,065       4,211        7,276
           Net assets excluded or eliminated at
            Acquisition...............................     (929)       (710)      (1,639)
                                                        -------     -------      -------
         Book value of tangible net assets
           acquired...................................    2,136       3,501        5,637
                                                        -------     -------      -------
         Increase in basis............................  $ 4,664     $12,874      $17,538
                                                        =======     =======      =======
         Allocation of increase in basis:
           Increase in inventory value to convert LIFO
             to fair value............................       --         202          202
         Step-up basis of property, plant and
             equipment to fair market value...........    4,342       1,014        5,356
         Increase in goodwill.........................      322      11,658       11,980
                                                        -------     -------      -------
                                                        $ 4,664     $12,874      $17,538
                                                        =======     =======      =======
    (F)  Reflects the elimination of investments in and advances between C&C, the Quarry
         Companies and SMI pursuant to purchase accounting.
    (G)  Includes the elimination of $3,340,000 due from Swenson Granite Company, Inc., an affiliate, assumed by the Company during the Reorganization and the assumption of a
         $310,000 note payable that was the obligation of Swenson Granite Company, Inc.
         prior to the Reorganization.

     --------------------
    (1) Includes the assumption of the total debt of the Quarry Companies and SMI of $5.4 million in conjunction with the acquisition of the remaining 50% that was not acquired pursuant to the Keystone Acquisition.

       UNAUDITED PRO FORMA COMBINED AND CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               HISTORICAL
                                                   -----------------------------------
                                                                ELBERTON       KEITH       PRO FORMA        PRO FORMA
                                                   COMPANY    COMPANIES(F)    MONUMENT    ADJUSTMENTS      AS ADJUSTED
                                                   -------    ------------    --------    -----------      -----------
STATEMENT OF OPERATIONS DATA:

Net revenues:
  Manufacturing..................................   $32,586      $ 16,446                    $  (150)(A)      $48,882
  Quarrying......................................    12,083         5,545                                      17,628
  Retailing......................................                              $7,264                          7,264
                                                    -------      --------       ------       -------          -------
    Total net revenues...........................    44,669        21,991        7,264          (150)          73,774

Gross profit:
  Manufacturing..................................     8,248         2,116                                      10,364
  Quarrying......................................     5,158         1,814                        126(B)         7,098
  Retailing......................................                               4,832                          4,832
                                                    -------      --------       ------       -------          -------
    Total gross profit...........................    13,406         3,930        4,832           126           22,294
Selling, general and administrative expenses.....     9,131         2,868        3,713          (458)(C)       15,254
                                                    -------      --------       ------       -------          -------
Income from operations...........................     4,275         1,062        1,119           584            7,040
                                                    -------      --------       ------       -------          -------
Interest expense.................................     1,723           643                     (1,301)(D)        1,065
Income before provision (benefit) for income
  taxes..........................................     2,552           419        1,119         1,885            5,975
Provision (benefit) for income taxes.............       643           156          (24)          850(E)         1,625
                                                    -------      --------       ------       -------          -------
Net income.......................................   $ 1,909      $    263       $1,143       $ 1,035          $ 4,350
                                                    =======      ========       ======       =======          =======
Net income per share.............................                                                                .64
Weighted average number of shares outstanding....                                                              6,768


---------------

The Unaudited Pro Forma Combined and Condensed Statement of Operations for the year ended December 31, 1996 gives effect to the Reorganization and the consummation of the C&C Acquisition and the Keith Acquisition as if they had occurred on January 1, 1996 as follows:

    (A) To eliminate intercompany sales...........................................................    $  (150)
    (B) Reflects the closure of the Caprice quarry................................................        126
    (C) Reflects the following:
            Reversal of debt issuance costs.......................................................        (70)
            Reversal of organization costs........................................................        (33)
            Amortization of goodwill..............................................................        300
            Reduction in salary expense...........................................................       (620)
            Selling, general and administrative expenses related to the Caprice quarry closure....        (35)
                                                                                                      -------
                                                                                                         (458)
    (D) Reflects the elimination of interest expense..............................................     (1,301)

    (E) Reflects the net additional income tax provision as a result of the above adjustments, at an effective tax rate of 27.2%, and provides for income tax expense for companies previously taxed as Subchapter S corporations.

    (F) Following is a summary of the Elberton Companies operations for the year ended December 31, 1996:

                                                                 QUARRY
                                                               COMPANIES &
                                                                   SMI          C&C       KEYSTONE      TOTAL
                                                               -----------     ------     --------     -------
        Net revenues:
          Manufacturing......................................    $ 1,257       $5,885      $9,304      $16,446
          Quarrying..........................................      5,545           --          --        5,545
          Retailing..........................................         --           --          --           --
                                                                 -------       ------      ------      -------
                Total net revenues...........................      6,802        5,885       9,304       21,991

        Gross profit:
          Manufacturing......................................        219        1,132         765        2,116
          Quarrying..........................................      1,814           --          --        1,814
          Retailing..........................................         --           --          --           --
                                                                 -------       ------      ------      -------

                Total gross profit...........................      2,033        1,132         765        3,930

        Selling, general and administrative expenses.........      1,280          669         919        2,868
                                                                 -------       ------      ------      -------

        Income (loss) from operations........................        753          463        (154)       1,062
                                                                 -------       ------      ------      -------
        Interest expense.....................................        462           65         116          643
        Income (loss) before provision (benefit) for income
          taxes..............................................        291          398        (270)         419

        Provision (benefit) for income taxes.................        156           --          --          156
                                                                 -------       ------      ------      -------

        Net income (loss)....................................    $   135       $  398      $ (270)     $   263
                                                                 =======       ======      ======      =======

       UNAUDITED PRO FORMA COMBINED AND CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              HISTORICAL
                                                 -------------------------------------
                                                               ELBERTON        KEITH        PRO FORMA       PRO FORMA
                                                 COMPANY     COMPANIES(F)     MONUMENT     ADJUSTMENTS     AS ADJUSTED
                                                 -------     ------------     --------     -----------     -----------
STATEMENT OF OPERATIONS DATA:
Net revenues:
  Manufacturing................................  $15,278        $ 8,365                       $ (150)(A)     $23,493
  Quarrying....................................    5,489          2,912                                        8,401
  Retailing....................................                                $3,359                          3,359
                                                 -------         ------        ------         ------         -------
    Total net revenues.........................   20,767         11,277         3,359           (150)         35,253
Gross profit:
  Manufacturing................................    3,640            993                                        4,633
  Quarrying....................................    1,565          1,209                          175(B)        2,949
  Retailing....................................                                 2,271                          2,271
                                                 -------         ------        ------         ------         -------
    Total gross profit.........................    5,205          2,202         2,271            175           9,853
Selling, general and administrative expenses...    4,328          1,370         1,883           (229)(C)       7,352
                                                 -------         ------        ------         ------         -------
Income from operations.........................      877            832           388            404           2,501
Interest expense...............................      866            389                         (690)(D)         565
Income before provision for income taxes.......       11            443           388          1,094           1,936
Provision for income taxes.....................        3                                         524(E)          527
                                                 -------         ------        ------         ------         -------
Net income.....................................  $     8         $  443        $  388         $  570         $ 1,409
                                                 =======         ======        ======         ======         =======
Net income per share...........................                                                                  .20
Weighted average number of shares
  outstanding..................................                                                                7,051


---------------

The Unaudited Pro Forma Combined and Condensed Statement of Operations for the six months ended June 30, 1997 gives effect to the Reorganization and the consummation of the C&C Acquisition and the Keith Acquisition as if they had occurred on January 1, 1997 as follows:

    (A) To eliminate intercompany sales..............................................................  $ (150)
    (B) Reflects the closure of the Caprice quarry...................................................     175
    (C) Reflects the following:
        Reversal of debt issuance costs..............................................................     (35)
        Reversal of organization costs...............................................................     (17)
        Amortization of goodwill.....................................................................     150
        Reduction in salary expense..................................................................    (310)
        Selling, general and administrative expenses related to the Caprice quarry closure...........     (17)
                                                                                                         ----
                                                                                                         (229)
    (D) Reflects the elimination of interest expense.................................................    (690)

    (E) Reflects the net additional income tax provision as a result of the above adjustments, at an effective tax rate of 27.2%, and provides for income tax expense for companies previously taxed as Subchapter S corporations.

    (F) Following is a summary of the Elberton Companies operations for the six months ended June 30 , 1997:

                                                                      QUARRY
                                                                    COMPANIES &
                                                                        SMI          C&C     KEYSTONE   TOTAL
                                                                  ---------------   ------   --------   ------
        Net revenues:
          Manufacturing.........................................      $   649       $3,061    $4,654   $ 8,365
          Quarrying.............................................        2,912           --        --     2,912
          Retailing.............................................           --           --        --        --
                                                                      -------       ------    ------   -------
                Total net revenues..............................        3,561        3,601     4,654   11,277
        Gross profit:
          Manufacturing.........................................          129          679       186       993
          Quarrying.............................................        1,209           --        --     1,209
          Retailing.............................................           --           --        --        --
                                                                      -------       ------    ------   -------
                Total gross profit..............................        1,338          679       186    2,202
        Selling, general and administrative expenses............          634          375       361     1,370
                                                                      -------       ------    ------   -------
        Income (loss) from operations...........................          704          304      (175)      832
                                                                      -------       ------    ------   -------
        Interest expense........................................          201           35       154       389
                                                                      -------       ------    ------   -------
        Income (loss) before provision for income taxes.........          503          269      (329)      443
        Provision for income taxes..............................           --           --        --        --
                                                                      -------       ------    ------   -------
        Net income..............................................      $   503       $  269    $ (329)  $   443
                                                                      =======       ======    ======   =======

       UNAUDITED PRO FORMA COMBINED AND CONDENSED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            HISTORICAL
                                               -------------------------------------
                                                             ELBERTON        KEITH        PRO FORMA         PRO FORMA
                                               COMPANY     COMPANIES(F)     MONUMENT     ADJUSTMENTS       AS ADJUSTED
                                               -------     ------------     --------     -----------       -----------
STATEMENT OF OPERATIONS DATA:
Net revenues:
  Manufacturing..............................  $14,827        $ 8,050                       $ (80)(A)        $22,797
  Quarrying..................................    5,116          2,985                                          8,101
  Retailing..................................                                $2,812                            2,812
                                               -------        -------        ------         -----            -------
    Total net revenues.......................   19,943         11,035         2,812           (80)            33,710
Gross profit:
  Manufacturing..............................    3,603            936                                          4,539
  Quarrying..................................    1,653            937                          64(B)           2,654
  Retailing..................................                                 1,823                            1,823
                                               -------        -------        ------         -----            -------
    Total gross profit.......................    5,256          1,873         1,823            64              9,016
Selling, general and administrative
  expenses...................................    4,649          1,376         1,545          (233)(C)          7,338
                                               -------        -------        ------         -----            -------
Income from operations.......................      607            497           278           297              1,678
                                               -------        -------        ------         -----            -------
Interest expense.............................      934            340                       $(701)(D)            573

Income (loss) before provision (benefit) for
  income taxes...............................     (327)           157           278           998              1,105

Provision (benefit) for income taxes.........      (82)                                       383(E)             301
                                               -------        -------        ------         -----            -------

Net income (loss)............................  $  (245)       $   157        $  278         $ 615            $   804
                                               =======        =======        ======         =====            =======
Net income per share.........................                                                                    .12
Weighted average number of shares
  outstanding................................                                                                  6,768


---------------
The Unaudited Pro Forma Combined and Condensed Statement of Operations for the six months ended June 30, 1996 gives effect to the Reorganization and the consummation of the C&C Acquisition and the Keith Acquisition as if they had occurred on January 1, 1996 as follows:

    (A) To eliminate intercompany sales..................................................................   $ (80)
    (B) Reflects the closure of the Caprice quarry.......................................................      64
    (C) Reflects the following:
        Reversal of debt issuance costs..................................................................     (35)
        Reversal of organization costs...................................................................     (17)
        Amortization of goodwill.........................................................................     150
        Reduction in salary expense......................................................................    (310)
        Selling, general and administrative expenses related to the Caprice quarry closure...............     (21)
                                                                                                            -----
                                                                                                             (233)
    (D) Reflects the elimination of interest expense.....................................................    (701)
    (E) Reflects the net additional income tax provision as a result of the above adjustments, at an effective tax rate of 27.2%, and provides for income tax expense for companies previously taxed as Subchapter S corporations.
    (F) Following is a summary of the Elberton Companies operations for the six months ended June 30, 1996:

                                                              QUARRY
                                                            COMPANIES &
                                                                SMI            C&C       KEYSTONE        TOTAL
                                                            -----------       ------     --------       -------
    Net revenues:
      Manufacturing.....................................       $  574         $2,861      $4,615        $ 8,050
      Quarrying.........................................        2,985             --          --          2,985
      Retailing.........................................           --             --          --             --
                                                               ------         ------      ------        -------
            Total net revenues..........................        3,559          2,861       4,615         11,035
    Gross profit:
      Manufacturing.....................................           51            599         286            936
      Quarrying.........................................          937             --          --            937
      Retailing.........................................           --             --          --             --
                                                               ------         ------      ------        -------
            Total gross profit..........................          988            599         286          1,873
    Selling, general and administrative expenses........          646            300         430          1,376
                                                               ------         ------      ------        -------
    Income (loss) from operations.......................          342            299        (144)           497
                                                               ======         ======      ======        =======
    Interest expense....................................          236             35          69            340
    Income (loss) before provision for income taxes.....          106            264        (213)           157
    Provision for income taxes..........................           --             --          --             --
                                                               ------         ------      ------        -------
    Net income..........................................       $  106         $  264      $ (213)       $   157
                                                               ======         ======      ======        =======

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Rock of Ages, founded in 1885, is an integrated quarrier, manufacturer and distributor of granite and products manufactured from granite. The quarry division sells granite both to the manufacturing division and to outside manufacturers, as well as to distributors in Europe and Japan. The manufacturing division's principal product is granite memorials used primarily in cemeteries, although it also manufactures some specialized granite products for industrial applications. The Company owns and operates 13 active quarry properties and 12 manufacturing and sawing facilities in North America, principally in Vermont, Georgia, and the Province of Quebec. The Company markets and distributes its memorials on a wholesale basis to approximately 2,124 independent memorial retailers in the United States and Canada, including approximately 495 independent authorized Rock of Ages retailers that are the primary outlet for the Company's branded memorials. The Company recently entered into a definitive agreement to acquire one of the largest of its authorized independent retailers, which will provide the Company with 17 owned retail outlets and mark the Company's first significant entry into retailing. The Company's memorials are marketed under the names of Rock of Ages Sealmark and Colorcraft, as well as several private labels. The Company believes that the Rock of Ages trademark is one of the oldest and best known brand names in the granite memorialization industry.

     Prior to 1996, the Company's quarrying and manufacturing operations were concentrated in Vermont and Quebec, and its manufacturing division produced primarily high-end branded memorials that were distributed to a relatively small percentage of the independent memorial retailers in North America. During the past 20 months, the Company has begun to implement a strategy that involves: (i) significantly expanding the breadth of its product offerings to include memorials covering all price points and major color varieties; (ii) increasing its distribution base; and (iii) vertically integrating forward into the retail distribution channel in order to move closer to the ultimate memorial customer. The steps taken by the Company so far in this regard have enabled it to increase manufacturing revenues from $17.8 million in 1995 to $32.6 million in 1996 ($48.9 million in 1996 on a pro forma basis), and to increase its distribution base from 495 independent retailers in 1995 to approximately 2,124 in 1997 including 17 Company-owned outlets. More importantly, these steps have positioned the Company favorably to capitalize on the opportunities to significantly expand its sales and profitability in the granite memorialization industry.

     The Company's primary means of implementing its growth strategy to date has been through acquisitions, beginning with the acquisitions on December 31, 1995 of Lawson Granite Company and Anderson-Friberg Company, each based in Barre, Vermont. These acquisitions helped expand the Company's manufacturing capacity and distribution base, while also broadening its granite memorial product line to include more non-branded granite memorials at lower price points than the Company's then-existing product line. In addition, the Company has recently taken further steps to implement its growth strategy through (i) the Keystone Acquisition, pursuant to which the Company acquired on June 30, 1997 the largest granite memorial manufacturer in Elberton, Georgia, and (ii) the execution of agreements to consummate the C&C Acquisition, pursuant to which the Company will acquire C&C, which the Company believes is the second-largest granite memorial manufacturer in Elberton. The Elberton Acquisitions will establish the Company as the largest granite memorial manufacturer in Elberton, Georgia, which is the largest granite producing area in North America and will give the Company a substantially broader product line, greater manufacturing capacity and enhanced distribution capabilities in the southern United States.

     The Company's first significant entry into memorial retailing was initiated in July 1997, when the Company entered into a definitive agreement to acquire Keith Monument. It is currently anticipated that the Keith Acquisition will close concurrently with the consummation of this offering. Keith Monument, founded in 1867, has been an authorized Rock of Ages retailer for more than 50 years. The Company believes that Keith Monument is one of the largest retailers of granite memorials in the United States. Upon the closing of the Keith Acquisition, John E. Keith, a principal owner and the president of Keith Monument with over 30 years of experience in granite memorial retailing, will head the Company's retailing operations. Mr. Keith will oversee the implementation of the Company's strategy to significantly expand its retail operations both through other acquisitions of retailers and by pursuing strategic alliances with funeral home and cemetery owners, including consolidators.

     The Company records revenues from both manufacturing and quarrying. Manufacturing revenues are recorded when the finished product is shipped from Company facilities to an outside customer. The granite quarried by the Company is sold both to outside customers and used by the Company's manufacturing division. During 1996, 68.6% of the granite quarried by the Company was sold to outside customers. The Company records revenue and gross profit related to the sale of granite sold to an outside customer when the granite is shipped from the Company's quarry. The Company does not record a sale, nor does the Company record gross profit, at the time granite is transferred to the Company's manufacturing division. The Company records revenue and gross profit related to internally transferred granite only after the granite is manufactured into a finished product and sold to an outside customer.

     The following table sets forth certain historical statement of operations data as a percentage of net revenues with the exception of manufacturing gross profit and quarrying gross profit, which are shown as a percentage of manufacturing revenues and quarrying revenues, respectively.


                                                      FOR THE YEARS ENDED         SIX MONTHS ENDED
                                                         DECEMBER 31,                 JUNE 30,
                                                   -------------------------      ----------------
                                                   1994      1995      1996       1996        1997
                                                   -----     -----     -----      -----      -----
Net revenues.....................................  100.0%    100.0%    100.0%      100.0%    100.0%
  Manufacturing..................................   50.6      53.8      72.9        74.3      73.6
  Quarrying......................................   49.4      46.2      27.1        25.7      26.4
                                                   -----     -----     -----       -----     -----
     Total.......................................  100.0     100.0     100.0       100.0     100.0
Gross profit
  Manufacturing..................................   23.4      24.4      25.3        24.3      23.8
  Quarrying......................................   35.8      39.9      42.7        32.3      28.5
  Combined gross profit..........................   29.5      31.6      30.0        26.4      25.1
Selling, general and administrative expenses.....   17.7      19.5      20.4        23.3      20.8
Income from operations...........................   11.8      12.1       9.6         3.0       4.2
Interest expense.................................    4.8       5.1       3.9         4.7       4.2
Income (loss) before provision (benefit) for
  income taxes...................................    7.0       5.3       5.7        (1.6)      0.1
Provision (benefit) for income taxes.............    1.7       1.1       1.4        (0.4)      0.0
Net income (loss)................................    5.3       4.2       4.3        (1.2)      0.0

SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

     Revenues for the six months ended June 30, 1997 increased 4.1% to $20.8 million from $19.9 million for the six months ended June 30, 1996. This increase was partly attributable to an increase in manufacturing revenues of $500,000 due to a greater number of memorial units sold. Although quarry revenues from the North American market experienced a slight decline during the period ended June 30, 1997, quarry revenues increased by a net $400,000 as a result of increased exports to Asia.

     Gross profit for the six months ended June 30, 1997 remained unchanged at $5.2 million compared to gross profit for the six months ended June 30, 1996. The gross profit percentage fell slightly to 25.1% for the six months ended June 30, 1997 from 26.4% for the six months ended June 30, 1996 but was offset by higher sales volumes during the most recent period. The gross profit margin in manufacturing declined during the six months ended June 30, 1997 as a result of a slight shift in the product mix toward lower margin products. The decrease in the quarry gross profit margin for the six months ended June 30, 1997 was a result of a shift in product mix toward lower-margin exports.

     Selling, general and administrative expenses for the six months ended June 30, 1997 decreased 6.9% to $4.4 million from $4.6 million for the six months ended June 30, 1996. As a percentage of sales, selling, general and administrative expenses decreased to 20.8% from 23.3% for the prior six month period. This decrease during the most recent period compared to the prior period resulted from cost savings as a result of the integration of acquisitions consummated during 1996.

     Interest expense for the six month period ended June 30, 1997 decreased to $866,000 from $934,000 for the six month period ended June 30, 1996. The reduction in interest expense was the result of reduced borrowing levels during the most recent period.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995.

     Revenues for the fiscal year ended December 31, 1996 increased 35.0% to $44.7 million from $33.1 million for the year ended December 31, 1995. This growth was attributable to an increase of $3.9 million in revenues from existing operations and an increase of $10.9 million in revenues from acquired manufacturing operations. This increase was offset by a decrease in quarry revenues as a result of the Company's acquisition of two manufacturers that had previously been significant customers and a $1.7 million decrease in quarry sales due to reduced exports to Japan and other Asian markets.

     Gross profit for 1996 compared to 1995 increased 28.3% to $13.4 million from $10.4 million in 1995. The higher total gross profit reflects an increase of $2.5 million from acquired manufacturing operations and an increase of $1.4 million from existing manufacturing operations. This increase was partly offset by reduced gross profit of $900,000 from quarrying operations due to lower revenue. The gross profit percentage fell slightly to 30.0% in 1996 from 31.6% in 1995 as a result of sales from the lower margin products of the acquired manufacturing operations. The lower gross margin in 1996 compared to 1995 was offset slightly by higher margins in the quarry operations due to a price increase that went into effect during 1996. Although gross profit margins in both manufacturing and quarrying increased for 1996 compared to 1995, the total gross profit margin declined as a result of the lower margin manufacturing business accounting for a higher percentage of total Company revenues.

     Selling, general and administrative expenses for 1996 increased 41.5% to $9.1 million from $6.5 million in 1995. As a percentage of net sales, selling, general and administrative expenses for 1996 increased to 20.4% from 19.5% in 1995. This increase resulted primarily from increased personnel expense necessary to support a higher rate of growth in memorial manufacturing and increased acquisition activity.

     Interest expense for 1996 remained unchanged from 1995 at $1.7 million.

     Income taxes as a percent of earnings before taxes increased from 20.4% to 25.2% in 1996. Although the Company was in an alternative minimum tax position for Federal tax purposes, the Company paid higher state taxes as a result of its income level exceeding the Company's depletion allowances. In 1995, the Company was in an alternative minimum tax position for Federal taxes and paid only a nominal amount of state taxes as a result of the magnitude of its depletion allowances.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994.

     Revenues for 1995 decreased 3.2% to $33.1 million from $34.2 million for the fiscal year ended December 31, 1994. The decrease was attributable to a $1.6 million reduction in quarry sales from reduced exports to Japan and other Asian markets. This decrease was slightly offset by a $500,000 increase in manufacturing sales.

     Gross profit for 1995 increased 3.5% to $10.4 million from $10.1 million in 1994. The increase was the result of an improvement in the gross profit percentage to 31.6% in 1995 from 29.5% in 1994. The improved gross margin was in part a reflection of manufacturing volume increases and changes in the Company's marketing and pricing strategies to deemphasize lower margin customers. Additionally, gross profit margins increased as a result of unit cost reductions in the Company's quarry operations.

     Selling, general and administrative expenses for 1995 increased 6.7% to $6.5 million from $6.0 million in 1994. As a percentage of net revenue, selling, general and administrative expenses for 1995 increased to 19.5% from 17.7% in 1994. This increase resulted primarily from expenses related to the employee savings and profit sharing plan which was established during fiscal 1995.

     Interest expense, net for 1995 remained unchanged at $1.7 million from 1994.

     Income taxes as a percent of earnings before taxes decreased from 24.1% in 1994 to 20.4% in 1995. The decrease was the result of a lower level of taxable income in 1995 which resulted in the Company being in an alternative minimum tax position for Federal income tax purposes. During 1994, the Company was still in an alternative minimum tax position but had a higher level of taxable income which exceeded its depletion allowance for state income tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity. The Company considers liquidity to be its ability to meet its long and short-term cash requirements. Historically the Company has met these requirements primarily from cash generated by operating activities and periodic borrowings under commercial credit facilities. The Company's recent and pending acquisitions have increased its requirements for external sources of liquidity, and the Company anticipates that this trend will continue as it further implements its growth strategy.

     Six Months Ended June 30, 1997. For the six months ended June 30, 1997 net cash used in operating activities was $3.0 million. The six month period results were primarily attributable to increases in trade receivables and amounts due from affiliates. Net cash used in investing activities was $1.7 million for the six month period. The results were primarily attributable to purchase of property, plant and equipment. Net cash provided by financing activities was $4.1 million for the six month period. The results were primarily attributable to borrowings under lines of credit that were partially offset by principal payments on long-term debt.

     Year Ended December 31, 1996. For 1996, net cash provided by operating activities was $3.9 million. 1996 results were driven primarily by cash provided by a decrease in trade receivables which were partially offset by an increase in inventories and receivables due from affiliates. Net cash used in investing activities was $1.8 million primarily for the purchase of property, plant and equipment. Net cash used in financing activities was $3.3 million used primarily for principal repayments on long-term debt, offset by increased borrowings under lines of credit.

     Capital Resources. As of June 30, 1997, the Company had $6.6 million outstanding and approximately $2.9 million available under its revolving credit facility with CIT Group -- Business Credit Inc. ("CIT"). The interest rate on this facility as of such date was 9.5%, based on a formula of prime plus 1%. In addition, the Company had outstanding a term loan payable to CIT in the principal amount of $13.6 million, bearing interest at 9.75% based on prime plus 1.25%. The term loan has a final maturity of January 1, 1999, with amortization requirements of $500,000 per quarter. As of June 30, 1997, the Company had approximately $1.8 million of indebtedness outstanding under credit facilities assumed in connection with the Keystone Acquisition, with maturities in 1997, 1998 and 1999 and interest of up to 9.75% per annum (the "Keystone Indebtedness"). The Company intends to apply a portion of the net proceeds of the offering toward repayment of outstanding amounts under its credit facility and term loan with CIT and the Keystone Indebtedness, and has received a commitment letter for a new $50 million credit facility subject to consummation of the offering, borrowings under which will be used to repay all remaining amounts outstanding under the existing credit facility with CIT. As of June 30, 1997, the Company also had $2.1 million outstanding and no availability under a demand revolving line of credit with the Royal Bank of Canada. The interest rate on this facility as of such date was 6.25% based on a formula of Canadian prime plus .75%. The Company's primary need for capital will be to maintain and improve its manufacturing and quarrying facilities and to finance acquisitions as part of its growth strategy. The Company has $3.7 million budgeted for capital expenditures in 1997, of which it had spent $1.6 million through June 30, 1997. The Company believes that the combination of cash flow from operations, its existing credit facilities, the proceeds of this offering, and the new credit facility it expects to put in place will be sufficient to fund its operations for at least the next twelve months.

SEASONALITY

     Historically, the Company's operations have experienced certain seasonal patterns. Generally the Company's net sales have been highest in the third quarter and lowest in the first quarter of each year due primarily to weather. Cemeteries in northern areas generally do not accept granite memorials during winter months when the ground is frozen because they cannot be properly set. The Company typically closes certain of its Vermont and Canadian quarries during these months because of increased operating costs attributable to adverse weather conditions. The Company has historically incurred a net loss during the first six months of each calendar year. However, the Company believes that the variability of its operating results on a quarterly basis will be lessened as its operations become more geographically dispersed.

INFLATION

     The Company believes that the relatively moderate rates of inflation experienced in recent years have not had a significant effect on its results of operations.

NEW ACCOUNTING PRONOUNCEMENTS

     SFAS No. 128, Earnings Per Share, will require a different calculation of earnings per share and will require a restatement in all prior periods. This will be effective for periods ending after December 15, 1997.

     SFAS No. 130, Reporting Comprehensive Income, will be effective for periods beginning after December 15, 1997.

     SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, will be effective for periods beginning after December 15, 1997.

     Management does not believe that the above pronouncements will have a material effect on the Company's financial statements.

              THE DEATH CARE INDUSTRY AND GRANITE MEMORIALIZATION

DEATH CARE INDUSTRY OVERVIEW

     The death care industry has traditionally been comprised of three principal segments: (i) ceremony and tribute, generally in the form of a funeral or memorial service; (ii) disposition of remains, either through burial or cremation; and (iii) memorialization, generally through monuments, markers or inscriptions. The death care industry is relatively stable due to predictable death rates and demographics relating to aging and wealth. Certain characteristics generally applicable to the death care industry are summarized below.

     Fragmented nature. Ownership in the death care industry is generally highly fragmented. With the exception of bronze memorial suppliers (two companies with an estimated market share of in excess of 80%) and casket manufacturers (three companies with an estimated 60% market share), the majority of death care operators are small, privately-owned family companies. At the end of 1996, consolidators owned (i) less than 12% of the estimated 22,800 funeral homes, (ii) approximately 890, or less than 10%, of the estimated 9,500 commercial cemeteries, and (iii) less than 5% of the total estimated 23,000 active cemeteries, in the United States.

     Barriers to entry. Death care businesses have traditionally been transferred to successive generations within a family and in most cases have a heritage, community presence and tradition that act as formidable barriers for new entrants into existing markets. Presence and tradition afford established industry operators an important local franchise and provide the opportunity for significant referral business.

     Stability. Death rates in the United States and Canada are fairly predictable and are expected to rise approximately 1% per year between 1996 and 2010. The general death care industry is therefore relatively stable and fairly predictable. Business failures are generally uncommon among retailers of death care products and services, with ownership traditionally passing from generation to generation.

     Consolidation. Consolidators are actively consolidating the funeral home and cemetery segments of the death care industry; the Company believes this consolidation will occur in all areas of the death care industry.

     Pre-need marketing and selling. An increasing number of general death care products and services, especially funeral products and services and cemetery lots controlled by consolidators, are being sold prior to the time of death ("pre-need") rather than at the time of death ("at-need").

     Trend toward cremation. In recent years, there has been a steady, gradual growth in the number of families that have chosen cremation as an alternative to traditional methods of burial. According to CANA, cremations represented approximately 22% of the United States burial market in 1996 compared to approximately 10% in 1980, and CANA expects this rate to rise to 29% by 2010. Cremation rates vary dramatically by state for religious, cultural and other reasons. Cremation is generally marketed as a less costly alternative to interment; in addition, it is increasingly being marketed as a part of a death care program that incorporates a traditional service and memorialization.

THE GRANITE MEMORIALIZATION INDUSTRY

     General. In 1995, there were approximately 1.8 million interments in the United States. Of these, the Company believes at least 50% were memorialized in some sort of permanent manner. These memorializations take a number of forms, depending on the type of interment. Individual cemetery lots typically have granite or bronze memorials, while communal interments such as community mausoleums, cremation niches and columbariums have a range of stone, masonry and wood construction. The Company believes the North American granite memorialization industry, excluding communal interments such as community mausoleums and columbariums, is in excess of $1.0 billion in annual retail sales in 1996.

     Granite memorials are manufactured in a wide variety of sizes, designs and colors, depending on the degree of personalization desired by the customer. The Company believes the largest selling colors, in descending order of magnitude, are Elberton Gray, Barre Gray, Black, Dakota Mahogany, Pink and Red, based on the Company's sales and market information. While there are a number of standard types of memorials, including flush grass markers and various types of upright granite memorials, their size varies slightly from region to region.

     The granite memorialization industry is comprised of three principal areas:
(i) quarrying of the granite; (ii) manufacture and wholesale distribution of the memorials; and (iii) retail sales of the memorials. The granite memorialization industry shares some of the fundamental characteristics of the death care industry, including barriers to entry created by local heritage, community presence and tradition, structural fragmentation and stable, predictable demand. However, the granite memorialization industry and its three principal areas have certain distinguishing characteristics that the Company believes create attractive opportunities. These characteristics include the following:

     Timing and point of sale. Unlike most death care products and services, the purchase of granite memorials by consumers is typically separated both physically and chronologically from the funeral planning and service process. Granite memorials have traditionally been sold primarily through independent monument retailers rather than at or through funeral homes or cemeteries (approximately 3,000 of such independent memorial retailers are located outside funeral homes and cemeteries, according to the Monument Builders of North America). In addition, granite memorials historically have been sold some time after the funeral or interment service.

     Additional barriers to entry. As in the death care industry generally, local heritage, community presence and tradition deter entry into the granite memorialization industry. However, the most significant barriers to entry to the quarrying of granite include: (i) the limited number of known commercially exploitable memorial grade granite deposits; (ii) stringent federal, state and local zoning and environmental laws; and (iii) substantial capital requirements. Barriers to entry in the manufacture of granite memorials include (a) the need to be in reasonable proximity to granite quarries producing memorial grade granite due to the high freight costs associated with transporting granite blocks; (b) substantial capital costs in establishing and operating a memorial grade granite manufacturing facility; and (c) the need for highly skilled stone cutters, sandblasters, sculptors and other skilled artisans necessary to produce granite memorials.

     Ownership structure. The granite memorialization industry is characterized by increasing fragmentation as one moves closer to the ultimate customer. The Company estimates that there are approximately 50 quarriers and 140 manufacturers of memorial grade granite in North America. The Company believes that it is the largest manufacturer of memorial grade granite in North America, based on revenues. According to the Monument Builders of North America, there are approximately 3,000 retailers of granite memorials in North America located outside funeral homes and cemeteries. Most of these quarrying, manufacturing and retail businesses are privately owned and family run.

     Geographic concentration and production costs. The quarrying and manufacture of granite memorials in North America are concentrated in four geographic areas: Barre, Vermont; Beebe, Quebec; Elberton, Georgia; and the area encompassing Milbank, South Dakota, Cold Spring and St. Cloud, Minnesota and Wausau, Wisconsin (known in the trade as the "Northwest"). Generally, granite quarriers and manufacturers in each area have the strongest market shares in the neighboring geographic regions because of the relatively high freight costs involved in shipping granite. The low cost and low price production area is Elberton, while the other three regions generally have similar costs and selling prices.

     Competing products. The primary competition for granite memorialization on individual cemetery lots comes from bronze products which currently constitute approximately one-third of the aggregate memorialization business, measured in retail sales dollars. Bronze markers are generally flush rather than upright and are typically offered in a limited number of styles and designs, with relatively little opportunity for personalization. Unlike granite memorials, bronze markers are sold primarily through cemeteries where they have traditionally been marketed to the consumer as a lower cost alternative to granite and to the cemeterian as a lower cost cemetery maintenance option. To a lesser extent, marble is also used as a substitute for granite in memorialization. See "Business -- Competition."

OPPORTUNITIES

     The Company believes that the aforementioned industry characteristics present it with the opportunity to:

     - Serve the geographically dispersed and fragmented memorial retailers by offering a full line of granite memorials throughout North America. The Company is the leading quarrier and manufacturer of granite memorials in three of the four principal granite memorial producing regions of North America. Accordingly, the Company is well positioned to provide, primarily through its own quarrying and manufacturing operations, a complete line of high quality, granite memorials covering all price points and major color varieties to North American retailers and to cemetery and funeral home owners, including consolidators.

     - Capitalize on the fragmented nature of granite memorial retailing and the Company's existing relationships with over 2,100 independent retailers by making strategic acquisitions of independent retailers in order to build an integrated network of owned Rock of Ages retailers and thereby capture the higher margins that have historically existed at the retail level.

     - Capitalize on the trend toward cremation by attracting consumer dollars otherwise spent on casket and burial vault expenses. The Company believes that with enhanced distribution capabilities, promotion, advertising and consumer awareness of memorialization, more consumers who have elected cremation may opt for personalized upright granite memorials.

                                    BUSINESS

GENERAL

     Rock of Ages, founded in 1885, is an integrated granite quarrier, manufacturer and distributor whose principal product is granite memorials used primarily in cemeteries. The Company believes that it is the largest quarrier, manufacturer and distributor of finished granite memorials and granite blocks for memorial use in North America, based on revenues. The Company owns and operates 13 active quarry properties and 13 manufacturing and sawing facilities in North America, principally in Vermont, Georgia and the Province of Quebec. The Company markets and distributes its memorials on a wholesale basis to approximately 2,124 independent memorial retailers in the United States and Canada, including approximately 495 independent authorized Rock of Ages retailers that are the primary outlet for the Company's branded memorials. The Company recently entered into a definitive agreement to acquire one of the largest of its authorized independent retailers, which will provide the Company with 17 owned retail outlets and mark the Company's first significant entry into retailing. The Company's memorials are marketed under the names Rock of Ages Sealmark and Colorcraft, as well as several private labels. The Company believes the Rock of Ages trademark is one of the oldest and best known brand names in the granite memorialization industry.

BUSINESS STRATEGY

     Rock of Ages believes it is well-positioned to capitalize on the industry characteristics described previously, and seeks to establish a dominant position in the granite memorialization industry. The Company intends both to improve the efficiency of its existing operations and to expand its business significantly. The principal elements of the Company's operating and growth strategies are summarized below.

     Operating Strategy. The Company pursues an operating strategy that includes the following key elements:

     - Providing, primarily through its own quarrying and manufacturing operations, a complete line of high quality granite memorials covering all price points and major color varieties. The Company believes it is the only industry participant with both quarrying and manufacturing operations in three of the four principal granite memorial producing regions of North America.

     - Enhancing operational efficiencies through the continued integration of acquired quarriers and manufacturers and the rationalization of its sales and distribution efforts.

     - Increasing advertising and promotion of the Rock of Ages brands, including the flagship Rock of Ages Sealmark and Colorcraft brands, in order to heighten consumer awareness and increase sales of the Company's products.

     Growth Strategy. The Company seeks to expand the scope and profitability of its operations by implementing a growth strategy that includes forward vertical integration into retailing, thereby enabling the Company to move closer to the ultimate customer. The principal elements of this strategy include the following:

     - Acquiring independent granite memorial retailers in selected markets in order to develop an integrated network of owned Rock of Ages retailers and thereby capture the higher margins that have historically existed at the retail level.

     - Increasing sales to independent retailers that are current customers and expanding its independent retailer customer base. During the last two years, principally through acquisitions of quarriers and manufacturers, the Company has increased the number of independent retailers to which it sells its products from approximately 495 in 1995 to approximately 2,124 in 1997.

     - Pursuing strategic alliances with funeral home and cemetery owners, including consolidators, to supply granite memorials to or through them, in order to increase both pre-need and at-need sales of granite memorials.

RECENT AND CONCURRENT ACQUISITIONS

     The Company's primary means of implementing its growth strategy to date has been through acquisitions, beginning with the acquisition on December 31, 1995 of Lawson Granite Company and Anderson-Friberg Company, each based in Barre, Vermont. These acquisitions helped expand the Company's manufacturing capacity and distribution base, while also broadening its granite memorial product line to include more non-branded granite memorials at lower price points than the Company's then-existing product line. The Company has recently taken further steps to implement its growth strategy through the Keystone Acquisition and the proposed C&C Acquisition and Keith Acquisition. The Company believes that these acquisitions and the continued implementation of the other elements of its operating and growth strategies will enable it to: (i) expand overall industry sales of granite memorials, which heretofore have been actively marketed to consumers primarily only on an at-need basis and in a limited manner; (ii) increase its share of the granite memorial market by offering a complete product line with strong brand names through distribution channels that more directly reach the consumer; and (iii) increase both its relative and total profitability by capturing some of the higher margins that have historically existed at the retail level.

     Keystone. In June 1997, the Company acquired Keystone, the largest memorial manufacturer in Elberton, Georgia, including Keystone's 50% ownership interest in each of SMI and the Quarry Companies. Keystone had revenues of $9.3 million for the year ended December 31, 1996. The Company made the Keystone Acquisition in order to: (i) become the largest manufacturer of granite memorials in the largest granite producing area of North America; (ii) expand the Company's product offering to its and Keystone's customers by combining the product lines of the two companies and thereby offering easy "one-stop-shopping" to retailers; (iii) obtain immediate access to an expanded customer base of independent retailers; (iv) reduce raw material and production costs for certain granite; and (v) reduce transportation costs and enhance transportation capabilities. In connection with the Keystone Acquisition, the Company issued 263,441 shares of Class B Common Stock and assumed or incurred $2.7 million of indebtedness of Keystone.

     C&C. In June 1997, the Company also entered into a definitive agreement to acquire C&C, which the Company believes is the second largest manufacturer of granite memorials in Elberton, Georgia, and the remaining 50% of each of SMI and the Quarry Companies owned by the stockholders of C&C. It is expected that the C&C Acquisition will close concurrently with the consummation of this offering. C&C had revenues of $5.9 million for the year ended December 31, 1996. The Company believes that the C&C Acquisition by itself offers many of the same benefits that the Keystone Acquisition provides, and, in combination with the Keystone Acquisition, solidifies the Company's position as the largest granite memorial manufacturer in the Elberton region. The purchase price payable for C&C is $6.6 million in cash and $200,000 in shares of Class A Common Stock (valued at the initial public offering price) and approximately $780,000 to repay outstanding indebtedness of C&C.

     Quarry Companies and SMI. As part of the Keystone Acquisition and the C&C Acquisition, the Company will also acquire the Quarry Companies and SMI and assume $5.4 million of indebtedness of such companies upon the closing of the C&C Acquisition. The Quarry Companies and SMI had sales of $6.8 million for the year ended December 31, 1996. The Quarry Companies own and operate six quarries located in Georgia, Pennsylvania, North Carolina, South Carolina and Oklahoma. The Quarry Companies offer the Company an internal source of a variety of colored granite, including American Black, Salisbury Pink, Autumn Rose and Kershaw Pink. These colors supplement the Company's product line for both granite memorials and mausoleums. With the acquisition of SMI, the Company will obtain a manufacturing facility dedicated primarily to the construction of mausoleums, which are a more expensive and higher margin product than most other types of granite memorials.

     Keith Monument. In July 1997, the Company entered into a definitive agreement to acquire substantially all of the assets and liabilities of Keith Monument. Keith Monument has been an authorized Rock of Ages retailer for more than 50 years and, the Company believes, is one of the largest retailers of granite memorials in the United States. It is expected that the Keith Acquisition will close concurrently with the consummation of this offering. Keith Monument had revenues of $7.8 million for the year ended June 30, 1997. The Keith Acquisition offers the Company an immediate presence in memorial retailing and provides the Company with management expertise in the retailing sector. The purchase price payable for Keith Monument is $16.4 million, consisting of $13.1 million in cash, $1.5 million in shares of Class A Common Stock (valued at the initial public offering price) and $1.8 million to repay outstanding indebtedness of Keith Monument assumed by the Company. Upon the closing of the Keith Acquisition, John E. Keith, a principal owner and the president of Keith Monument with over thirty years of experience in granite memorial retailing, will head the Company's retailing operations. Mr. Keith will oversee the implementation of the Company's strategy to significantly expand its retail operations both through other acquisitions of retailers and by pursuing strategic alliances with funeral home and cemetery owners, including consolidators.

QUARRYING AND MANUFACTURING OPERATIONS

     Quarrying. The Company owns and operates 13 active quarries producing, or has supply agreements to obtain, each of the largest selling granite memorial colors in North America (Elberton Gray, Barre Gray, Black, Dakota Mahogany, Pink and Red, in that order). In 1996, on a pro forma basis assuming the Acquisitions occurred on January 1, 1996, the Company quarried in excess of 1,500,000 cubic feet of saleable granite from its quarries in Georgia, Vermont, Pennsylvania, North Carolina, South Carolina, Oklahoma and the Province of Quebec. The Company estimates that its U.S. production represents approximately 19% of the total U.S. output of dimension granite for all uses and at least 25% of the U.S. output for memorial use. The Company believes it is the largest quarrier of granite for memorial use in the U.S. based on quantity of output and revenues.

     The Company owns a large quarry complex in Barre, Vermont and is currently the only quarrier of Barre, Vermont gray granite. In 1996, on a pro forma basis assuming the Acquisitions occurred on January 1, 1996, over 50% of the Company's U.S. output came from its Barre quarries.

     The Company also owns three quarries in the Elberton, Georgia area. While most black granite for memorial use comes from Africa and India, the Company owns a quarry in Pennsylvania that produces the largest selling black granite for memorial use quarried in North America. The Company also owns quarries in North Carolina and Canada that produce pink granite, and a quarry in Bethel, Vermont that produces Bethel white granite used primarily for building purposes outside North America.

     The quarrying of granite involves three major processes. The first major process is to prepare the granite for extraction. The initial step in this process is to free a mass of stone from the quarry by cutting deep vertical channels in the stone with jet channeling torches, pneumatic slot-drills or diamond-wire saws. Next, a series of horizontal "lift" holes are drilled in the mass. Several of the lift holes are then filled with primer cord explosives which, after detonation, cause the granite mass to crack along the line where the holes have been drilled and to lift the mass free from the granite below it. Occasionally, these horizontal cuts are made with diamond wire saws. After the granite mass has been separated, pneumatic drills are used to drill a series of vertical holes to break the mass into large vertical pieces. Horizontal holes are then drilled to break these pieces into standard size saw blocks, known as "dimensioned blocks," which are typically ten feet by five feet by five feet and weigh approximately twenty-five tons.

     The second major process in quarrying granite is to extract the dimensioned block from the quarry. Extraction involves removing the dimensioned blocks from the quarry with very large forklifts or, in deeper quarries, with cinching notched wire cable around the block and then hoisting the blocks with very large derricks, or fixed cranes, or mobile cranes. These derricks range to up to 160 feet in height and up to 250 tons in lifting capacity. Most of the Company's quarries utilize forklifts for extraction or a combination of forklifts and fixed or mobile cranes.

     The third major process is to transport the dimensioned blocks. Once lifted from the quarry, the blocks are handled and transported by heavy duty diesel trucks and fork lifts. These vehicles transport the blocks either to an inventory area or directly to the manufacturer.

     Much of the granite quarried is not suitable for use as a finished memorial product due to cracks, spots, discoloration and other natural imperfections. The amount of usable granite varies markedly from quarry to quarry. Some of the granite not used for memorials is sold to other companies for use in buildings and other non-memorial products. Unusable stone, or "grout," is stored in areas not expected to be quarried in the future. It is suitable for bridge piers, erosion control and other uses but the market for this product is very limited.

     The granite blocks sold by the Company are delivered to the Company's manufacturing division as well as to other granite manufacturers in Vermont via Company owned trucks. Blocks for delivery outside of the production areas are delivered via common carrier. Barre, Vermont, Elberton, Georgia and Beebe, Quebec all have at least two large regional or national trucking companies and a number of independent truckers.

     Manufacturing. The Company owns and operates 13 manufacturing and sawing facilities in North America, principally in Vermont, Georgia and the Province of Quebec. The Company is in the process of a $3.2 million expansion and improvement program for its Barre and Canadian manufacturing facilities to add 50,000 square feet of space and manufacturing and sawing equipment and to reconfigure production. In addition, the Company has ordered $600,000 of polishing equipment for the manufacturing facilities in Elberton and anticipates dedicating sawing equipment currently used for curb slabs to memorial slabs. The Company believes that these improvements and operational changes will increase memorial production significantly and allow the Company to meet its anticipated production requirements for the near future.

     The manufacture of memorials starts with quarried granite blocks, which are sawed into slabs of varying thicknesses with computer operated diamond saws and wire saws at Company saw plants. Once a block has been cut into slabs, the slabs are transported to nearby manufacturing plants such as the Company's Craftsman Center in Barre, Vermont. At the manufacturing plant, slabs are manufactured into memorials and other products.

     To manufacture a granite slab four to 12 inches thick into a memorial, the slabs are first polished at the manufacturing plant by various automatic polishing machines. Polished slabs are then inspected for flaws and defects and dimensioned with a hydraulic guillotine machine. Granite is like wood in that it splits uniformly along the grain. After dimensioning, the granite pieces are taken to stations to be shaped by stonecutting wire saws, diamond saws and carborundum wheels. Once shaped, memorials may be hand-carved into virtually any desired shape. This hand carving is generally done by the Company. The final step in memorial manufacturing is to sandblast the semi-finished memorial with a silicon carbide abrasive which etches the desired design into the memorial. This sandblasting step may be done by the Company or a retailer. Once complete, the memorial is inspected and branded products are then sandblasted with the Rock of Ages or other seal. Finished products are then crated and shipped to customers.

     In addition to granite memorials, the Company also manufactures precision industrial granite products, such as machine bases and surface plates, which are utilized in the automotive, aeronautic, computer, machine tool, optical, precision grinding and inspection industries, as well as granite press rolls used in the manufacture of paper. These are small but profitable niche markets within the granite industry with limited competition and limited growth prospects.

     The Company's granite deposits in Georgia, Vermont, Pennsylvania, North Carolina, South Carolina, Oklahoma and the Province of Quebec are expected to continue to meet the Company's current and anticipated raw materials needs for many years, and the Company believes it will continue to have access to adequate quantities of other granite at competitive prices.

     The Company has entered into a Supply and Distribution Agreement with Missouri Red Quarries, Inc., the owner of Keystone immediately prior to the Keystone Acquisition ("Missouri Red"), and G. Thomas Oglesby, Jr., who controls Missouri Red (the "Missouri Red Supply Agreement"), and a Supply and Distribution Agreement with Keystone Granite Company, Inc., an affiliate of Missouri Red ("KGCI"), and Missouri Red (the "Keystone Supply Agreement", and, together with the Missouri Red Supply Agreement, the "Supply Agreements"). Under the Missouri Red Supply Agreement, Missouri Red has agreed, for a 20-year term, to supply the Company at specified prices with the Company's requirements of Missouri Red granite blocks for memorial use, and has appointed the Company as its exclusive distributor to buy and sell all grades of Missouri Red granite for memorial use in the specified territory. The Company has agreed to purchase certain minimum annual amounts of Missouri Red granite blocks, and such supply arrangements are exclusive for memorial use so long as the Company purchases certain minimum amounts of Missouri Red granite blocks within specified periods of time, provided that in any event the Company has a first priority to purchase all monumental grade Missouri Red granite quarried by Missouri Red during the term of the Missouri Red Supply Agreement. The terms of the Keystone Supply Agreement are substantially similar to the Missouri Red Supply Agreement, including the 20-year term, except that the Keystone Supply Agreement applies to KGCI granite blocks, any other granite blocks quarried at the KGCI quarries and Topaz granite blocks (collectively, "Topaz") and the Company has agreed to purchase all monumental grade Topaz produced by KGCI during the term of the Keystone Supply Agreement. Should the Company fail to purchase the specified minimum quantity of Topaz, then KGCI has the right to sell to others subject to the Company's right to supply priority. \Pursuant to the Supply Agreements, the Company has a right of refusal with respect to any sale of the quarries, land, buildings or equipment, or the stock of, Missouri Red or KGCI outside the Oglesby family. The Company also has a mutual supply agreement (the "Dakota Agreement") with Dakota Granite Company ("Dakota Granite"), whereby Dakota Granite has agreed to supply the Company with its requirements for Dakota Mahogany blocks, slabs and finished monuments, and the Company has agreed to supply Dakota Granite with its requirements for Barre Gray blocks, slabs and finished monuments, and each party has agreed to purchase such requirements exclusively from the other. The Dakota Agreement is terminable by either party upon 180-days prior notice.

     Other significant raw materials which the Company uses in its manufacturing operations include industrial diamond segments for saw blades and wires and abrasives. There are a number of sources for these raw materials and the Company believes it will continue to have access to adequate quantities of such materials at competitive prices.

     The Company had manufacturing backlogs of $13,833,000 as of June 30, 1997 and $14,386,000 as of June 30, 1996. These backlogs occurred in the normal course of business. The Company does not have a material backlog in its quarrying operations.

     As noted above, regional and national trucking companies are readily available to deliver granite memorials. Also, the Company owns eight trucks for delivery of finished memorials to customers. In addition, as a result of the Acquisitions, the Company will be able to ship full truckload quantities of memorials from Barre to Elberton and back via dedicated trucks, which the Company believes will improve the efficiency of national delivery of its products. As a result, the Company believes it will have a significant competitive cost advantage in the transportation of memorials.

     The Company does not normally maintain a significant inventory of finished manufactured products in anticipation of future orders. Approximately 75% of the Company's orders are delivered within two to twelve weeks, as is customary in the granite memorial industry. The Company does accumulate inventory of granite blocks from September through December in preparation for the winter months when its northern quarries are inactive. During the winter months, the Company offers a special payment plan to granite block customers ordering in December by giving 90-day payment terms. Additionally, any orders for granite memorials placed after September 1st but before February 1st may receive special payment terms allowing payment on the following June 1st. The Company is entitled to make delivery at its discretion no later than April of the following year. The winter payment terms accounted for approximately $2 million in Company sales in 1996.

MARKETING AND DISTRIBUTION; RETAILING

     The Company is best known for its granite memorials. Rock of Ages produces each of the standard types of memorials, including flush grass markers and various types of upright memorials, and is recognized for its ability to manufacture highly personalized granite memorials designed to meet the specific needs of individual customers. For example, the Company has built a full size granite replica of a Mercedes Benz for a customer.

     Rock of Ages currently sells its granite memorial products to an estimated 2,124 independent memorial retailers in North America. Its flagship brands bearing the Rock of Ages seal are sold only to approximately 495 independent authorized Rock of Ages retailers who have written supply agreements with the Company. These branded Rock of Ages memorials are made of the highest quality granite available and are guaranteed in perpetuity to the customer and the cemetery against defects in the granite (including discoloration) or workmanship. The Company believes its warranty is the strongest in the memorial industry.

     The Company generally limits the number of retailers authorized to sell branded Rock of Ages products in any geographic region. The Company seeks to select as its authorized retailers large and well-established companies that can provide high levels of design assistance, personalization and high quality sandblast carving and lettering, as well as the service of setting the memorial in the cemetery.

     Authorized retailer agreements may be terminated by either the Company or the retailer upon 30 days' notice. Under these agreements, the authorized retailer is free to purchase granite memorials from any source, but the Company expects its authorized retailers to promote the Rock of Ages brand and purchase reasonable quantities of its branded and unbranded granite memorials annually. Most authorized Rock of Ages retailers purchase both branded and lower-priced unbranded memorials from the Company. The Company also supplies private label and unbranded granite memorials not bearing the various Rock of Ages seals to a large number of other retailers.

     The Company's growth strategy principally involves vertically integrating forward into retailing. Pursuant to the Keith Acquisition, the Company will acquire what it believes is one of the largest retailers of granite memorials in the United States. Upon the closing of the Keith Acquisition, John E. Keith, a principal owner and president of Keith Monument with over 30 years experience in granite memorial retailing, will head the Company's retailing operations. Mr. Keith will oversee the implementation of the Company's strategy to significantly expand its retail operations both through other acquisitions of other independent retailers and by pursuing strategic alliances with funeral home and cemetery owners, including consolidators. While the Company currently supplies a limited amount of granite memorials to funeral homes and cemetery owners, including consolidators, the Company has not yet established a strategic alliance with any such group.

     The Company will seek to acquire well established full service granite memorial retailers with experienced personnel and strong market share in their marketing region, including both its existing authorized Rock of Ages retailers and other independent retailers. All owned retailers will be positioned as Rock of Ages retailers and will offer Rock of Ages branded products as well as other brands provided by the Company. The Company recognizes that certain of its customers, including both authorized Rock of Ages retailers and its other retailers, will prefer to remain as independently owned retailers or may not be viable acquisition targets for the Company due to price, size, location or other reasons.

     The Company believes the opportunity to become a part of an integrated quarrier, manufacturer and retailer of granite memorials promoting Rock of Ages branded memorials will be an attractive option for many granite memorial retailers who are currently customers of the Company. Likewise, the Company believes its improved knowledge of the retail market gained from owning retailers and the presence of John E. Keith, a prominent memorial retailer, as an officer and director will help it to better serve and be more responsive to the needs of its customers who remain independently owned. Since most independent retailers have competed with Rock of Ages authorized retailers for many years, the Company believes that the establishment of an owned Rock of Ages retail network through acquisition of existing granite memorial retail outlets should not disrupt the market in a fashion that would occur if a new entrant to the market entered the business or a manufacturer established new outlets instead of acquiring existing outlets.

COMPETITION

     The granite memorial industry is highly competitive. The Company competes with other granite quarriers and manufacturers in the sale of granite blocks on the basis of price, color, quality, geographic proximity, service, design availability and availability of supply. All of the Company's colors of granite are subject to competition from granite blocks of similar color supplied by quarriers located throughout the world.

     There are approximately 140 manufacturers of granite memorials in North America. There are also manufacturers of granite memorials in India, South Africa, China and Portugal who sell finished memorials in North America. The Company competes based upon price, breadth of product line and design availability as well as production capabilities and delivery options. The Company's quarrying and manufacturing competitors include both domestic and international companies, some of which may have greater financial, technical, manufacturing, marketing and other resources than the Company. Additionally, foreign competitors of the Company may have access to lower cost labor and better commercial deposits of certain colors of memorial grade granite, and may be subject to less restrictive regulatory requirements than the Company. Companies in South Africa, India, China and Portugal manufacture and export finished granite memorials into North America. See "Risk Factors -- Competition."

     The competition for retail sales of granite memorials is also intense and is based on price, quality, service, design availability and breadth of product line. Competitors include funeral home and cemetery owners, including consolidators, which have greater financial resources than the Company as well as approximately 3,000 independent retailers of granite memorials located outside funeral homes and cemeteries. See "Risk Factors -- Relationships with Retailers".

PATENTS, TRADEMARKS AND LICENSES

     The Company holds a number of domestic and foreign patents, trademarks and copyrights, including the original registered trademark "Rock of Ages" which the Company first registered in 1914. The Company believes the loss of a single patent, trademark or copyright, other than the "Rock of Ages" trademarks, would not have a material adverse effect on the Company's business, financial condition or results of operations.

EMPLOYEES


     As of October 15, 1997, the Company had approximately 580 employees. After the consummation of the C&C Acquisition and the Keith Acquisition, the Company will have approximately 795 employees. The Company believes its relationship with its employees is good. A significant number of the Company's employees in Barre and Canada are represented by one of two labor unions. Some of the Company's employees in Elberton are also represented by a union. The Company has recently entered into collective bargaining agreements with its employees in Barre which are scheduled to expire in 2000, and the Company's collective bargaining agreements with its employees in Canada are scheduled to expire in 1999.


PROPERTIES

     Following consummation of the Acquisitions, the Company will own the following quarry and manufacturing properties:

                        PROPERTY                                                  FUNCTION
--------------------------------------------------------  --------------------------------------------------------
VERMONT
  Barre
    Quarry Properties
      E. L. Smith Quarry................................  Quarrying of dimensional Barre Gray granite blocks
      Adam-Pirie Quarry.................................  Quarrying of dimensional Barre Gray granite blocks
    Manufacturing Properties
      Associated Saw Plant..............................  Slabbing of granite blocks
      Rock of Ages Manufacturing Plant..................  Manufacturing of memorials
      Press Roll Production Plant.......................  Manufacturing of granite press rolls
      Rock of Ages Saw Plant #1.........................  Slabbing of granite blocks
      Lawson Production Plant...........................  Slabbing of granite blocks and memorials production facility
  Bethel
    Quarry Properties
      Bethel Quarry.....................................  Quarrying of dimensional Bethel White granite blocks

GEORGIA
  Madison County
    Quarry Properties
      Royalty/Berkeley Quarries.........................  Quarrying of dimensional Royalty Blue and Berkeley Blue granite blocks
  Oglethorpe County
      Caprice Quarry....................................  Quarrying of dimensional Caprice Blue blocks
      Millstone Quarry..................................  Quarrying of dimensional Millstone Gray

                        PROPERTY                                                  FUNCTION
--------------------------------------------------------  --------------------------------------------------------
  Elberton
    Manufacturing Properties
      Southern Mausoleum Plant..........................  Manufacturing of memorials
      Keystone Memorials Plant..........................  Manufacturing of memorials
      Keywest Plant.....................................  Manufacturing of memorials
      Childs & Childs Plant.............................  Manufacturing of memorials
CANADA
  Stanstead, Quebec
    Quarry Properties
      Stanstead Quarry..................................  Quarrying of dimensional Stanstead Gray granite blocks
  Guenette, Quebec
    Quarry Properties
      Laurentian Quarry.................................  Quarrying of dimensional Laurentian Rose granite blocks
  Beebe Plain, Quebec
    Manufacturing Properties
      Rock of Ages Manufacturing Plant..................  Manufacturing of memorials
      Adru Manufacturing Plant..........................  Manufacturing of memorials

PENNSYLVANIA
  St. Peters
    Quarry Properties
      American Black Quarry.............................  Quarrying of dimensional black granite blocks
    Manufacturing Properties
      Saw Plant.........................................  Slabbing of granite blocks

NORTH CAROLINA
  Salisbury
    Quarry Properties
      Salisbury Pink Quarry.............................  Quarrying of dimensional Salisbury Pink granite blocks
    Manufacturing Properties
      Carolina Plant....................................  Manufacturing of flush and granite under bronze markers

OKLAHOMA
  Mill Creek
    Quarry Properties
      Autumn Rose Quarry................................  Quarrying of dimensional Autumn Rose granite blocks

SOUTH CAROLINA
  Kershaw County
    Quarry Properties
      Kershaw Quarry....................................  Quarrying of dimensional Kershaw granite blocks
  Lancaster County
    Quarry Properties
      Coral Gray Quarry.................................  Quarrying of dimensional Coral Gray granite blocks

     In addition, upon consummation of the Keith Acquisition, the Company will own or lease 17 retail outlets and a sandblasting facility in Kentucky.

     The following table sets forth certain information relating to the Company's quarry properties. Each of the quarries listed below: (i) is owned by the Company (other than the Kershaw quarry, which is leased with 40 years remaining on the lease); (ii) is an open-pit quarry; (iii) contains granite that is suitable for extraction as dimension granite for memorial or other use; (iv) is serviced by electricity provided by local utility companies (other than the Bethel quarry which is serviced by internal generators); and (v) has adequate and modern extraction and other equipment. The Company presently has no exploration plans in place.

                                                                                   TOTAL        NET SALEABLE    NET SALEABLE
                     APPROXIMATE DATE                                          ORIGINAL COST     RECOVERABLE    RECOVERABLE
                      OF COMMENCEMENT         PRIOR OWNER,         MEANS OF         OF           RESERVES(1)      RESERVES
      QUARRY           OF OPERATIONS         (DATE ACQUIRED)        ACCESS     EACH PROPERTY    (CUBIC FEET)     (YEARS)(2)
-------------------  -----------------   -----------------------  -----------  -------------   ---------------  ------------
E.L. Smith.........         1880         E.L. Smith Quarry Co.    Paved road    $ 7,562,676      2,460,000,000        4,920
                                         (1948)
Adam-Pirie.........         1880         J.K. Pirie Quarry        Paved road    $ 4,211,363        985,000,000        6,560
                                         (1955)
Bethel.............         1900         Woodbury Granite         Dirt road     $   174,024         76,665,000          383
                                         Company, Inc. (1957)
Royalty/Berkeley...         1923         Coggins Granite (1991)   Paved road    $ 2,794,500          6,695,000           67
Millstone..........         1985         Coggins Granite (1991)   Paved road    $ 1,195,900          5,663,000           56
Caprice............         1968         Caprice Blue Quarry      Paved road    $         0        No estimate  No estimate
                                         Inc.(1997)
Stanstead..........         1920         Brodies Limited and      Paved road    $   505,453         32,670,000          217
                                         Stanstead Granite
                                         Company (1960)
Laurentian.........         1944         Brodies Limited (1960)   Paved road    $   860,115          3,920,000           52
American Black.....         1973         Pennsylvania Granite     Paved road    $ 2,900,000         14,701,000           98
                                         Inc. (1997)
Salisbury..........         1918         Pennsylvania Granite     Paved road    $ 3,886,592         19,602,000           87
                                         Inc. (1997)
Autumn Rose........         1969         Autumn Rose Quarry Inc.  Paved road    $   200,000            735,000           21
                                         (1997)
Kershaw............         1955         Pennsylvania Granite     Paved road    $   200,000            635,000           22
                                         Inc. (1997)
Coral Gray.........         1955         Pennsylvania Granite     Paved road    $   200,000        No estimate  No estimate
                                         Inc. (1997)

---------------
(1) Net saleable reserves are based on internal Company estimates, except for the reserves for the E.L. Smith, Adam-Pirie and Bethel quarries, which are based on independent assessments by CA Rich Consultants, Inc.

(2) Based on internal Company estimates using current production levels.

     The estimates of saleable reserves of the Company are based on historical quarry operations, workable reserves in the existing quarries and immediately adjacent areas, current work force sizes and current demand. While quarry operations decrease the granite deposits, the size of the granite deposits in which the Company's quarries are located are large and extend well beyond existing working quarry perimeters. The Company has historically expanded quarry perimeters or opened other quarries in the deposit as necessary to utilize reserves and the Company has adequate acreage for expansions as and when necessary. Most of the Company's quarries have operating histories dating back 50 or more years. The Company has no reason to believe that it will deplete its granite reserves at any time in the foreseeable future.

     Dimension granite is not considered a valuable mineral or commodity such as gold, nor is it traded on any commodities exchange. The prices charged by the Company to third parties for granite blocks depend on the characteristics of (such as color) and costs to quarry each granite block. The price per cubic foot currently charged by the Company for its granite blocks is generally comparable to other granite suppliers and typically does not exceed $30.

REGULATION

     The Company's quarry and manufacturing operations are subject to substantial regulation by federal and state governmental statutes and agencies, including OSHA, the Mine Safety and Health Administration and similar state and Canadian authorities. The Company's operations are also subject to extensive laws, and regulations administered by the EPA and similar state and Canadian authorities for the protection of the environment, including but not limited to those relating to air and water quality, solid and hazardous waste handling and disposal. These laws and regulations may require parties to fund remedial action or to pay damages regardless of fault. Environmental laws and regulations may also impose liability with respect to divested or terminated operations even if the operations were divested or terminated many years ago. In addition, current and future environmental or occupational health and safety laws, regulations or regulatory interpretations may require significant expenditures for compliance which could require the Company to modify or curtail its operations. The Company cannot predict the effect of such laws, regulations or regulatory interpretations on its business, financial condition, results of operations. While the Company expects to be able to continue to comply, in all material respects, with existing laws and regulations, any material non-compliance could have a material adverse affect on the Company's business, financial condition and results of operations.

LEGAL MATTERS

     The Company is a party to legal proceedings that arise from time to time in the ordinary course of its business. While the outcome of these proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the Company.

     The Company carries insurance with coverages that it believes to be customary in its industry. Although there can be no assurance that such insurance will be sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company's operations.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     Certain information concerning directors, executive officers and other officers of the Company is set forth below:

                   NAME                     AGE             POSITIONS WITH THE COMPANY
------------------------------------------  ---     ------------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS(1)
George R. Anderson........................   57     Senior Vice President, Chief Financial
                                                    Officer, Treasurer, Director
James L. Fox(2)...........................   45     Director
Peter A. Friberg..........................   46     Senior Vice President -- Memorial Sales,
                                                    Director
Mark A. Gherardi..........................   39     Senior Vice President -- Barre and Canada
                                                    Manufacturing Operations, Director
Jon M. Gregory............................   48     President -- Quarry Division, Director
John E. Keith(2)..........................   50     President -- Retail Division, Director
Richard C. Kimball........................   57     President -- Memorials Division, Vice
                                                    Chairman of the Board of Directors
G. Thomas Oglesby, Jr. ...................   51     President -- Keystone Division, Director
Kurt M. Swenson...........................   52     President and Chief Executive Officer,
                                                    Chairman of the Board of Directors
Charles M. Waite..........................   64     Director
Fredrick E. Webster, Jr.(2)...............   59     Director
OTHER OFFICERS
Robert Otis Childs, III(2)................   38     President -- C&C Division
Albert Gherardi, Jr. .....................   61     Vice President -- Facilities Management
Edward E. Haydon..........................   57     Senior Vice President -- National Accounts
                                                    Manager
John R. Monson............................   56     Secretary and General Counsel
George T. Oglesby, III....................   27     Vice President -- Keystone Division
Gerald E. Parrott.........................   48     Vice President -- Precision Products

---------------
(1) Each officer serves for a term of one year.

(2) Messrs. Childs, Fox, Keith and Webster will assume their respective positions upon consummation of this offering.

     George R. Anderson has been the Senior Vice President, Chief Financial Officer and a director of the Company since 1984. Mr. Anderson joined the Company in 1969 as the Chief Accountant and subsequently held the positions of Controller and Treasurer. He has been a director of the Barre Granite Association and a trustee of the Granite Group Insurance Trust and the Barre Belt Multi-Employer Pension Plan. Mr. Anderson's term as a director will expire in 1999.

     Robert Otis Childs, III will become, upon consummation of the C&C Acquisition, President -- C&C Division. Since 1983, Mr. Childs has been Vice President for Marketing of C&C. He has been President and a member of the Board of Directors of the American Monument Association, and is the President-elect and a director of the Manufacturers and Wholesalers Division of the Monument Builders of North America.

     James L. Fox. Since 1989, Mr. Fox has been Executive Vice President and General Manager of First Data Investor Services Group, a division of First Data Corporation. Mr. Fox's term as a director of the Company will expire in 1999.

     Peter A. Friberg has been Senior Vice President -- Memorial Sales, of the Company since 1996 and a director of the Company since January 1996. From 1975 to 1995, Mr. Friberg co-owned and co-managed the Anderson-Friberg Company, a memorial manufacturing company, in Barre, Vermont, serving as President from 1991 to 1995. From 1991 to 1993, Mr. Friberg was President of the Barre Granite Association. Mr. Friberg's term as a director of the Company will expire in 1998.

     Albert Gherardi, Jr. has been Vice President, Facilities Management of the Company since 1996. Prior to 1996, Mr. Gherardi held various positions over a 40-year period with Lawson Granite Company, a memorials company that the Company acquired in 1996. Albert Gherardi, Jr. is the father of Mark A. Gherardi.

     Mark A. Gherardi has been Senior Vice President, Barre and Canada Manufacturing Operations and a director of the Company since 1996. Prior to 1996, Mr. Gherardi held various sales and production positions over a 20-year period with Lawson Granite Company. Mr. Gherardi's term as a director of the Company will expire in 1998. Mark Gherardi is the son of Albert Gherardi, Jr.

     Jon M. Gregory has been President -- Quarry Division since 1993 and has been a director of the Company since 1995. Since joining the Company in 1975, Mr. Gregory has served in various positions including Senior Vice President of the Memorials Division, Manager of Manufacturing and line production supervisor. Mr. Gregory's term as a director of the Company will expire in 1998.

     Edward E. Haydon has been Senior Vice President -- National Accounts Manager since 1996 and President of Rock of Ages Canada, Inc. since 1985. In addition, Mr. Haydon was also Senior Vice President, Memorial Operations from 1991 to 1993. Mr. Haydon is also a Director of the Canadian Stone Association, and a Trustee of the Manufacturers and Wholesalers Division of Monument Builders of North America.

     John E. Keith will become, upon consummation of the Keith Acquisition, the President -- Retail Division and a director of the Company. Mr. Keith has been an owner of and President of Keith Monument since 1989. From 1965 to 1989, Mr. Keith held various officer positions with Keith Monument. Mr. Keith's term as a director of the Company will expire in 2000.

     Richard C. Kimball has been President -- Memorials Division, and Vice Chairman of the Board of Directors since 1993 and a director of the Company since 1986. Prior to joining the Company, Mr. Kimball served as a director, principal and President of The Bigelow Company, Inc., a strategic planning and investment banking firm from 1972 until 1993. Mr. Kimball's current term as a director of the Company will expire in 2000.

     John R. Monson has been Secretary of the Company since 1984 and General Counsel of the Company since August, 1996. Since 1974, Mr. Monson has been a partner, director and member of Wiggin & Nourie, P.A., a law firm located in Manchester, New Hampshire that has represented the Company since 1984.

     G. Thomas Oglesby, Jr. became the President -- Keystone Division and a director of the Company in connection with the consummation of the Keystone Acquisition in June 1997. Since 1982, Mr. Oglesby has been President of Keystone Memorials Inc. Mr. Oglesby was a member of the Board of Directors and served four separate terms as President of the Elberton Granite Association from 1979 until 1996. He is a director of the American Monument Association and the Manufacturers and Wholesalers Division of the Monument Builders of North America. He is the father of George T. Oglesby, III. Mr. Oglesby's current term as a director of the Company will expire in 1999.

     George T. Oglesby, III was elected Vice President -- Keystone Division in connection with the consummation of the Keystone Acquisition in June 1997. Since 1992, Mr. Ogelsby has held various sales and management positions with Keystone Memorials Inc. He is a member of the Board of Directors of the Elberton Granite Association.

     Gerald E. Parrott has been Vice President -- Precision Products since 1992. From 1976 to 1992 he was Chief Engineer of the Company.

     Kurt M. Swenson has been the President and Chief Executive Officer and Chairman of the Board of Directors of the Company since 1984. Mr. Swenson has been the Chief Executive Officer and a director of Swenson Granite Company, Inc. since 1974. He is also a director of the American Monument Association, the Funeral and Memorial Information Council, the National Building Granite Quarriers Association and Group Polycor International. Mr. Swenson is also a director and the President of the StonExpo Federation and a trustee of the Manufacturers and Wholesalers' Division of Monument Builders of North America. Mr. Swenson's current term as a director of the Company will expire in 2000.

     Charles M. Waite has been a director of the Company since 1985. Since 1989, Mr. Waite has been managing partner of Chowning Partners, a financial consulting firm that provides consulting services to New England companies. Mr. Waite's current term as a director will expire in 2000.

     Fredrick E. Webster, Jr., Ph.D. has been a Professor of Management at the Amos Tuck School of Business Administration of Dartmouth College since 1965. He is also a management consultant and lecturer. Dr. Webster serves as a director of Vermont Public Radio and the American Marketing Association. He is also a member of the Corporation of Mary Hitchcock Memorial Hospital. Mr. Webster's term as a director will expire in 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

     The principal function of the Audit Committee, which, upon consummation of this offering, will consist of Messrs. Fox and Waite, is to endeavor to assure the integrity and adequacy of financial statements issued by the Company. It is intended that the Audit Committee will review internal auditing systems and procedures as well as the activities of the public accounting firm performing the external audit.

     The principal function of the Compensation Committee, which, upon consummation of this offering, will consist of Messrs. Fox, Waite and Webster, is to review periodically the suitability of the remuneration arrangements (including benefits) for the executive officers of the Company and to administer the 1994 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the Compensation Committee of the Board of Directors was comprised of Kurt Swenson, Guy A. Swenson, Jr. and Charles M. Waite. During his 1996 service on the Compensation Committee, Mr. Swenson was the President and Chief Executive Officer of the Company and Mr. Swenson participated in all compensation decisions, including those related to his own compensation.

COMPENSATION OF DIRECTORS

     Directors who are not also officers of the Company are paid annual directors' retainers of $5,000, and $250 for each meeting of the Board, including committee meetings. Directors are also eligible for stock option grants under the 1994 Plan.

EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                      COMPENSATION
                                           ANNUAL COMPENSATION    ---------------------
                                           --------------------   SECURITIES UNDERLYING       ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS          OPTIONS(#)          COMPENSATION(1)
---------------------------------  -----   ---------   --------   ---------------------    ---------------
Kurt M. Swenson..................   1996    $304,320    $15,220           12,500               $ 1,050
  President, Chief Executive
  Officer, Chairman of the Board
  of Directors

Richard C. Kimball...............   1996    $204,360    $14,000           12,500               $ 1,050
  President -- Memorials
  Division, Vice Chairman of the
  Board of Directors

George R. Anderson...............   1996    $154,440    $10,500           25,000               $ 1,050
  Senior Vice President, Chief
  Financial Officer, Director

Jon M. Gregory...................   1996    $153,360    $10,500           50,000               $ 1,050
  President -- Quarry Division,
  Director

Mark A. Gherardi.................   1996    $140,040    $12,500           75,000                  --
  Senior Vice President -- Barre
  and Canada Manufacturing
  Operations, Director

---------------
(1) In each case, represents a matching contribution under the Company's 401K plan.

STOCK OPTION GRANTS

     The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1996 by the Company to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                                VALUE
                                                 INDIVIDUAL GRANTS                        AT ASSUMED ANNUAL
                              -------------------------------------------------------           RATES
                              NUMBER OF      PERCENT OF                                    OF STOCK PRICE
                              SECURITIES   TOTAL OPTIONS                                    APPRECIATION
                              UNDERLYING     GRANTED TO       EXERCISE                   FOR OPTION TERM(4)
                               OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION   ---------------------
            NAME              GRANTED(1)   FISCAL YEAR(2)   PER SHARE(3)      DATE         5%         10%
----------------------------  ----------   --------------   ------------   ----------   --------   ----------
Kurt M. Swenson.............    12,500           2.1%          $ 4.12        12/31/01   $ 14,229   $   31,441
Richard C. Kimball..........    12,500           2.1%          $ 3.74        12/31/01     12,916       28,541
George R. Anderson..........    25,000           4.3%          $ 3.74        12/31/01     25,832       59,083
Jon M. Gregory..............    50,000           8.5%          $ 3.74        12/31/01     51,665      114,165
Mark A. Gherardi............    75,000          12.8%          $ 3.59        01/01/01     74,389      164,380

---------------
(1) The options represent the right to acquire Class B Common Stock, which is convertible on a share-for-share basis into Class A Common Stock.

(2) Based on an aggregate of 587,500 options granted to employees and directors of the Company in fiscal 1996, including the Named Executive Officers.

(3) The exercise price of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(4) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There can be no assurance that the amounts reflected in the table will be the actual amounts achieved.

     The following table sets forth information concerning the fiscal year-end value of unexercised options held at December 31, 1996 by each of the Named Executive Officers, using the exercise price of options granted in December, 1996 as the fiscal year-end value per share of Common Stock. Each of the stock options set forth below represents the right to acquire Class B Common Stock. During 1996, no stock options were exercised by any of the Named Executive Officers. The Company has not granted any stock appreciation rights.

                         FISCAL YEAR-END OPTION VALUES


                                                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                OPTIONS AT DECEMBER 31, 1996        AT DECEMBER 31, 1996
                                                -----------------------------   -----------------------------
                     NAME                       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------------  ------------   --------------   ------------   --------------
Kurt M. Swenson...............................     62,500          50,000         $ 66,000        $ 44,000
Richard C. Kimball............................     47,500          40,000           60,300          40,200
George R. Anderson............................     35,000          40,000           40,200          26,800
Jon M. Gregory ...............................     25,000          50,000           20,100          13,400
Mark A. Gherardi..............................     15,000          60,000            2,250           9,000

PENSION PLANS

     The Company maintains a qualified pension plan (the "Pension Plan"), and non-qualified salary continuation agreements (the "Salary Continuation Agreements") for certain executive officers of the Company. The Company's Pension Plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the retirement plan. The annual pension benefits shown for the qualified plan assume a participant attains age 65 during 1997 and retires immediately. The Employee Retirement Income Security Act of 1974 places limitations on the compensation used to calculate pensions and on pensions which may be paid under federal income tax qualified plans, and some of the amounts shown on the following table may exceed the applicable limitations. Such limitations are not currently applicable to the Salary Continuation Agreements.

     The following table shows the total estimated annual retirement benefits payable upon normal retirement under the Pension Plan for the Named Executive Officers at the specified executive remuneration and years of continuous service.

                               PENSION PLAN TABLE

    FINAL AVERAGE
    COMPENSATION                  15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
    ----------------------------  --------     --------     --------     --------     --------
    $125,000....................  $ 39,492     $ 52,656     $ 65,820     $ 78,984     $ 78,984
    $150,000....................  $ 47,742     $ 63,656     $ 79,570     $ 95,484     $ 95,484
    $175,000....................  $ 55,992     $ 74,656     $ 93,320     $111,984     $111,984
    $200,000....................  $ 64,242     $ 85,656     $107,070     $128,484     $128,484
    $225,000....................  $ 72,492     $ 96,656     $120,820     $144,984     $144,984
    $250,000....................  $ 80,742     $107,656     $134,570     $161,484     $161,484
    $275,000....................  $ 88,992     $118,656     $148,320     $177,984     $177,984
    $300,000....................  $ 97,242     $129,656     $194,484     $194,484     $194,484
    $325,000....................  $105,492     $140,656     $175,820     $210,984     $210,984
    $350,000....................  $113,742     $151,656     $189,570     $227,484     $227,484
    $375,000....................  $121,992     $162,656     $203,320     $243,984     $243,984

     These calculations are based on the retirement formula in effect as of December 31, 1996, which provides an annual life annuity at age 65 equal to 1.8% of a participant's final five-year average compensation (excluding bonus) plus
 .4% of a participant's final five-year average compensation in excess of Social Security Covered Compensation times years of service to a maximum of 30 years. Estimated years of continuous service for each of the Named Executive Officers, as of December 31, 1996 and rounded to the full year, are: Mr. G. Anderson, 28 years; Mr. J. Gregory, 21 years; Mr. M. Gherardi, 16 years; Mr. R. Kimball, 4 years; and Mr. K. Swenson, 13 years.

     In addition, the Company's Salary Continuation Agreements provide for supplemental pension benefits to certain executive officers of the Company, including the Named Executive Officers. The following table sets forth the supplemental pension benefits for the Named Executive Officers.

                                                                                         ANNUAL
                                                                       TOTAL YEARS     RETIREMENT
                                                      ANNUAL BASE      OF SERVICE       BENEFIT
                          NAME                        COMPENSATION      AT AGE 65      AT AGE 65
    ------------------------------------------------  ------------     -----------     ----------
    M. Gherardi.....................................    $140,000            27          $  22,680
    G. Anderson.....................................    $154,440            35          $  32,432
    R. Kimball......................................    $204,360            12          $  24,523
    K. Swenson......................................    $304,320            26          $  87,036
    J. Gregory......................................    $153,360            39          $  35,886

     These calculations are based on individual Salary Continuation Agreements, which provide a 100% joint and survivor annuity at age 65 equal to a percentage, ranging from .6% to 1.1%, of a participant's highest annual base compensation times full years of service. The percentage range has been determined by the Board of Directors. There is no compensation increases assumed in these calculations.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Kurt M. Swenson (the "Swenson Employment Agreement") for retention of his services as President and Chief Executive Officer of the Company. The term of the Swenson Employment Agreement commences on the date of consummation of the offering (the "Commencement Date") and continues until the fifth anniversary thereof, provided that on the third and each subsequent anniversary of the Commencement Date such term will automatically be extended for one additional year, unless, not later than ninety days prior to the expiration of the term, the Company or Mr. Swenson gives notice that the term will not be extended. The Swenson Employment Agreement provides for continued payment of salary and benefits over the remainder of the term if Mr. Swenson's employment is terminated by the Company without Cause (as defined in the Swenson Employment Agreement) or as a result of death or disability or by Mr. Swenson for Good Reason (as defined in the Swenson Employment Agreement). The Swenson Employment Agreement also provides for a lump sum payment to Mr. Swenson equal to the sum of (i) accrued but unpaid salary, and a prorated bonus amount equal to the greater of the largest annual bonus paid to Mr. Swenson during the prior three years and the annual bonus payable in respect of the most recently completed fiscal year (the "Highest Annual Bonus"), through the date of termination and (ii) three times the sum of (A) his then annual salary and (B) Highest Annual Bonus, and for continuation of benefits for three years, if Mr. Swenson's employment is terminated by the Company (other than for Cause, death or disability) during the twelve-month period following, or prior to but in connection with, or by Mr. Swenson during the twelve-month period following, a Change in Control (as defined in the Swenson Employment Agreement). In the event of such a termination, Mr. Swenson may elect in lieu of the lump sum payment described above, to receive in a lump sum or over the then remaining term of the Swenson Employment Agreement, an amount equal to the total amount he would have been entitled to receive if his employment had been terminated by the Company Without Cause or by Mr. Swenson for Good Reason. If any payment or distribution by the Company to or for the benefit of Mr. Swenson under the Swenson Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Mr. Swenson with respect to such excise tax, then Mr. Swenson will generally be entitled to receive an additional payment such that after payment by Mr. Swenson of all taxes, Mr. Swenson retains an amount of the additional payment equal to the excise tax imposed.

     The Company has entered into an employment agreement with G. Thomas Oglesby, Jr. and George T. Oglesby, III and will enter into employment agreements with each of Robert Otis Childs, III, John E. Keith and Roy H. Keith, Jr. (such persons, together with G. Thomas Oglesby, Jr., being referred to as the "Acquisition Executives" and such employment agreements with the Acquisition Executives being referred to collectively as the "Acquisition Employment Agreements"), upon consummation of the C&C Acquisition and Keith Acquisition. The Acquisition Employment Agreement with Mr. Oglesby provides for an initial five-year term commencing on June 27, 1997, and each of the other Acquisition Employment Agreements provides, in effect, for an initial five-year term commencing on the date of the offering. Pursuant to the Acquisition Employment Agreements, the Executives will hold the respective positions listed for such persons under "Management -- Directors and Officers". The Acquisition Employment Agreements provide for benefits of the type generally provided to key executives of the Company, and for continued payment of salary and benefits over the remainder of the term if the Executive's employment is terminated by the Company without Cause. The Acquisition Employment Agreements and related undertakings generally prohibit the Executives from competing with the Company during the term of employment and for two years thereafter, and contain customary confidentiality provisions in favor of the Company. In addition, the Acquisition Employment Agreements of G. Thomas Oglesby, Jr. and John E. Keith provide that, so long as they remain employed under their respective Acquisition Employment Agreements, they will be nominated for election to the Board of Directors of the Company, subject to certain conditions. The Company will also enter into employment agreements with Richard C. Kimball, George R. Anderson, Jon Gregory and Edward E. Haydon (the "Officer Employment Agreements"), effective upon consummation of this offering. The Officer Employment Agreements will contain substantially the same terms as the Acquisition Employment Agreements, except that they will not include any right to be nominated for election to the Company's Board of Directors.

     In connection with the acquisitions of Lawson Granite Company and the Anderson Friberg Company, the Company on January 1, 1996 entered into five-year employment agreements (the "Lawson-AFCO Employment Agreements") with Peter Friberg, Albert Gherardi, Jr., Mark Gherardi and Paula Plante (the "Lawson-AFCO Employees") providing for the employment of such persons in their current positions. The Lawson-AFCO Employment Agreements contain substantially the same terms as the Acquisition Employment Agreements except that they provide for certain severance payments upon certain conditions occurring.

INCENTIVE PLAN

     1994 Amended and Restated Stock Plan. Under the 1994 Plan, 1,500,000 shares of Common Stock have been reserved for issuance to officers, directors, employees and consultants of the Company and its subsidiaries. Awards under the 1994 Plan made by the Board of Directors prior to the consummation of this offering will be satisfied in shares of Class B Common Stock and awards made under the 1994 Plan made on or after that date will be satisfied in shares of Class A Common Stock. As of the date of this Prospectus, options for 862,500 shares of Class B Common Stock have been granted and were outstanding under the 1994 Plan and no such options have been exercised. Options for 383,252 shares of Class A Common Stock will be granted in connection with the Acquisitions and to two non-employee directors who will assume their positions upon consummation of this offering. In addition, as of the date of this Prospectus, options to acquire 254,248 shares of Class A Common Stock remained available for future issuance under the 1994 Plan. Under the terms of the 1994 Plan, "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), "nonqualified stock options" or options which do not qualify as ISOs ("NQSOs"), awards of Common Stock, and opportunities to make direct purchases, of Common Stock ("Awards") may be granted by the Board of Directors to employees (including officers and directors who are employees), directors and consultants of the Company, except that ISOs may be granted only to persons who are employees of the Company at the time the ISOs are granted.

     Initially, each ISO will be exercisable over a period, determined by the Board of Directors in its discretion, not to exceed ten years from the date of grant, as required by the Code. In addition, in the case of an ISO granted to an individual who, at the time such ISO is granted, owns shares of capital stock of the

Company representing more than ten percent of the total combined voting power of all classes of stock of the Company, the exercise period for an ISO may not exceed five years from the date of grant. Options may be exercisable during the exercise period at such times, in such amount, in accordance with such terms and conditions, and subject to such restrictions as are set forth in the option agreement evidencing the grant of such options. The Board of Directors generally has the right to accelerate the exercisability of any options granted under the 1994 Plan which would otherwise be unexercisable. Upon certain consolidations or mergers, the board of directors of any entity assuming the obligations of the Company may make equitable adjustments to the options, accelerate the exercisability of options or terminate them in exchange for a cash payment.

     The 1994 Plan shall expire at the end of the day on November 20, 2004, except with respect to options or Awards outstanding on such date. The Board of Directors may terminate the 1994 Plan sooner at any time or amend the Plan at any time, subject to the terms of the 1994 Plan.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Company shall be personally liable to the Company or to any stockholder for monetary damages arising out of such director's breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted by the Delaware General Corporation Law. The Delaware General Corporation Law, as currently in effect, permits charter provisions eliminating the liability of directors for breach of fiduciary duty, except that such charter provisions may not eliminate or limit the liability of directors for: (i) any breach of the director's duty of loyalty to a corporation or its stockholders; (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) any payment of a dividend or approval of a stock purchase or other transaction that is illegal under Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit. A principal effect of this provision of the Certificate of Incorporation is to limit or eliminate the potential liability of the Company's directors for monetary damages arising from any breach of their duty of care, unless the breach involves one of the four exceptions described in clauses (i) through (iv) of the immediately preceding sentence.

     The Certificate of Incorporation and the Company's By-laws further provide for the indemnification of the Company's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     At the present time, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company in which indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the closing of the offering, the Company will effect a reorganization (the "Reorganization") as follows: (i) the reincorporation merger of Rock of Ages Corporation, a Vermont corporation and the immediate predecessor to the Company ("ROA Vermont"), with and into a newly-formed Delaware corporation, with the Company surviving as a Delaware corporation (the "Reincorporation Merger"), which occurred on August 12, 1997, whereby the Class A and Class B Common Stock was created and each outstanding share of common stock of ROA Vermont was converted into one half of a share of Class B Common Stock; (ii) the merger of Swenson Granite Company ("Swenson Granite") with and into the Company, with the Company as the surviving corporation (the "Swenson Merger"), in which Swenson Granite's stockholders will receive 1,618.123 shares of Class B Common Stock for each share of Swenson Granite capital stock held by them; and (iii) immediately prior to the Swenson Merger, Swenson Granite will distribute its curb and landscaping business (essentially all of its operating assets and operating liabilities) to its stockholders (the "Swenson Granite Distribution") through a pro rata distribution of all of the member interests in a newly formed limited liability company to be named Swenson Granite Company LLC ("Swenson LLC"). Following the Swenson Granite Distribution and prior to the Swenson Merger, the sole asset of Swenson Granite will be its 93% stock interest in the Company and its only liabilities will be a $3,340,000 intercompany payable to the Company and a $310,000 note payable described below. The Swenson Merger exchange ratio of 1,618,123 shares of Class B Common Stock for each share of Swenson Granite Common Stock was determined by dividing the number of outstanding shares of the Company held by Swenson Granite at the time of the Swenson Merger by the total number of shares of common stock of Swenson Granite which will be outstanding at such time. In determining this ratio, Swenson Granite and the Company sought to maintain in the Swenson Granite shareholders as a group the same aggregate percentage ownership of the Company as was held by Swenson Granite immediately prior to the Swenson Merger, as well as to preserve the same ownership proportions of such shareholders relative to one another with respect to the Company as they held with respect to Swenson Granite immediately prior to the Swenson Merger. Upon consummation of the Swenson Merger, the shares of the Company held by Swenson Granite will be cancelled, the Company will forgive the intercompany payable and the Company will assume the note payable. Kurt M. Swenson and his brother Kevin C. Swenson own in the aggregate approximately 60.6% of Swenson Granite. Robert Pope, a security holder of more than five percent of the Class B Common Stock of the Company, will become President and Chief Executive Officer of Swenson LLC following the Swenson Granite Distribution.


     Swenson Granite is a party to certain financing agreements of the Company with CIT and is a co-maker and/or guarantor of all indebtedness of the Company due to CIT. See "Management's Discussion and Analysis -- Liquidity and Capital Resources". Upon consummation of the Swenson Granite Distribution and the offering, Swenson LLC will be released by CIT as a party, co-maker and/or guarantor of the Company's indebtedness to CIT, and the Company will remain liable with respect thereto. As of June 30, 1997, the Company carried on its books approximately $4.6 million due from Swenson Granite with respect to borrowings by the Company under these credit facilities and advanced by the Company to Swenson Granite. Of this amount, approximately $3.3 million will not be assumed or repaid by Swenson LLC in connection with the Swenson Granite Distribution and will remain an obligation of the Company. The balance of approximately $1.3 million, together with any net advances from the Company to Swenson Granite from and after June 30, 1997 to the date of the Swenson Granite Distribution and the consummation of the offering, will be repaid by Swenson LLC to the Company on or before December 31, 1997.

     In connection with the Company's acquisition of Lawson Granite Company and Anderson Friberg Company in December 1995, Swenson Granite is obligated under certain notes and agreements related thereto (the "Lawson-Anderson Friberg Obligations"). Except for certain employment agreement and other obligations to Robert F. Pope (the "Pope Obligations"), the Chief Operating Officer of Swenson Granite who, effective upon the Swenson Granite Distribution, will become President and Chief Executive Officer of Swenson LLC, none of the Lawson-Anderson Friberg Obligations, including but not limited to a note payable to Paula Plante in the amount of $310,000, will be assumed by Swenson LLC and will become direct obligations of the Company as a result of the Swenson Merger. The Company will indemnify Swenson LLC with respect to such obligations, other than the Pope Obligations as to which Mr. Pope will release, and Swenson LLC will provide an indemnity to, Swenson Granite and the Company.

     Swenson LLC will own two granite quarries, one in Concord, New Hampshire and other in Woodbury, Vermont. Both have been owned by Swenson Granite for more than 40 years. The Company anticipates that it will continue to purchase Woodbury granite from Swenson LLC at the same price Swenson LLC charges its landscape manufacturing operations. The Company expects that it will continue to be able to purchase all of the excess output of the Woodbury quarry (beyond that required by Swenson LLC for its curb and landscaping operations) for resale for both memorial and other uses. Because of the proximity of the Woodbury quarry to Barre, Vermont, the Company has provided, and expects to continue to provide, certain maintenance services and equipment to the Woodbury quarry. Both the Company and Swenson LLC will have the right to terminate these services at any time and the Company will have no obligation to purchase or continue to purchase Woodbury granite from Swenson LLC. The Company's sales of Woodbury granite provided by Swenson Granite represented 1.8% of 1996 sales of the Company (1.1% assuming the Acquisitions occurred as of January 1, 1996). The Company believes these arrangements with Swenson LLC are as favorable, or more favorable, than would be available from an unrelated party for comparable granite blocks.

     It is expected that, effective upon the Swenson Granite Distribution, ongoing pension liabilities under the Pension Plan (which is sponsored jointly by the Company and Swenson Granite) in respect of the employees of Swenson Granite will be assumed by Swenson LLC, and appropriate assets, determined in accordance with applicable law, will be transferred from the Pension Plan to a pension plan established by Swenson LLC. It is anticipated that in connection with the Swenson Granite Distribution, the 401(k) accounts of Swenson Granite employees who participate in 401(k) plans jointly sponsored by the Company and Swenson Granite will remain in a jointly sponsored plan since each employee's account is fully funded and vested as each contribution is made.

     Upon consummation of the Swenson Granite Distribution, Kurt M. Swenson, the Company's Chairman and Chief Executive Officer, will own approximately 30% of all outstanding member interests of Swenson LLC. Mr. Swenson, who has served as Chairman of the Board and Chief Executive Officer of Swenson Granite since 1974, will resign as President, Chief Executive Officer of Swenson Granite, effective upon the consummation of the Swenson Granite Distribution. However, Mr. Swenson will continue to serve as a non-officer Chairman of the Board of Swenson LLC, but will have no involvement with the day to day operations of Swenson LLC. Neither Mr. Swenson nor any other officer of the Company, will receive salary, bonus, expenses or other compensation from Swenson LLC except for any pro rata share of earnings attributable to their ownership interest.

     In connection with the Keystone Acquisition, the Company entered into the Supply Agreements with Missouri Red and KGCI. See "Business -- Quarrying and Manufacturing Operations". G. Thomas Oglesby, Jr. is the sole owner of Missouri Red and the trustee of a trust for the benefit of his mother and others which hold 100% of KGCI. G. Thomas Oglesby, Jr. is an officer of the Company. The Company believes the terms and conditions of the Supply Agreements are as favorable as would be available from unrelated suppliers. Also in connection with the Keystone Acquisition, the Company agreed to grant to G. Thomas Oglesby, Jr. and George T. Oglesby, III, principal owners and officers of Keystone, options under the 1994 Plan to purchase 75,000 shares and 50,000 shares, respectively, at an exercise price per share equal to the initial public offering price per share of the Class A Common Stock. See "Management -- Directors and Officers."

     In connection with the C&C Acquisition, the Company has agreed to grant to Robert Otis Childs, III, one of the principal owners of C&C, an option under the 1994 Plan to purchase 75,000 shares of Class A Common Stock at an exercise price per share equal to the initial public offering price per share of the Class A Common Stock. See "Management -- Directors and Officers."

     In connection with the Keith Acquisition, the Company agreed to (i) enter into a five year triple net lease agreement with John E. Keith, who will become an officer and director of the Company upon consummation of the Keith Acquisition, and Roy Keith, Jr., the principal owners of Keith Monument, for office buildings and retail locations containing 28,000 square feet at an annual rent of $120,000; and (ii) grant to John E. Keith and Roy Keith, Jr. options under the 1994 Plan to purchase an aggregate of 125,000 shares of Class A Common Stock at an exercise price per share equal to the initial public offering price per share of the Class A Common Stock. See "Management -- Directors and Officers."

     Upon consummation of the offering, the Company will grant to each of James
L. Fox and Frederick E. Webster, Jr., each of whom will become non-employee directors of the Company at that time, options under the 1994 Plan to purchase 29,126 shares of Class A Common Stock at an exercise price per share equal to the initial public offering price per share of the Class A Common Stock.

     The Company has adopted a policy pursuant to which any future transaction with one of its officers, directors or affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

                       PRINCIPAL AND SELLING STOCKHOLDERS


     The following tables set forth certain information as to the beneficial ownership of the Common Stock as of October 14, 1997, and as adjusted to reflect the sale of 2,900,000 shares of Class A Common Stock offered hereby, by (i) each person known by the Company to be the beneficial owner of 5% or more of Common Stock; (ii) each director of the Company; (iii) each of the executive officers of the Company; (iv) all directors and executive officers as a group; and (v) each Selling Stockholder. Unless otherwise indicated, the Company believes all persons listed have sole voting power and sole investment power with respect to the shares shown.



                                              COMMON STOCK                             COMMON STOCK
                                           BENEFICIALLY OWNED        SHARES OF      BENEFICIALLY OWNED
                                          PRIOR TO OFFERING(2)        CLASS A        AFTER OFFERING(2)
NAME AND ADDRESS OF                       ---------------------     COMMON STOCK    -------------------
BENEFICIAL OWNER(1)                        NUMBER       PERCENT      TO BE SOLD      NUMBER     PERCENT
----------------------------------------  ---------     -------     ------------    ---------   -------
Kurt M. Swenson(3)+.....................  1,143,989       27.6             --       1,143,989     16.5
Kevin C. Swenson(4).....................  1,061,489       25.6             --       1,061,489     15.3
Mark A. Gherardi(5)+....................    277,573        6.7             --         277,573      4.0
Missouri Red Quarries, Inc.(6)..........    263,441        6.4             --         263,441      3.8
G. Thomas Oglesby, Jr.(7)+..............    263,441        6.4             --         278,441      4.0
George T. Oglesby, III(8)...............         --          *             --          10,000        *
Peter A. Friberg(9)+....................    206,375        5.0             --         206,375      3.0
Robert L. Pope(10)......................    206,375        5.0             --         206,375      3.0
Richard C. Kimball(11)+.................     91,626        2.2             --          91,626      1.3
George R. Anderson(12)+.................     74,126        1.8             --          74,126      1.1
Jon M. Gregory(13)+.....................     54,126        1.4             --          59,126        *
Charles M. Waite+.......................     29,126          *             --          29,126        *
John E. Keith(14)+......................         --          *             --         100,735      1.5
James L. Fox(14)+.......................         --          *             --           5,825        *
Frederick E. Webster, Jr.(14)+..........         --          *             --           5,825        *
Guy A. Swenson, III(15).................     48,544        1.2         32,000          16,544        *
Guy A. Swenson, Jr. (15)................     45,307        1.1         30,307          15,000        *
Peter B. Moore(15)......................     40,453        1.0          8,000          32,453        *
John D. Swenson(15).....................     32,362          *         27,362           5,000        *
George M. Karnedy.......................     29,126          *         26,126           3,000        *
Christian P. Swenson(15)................     24,272          *         17,272           7,000        *
Melvin A. Friberg Irrevocable Trust for
  the benefit of Andrew C. Friberg(9)...     12,945          *         12,945              --        *
Melvin A. Friberg Irrevocable Trust for
  the benefit of Lindsay S.
  Friberg(9)............................     12,945          *         12,945              --        *
Melvin A. Friberg Irrevocable Trust for
  the benefit of Elizabeth F.
  Pope(10)..............................     12,945          *         12,945              --        *
Melvin A. Friberg Irrevocable Trust for
  the benefit of Gregory J. Pope(10)....     12.945          *         12,945              --        *
Melvin A. Friberg Irrevocable Trust for
  the benefit of Michael R. Pope(10)....     12,945          *         12,945              --        *
Melvin A. Friberg Irrevocable Trust for
  the benefit of Joseph Yalicki.........     12,945          *         12,945              --        *
Carolyn Friberg(9)......................      9,709          *          9,709              --        *
Merilyn Friberg(9)......................      9,709          *          9,709              --        *
Sally S. Friberg(9).....................      9,709          *          9,709              --        *
Nancy F. Pope(10).......................      9,709          *          9,709              --        *
Susan S. Vogelsang(15)..................      9,709          *            200           9,509        *
Carl Yalicki............................      9,709          *          9,709              --        *

                                              COMMON STOCK                             COMMON STOCK
                                           BENEFICIALLY OWNED        SHARES OF      BENEFICIALLY OWNED
                                          PRIOR TO OFFERING(2)        CLASS A        AFTER OFFERING(2)
NAME AND ADDRESS OF                       ---------------------     COMMON STOCK    -------------------
BENEFICIAL OWNER(1)                        NUMBER       PERCENT      TO BE SOLD      NUMBER     PERCENT
----------------------------------------  ---------     -------     ------------    ---------   -------
J. Malcolm Swenson......................      8,091          *          8,000          91            *
All directors and executive officers as
  a group (11 persons)..................  2,145,382       51.7         --           2,272,767     32.8

---------------
+ Executive Officer and/or Director

* Less than 1%

 (1) The business address of each director, executive officer and 5% stockholder of the Company is c/o Rock of Ages Corporation, 772 Graniteville Road, Graniteville, Vermont 05654.

 (2) The listed persons hold Class B Common Stock except as otherwise specified. Shares of Class B Common Stock held by the Selling Stockholders will automatically convert into Class A Common Stock on a share-for-shares basis upon the sale by the Selling Stockholders of such shares pursuant to the offering.

 (3) Includes (i) 82,500 shares subject to stock options exercisable within 60 days and (ii) 18,750 shares held by a trust for the benefit of the children of Kurt M. Swenson of which John R. Monson is the sole trustee. Mr. Monson is Secretary and General Counsel to the Company. Mr. Swenson disclaims any voting power or beneficial interest in the 18,750 shares held by the trust. Kurt M. Swenson is the brother of Kevin C. Swenson.

 (4) Includes 18,750 shares held by a trust for the benefit of the children of Kevin C. Swenson of which John R. Monson is the sole trustee. Mr. Swenson disclaims any voting power or beneficial interest in these shares. Kevin C. Swenson is the brother of Kurt M. Swenson.

 (5) Includes 30,000 shares subject to currently exercisable stock options.

 (6) Missouri Red Quarries, Inc. is 100% owned by G. Thomas Oglesby, Jr. who is its President and the sole director of Missouri Red Quarries, Inc.

 (7) Includes 263,441 shares owned by Missouri Red Quarries, Inc. Common Stock Beneficially Owned After Offering also includes 15,000 shares of Class A Common Stock subject to options which will be granted and exercisable upon consummation of the offering. G. Thomas Oglesby, Jr. is the father of George T. Oglesby, III.

 (8) Represents shares of Class A Common Stock subject to stock options that will be granted and exercisable upon consummation of the offering.

 (9) Includes 30,000 shares subject to currently exercisable options. Excludes 25,890 shares held by trusts established by Melvin A. Friberg for the benefit of his children of which Peter A. Friberg is Trustee and 9,709 owned by each of his wife, sister and mother all listed as Selling Stockholders. Mr. Friberg disclaims any beneficial interest in such shares being sold.

(10) Includes 30,000 shares subject to currently exercisable options. Excludes 38,835 shares held by trusts established by Melvin A. Friberg for the benefit of his children of which Robert L. Pope is Trustee and 9,709 shares held by his wife all listed as Selling Stockholders. Mr. Pope disclaims any beneficial interest in such shares being sold.

(11) Includes 62,500 shares subject to currently exercisable stock options.

(12) Includes 45,000 shares subject to currently exercisable stock options.

(13) Includes 30,000 shares subject to currently exercisable stock options.

(14) Represents shares of Class A Common Stock subject to stock options that will be granted and exercisable upon consummation of the offering. Also includes 88,235 shares of Class A Common Stock to be issued to National Memorial Corporation in connection with the Keith Acquisition. Mr. Keith is the president and a 50% owner of National Memorial Corporation.

(15) The listed holder, or beneficiaries of the listed trusts are relatives of Kurt M. Swenson and his brother Kevin C. Swenson.

                          DESCRIPTION OF CAPITAL STOCK

     The following summarizes the material terms of the capital stock of the Company.

GENERAL


     The authorized capital stock of the Company consists of 30,000,000 shares of Class A Common Stock, par value $.01 per share, 3,000,000 shares of which will be issued and outstanding upon the consummation of this offering (assuming an initial offering price of $17.00 per share); 15,000,000 shares of Class B Common Stock, par value $.01 per share, 3,487,957 shares of which will be issued and outstanding upon consummation of this offering; and 2,500,000 shares of Preferred Stock, par value $.01 per share, none of which will be outstanding upon consummation of this offering. As of October 15, 1997 there were 3,763,441 shares of Class B Common Stock outstanding, all of which were held by Swenson Granite and Missouri Red, no shares of Class A Common Stock outstanding and no shares of Preferred Stock outstanding.


CLASS A COMMON STOCK AND CLASS B COMMON STOCK

     The shares of Class A Common Stock and Class B Common Stock are substantially identical, except for voting rights and certain conversion rights, as described below.

     Voting Rights. Each share of Class A Common Stock entitles the holder to one vote on each matter submitted to a vote of the Company's stockholders and each share of Class B Common Stock entitles the holder to ten votes on each such matter, in each case including the election of directors. Except as required by applicable law, holders of the Class A Common Stock and Class B Common Stock will vote together as a single class on all matters submitted to a vote of the stockholders. Neither the Class A Common Stock nor the Class B Common Stock has cumulative voting rights. See "Risk Factors -- Control by Existing Stockholders" and "Anti-Takeover Effects of Certain Provisions of the Charter and By-laws and of Delaware Law."

     Any action that can be taken at a meeting of the stockholders may be taken by written consent in lieu of the meeting if the Company receives consents signed by stockholders having the minimum number of votes that would be necessary to approve the action at a meeting at which all shares entitled to vote on the matter were present. This could permit the holders of Class B Common Stock to take all actions required to be taken by the stockholders without providing the other stockholders the opportunity to vote or raise other matters at a meeting.

     Dividends. Holders of Class A Common Stock and Class B Common Stock are entitled to receive dividends at the same rate if and when declared by the Board of Directors out of funds legally available therefor, subject to the dividend and liquidation rights of any Preferred Stock that may be issued and outstanding.

     If a dividend or distribution payable in Class A Common Stock is made on the Class A Common Stock, the Company must also make a pro rata and simultaneous dividend or distribution on the Class B Common Stock payable in shares of either Class A Common Stock or Class B Common Stock. Conversely, if a dividend or distribution payable in Class B Common Stock is made on the Class B Common Stock, the Company must also make a pro rata and simultaneous dividend or distribution on the Class A Common Stock payable solely in shares of Class A Common Stock.

     Conversion. Class A Common Stock has no conversion rights. Class B Common Stock will be convertible into Class A Common Stock, in whole or in part, at any time and from time to time at the option of the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. Each share of Class B Common Stock will also automatically convert into one share of Class A Common Stock upon transfer to any person or entity other than a "Permitted Transferee." For this purpose, a Permitted Transferee is (i) a spouse or lineal descendant of any person duly holding shares of Class B Common Stock (a "Qualified Holder") and any spouse of such lineal descendant (all such spouses and lineal descendants, collectively, "Family Members"), (ii) the trustee of a trust for the sole benefit of a Qualified Holder or Family Member,
(iii) a partnership comprised exclusively of Qualified Holders or Family members or other entity wholly owned by Qualified Holders or Family Members, or (iv) the executor, administrator or personal representative of the estate of a Qualified Holder or Family Member, or the guardian or conservator of a Qualified Holder or any Family Member who has been adjudged disabled by a court of competent jurisdiction.

     Liquidation. In the event of liquidation of the Company, after payment of the debts and other liabilities of the Company and after making provision for the holders of Preferred Stock, if any, the remaining assets of the Company will be distributable ratably among the holders of the Class A Common Stock and Class B Common Stock treated as a single class.

     Other Provisions. The holders of shares of the Common Stock are not entitled to preemptive rights. Neither the Class A Common Stock nor the Class B Common Stock may be subdivided or combined in any manner unless the other class is subdivided or combined in the same proportion.

PREFERRED STOCK

     The Board of Directors may, without further action by the Company's stockholders, from time to time, direct the issuance of shares of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of Preferred Stock would reduce the amount of funds available for the payment of dividends on shares of Common Stock. Holders of shares of Preferred Stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of Common Stock. Under certain circumstances, the issuance of shares of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management. The Board of Directors, without stockholder approval, may issue shares of Preferred Stock with voting and conversion rights which could adversely affect holders of shares of Common Stock. Upon consummation of the offering, there will be no shares of Preferred Stock outstanding, and the Company has no present intention to issue any shares of Preferred Stock.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CHARTER AND BY-LAWS AND OF DELAWARE
LAW

  Charter and By-Laws

     The Certificate of Incorporation and the By-laws, together with certain provisions of Delaware law, contain certain provisions that could discourage potential takeover attempts and make more difficult the acquisition of a substantial block of the Common Stock. The Certificate of Incorporation provides for a Board of Directors that is divided into three classes. The directors in Class I hold office until the first annual meeting of stockholders following this offering, the directors in Class II hold office until the second annual meeting of stockholders following this offering, and the directors in Class III hold office until the third annual meeting of stockholders following this offering (or, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office for cause or death), and, after each such election, the directors in each such class will then serve in succeeding terms of three years and until their successors are duly elected and qualified. The classification system of electing directors, the ability of stockholders to remove directors only for cause (and only upon a two-thirds vote) and the inability of stockholders to call a special meeting may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company and may maintain the incumbency of the Board of Directors, as the classification of the Board of Directors and such other provisions generally increase the difficulty of, or may delay, replacing a majority of the directors. In addition, such classification system and such other provisions may be amended only upon an 85% stockholder vote.

     The Certificate of Incorporation authorizes the directors to issue, without stockholder approval, shares of Preferred Stock in one or more series and to fix the voting powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions of such preferences and rights) of the shares of each such series. The Certificate of Incorporation and By-laws provide that special meetings of the Company's stockholders may be called only by the Chairman of the Board, (if there is one), or the President, any Vice President, (if there is one), the Secretary or any Assistant Secretary,

(if there is one), and shall be called by any such officer at the written request of a majority of the directors. The By-laws also provide that nominations for directors may not be made by stockholders at any annual or special meeting thereof unless the stockholder intending to make a nomination notifies the Company of its intentions a specified number of days in advance of the meeting and furnishes to the Company certain information regarding itself and the intended nominee. The By-laws also require a stockholder to provide to the Secretary of the Company advance notice of business to be brought by such stockholder before any annual or special meeting of stockholders as well as certain information regarding such stockholder and others known to support such proposal and any material interest they may have in the proposed business. These provisions could delay stockholder actions that are favored by the holders of a majority of the outstanding stock of the Company until the next stockholders' meeting.

  Delaware Anti-Takeover Statute

     The Company is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless: (i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder. The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests.

     In general, Section 203 defines "business combination" to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder; (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person associated with, affiliated with or controlling or controlled by such entity or person.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon completion of this offering and the C&C Acquisition and Keith Acquisition, the Company will have 6,487,957 shares of Common Stock (6,922,957 shares if the Underwriters' over-allotment option is exercised in full) outstanding. The 2,900,000 shares of Class A Common Stock (3,335,000 shares if the Underwriters' over-allotment option is exercised in full) offered hereby will be freely tradable in the United States without restriction or further registration under the Securities Act, unless purchased or held by "affiliates" (as such term is defined in Rule 144) of the Company. All 3,487,957 shares of Class B Common Stock outstanding upon completion of this offering and 100,000 shares of Class A Common Stock to be issued pursuant to the C&C Acquisition and the Keith Acquisition (assuming an initial public offering price of $17 per share) will be "restricted securities" within the meaning of Rule 144 (the "Restricted Shares").



     Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 promulgated under the Securities Act, which are summarized below. Sales of the Restricted Shares in the public market, or the availability of such shares for sale, could adversely affect the market price of the Class A Common Stock. Of the 3,587,957 Restricted Shares, 263,441 shares will be eligible for sale in the public market pursuant to Rule 144 after June 30, 1998. The remaining 3,324,516 Restricted Shares will be eligible for sale in the public market pursuant to Rule 144 upon the first anniversary of the consummation of the offering. In addition, 459,150 shares of Common Stock that are reserved for issuance upon the exercise of vested options granted pursuant to the 1994 Plan will be available for sale 90 days after the Effective Date, subject to compliance with Rule 701 and the lock-up agreements described below, if applicable.



     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of: (i) one percent of the number of shares of Common Stock then outstanding (which will equal approximately 30,000 shares of Class A Common Stock and 34,880 shares of Class B Common Stock immediately after this offering); or (ii) the average weekly reported trading volume during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


     In general, under Rule 701, beginning 90 days after the Effective Date, certain shares issued upon the exercise of options granted by the Company prior to the date of this Prospectus will also be available for sale in the public market. Any employee, officer or director of or consultant to the Company who purchased his or her shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates and non-affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell such shares in the public market in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144. In both cases, a holder of Rule 701 shares is required to wait until 90 days after the date of this Prospectus before selling such shares in the public market.

     An aggregate of 1,500,000 shares of Common Stock will be reserved for issuance to employees and directors of the Company pursuant to the 1994 Plan. Currently, 862,500 shares of Class B Common Stock are issuable under existing options granted to employees pursuant to the 1994 Plan. In addition, upon consummation of the offering, options exercisable for a total of 383,252 shares of Class A Common Stock will be granted under the 1994 Plan to employees in connection with the Acquisitions and to two new directors. After consummation of the offering, the Company intends to file one or more registration statements on Form S-8 with respect to shares of Common Stock issuable under the 1994 Plan. See "Management -- Incentive Plan." Shares covered by any such registration statement will be eligible for sale in the public market upon the effectiveness of such registration statement (which occurs immediately upon filing), subject to the limitations of Rule 144 that are applicable to affiliates and to the lock-up agreements described below, if applicable. Upon the expiration of the lock-up agreements, 399,650 shares of Common Stock subject to vested options granted pursuant to the 1994 Plan will be available for public sale, subject to effectiveness of such a registration statement with respect to such shares or compliance with Rule 701.

     The Company, and the executive officers and directors and holders of more than 2% of the Common Stock have agreed with Raymond, James & Associates, Inc. not to sell, offer to sell, contract to sell, pledge or otherwise dispose of or transfer any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock for a period of 180 days following the date of this Prospectus without the prior written consent of Raymond James & Associates, Inc., other than, in the case of the Company, the issuance of options to purchase Common Stock or shares of Common Stock issuable upon the exercise thereof, issuances of Common Stock in connection with the C&C Acquisition and the Keith Acquisition and other issuances of capital stock in connection with other acquisitions, provided such shares of Common Stock issued upon the exercise of options and such shares of capital stock issued in connection with any such other acquisitions shall not be transferable prior to the end of the aforesaid 180-day period. Raymond James & Associates, Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements.


     Prior to the offering, there has been no market for the Class A Common Stock. No predictions can be made as to the effect, if any, that market sales of shares of Class A Common Stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of Class A Common Stock could adversely affect the prevailing market price of Class A Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities.

      CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     The following is a general summary of certain United States federal income and estate tax consequences of the purchase, ownership, sale or other taxable disposition of the Class A Common Stock by any person or entity other than (a) a citizen or resident of the United States, (b) a corporation created or organized in or under the laws of the United States or of any state thereof and (c) a person or entity otherwise subject to United States federal income taxation on income from sources outside the United States (a "non-U.S. Holder"). This summary does not address all United States federal tax considerations that may be relevant to non-U.S. Holders in light of their particular circumstances or to certain non-U.S. Holders that may be subject to special treatment under United States federal income or estate tax laws. This summary is based upon the Internal Revenue Code of 1986, as amended, existing, temporary and proposed regulations promulgated thereunder and administrative and judicial decisions, all of which are subject to change, possibly with retroactive effect. In addition, this summary does not address the effect of any state, local or foreign tax laws. Each prospective purchaser of the Class A Common Stock should consult its tax advisor with respect to the tax consequences of purchasing, owning and disposing of the Class A Common Stock.

DIVIDENDS

     Dividends paid to a non-U.S. Holder of Class A Common Stock generally will be subject to a withholding of United States federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) unless the dividend is effectively connected with the conduct of a trade or business of the non-U.S. Holder within the United States in which case the dividend will be taxed at ordinary federal income tax rates. If the non-U.S. Holder is a corporation, such effectively connected income may also be subject to an additional "branch profits tax." A non-U.S. Holder may be required to satisfy certain certification requirements in order to claim treaty benefits or otherwise claim a reduction of, or exemption from, the withholding described above.

SALE OR OTHER DISPOSITION OF CLASS A COMMON STOCK

     A non-U.S. Holder generally will not be subject to United States federal income tax in respect of any gain recognized on the sale or other taxable disposition of Class A Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder within the United States, (ii) in the case of a non-U.S. Holder who is an individual and holds the Class A Common Stock as a capital asset, the holder is present in the United States for 193 or more days in the taxable year of the disposition and the gain is considered derived from sources within the United States, (iii) the non-U.S. Holder is subject to tax pursuant to the provisions of United States federal income tax law applicable to certain United States expatriates or (iv) the Company is or has been during certain periods preceding the disposition a "U.S. real property holding corporation" for United States federal income tax purposes and certain other requirements are met. The Company does not believe that it has ever been, or is likely to become, a U.S. real property holding corporation.

ESTATE TAX

     Class A Common Stock owned or treated as owned by an individual non-U.S. Holder at the time of death will be includible in the individual's gross estate for United States federal estate tax purposes, unless an applicable treaty provides otherwise, and may be subject to United States federal estate tax.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     Dividends. United States backup withholding tax generally will not apply to dividends paid on the Class A Common Stock to a non-U.S. Holder at an address outside the United States. The Company must report annually to the Internal Revenue Service and to each nonU.S. Holder the amount of dividends paid to, and the tax withheld with respect to, such holder, regardless of whether any tax was withheld. This information may also be made available to the tax authorities in the non-U.S. Holder's country of residence.

     Sale or Other Disposition of Class A Common Stock. Upon the sale or other taxable disposition of Class A Common Stock by a non-U.S. Holder to or through a United States office of a broker, the broker must backup withhold at a rate of 31% and report the sale to the Internal Revenue Service, unless the holder certifies its non-U.S. Holder status under penalties of perjury or otherwise establishes an exemption. Upon the sale or other taxable disposition of Class A Common Stock by a non-U.S. Holder to or through the foreign office of a United States broker, or a foreign broker with a certain relationship to the United States, the broker must report the sale to the Internal Revenue Service (but not backup withhold) unless the broker has documentary evidence in its files that the seller is a non-U.S. Holder and/or certain other conditions are met or the holder otherwise establishes an exemption. Amounts withheld under the backup withholding rules generally are allowable as a refund or credit against a non-U.S. Holder's United States federal income tax liability, if any, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     Proposed Regulations. The Department of the Treasury has issued proposed Treasury regulations concerning the non-U.S. Holder certification procedures regarding U.S. withholding tax on certain amounts paid to non-U.S. persons, which generally are proposed to be effective with respect to payments made after December 31, 1998. Prospective investors should consult their tax advisors concerning the effect, if any, of the adoption of such proposed Treasury regulations on an investment in the Class A Common Stock.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their representative Raymond James & Associates, Inc. (the "Representative"), have severally agreed to purchase from the Company and the Selling Stockholders the following respective numbers of shares of Class A Common Stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                                                                NUMBER OF
                                       NAME                                      SHARES
    --------------------------------------------------------------------------  ---------
    Raymond James & Associates, Inc. .........................................

                                                                                ---------
              Total...........................................................  2,900,000
                                                                                =========

     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Class A Common Stock offered hereby are subject to approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all shares of Class A Common Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are purchased.

     The Underwriters, through the Representative, propose to offer part of the shares of Class A Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and part of the shares to certain dealers at a price that represents a concession not in excess of $
per share under the public offering price. The Underwriters may allow, and such
dealers may re-allow, a concession not in excess of $     per share to certain
other dealers. The Representative has advised the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

     The Company has granted the Underwriters an option exercisable not later than 30 days after the date of this Prospectus, to purchase up to an aggregate of 435,000 additional shares of Class A Common Stock, at the public offering price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof as the number of shares of Class A Common Stock to be purchased by it shown in the above table bears to the total shown, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise their option only to cover over-allotments made in connection with the sale of the shares of Class A Common Stock offered hereby. If purchased, the Underwriters will sell such additional shares on the same terms as those on which the shares are being offered.

     The Company and the Selling Stockholders have agreed to indemnify the Underwriters against, or to contribute to, losses arising out of certain liabilities in connection with this offering, including liabilities under the Securities Act.

     At the request of the Company, the Underwriters have reserved for sale, at the initial public offering price, up to 250,000 shares of Class A Common Stock to be sold and offered hereby by the Company to certain employees and customers of the Company and other persons. The number of shares of Class A Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not orally confirmed for purchase within one day of the pricing of the offering will be offered by the Underwriters to the general public on the same terms as the other shares offered hereby. Certain individuals purchasing reserved shares may be required to agree not to sell, offer or otherwise dispose of any shares of Class A Common Stock for a period of 180 days after the date of this Prospectus.

     The Company, its executive officers and directors, and holders of more than 2% of the Common Stock prior to the consummation of the offering, have agreed not to sell, offer to sell, contract to sell, pledge or otherwise dispose of or transfer any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for, or any rights to purchase or acquire, Common Stock for a period of 180 days following the date of this Prospectus without the prior written consent of Raymond James & Associates, Inc., other than, in the case of the Company, the issuance of options to purchase Common Stock or shares of Common Stock issuable upon the exercise thereof, issuances of Common Stock in connection with the C&C Acquisition and the Keith Acquisition and other issuances of capital stock of the Company in connection with other acquisitions, provided such shares of Common Stock issued upon the exercise of options and such shares of capital stock issued in connection with any such other acquisitions shall not be transferable prior to the end of the aforesaid 180-day period. Raymond James & Associates, Inc. may, in its sole discretion and at any time without notice, release all or any portion of the shares subject to such lock-up agreements.

     Prior to this offering, there has been no public market for the Class A Common Stock of the Company. The initial public offering price the Class A Common Stock was determined by negotiation between the Company and the Representative. Among the factors considered in such negotiations were prevailing market conditions, the value of publicly traded companies believed to be comparable to the Company, the results of operations of the Company in recent periods, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant.

     The Representative, acting on behalf of the Underwriters, may over-allot the shares offered hereby and, during the course of this offering, may engage in stabilizing and syndicate short covering and may impose a penalty bid on members of the offering syndicate. Over-allotment involves sales of shares in excess of the total number being offered, thereby creating a syndicate short position. Stabilizing involves a bid by the syndicate to purchase shares in the open market at a specified price, which may not exceed the public offering price and may be decreased but not increased. Syndicate short covering involves open market purchases of shares to cover all or a portion of the syndicate short position created by over-allotments. A penalty bid permits the Representative to reclaim selling concessions from a syndicate member when shares sold by that member in the offering are purchased by the Representative in the open market to cover a syndicate short position or pursuant to a stabilizing bid. All of these activities may cause the market price of the Class A Common Stock to be higher than otherwise might be the case in the absence of these activities. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

     The foregoing includes a summary of certain principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement that is on file as an exhibit to the Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act and filed by the Company with the Commission with respect to the shares of Class A Common Stock offered hereby, of which this Prospectus is a part.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the Underwriters by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., Miami, Florida.

                                    EXPERTS

     The audited financial statements of the Company, the audited financial statements of Keystone, the audited financial statements of C&C, and the audited financial statements of Keith Monument, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, as of the dates and for the periods indicated in their reports appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audited financial statements of the Quarry Companies and SMI have been included herein and in the Registration Statement in reliance upon the report of Greene and Company, L.L.P., independent certified public accountants as of the dates and for the periods indicated in their reports appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company filed with the Commission the Registration Statement under the Securities Act with respect to the shares of Class A Common Stock being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description thereof.

     The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at (http://www.sec.gov). Upon consummation of this offering, the Company will become subject to the information requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the Commission.

     The Company intends to furnish its stockholders with annual reports containing audited financial statements.

                         INDEX TO FINANCIAL STATEMENTS

                            ROCK OF AGES CORPORATION


                                                                                        PAGE
                                                                                       ------
Independent Auditors' Report.........................................................  F-4
Consolidated Balance Sheets at December 31, 1995 and 1996 and June 30, 1997
  (unaudited)........................................................................  F-5
Consolidated Statements of Operations for the years ended December 31, 1994, 1995 and
  1996 and the six months ended June 30, 1996 and 1997 (unaudited)...................  F-7
Consolidated Statements of Stockholders' Equity for the years ended December 31,
  1994, 1995 and 1996 and the six months ended June 30, 1997 (unaudited).............  F-8
Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995 and
  1996 and the six months ended June 30, 1996 and 1997 (unaudited)...................  F-9
Notes to Consolidated Financial Statements...........................................  F-11
                             CHILDS & CHILDS GRANITE CO., INC.,
                      C & C GRANITE CO., INC., QUARRY COMPANIES AND SMI
Independent Auditors' Report.........................................................  F-24
Combined Balance Sheet as of May 31, 1997 and August 31, 1997 (unaudited)............  F-25
Combined Statement of Operations for the Eleven-Month Period ended May 31, 1997 and the Three-Month Periods ended August 31, 1996 and 1997 (unaudited).................  F-26
Combined Statement of Stockholders' Equity for the Eleven-Month Period ended May 31,
  1997 and the Three-Month Period ended August 31, 1997 (unaudited)..................  F-27
Combined Statement of Cash Flows for the Eleven-Month Period ended May 31, 1997 and the Three-Month Periods ended August 31, 1996 and 1997 (unaudited).................  F-28
Notes to Combined Financial Statements...............................................  F-29
                     KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI
Independent Auditors' Report.........................................................  F-33
Combined Balance Sheet as of April 30, 1997 and July 31, 1997 (unaudited)............  F-34
Combined Statement of Operations for the Ten-Month Period ended April 30, 1997 and the Three-Month Periods ended July 31, 1996 and 1997 (unaudited)...................  F-35
Combined Statement of Stockholder's Deficit for the Ten-Month Period ended April 30,
  1997 and the Three-Month Period ended July 31, 1997 (unaudited)....................  F-36
Combined Statement of Cash Flows for the Ten-Month Period ended April 30, 1997 and the Three-Month Periods ended July 31, 1996 and 1997 (unaudited)...................  F-37
Notes to Combined Financial Statements...............................................  F-38
                                  KEITH MONUMENT COMPANIES
Independent Auditors' Report.........................................................  F-43
Combined Balance Sheets as of June 30, 1996 and 1997.................................  F-44
Combined Statements of Operations for the Years ended June 30, 1995, 1996 and 1997...  F-45
Combined Statements of Stockholders' Equity for the Years ended June 30, 1995, 1996 and 1997...........................................................................  F-46
Combined Statements of Cash Flows for the Years ended June 30, 1995, 1996 and 1997...  F-47
Notes to Combined Financial Statements...............................................  F-48
                              PENNSYLVANIA GRANITE CORPORATION
Independent Auditors' Report on Financial Statements.................................  F-56
Consolidated Balance Sheets as of May 31, 1997 and April 30, 1997....................  F-57
Consolidated Statement of Operations and Accumulated Deficit for the Eleven Months
  ended May 31, 1997.................................................................  F-58

                                                                                        PAGE
                                                                                       ------
Consolidated Statement of Operations and Accumulated Deficit for the Ten Months ended
  April 30, 1997.....................................................................  F-59
Consolidated Statement of Cash Flows for the Eleven Months ended May 31, 1997........  F-60
Consolidated Statement of Cash Flows for the Ten Months ended April 30, 1997.........  F-61
Notes to Consolidated Financial Statements...........................................  F-62
                              PENNSYLVANIA GRANITE CORPORATION
Accountants' Review Report...........................................................  F-68
Consolidated Balance Sheets as of August 31, 1996 and 1997 (unaudited)...............  F-69
Consolidated Statement of Operations and Accumulated Deficit for the Three-Month
  Period ended August 31, 1997 (unaudited)...........................................  F-70
Consolidated Statement of Operations and Accumulated Deficit for the Three-Month
  Period ended August 31, 1996 (unaudited)...........................................  F-71
Consolidated Statement of Cash Flows for the Three-Months ended August 31, 1997
  (unaudited)........................................................................  F-72
Consolidated Statement of Cash Flows for the Three-Months ended August 31, 1996
  (unaudited)........................................................................  F-73
Notes to Financial Statements........................................................  F-74
                              PENNSYLVANIA GRANITE CORPORATION
Independent Auditors' Report on Financial Statements.................................  F-79
Consolidated Balance Sheet as of June 30, 1996.......................................  F-80
Consolidated Statement of Operations and Accumulated Deficit for the Year ended
  June 30, 1996......................................................................  F-81
Consolidated Statement of Cash Flows for the Year ended June 30, 1996................  F-82
Notes to Consolidated Financial Statements...........................................  F-83
                                  CAPRICE BLUE QUARRY, INC.
Independent Auditors' Report on Financial Statements.................................  F-88
Balance Sheets as of May 31, 1997 and April 30, 1997.................................  F-89
Statement of Operations and Accumulated Deficit for the Eleven Months ended May 31,
  1997...............................................................................  F-90
Statement of Operations and Accumulated Deficit for the Ten Months ended April 30,
  1997...............................................................................  F-91
Statement of Cash Flows for the Eleven Months ended May 31, 1997.....................  F-92
Statement of Cash Flows for the Ten Months ended April 30, 1997......................  F-93
Notes to Financial Statements........................................................  F-94
                                  CAPRICE BLUE QUARRY, INC.
Accountants' Review Report...........................................................  F-97
Balance Sheets as of August 31, 1996 and 1997 (unaudited)............................  F-98
Statement of Operations and Accumulated Deficit for the Three-Month Period ended
  August 31, 1997 (unaudited)........................................................  F-99
Statement of Operations and Accumulated Deficit for the Three-Month Period ended
  August 31, 1996 (unaudited)........................................................  F-100
Statement of Cash Flows for the Three-Months ended August 31, 1997 (unaudited).......  F-101
Statement of Cash Flows for the Three-Months ended August 31, 1996 (unaudited).......  F-102
Notes to Financial Statements........................................................  F-103
                                  SOUTHERN MAUSOLEUMS, INC.
Independent Auditors' Report.........................................................  F-106
Balance Sheets as of May 31, 1997 and April 30, 1997.................................  F-107
Statement of Operations and Accumulated Deficit for the Eleven Months ended May 31,
  1997...............................................................................  F-108

                                                                                        PAGE
                                                                                       ------
Statement of Operations and Accumulated Deficit for the Ten Months ended April 30,
  1997...............................................................................  F-109
Statement of Cash Flows for the Eleven Months ended May 31, 1997.....................  F-110
Statement of Cash Flows for the Ten Months ended April 30, 1997......................  F-111
Notes to Financial Statements........................................................  F-112
                                  SOUTHERN MAUSOLEUMS, INC.
Accountants' Review Report...........................................................  F-116
Balance Sheets as of August 31, 1996 and 1997 (unaudited)............................  F-117
Statement of Operations and Accumulated Deficit for the Three-Month Period ended
  August 31, 1997 (unaudited)........................................................  F-118
Statement of Operations and Accumulated Deficit for the Three-Month Period ended
  August 31, 1996 (unaudited)........................................................  F-119
Statement of Cash Flows for the Three-Months ended August 31, 1997 (unaudited).......  F-120
Statement of Cash Flows for the Three-Months ended August 31, 1996 (unaudited).......  F-121
Notes to Financial Statements........................................................  F-122
                                  AUTUMN ROSE QUARRY, INC.
Independent Auditors' Report on Financial Statements.................................  F-126
Balance Sheets as of May 31, 1997 and April 30, 1997.................................  F-127
Statement of Operations and Accumulated Deficit for the Eleven Months ended May 31,
  1997...............................................................................  F-128
Statement of Operations and Accumulated Deficit for the Ten Months ended April 30,
  1997...............................................................................  F-129
Statement of Cash Flows for the Eleven Months ended May 31, 1997.....................  F-130
Statement of Cash Flows for the Ten Months ended April 30, 1997......................  F-131
Notes to Financial Statements........................................................  F-132
                                  AUTUMN ROSE QUARRY, INC.
Accountants' Review Report...........................................................  F-136
Balance Sheets as of August 31, 1996 and 1997 (unaudited)............................  F-137
Statement of Operations and Accumulated Deficit for the Three-Month Period ended
  August 31, 1997 (unaudited)........................................................  F-138
Statement of Operations and Accumulated Deficit for the Three-Month Period ended
  August 31, 1996 (unaudited)........................................................  F-139
Statement of Cash Flows for the Three-Months ended August 31, 1997 (unaudited).......  F-140
Statement of Cash Flows for the Three-Months ended August 31, 1996 (unaudited).......  F-141
Notes to Financial Statements........................................................  F-142

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Rock of Ages Corporation:

     We have audited the accompanying consolidated balance sheets of Rock of Ages Corporation and Subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rock of Ages Corporation and Subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

Burlington, Vermont                       /s/ KPMG Peat Marwick LLP
March 24, 1997, except as to
Note 13 which is as of
August 12, 1997

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                             DECEMBER 31,
                                                      ---------------------------      JUNE 30,
                                                         1995            1996            1997
                                                      -----------     -----------     -----------
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.........................  $ 1,994,534     $   763,056     $   191,855
  Trade receivables, less allowance for doubtful
     accounts of $445,627 in 1995 and $564,242 in
     1996...........................................   10,757,049       8,525,463      11,248,648
  Due from affiliates...............................    2,292,677       3,584,644       5,375,181
  Inventories (note 2)..............................   10,110,107      11,323,613      13,374,103
  Deferred tax assets (note 6)......................      270,071         419,871         467,161
  Other current assets..............................      190,755         322,216         837,308
                                                      -----------     -----------     -----------
     Total current assets...........................   25,615,193      24,938,863      31,494,256
                                                      -----------     -----------     -----------
Property, plant and equipment:
  Granite reserves and development costs............    6,747,993       7,045,644       7,045,644
  Land..............................................    1,937,132       1,981,230       2,151,084
  Buildings and land improvements...................    8,028,757       8,661,575       8,850,364
  Machinery and equipment...........................   18,548,026      19,331,762      21,616,857
  Furniture and fixtures............................       13,329          13,270         208,722
  Construction-in-process...........................      208,239         372,028       1,955,824
                                                      -----------     -----------     -----------
                                                       35,483,476      37,405,509      41,828,495
  Less accumulated depreciation, depletion and
     amortization...................................   17,306,340      18,809,535      20,598,189
                                                      -----------     -----------     -----------
     Net property, plant and equipment..............   18,177,136      18,595,974      21,230,306
                                                      -----------     -----------     -----------
Other assets:
  Cash surrender value of life insurance, net of
     loans of $95,412 in 1995 and 1996..............      752,007         917,137         959,478
  Goodwill, less accumulated amortization of $30,450
     in 1996........................................    1,779,113       1,748,663       1,730,663
  Debt issuance costs, less accumulated amortization
     of $229,976 in 1995 and $104,040 in 1996.......      157,019         123,293          88,683
  Organization costs, less accumulated amortization
     of $26,688 in 1995 and $63,961 in 1996.........       72,644         212,799         189,985
  Deferred tax assets (note 6)......................      763,862         597,576         543,176
  Intangible pension asset (note 8).................            0          93,418          93,418
  Investments in and advances to affiliated
     companies (note 5).............................      378,614         217,953       1,407,760
  Other investments, at cost which approximates
     market.........................................      109,119          59,366          30,948
  Other.............................................      296,333         489,734               0
                                                      -----------     -----------     -----------
     Total other assets.............................    4,308,711       4,459,939       5,044,111
                                                      -----------     -----------     -----------
          Total assets (notes 3 and 4)..............  $48,101,040     $47,994,776     $57,768,673
                                                      ===========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

                                                             DECEMBER 31,
                                                      ---------------------------      JUNE 30,
                                                         1995            1996            1997
                                                      -----------     -----------     -----------
                                                                                      (UNAUDITED)
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under lines of credit (note 3).........  $ 2,579,859     $ 3,500,437     $ 8,667,627
  Current installments of long-term debt (note 4)...    4,096,813       2,081,481       2,844,419
  Accounts payable..................................    1,929,388       1,693,144       2,066,541
  Accrued expenses..................................    1,668,822       1,969,976       2,357,840
  Income taxes payable..............................      397,409         466,711         131,149
  Current portion of deferred income................      400,000         400,000         400,000
  Customer deposits.................................      851,673       1,541,602       1,794,819
                                                      -----------     -----------     -----------
          Total current liabilities.................   11,923,964      11,653,351      18,262,395
Long-term debt, excluding current installments (note
  4)................................................   14,656,514      13,054,399      13,896,615
Deferred compensation (note 8)......................    3,232,094       3,504,090       3,566,431
Deferred income, excluding current portion..........      800,000         400,000         200,000
Accrued pension cost (note 8).......................    1,504,512       1,504,512       1,504,512
Accrued postretirement benefit cost (note 8)........      504,750         506,938         506,938
                                                      -----------     -----------     -----------
          Total liabilities.........................   32,621,834      30,623,290      37,936,891
                                                      -----------     -----------     -----------
Commitments (note 7)
Stockholders' equity:
  Preferred stock -- $.01 par value;
     2,500,000 shares authorized
     No shares issued or outstanding
  Common Stock -- Class A, $.01 par value;
     30,000,000 shares authorized
     No shares issued or outstanding
  Common stock -- Class B, $.01 par value;
     15,000,000 shares authorized
     3,500,000 shares issued and outstanding
     in 1995 and 1996...............................       35,000          35,000          37,634
  Additional paid-in capital........................    5,593,843       5,593,843       9,174,007
  Retained earnings.................................    9,827,918      11,736,082      10,675,378
  Cumulative translation adjustment.................       22,445           6,561         (55,237)
                                                      -----------     -----------     -----------
          Total stockholders' equity................   15,479,206      17,371,486      19,831,782
                                                      -----------     -----------     -----------
          Total liabilities and stockholders'
            equity..................................  $48,101,040     $47,994,776     $57,768,673
                                                      ===========     ===========     ===========


          See accompanying notes to consolidated financial statements.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   YEARS ENDED                   SIX MONTHS ENDED
                                                  DECEMBER 31,                       JUNE 30,
                                      -------------------------------------   -----------------------
                                         1994          1995         1996         1996         1997
                                      -----------   ----------   ----------   ----------   ----------
                                                                                    (UNAUDITED)
Net revenues........................  $34,187,749   33,087,783   44,668,851   19,943,096   20,767,426
Cost of revenues....................   24,094,198   22,638,804   31,262,530   14,686,791   15,562,135
                                      -----------   ----------   ----------   ----------   ----------
          Gross profit..............   10,093,551   10,448,979   13,406,321    5,256,305    5,205,291
Selling, general and administrative
  expenses..........................    6,048,890    6,453,425    9,131,459    4,649,628    4,327,952
                                      -----------   ----------   ----------   ----------   ----------
          Income from operations....    4,044,661    3,995,554    4,274,862      606,677      877,339
                                      -----------   ----------   ----------   ----------   ----------
Other expenses:
  Interest expense..................    1,652,895    1,678,178    1,723,355      933,684      866,064
  Early retirement plan expense
     (note 8).......................           --      563,857           --           --           --
                                      -----------   ----------   ----------   ----------   ----------
          Total other expenses......    1,652,895    2,242,035    1,723,355      933,684      866,064
                                      -----------   ----------   ----------   ----------   ----------
          Income (loss) before
            provision (benefit) for
            income taxes............    2,391,766    1,753,519    2,551,507     (327,007)      11,275
Provision (benefit) for income taxes
  (note 6)..........................      576,485      358,021      643,343      (82,452)       2,843
                                      -----------   ----------   ----------   ----------   ----------
          Net income (loss).........  $ 1,815,281    1,395,498    1,908,164     (244,555)       8,432
                                      ===========   ==========   ==========   ==========   ==========
Net income (loss) per share.........  $       .47          .35          .46         (.06)         .00
Weighted average number of common
  shares outstanding................    3,899,897    4,017,257    4,105,912    4,105,912    4,326,287

          See accompanying notes to consolidated financial statements.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               AND THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)


                                    ISSUED AND
                                    OUTSTANDING
                                     SHARES OF
                                      CLASS B       CLASS B     ADDITIONAL                    CUMULATIVE         TOTAL
                                      COMMON        COMMON       PAID-IN        RETAINED      TRANSLATION    STOCKHOLDERS'
                                       STOCK         STOCK       CAPITAL        EARNINGS      ADJUSTMENT        EQUITY
                                    -----------     -------     ----------     ----------     ----------     -------------
Balance at December 31, 1993......   3,500,000      $35,000     2,212,044       6,617,139       (15,467)        8,848,716
  Net income......................          --          --             --       1,815,281            --         1,815,281
  Cumulative translation
    adjustment....................          --          --             --              --        22,142            22,142
                                     ---------      -------     ---------       ---------       -------        ----------
Balance at December 31, 1994......   3,500,000      35,000      2,212,044       8,432,420         6,675        10,686,139
  Net income......................          --          --             --       1,395,498            --         1,395,498
  Acquisitions (note 12)..........          --          --      3,381,799              --            --         3,381,799
  Cumulative translation
    adjustment....................          --          --             --              --        15,770            15,770
                                     ---------      -------     ---------       ---------       -------        ----------
Balance at December 31, 1995......   3,500,000      35,000      5,593,843       9,827,918        22,445        15,479,206
  Net income......................          --          --             --       1,908,164            --         1,908,164
  Cumulative translation
    adjustment....................          --          --             --              --       (15,884)          (15,884)
                                     ---------      -------     ---------       ---------       -------        ----------
Balance at December 31, 1996......   3,500,000      35,000      5,593,843      11,736,082         6,561        17,371,486
  Net income......................          --          --             --           8,432            --             8,432
  Dividends (note 13).............          --          --             --      (1,069,136)           --        (1,069,136)
  Acquisition (note 13)...........     263,441       2,634      3,580,164              --            --         3,582,798
  Cumulative translation
    adjustment....................          --          --             --              --       (61,798)          (61,798)
                                     ---------      -------     ---------       ---------       -------        ----------
Balance at June 30, 1997..........   3,763,441      $37,634     9,174,007      10,675,378       (55,237)       19,831,782
                                     =========      =======     =========       =========       =======        ==========


          See accompanying notes to consolidated financial statements

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                YEARS ENDED                     SIX MONTHS ENDED
                                               DECEMBER 31,                         JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1994          1995          1996          1996          1997
                                  -----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
Cash flows from operating
  activities:
  Net income (loss).............. $ 1,815,281     1,395,498     1,908,164      (244,555)        8,432
  Adjustments to reconcile net
     income (loss) to net cash
     provided by (used in)
     operating activities:
     Depreciation, depletion and
       amortization..............   1,399,028     1,413,336     1,846,298     1,049,466       984,841
     Decrease (increase) in cash
       surrender value of life
       insurance.................      26,068        71,132      (165,130)      (82,565)      (42,341)
     Loss (gain) on sale of
       property, plant and
       equipment.................    (319,917)      (45,063)       (5,500)       (3,389)       20,004
     Loss (equity) in income of
       affiliated companies......    (134,264)       43,156       160,661       134,434        19,019
     Deferred taxes..............      79,967      (131,676)       16,486      (152,452)        7,110
     Changes in assets and
       liabilities:
       Decrease (increase) in
          trade receivables......  (1,524,444)   (1,727,154)    2,231,586     2,046,113    (1,269,760)
       Decrease (increase) in due
          from affiliates........    (421,630)      378,885    (1,291,967)   (1,416,988)   (1,319,007)
       Decrease (increase) in
          inventories............   2,148,792       243,979    (1,081,430)   (1,686,701)     (918,391)
       Increase in other current
          assets.................      (4,022)      (36,783)     (131,461)     (391,593)     (497,668)
       Decrease (increase) in
          intangible pension
          asset..................    (178,630)      481,366       (93,418)           --            --
       Decrease (increase) in
          other assets...........     184,454       101,365      (193,401)     (762,900)       19,779
       Increase (decrease) in
          accounts payable.......     499,742      (205,627)     (236,244)      477,197       (22,375)
       Increase in accrued
          expenses...............     733,651        85,493       301,154       515,851       224,869
       Increase (decrease) in
          income taxes payable...     541,354      (290,090)       69,302      (136,775)     (298,374)
       Increase in customer
          deposits...............       5,918       228,447       689,929       266,453       253,217
       Increase (decrease) in
          deferred
          compensation...........     (14,706)        9,264       271,996        73,565        62,341
       Decrease in deferred
          income.................    (400,000)     (400,000)     (400,000)     (200,000)     (200,000)
       Increase in accrued
          pension cost...........      86,700        29,912         2,188            --            --
       Increase in accrued
          postretirement benefit
          cost...................       9,345        10,811            --        45,000            --
                                   ----------    ----------    ----------    ----------    ----------
          Net cash provided by
            (used in) operating
            activities...........   4,532,687     1,656,251     3,899,213      (469,839)   (2,968,304)
                                   ----------    ----------    ----------    ----------    ----------
Cash flows from investing
  activities:
  Purchases of property, plant
     and equipment...............    (502,918)     (896,447)   (1,648,505)     (883,593)   (1,589,953)
  Proceeds from sale of property,
     plant and equipment.........     751,866        70,836        14,476        11,000            --

          See accompanying notes to consolidated financial statements.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

                                                YEARS ENDED                     SIX MONTHS ENDED
                                               DECEMBER 31,                         JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1994          1995          1996          1996          1997
                                  -----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
  Increase in investments in and
     advances to affiliates......          --            --            --            --      (171,020)
  Decrease (increase) in other
     investments.................       1,927       (53,933)       49,753        10,897        28,418
  Acquisitions, net of cash
     acquired....................          --         2,642      (238,310)           --        73,256
                                  -----------   -----------   -----------   -----------   -----------
          Net cash provided by
            (used in) investing
            activities...........     250,875      (876,902)   (1,822,586)     (861,696)   (1,659,299)
                                  -----------   -----------   -----------   -----------   -----------
Cash flows from financing
  activities:
  Net borrowings (repayments)
     under lines of credit.......  (3,062,646)    2,454,269       920,578     2,401,628     5,167,190
  Increase in debt issuance
     costs.......................    (190,027)       (2,569)      (36,415)      (36,415)           --
  Increase in organization
     costs.......................     (97,565)       (1,766)     (172,689)     (172,689)           --
  Proceeds from long-term debt...          --            --       122,082            --            --
  Principal payments on long-term
     debt........................  (1,145,802)   (1,644,533)   (4,126,635)   (2,376,882)   (1,048,990)
                                  -----------   -----------   -----------   -----------   -----------
          Net cash provided by
            (used in) financing
            activities...........  (4,496,040)      805,401    (3,293,079)     (184,358)    4,118,200
                                  -----------   -----------   -----------   -----------   -----------
Effect of exchange rate changes
  on cash........................      14,498        16,176       (15,026)      (32,665)      (61,798)
                                  -----------   -----------   -----------   -----------   -----------
          Net increase (decrease)
            in cash and cash
            equivalents..........     302,020     1,600,926    (1,231,478)   (1,548,558)     (571,201)
Cash and cash equivalents,
  beginning of period............      91,588       393,608     1,994,534     1,994,534       763,056
                                  -----------   -----------   -----------   -----------   -----------
Cash and cash equivalents, end of
  period......................... $   393,608     1,994,534       763,056       445,976       191,855
                                  ===========   ===========   ===========   ===========   ===========
Supplemental cash flow
  information:
  Cash paid during the period
     for:
     Interest.................... $ 1,780,181     1,678,178     1,520,420       933,684       866,064
     Income taxes................     150,150       711,299       742,626       168,983       351,155

Supplemental non-cash investing and financing activities:

See Note 12 for non-cash activities relating to the acquisitions.

In 1994, $3,663,747 in borrowings under lines of credit was refinanced as long-term debt.

                                                YEARS ENDED                     SIX MONTHS ENDED
                                               DECEMBER 31,                         JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1994          1995          1996          1996          1997
                                  -----------   -----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
Acquisitions:
  Assets acquired................  $       --     9,186,561       625,416            --     6,807,521
  Liabilities assumed and
     issued......................          --    (5,449,882)     (387,106)           --    (3,224,723)
  Capital contributed............          --    (3,381,799)           --            --            --
  Common stock issued............          --            --            --            --    (3,582,798)
                                   ----------    ----------    ----------    ----------    ----------
  Cash paid......................          --       354,880       238,310            --            --
  Less cash acquired.............          --      (357,522)           --            --       (73,256)
                                   ----------    ----------    ----------    ----------    ----------
          Net cash paid for
            (received from)
            acquisitions.........  $       --        (2,642)      238,310            --       (73,256)
                                   ==========    ==========    ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Rock of Ages Corporation, together with its wholly-owned subsidiaries (the "Company"), Rock of Ages Canada, Inc., Royalty Granite Corporation, Rock of Ages International, and Associated Memorials, Inc. is an integrated quarrier, manufacturer and distributor of granite and products manufactured from granite. The quarry division sells granite both to the manufacturing division and to outside manufacturers, as well as to distributors in Europe and Japan. The manufacturing division's principal product is granite memorials used primarily in cemeteries, although it also manufactures some specialized granite products for industrial applications. Manufacturing revenues were approximately 50%, 60% and 60% of total revenues in 1994, 1995 and 1996 respectively, with the balance being quarry revenues. Foreign revenues represented approximately 44.9%, 40.7% and 28.9% of total revenues in 1994, 1995 and 1996, respectively.

     (a) Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b) Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     (c) Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

     (d) Depreciation, Depletion and Amortization

     Property, plant and equipment are stated at cost. Depreciation is calculated using the straight-line and declining balance methods, based upon the following estimated useful lives:

            Buildings and land improvements........................   5 to 40 years
            Machinery and equipment................................   3 to 20 years
            Furniture and fixtures.................................   5 to 12 years

     Depreciation expense amounted to $1,281,415, $1,253,186 and $1,659,160 in 1994, 1995 and 1996, respectively.

     Cost depletion and amortization of granite reserves and development costs is provided by charges to operations based on cubic feet produced in relation to estimated reserves of the property. Cost depletion and amortization charged to operations amounted to $71,010, $69,338 and $54,013 in 1994, 1995 and 1996,
respectively.

     (e) Foreign Currency Translation

     The Company translates the accounts of its foreign subsidiary in accordance with Statement of Financial Accounting Standards No. 52, under which all assets and liabilities are translated at the rate of exchange in effect at year end. Revenue and expense accounts are translated using weighted average exchange rates in effect during the year. Gains or losses from foreign currency translation are charged to "cumulative translation adjustment" which is included in stockholders' equity in the accompanying consolidated balance sheets.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (f) Income Taxes

     The Company files its Federal income tax returns on a consolidated basis. Rock of Ages Canada, Inc. is responsible for income taxes in Canada.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (g) Goodwill

     Goodwill was recorded in 1995 as a result of two acquisitions (see Note 12) and is being amortized over 40 years using the straight-line method. Amortization expense amounted to $30,450 in 1996. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  (h) Debt Issuance Costs

     Debt issuance costs are amortized using the straight-line method over the term of the related borrowing. Amortization expense amounted to $40,603, $70,124 and $70,141 in 1994, 1995 and 1996, respectively.

  (i) Organization Costs

     Organization costs are amortized using the straight-line method over 60 months. Amortization expense amounted to $6,000, $20,688 and $32,534 in 1994, 1995 and 1996, respectively.

  (j) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of the Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (k) Deferred Income

     Deferred income represents revenues received in 1992 in relation to a distribution agreement. Revenue is being recognized over six years beginning in 1993, per the terms of the agreement.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (l) Revenue Recognition

     The manufacturing division recognizes revenue upon shipment of finished orders. The quarry division recognizes revenue upon sales order at which time ownership passes to the customer although the block may not be shipped until a later date.

  (m) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to use estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  (n) Stock-Based Employee Compensation

     The Company uses the intrinsic value based method per APB Opinion No. 25, Accounting for Stock Issued to Employees, for all of its stock-based employee compensation arrangements.

  (o) Net Income Per Share

     Net income per share is computed by dividing earnings available for common shares by the weighted average number of common shares outstanding during each year. Common stock equivalent shares are not included in the per share calculations where the effect of their inclusion would be antidilutive.

  (p) Interim Consolidated Financial Statements

     The consolidated financial statements for the six months ended June 30, 1996 and 1997 are unaudited but, in the opinion of management, include all normal, recurring adjustments necessary for a fair presentation of results for these interim periods. The results of operations for the interim periods are not necessarily indicative of trends or results expected for a full year.

(2)  INVENTORIES

     Inventories consist of the following at December 31, 1995 and 1996:

                                                               1995            1996
                                                            -----------     -----------
        Raw materials.....................................  $ 6,994,078       7,065,320
        Work-in-process...................................    1,304,347       1,694,671
        Finished goods and supplies.......................    1,811,682       2,563,622
                                                            -----------     -----------
                                                            $10,110,107      11,323,613
                                                            ===========     ===========

(3)  LINES OF CREDIT

     The Company and an affiliate, Swenson Granite Company, Inc., may be advanced up to a maximum of $9,500,000 under the terms of line of credit agreements with a lending institution, based on percentages of eligible accounts receivable and eligible inventory. The line of credit arrangements expire August 1999 and bear interest at the Chemical Bank prime rate plus 1%, and are secured by substantially all assets of the Company. Amounts outstanding as of December 31, 1995 and 1996 were $1,179,859 and $1,779,124, respectively.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(3)  LINES OF CREDIT -- (CONTINUED)
     Effective November 30, 1995, Rock of Ages Canada, Inc. entered into a line of credit agreement with a lending institution. Under the terms of this agreement, a maximum of approximately $2,400,000 may be advanced based on percentages of eligible accounts receivable, eligible inventory, and tangible fixed assets. The line of credit agreement will be reviewed at least annually for any revisions to the agreement, bears interest at the prime rate plus 3/4%, and is secured by substantially all assets of the subsidiaries. Amounts outstanding as of December 31, 1995 and 1996 were $1,400,000 and $1,721,313, respectively.

(4)  LONG-TERM DEBT

     Long-term debt at December 31, 1995 and 1996 consists of the following:

                                                                    1995            1996
                                                                 -----------     ----------
    Note payable -- bank, interest at Chemical Bank prime plus
      1 1/4%, payable in quarterly installments of $100,000
      with the final installment of $2,500,000 due October
      1998, secured by substantially all assets of the
      Company..................................................  $ 3,600,000      3,200,000
    Note payable -- bank, interest at Chemical Bank prime plus
      1 1/4%, payable in quarterly installments of $400,000
      with the final installment of $8,400,000 due January
      1999, secured by substantially all assets of the
      Company..................................................   13,010,384     11,410,385
    Notes payable -- bank, interest at prime plus 1%,
      unsecured, paid in full in January 1996..................    1,320,622             --
    Note payable -- Small Business Administration, interest at
      10.147%, secured by property, plant and equipment, paid
      in full in January 1996..................................      327,230             --
    Note payable -- VEDA, interest at 4%, unsecured, paid in
      full in January 1996.....................................      118,233             --
    Note payable -- Dutton, interest at 6%, payable in monthly principal and interest payments of $674, unsecured, due
      December 2003............................................       51,280         46,130
    Note payable -- Friberg, interest at 8%, unsecured, paid in
      full in April 1996.......................................      325,578             --
    Note payable -- bank, interest at lender's operational rate plus 1%, payable in monthly installments of $3,649 plus
      interest, due April 2004, secured by property with a net
      book value of $336,330 at December 31, 1996..............           --        321,068
    Note payable -- bank, interest at 10.5%, payable in monthly principal and interest installments of $1,216, due March
      2000, secured by machinery with a net book value of
      $39,792 at December 31, 1996.............................           --         40,012
    Note payable -- bank, interest at prime plus 1.5%, payable in monthly installments of $608 plus interest, due
      November 2001, secured by property with a net book value
      of $40,193 at December 31, 1996..........................  $        --         35,269

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(4)  LONG-TERM DEBT -- (CONTINUED)

                                                                    1995            1996
                                                                 -----------     ----------
    Obligation under capital lease, interest at 7.99%, payable in monthly installments of $1,680 plus interest, due
      December 2000, secured by equipment with a cost and
      accumulated depreciation of $95,731 and $1,595,
      respectively, at December 31, 1996.......................           --         83,016
                                                                 -----------     ----------
                                                                  18,753,327     15,135,880
    Less current installments..................................    4,096,813      2,081,481
                                                                 -----------     ----------
    Long-term debt, excluding current installments.............  $14,656,514     13,054,399
                                                                 ===========     ==========

     All bank-related obligations are guaranteed by an affiliate, Swenson Granite Company, Inc.

     Future maturities of the December 31, 1996 long-term debt are as follows:

                                                                  OBLIGATION         OTHER
                                                                     UNDER         LONG-TERM
                      YEAR ENDED DECEMBER 31:                    CAPITAL LEASE        DEBT
    -----------------------------------------------------------  -------------     ----------
         1997..................................................    $  20,163        2,067,444
         1998..................................................       20,163        4,468,983
         1999..................................................       20,163        1,670,669
         2000..................................................       41,337        6,671,596
         2001..................................................           --           56,810
         Thereafter............................................           --          117,362
                                                                    --------       ----------
                                                                     101,826       15,052,864
                                                                                   ==========
    Interest included in obligation under capital lease........       18,810
                                                                    --------
                                                                   $  83,016
                                                                    ========

     The financing agreements with banks contain various restrictive covenants with respect to the maintenance of financial ratios, capital additions, and other items. As of December 31, 1996 all covenants have been complied with or waived by the banks.

(5)  INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES

     Investments in and advances to affiliated companies, accounted for under the equity method, at December 31, 1995 and 1996 consists of a 50% equity interest in Rock of Ages of Asia of $378,613 and $217,953, respectively.

     The Company's equity (loss) in the income of Rock of Ages Asia was $134,264, $(43,156) and $(160,661), in 1994, 1995 and 1996, respectively. Sales to Rock of Ages Asia were $3,911,195, $2,997,845 and $592,100 in 1994, 1995 and
1996, respectively. Accounts receivable from Rock of Ages Asia was $2,221,824, $2,327,054 and $769,354 as of December 31, 1994, 1995 and 1996, respectively.
See note 13.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(6)  INCOME TAXES

     A summary of components of the provision for income taxes for the years ended December 31, 1994, 1995 and 1996 is as follows:

                                                           1994         1995         1996
                                                         --------     --------     --------
    Current............................................  $496,518     $381,719     $626,857
    Deferred...........................................    79,967      (23,698)      16,486
                                                         --------     --------     --------
              Total....................................  $576,485     $358,021     $643,343
                                                         ========     ========     ========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 are presented below:

                                                                     1995           1996
                                                                  ----------     ----------
    Deferred tax assets:
      Accrued pension, accrued postretirement benefit cost and
         deferred compensation..................................  $  903,743     $  890,941
      Allowance for doubtful accounts...........................      79,096         94,920
      Accrued expenses..........................................      60,224         86,120
      Deferred income...........................................     326,400        217,600
      Inventories, principally due to additional costs
         inventoried for tax purposes pursuant to the Tax Reform
         Act of 1986............................................     211,634        237,279
      Other assets..............................................     297,426        374,789
                                                                  ----------     ----------
              Total gross deferred tax assets...................   1,878,523      1,901,649
              Less valuation allowance..........................    (482,241)      (495,877)
                                                                  ----------     ----------
              Total net deferred tax assets.....................   1,396,282      1,405,772
                                                                  ----------     ----------
    Deferred tax liabilities:
      Quarry development........................................    (309,176)      (375,445)
      Other liabilities.........................................     (53,173)       (12,880)
                                                                  ----------     ----------
              Total gross deferred tax liabilities..............    (362,349)      (388,325)
                                                                  ----------     ----------
              Net deferred tax assets...........................  $1,033,933     $1,017,447
                                                                  ==========     ==========

     The reconciliation of differences between the statutory U.S. federal income tax rate and the Company's effective tax rate follows:

                                                                  1994      1995      1996
                                                                  -----     -----     -----
    U.S. statutory rate.........................................   34.0%     34.0%     34.0%
    State taxes.................................................    5.9       6.0       6.1
    Valuation allowance change..................................   (5.3)       --        --
    Other.......................................................  (10.5)    (19.6)    (14.9)
                                                                  -----     -----     -----
    Effective tax rate..........................................   24.1%     20.4%     25.2%
                                                                  =====     =====     =====

     SFAS No. 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax assets.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(7)  LEASES

     The Company has several noncancellable operating leases for vehicles and equipment which expire over the next four years. Rental expense for operating leases was $118,211, $164,467 and $161,607 during 1994, 1995 and 1996, respectively.

     Future minimum lease payments under noncancellable operating leases (with initial or remaining lease terms in excess of one year) are as follows:

                             YEAR ENDED DECEMBER 31:
            ----------------------------------------------------------
            1997......................................................  $149,763
            1998......................................................   134,777
            1999......................................................   105,008
            2000......................................................    37,989
                                                                        --------
                                                                        $427,537
                                                                        ========

     The Company also acts as the lessor of various parcels of land. Rental income was $28,841, $32,182 and $32,210 in 1994, 1995 and 1996, respectively.
Future minimum rentals to be received under noncancellable leases are as follows:

                             YEAR ENDED DECEMBER 31:
            ----------------------------------------------------------
            1997......................................................  $ 22,950
            1998......................................................    19,950
            1999......................................................    19,575
            2000......................................................    16,950
            2001......................................................    16,200
            Thereafter................................................    44,550
                                                                        --------
                                                                        $140,175
                                                                        ========

(8)  PENSION AND RETIREMENT PLANS

  Pension Plans -- Non-Union

     The Company has a defined benefit pension plan which covers all salaried employees of the Company and its affiliate, Swenson Granite Company, Inc. who have attained age 21 and have completed one year of service. Employees with five or more years of service are entitled to pension benefits beginning at normal retirement age (65) equal to 1.8% of average compensation times years of credited service. Maximum number of years of credited service is equal to 30 years.

     The Company makes contributions in such amounts and at such times as it shall determine in accordance with an established funding method and policy, which is consistent with plan objectives and the requirements of the Employee Retirement Income Security Act of 1974 (ERISA). The Company's contributions for the year ended December 31, 1994, 1995 and 1996 were based on the minimum funding requirements of ERISA.

     Plan assets consist of marketable securities and an unallocated insurance contract.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(8)  PENSION AND RETIREMENT PLANS -- (CONTINUED)
     Net periodic pension cost for the Company's defined benefit pension plan for the years ended December 31, 1995 and 1996, charged to operations in the accompanying consolidated statements of operations, excluding the expense incurred as a result of the early retirement window described below, consisted of the following:

                                                                   1995            1996
                                                                -----------     -----------
    Service cost-benefits attributable to service during the
      period..................................................  $   222,485     $   392,429
    Interest cost on projected benefit obligation.............      881,644       1,042,864
    Return on plan assets.....................................   (1,660,367)     (1,342,269)
    Net amortization and deferral.............................    1,149,127         776,636
                                                                -----------     -----------
    Net periodic pension cost.................................  $   592,889     $   869,660
                                                                ===========     ===========

     Assumptions used by the Company in the determination of pension plan information consisted of the following as of December 31, 1995 and 1996:

                                                                             1995     1996
                                                                             ----     ----
    Discount rate..........................................................  7.25%    7.25%
    Rate of increase in compensation levels................................  5.50%    5.50%
    Expected long-term rate of return on plan assets.......................  9.00%    9.00%

     The following table sets forth the funded status of the plan and amounts recognized in the accompanying consolidated balance sheets at December 31, 1995 and 1996:

                                                                  1995             1996
                                                              ------------     ------------
    Actuarial present value of accumulated benefit
      obligation including vested benefits of $10,760,173 in
      1995 and $11,654,986 in 1996..........................  $(11,087,582)    $(12,225,920)
                                                              ============     ============
    Actuarial present value of projected benefit
      obligation............................................   (12,845,942)     (15,045,099)
    Plan assets at fair value...............................     9,901,354       11,296,553
                                                              ------------     ------------
    Projected benefit obligation in excess of plan assets...    (2,944,588)      (3,748,546)
    Unrecognized net gain from past experience different
      from that assumed and the effects of changes in
      assumptions...........................................      (500,947)        (899,363)
    Unrecognized net prior service cost.....................       865,707        2,209,852
    Unrecognized net obligation.............................     1,075,316          933,545
                                                              ------------     ------------
    Accrued pension cost....................................  $ (1,504,512)    $ (1,504,512)
                                                              ============     ============

     Effective November 1, 1995 the Company offered an early retirement window for eligible employees. As a result, the Company recognized a curtailment loss of $563,857 which has been charged to other expenses in the accompanying consolidated statement of operations.

  Postretirement Benefits

     In addition to providing pension benefits, the Company and its affiliate, Swenson Granite Company, Inc. (Swenson) have sponsored a defined benefit postretirement health care plan for early retirees. No other Company employees or retirees are eligible to participate in the plan. The Company and Swenson also sponsor defined benefit postretirement group life insurance plans for union and non-union employees. The death benefit provided to union retirees is $6,000; the death benefit provided to non-union retirees is 0.75 times the retiree's salary on the date of retirement (capped at $60,000). Included in selling, general and administrative

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(8) PENSION AND RETIREMENT PLANS -- (CONTINUED) expenses of the Company is its share of the net periodic postretirement benefit costs of $219,428, $194,719 and $188,076 for the years ended December 31, 1994, 1995 and 1996, respectively.

     Net periodic postretirement benefit costs for the Company and its affiliate for the years ended December 31, 1994, 1995 and 1996 consisted of the following:

                                                    POSTRETIREMENT     POSTRETIREMENT
                         1994                          MEDICAL         LIFE INSURANCE      TOTAL
    ----------------------------------------------  --------------     --------------     --------
    Service cost-benefits attributable to service
      during the period...........................      $    --           $ 14,728        $ 14,728
    Interest cost on accumulated postretirement
      benefit obligation..........................       49,000             99,079         148,079
    Net amortization and deferral.................       37,625             66,053         103,678
                                                        -------           --------        --------
    Net periodic postretirement benefit cost......      $86,625           $179,860        $266,485
                                                        =======           ========        ========
    1995
    Service cost-benefits attributable to service
      during the period...........................      $    --           $ 12,559        $ 12,559
    Interest cost on accumulated postretirement
      benefit obligation..........................       35,677             98,599         134,276
    Net amortization and deferral.................       24,410             66,053          90,463
                                                        -------           --------        --------
    Net periodic postretirement benefit cost......      $60,087            177,211         237,298
                                                        =======           ========        ========

    1996
    Service cost-benefits attributable to service
      during the period...........................      $    --           $ 20,308        $ 20,308
    Interest cost on accumulated postretirement
      benefit obligation..........................       22,096            106,150         128,246
    Net amortization and deferral.................        9,878             66,053          75,931
                                                        -------           --------        --------
    Net periodic postretirement benefit cost......      $31,974           $192,511        $224,485
                                                        =======           ========        ========

     The amounts recognized in the accompanying consolidated balance sheets as of December 31, 1995 and 1996, representing the Company's share of the funded status of the plans, were $504,750 and $506,938, respectively. The following table sets forth the funded status for the Company and its affiliate as of December 31, 1995 and 1996:

                                                  POSTRETIREMENT     POSTRETIREMENT
                        1995                         MEDICAL         LIFE INSURANCE        TOTAL
    --------------------------------------------  --------------     --------------     -----------
    Accumulated postretirement benefit
      obligation:
      Retirees..................................     $(429,652)        $(1,048,213)     $(1,477,865)
      Fully eligible active plan participants...            --            (148,911)        (148,911)
      Other active plan participants............            --            (181,823)        (181,823)
                                                     ---------         -----------      -----------
    Accumulated postretirement benefit
      obligation in excess of plan assets.......      (429,652)         (1,378,947)      (1,808,599)
    Unrecognized transition obligation..........        73,231           1,188,952        1,262,183
    Unrecognized net (gain)/loss from past
      experience different from that assumed....       (22,012)             16,184           (5,828)
                                                     ---------         -----------      -----------
    Accrued postretirement benefit cost.........     $(378,433)        $  (173,811)     $  (552,244)
                                                     =========         ===========      ===========

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(8)  PENSION AND RETIREMENT PLANS -- (CONTINUED)

                                                  POSTRETIREMENT     POSTRETIREMENT
                                                     MEDICAL         LIFE INSURANCE        TOTAL
                                                  --------------     --------------     -----------
    1996
    Accumulated postretirement benefit
      obligation:
      Retirees..................................     $(285,441)        $(1,094,623)     $(1,380,064)
      Fully eligible active plan participants...            --            (193,450)        (193,450)
      Other active plan participants............            --            (219,676)        (219,676)
                                                     ---------         -----------      -----------
    Accumulated postretirement benefit
      obligation in excess of plan assets.......      (285,441)         (1,507,749)      (1,793,190)
    Unrecognized transition obligation..........        48,821           1,122,899        1,171,720
    Unrecognized net (gain)/loss from past
      experience different from that assumed....       (79,047)            133,080           54,033
                                                     ---------         -----------      -----------
    Accrued postretirement benefit cost.........     $(315,667)        $  (251,770)     $  (567,437)
                                                     =========         ===========      ===========

     The weighted-average discount rate used in determining the actuarial present value of the accumulated postretirement benefit obligation was 7.25% and 7.5% as of December 31, 1995 and 1996, respectively.

     For measurement purposes, a 9% rate of increase in the per capita cost of covered health care benefits was assumed for 1996 and was assumed to gradually decrease to 4% over the next 6 years. An increase in the assumed health care cost trend rates of 1 percentage point in each year would result in an increase in the postretirement medical plan accumulated postretirement benefit obligation as of December 31, 1996 of $9,846 and the aggregate of the service and the interest cost components of the postretirement medical plan net periodic postretirement benefit cost for 1996 would increase by $687.

  Union Employee Plans

     Union employees participate in a multi-employer defined benefit pension plan. The Company contributes amounts as required by the union contract. At the present time, there is not sufficient information to accurately determine the Company's share of the liability for unfunded vested benefits of the plan. If the Company terminated its operations or withdrew from the plan, it would be required, under federal law, to accelerate funding of its proportionate share of the plan's unfunded vested benefits. The amount charged to operations in the accompanying consolidated statements of operations was $284,591, $456,470 and $713,738 in 1994, 1995 and 1996, respectively.

  Deferred Compensation Plans

     The Company has deferred compensation agreements with certain employees under a salary continuation plan. Generally, the terms of the plan provides for specified monthly payments to the employee or the beneficiary for a 15-year period beginning at the employee's retirement, disability or death. In certain cases, the plan also provides for minimum payments in the event of termination other than retirement, disability or death.

     Net periodic deferred compensation cost, charged to operations in the accompanying consolidated statements of operations, under the plan for the years ended December 31, 1994, 1995 and 1996 consisted of the following:

                                                           1994         1995         1996
                                                         --------     --------     --------
    Service cost earned during the period..............  $ 33,635     $ 13,369     $ 56,108
    Interest cost on projected benefit obligation......    87,457       87,876       98,386
    Net amortization and deferral......................    18,761       18,761       31,392
                                                         --------     --------     --------
    Net periodic deferred compensation cost............  $139,853     $120,006     $185,886
                                                         ========     ========     ========

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(8)  PENSION AND RETIREMENT PLANS -- (CONTINUED)
     The following table sets forth the funded status of the plan as of December 31, 1995 and 1996 and amounts recognized in the accompanying consolidated balance sheets as of December 31, 1995 and 1996:

                                                                   1995            1996
                                                                -----------     -----------
    Actuarial present value of projected benefit obligation...  $(1,159,113)    $(1,445,083)
    Plan assets at fair value.................................           --              --
                                                                -----------     -----------
    Projected benefit obligation in excess of plan assets.....   (1,159,113)     (1,445,083)
    Unrecognized net gain from past experience different from
      that assumed and the effect of changes in assumptions...      (57,128)        (17,589)
    Unrecognized net obligation...............................       41,205          36,736
    Unrecognized prior service obligation.....................       90,121         251,873
    Adjustment required to recognize minimum liability........         (570)       (183,418)
                                                                -----------     -----------
    Deferred compensation.....................................  $(1,085,485)    $(1,357,481)
                                                                ===========     ===========

     The assumed rate of return used in determining the value of accumulated plan benefits was 7.25% and 7.5% for the years ended December 31, 1995 and 1996, respectively.

     The Company also has deferred compensation agreements with former stockholders of Lawson Granite Company and a former stockholder of Anderson-Friberg Company which are not covered under the Company's salary continuation plan. Total annual payments of $224,000 begin in 2000 and end at various dates through 2020. The present value of these payments was $2,146,609 as of December 31, 1995 and 1996, which is included in deferred compensation in the consolidated balance sheets.

  Savings and Profit Sharing Plan

     The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code for employees whose employment is not governed by a collective bargaining agreement and who have completed one year of service. The Company's contribution was $12,088, $19,804 and $27,587 in 1994, 1995 and 1996,
respectively.

     The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code for employees covered by a collective bargaining agreement who have completed one year of service. The Company's contribution was $7,257, $13,830 and $24,362 in 1994, 1995 and 1996, respectively.

(9)  STOCK-BASED EMPLOYEE COMPENSATION

     Under the terms of the Amended and Restated 1994 Stock Plan, 1,500,000 options were reserved for issuance to key employees to purchase equivalent shares of common stock at exercise prices ranging from $2.40 to $4.12. The options granted have a five year term and vest at 20% per year over this period.

     The following table sets forth the stock option transactions for the years ended December 31, 1994, 1995 and 1996:

                                                                 NUMBER        WEIGHTED AVERAGE
                                                                OF SHARES       EXERCISE PRICE
                                                               -----------     ----------------
    Outstanding, December 31, 1993, 1994 and 1995............    275,000            $ 2.49
      Granted, January 2, 1996...............................    225,000              3.59
      Granted, December 31, 1996.............................    362,500              3.75
                                                                 -------             -----
    Outstanding, December 31, 1996...........................    862,500              3.31
                                                                 =======             =====
    Exercisable, December 31, 1996...........................    282,500              2.99
    Weighted average remaining contractual life..............  3.4 years

     The Company has adopted the disclosure-only provisions of Statement of Financial Standards No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for stock options granted under the plan during 1996 as the options were all granted at exercise prices which equaled the fair value at the date of the grant. There were no awards granted during 1995 and 1994. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date for awards

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(9) STOCK-BASED EMPLOYEE COMPENSATION -- (CONTINUED) during 1996 consistent with the provisions of SOFAS No. 123, the Company's net income would have been reduced to the pro forma amount indicated below:

            Net income, as reported..................................  $1,908,164
            Net income, pro forma....................................   1,798,619
            Net income per share, pro forma..........................  $      .44

     Pro forma net income reflects only options granted in 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented because compensation cost is reflected over the options' vesting periods and compensation cost for options granted prior to January 1, 1995 is not considered.

     The fair value of each option grant is estimated on the date of the grant using the Minimum Value Method with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%; dividend yield of $0; and expected lives of five (5) years.

(10)  RELATED PARTY TRANSACTIONS

     The Company is related, through common ownership, to Swenson Granite Company, Inc. (Swenson). The Company paid a management fee of $632,000, $912,000, $936,000 in 1994, 1995 and 1996, respectively. Sales to Swenson were $0, $0 and $729,611 and purchases from Swenson were $0, $0 and $197,047 in 1994, 1995 and 1996, respectively.

(11)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures About the Fair Value of Financial Instruments", requires disclosure of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of the following disclosure the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation. Management has determined that the carrying values of its financial assets and liabilities approximate fair value at December 31, 1996.

(12)  ACQUISITIONS

     Effective December 31, 1995 Swenson Granite Company purchased all of the outstanding stock of Lawson Granite Company and Anderson-Friberg Company. The aggregate cost of these acquisitions was $5,715,288 made up of 463 shares of Swenson stock valued at $3,381,799, a $310,000 note payable, $354,880 in cash paid in 1996, and $2,146,609 in deferred compensation arrangements. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair values. This treatment resulted in $1,779,113 of cost in excess of net assets acquired, or goodwill, and was accounted for under the purchase method. The net assets from the acquisition were contributed by Swenson to the Company.

     The following unaudited pro forma information has been prepared assuming that the acquisitions occurred at the beginning of the periods presented. The pro forma information is presented for information purposes only and is not necessarily indicative of what would have occurred if the acquisitions had been made as of those dates.

                                                              (UNAUDITED) YEARS ENDED
                                                                   DECEMBER 31,
                                                            ---------------------------
                                                               1994            1995
                                                            -----------     -----------
        Net revenues......................................  $43,689,296     $41,199,480
        Net income........................................    1,842,046       1,462,688
        Net income per share..............................          .47             .36

     The Company also acquired certain assets and assumed certain liabilities of Adru Granite, Inc. for $238,310 in 1996. The results of operations were not material in relation to the Company's consolidated results of operations.

                   ROCK OF AGES CORPORATION AND SUBSIDIARIES

(13)  SUBSEQUENT EVENTS

     On June 27, 1997 the Company dividended assets of $1,069,136 to Swenson Granite Company, Inc.

     On June 30, 1997 the Company acquired all of the outstanding stock of KSMG, a successor to Keystone Memorials, Inc. for 263,441 shares of the Company's stock which was accounted for under the purchase method. The fair market value of KSMG on the date of acquisition was $3,582,798. As of June 30, 1997 investments in and advances to affiliated companies included Keystone's share of its investment in and advances to four Quarry Companies and Southern Mausoleums, Inc.

     The following unaudited pro forma information has been prepared assuming that the acquisitions occurred at the beginning of the periods presented. The pro forma information is presented for information purposes only and is not necessarily indicative of what would have occurred if the acquisitions had been made as of those dates.

                                                                    (UNAUDITED)
                                                            ---------------------------
                                                               YEAR
                                                               ENDED        SIX MONTHS
                                                             DECEMBER          ENDED
                                                                31,          JUNE 30,
                                                               1996            1997
                                                            -----------     -----------
        Net revenues......................................  $53,972,546     $25,415,687
        Net income (loss).................................    1,711,447        (285,625)
        Net income (loss) per share.......................          .42            (.07)

     On August 12, 1997, pursuant to the reincorporation merger of Rock of Ages Corporation, a Vermont corporation and the immediate predecessor to the Company ("ROA Vermont") with and into a newly-formed Delaware corporation, with the Company surviving as a Delaware corporation, (i) the Company authorized 30,000,000 shares of $.01 par value Class A Common Stock, 15,000,000 shares of $.01 par value Class B Common Stock, and 2,500,000 shares of $.01 par value Preferred Stock and (ii) each outstanding share of common stock of ROA Vermont was converted into one half of a share of Class B Common Stock of the Company. As of August 12, 1997, no shares of Class A Common or Preferred Stock had been issued. The Common Stock outstanding and weighted average shares outstanding for all periods presented have been adjusted for the new stock capitalization.


     Prior to the closing of the offering, the Company will effect a reorganization (the "Reorganization") as follows: (i) the merger of Swenson Granite Company, Inc. ("Swenson Granite") with and into the Company, with the Company as the surviving corporation (the "Swenson Merger"), in which Swenson Granite's stockholders will receive 1,618,123 shares of Class B Common Stock for each share of Swenson Granite common stock (currently a total of 2,163 shares of Swenson Granite is outstanding); and (ii) immediately prior to the Swenson Merger, Swenson Granite will distribute its curb and landscaping business (essentially all of its operating assets and operating liabilities) to its stockholders (the "Swenson Granite Distribution") through a pro rata distribution of all of the member interests in a newly formed limited liability company named Swenson Granite Company LLC ("Swenson LLC"). The Swenson Granite stockholders will receive a total of 3,502,000 shares of Class B Common Stock which will represent 93% of the Company's total shares outstanding prior to the offering. The minority interest in the Company will be the same both before and after the exchange of shares.



     Following the Swenson Granite Distribution and prior to the Swenson Merger, the sole asset of Swenson Granite will be its 93% stock interest in the Company and its only liabilities will be a $3,340,000 intercompany payable to the Company and a $310,000 note payable. Pursuant to the Swenson Merger, the shares of Class B Common Stock held by Swenson Granite will be cancelled, the Company will forgive the intercompany payable and the Company will assume the note payable. The only effect on the Company's financial statements will be a reduction in stockholders' equity of $3,650,000. This effect is due solely to the forgiveness of the aforesaid intercompany payable and the assumption of the aforesaid note payable.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors,
Childs & Childs Granite Company, Inc.
  and C & C Granite Company, Inc.:

     We have audited the accompanying combined balance sheet of Childs & Childs Granite Company, Inc., C & C Granite Company Inc., the Quarry Companies and Southern Mausoleums, Inc. (SMI) as of May 31, 1997, and the related combined statements of operations, stockholders' equity, and cash flows for the eleven-month period ended May 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the financial statements of the Quarry Companies (Caprice Blue Quarry, Inc.; Autumn Rose Quarry, Inc.; and Pennsylvania Granite Corporation, including its wholly-owned subsidiary, Carolina Quarries, Inc.) or SMI. The Company's combined investment in and advances to the Quarry Companies and SMI at May 31, 1997 was $540,184 and its equity in the earnings of the Quarry Companies and SMI was $128,839 for the eleven-month period ended May 31, 1997. The financial statements of the Quarry Companies and SMI were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the Quarry Companies and SMI, is based solely on the reports of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of the other auditors provides a reasonable basis for our opinion.

     In our opinion, based on our audit and the reports of the other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of Childs & Childs Granite Company, Inc., C & C Granite Company, Inc., the Quarry Companies and SMI at May 31, 1997, and the results of their operations and their cash flows for the eleven-month period ended May 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Atlanta, Georgia
July 18, 1997

                     CHILDS & CHILDS GRANITE COMPANY, INC.,
             C & C GRANITE COMPANY, INC., QUARRY COMPANIES AND SMI


                             COMBINED BALANCE SHEET



                                                                       MAY 31,       AUGUST 31,
                                                                         1997           1997
                                                                      ----------     -----------
                                                                                     (UNAUDITED)
                                        ASSETS (NOTE 5)
Current assets:
  Cash..............................................................  $  113,486      $  181,222
  Trade accounts receivable, less allowance for doubtful accounts of
     $134,000 at May 31 and August 31, 1997.........................   1,055,833         665,150
  Inventories (note 2)..............................................   1,136,298         871,806
  Prepaids..........................................................          --          35,411
                                                                      ----------      ----------
     Total current assets...........................................   2,305,617       1,753,589
                                                                      ----------      ----------
Investments in and advances to affiliated companies (note 4)........     540,184         591,249
Property, plant, and equipment:
  Land..............................................................      15,000          15,000
  Buildings.........................................................     480,115         480,115
  Machinery and equipment...........................................   1,050,767       1,057,298
  Trucks, autos, and trailers.......................................     357,319         357,319
  Furniture and fixture.............................................      45,310          45,310
                                                                      ----------      ----------
                                                                       1,948,511       1,955,042
  Less accumulated depreciation.....................................     945,953         979,492
                                                                      ----------      ----------
     Net property, plant, and equipment.............................   1,002,558         975,550
                                                                      ----------      ----------
                                                                      $3,848,359      $3,320,388
                                                                      ==========      ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt (note 5)........................  $  412,185      $  312,185
  Trade accounts payable............................................     128,887          38,861
  Trade accounts payable -- affiliates..............................     170,290           3,346
  Due to stockholders...............................................      23,909          23,909
  Accrued wage related costs........................................      37,318          21,213
                                                                      ----------      ----------
     Total current liabilities......................................     772,589         399,514
Long-term debt, less current portion (note 5).......................     500,000         420,608
                                                                      ----------      ----------
     Total liabilities..............................................   1,272,589         820,122
                                                                      ----------      ----------
Stockholders' equity:
  Common stock (note 6).............................................      22,500          22,500
  Quarry Companies' and SMI's capital...............................     348,184         399,249
  Retained earnings.................................................   2,205,086       2,078,517
                                                                      ----------      ----------
     Total stockholders' equity.....................................   2,575,770       2,500,266
                                                                      ----------      ----------
Commitment and contingency (notes 5 and 7)..........................
                                                                      ----------      ----------
                                                                      $3,848,359      $3,320,388
                                                                      ==========      ==========


            See accompanying notes to combined financial statements.

                     CHILDS & CHILDS GRANITE COMPANY, INC.,
             C & C GRANITE COMPANY, INC., QUARRY COMPANIES AND SMI


                        COMBINED STATEMENT OF OPERATIONS



                                                                                THREE-MONTH
                                                        ELEVEN-MONTH           PERIOD ENDED
                                                        PERIOD ENDED            AUGUST 31,
                                                          MAY 31,        -------------------------
                                                            1997            1996           1997
                                                        ------------     ----------     ----------
                                                                                (UNAUDITED)
Net revenues..........................................   $5,606,364      $1,470,590     $1,407,729
Cost of goods sold (including purchases from the
  Quarry Companies of $1,009,448 for the eleven-month
  period ended May 31, 1997) -- (note 4)..............    4,592,884       1,201,186      1,147,332
                                                         ----------      ----------     ----------
          Gross profit................................    1,013,480         269,404        260,397
Selling, general, and administrative expenses.........      701,325         192,127        221,726
                                                         ----------      ----------     ----------
          Operating income............................      312,155          77,277         38,671
                                                         ----------      ----------     ----------
Other income (expense):
  Interest expense....................................      (58,758)        (17,245)       (18,787)
  Finance charge income...............................       28,322          15,952         16,679
  Miscellaneous income................................        2,033          15,020         16,868
                                                         ----------      ----------     ----------
          Net other (expense) income..................      (28,403)         13,727         14,760
                                                         ----------      ----------     ----------
          Income before equity in earnings of
            investees.................................      283,752          91,004         53,431
Equity in earnings of investees (note 4)..............      128,839         231,166         51,065
                                                         ----------      ----------     ----------
          Net income..................................   $  412,591      $  322,170     $  104,496
                                                         ==========      ==========     ==========


            See accompanying notes to combined financial statements.

                     CHILDS & CHILDS GRANITE COMPANY, INC.,
             C & C GRANITE COMPANY, INC., QUARRY COMPANIES AND SMI

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE ELEVEN-MONTH PERIOD ENDED MAY 31, 1997

          AND THE THREE-MONTH PERIOD ENDED AUGUST 31, 1997 (UNAUDITED)



                                                             QUARRY
                                                            COMPANIES'                      TOTAL
                                                COMMON      AND SMI'S      RETAINED      STOCKHOLDERS'
                                                 STOCK       CAPITAL       EARNINGS         EQUITY
                                                -------     ---------     ----------     ------------
Balance at June 30, 1996......................  $22,500     $ 219,345     $2,269,711      $ 2,511,556
  Distributions to stockholders...............       --            --       (348,377)        (348,377)
  Net income..................................       --       128,839        283,752          412,591
                                                -------      --------     ----------       ----------
Balance at May 31, 1997.......................   22,500       348,184      2,205,086        2,575,770
  Distributions to stockholders...............       --            --       (180,000)        (180,000)
  Net income..................................       --        51,065         53,431          104,496
                                                -------      --------     ----------       ----------
Balance at August 31, 1997 (unaudited)........  $22,500     $ 399,249     $2,078,517      $ 2,500,266
                                                =======      ========     ==========       ==========


          See accompanying notes to the combined financial statements.

                     CHILDS & CHILDS GRANITE COMPANY, INC.,
             C & C GRANITE COMPANY, INC., QUARRY COMPANIES AND SMI


                        COMBINED STATEMENT OF CASH FLOWS



                                                                                 THREE-MONTH
                                                             ELEVEN-MONTH       PERIOD ENDED
                                                             PERIOD ENDED        AUGUST 31,
                                                               MAY 31,      ---------------------
                                                                 1997         1996        1997
                                                             ------------   ---------   ---------
                                                                                 (UNAUDITED)
Cash flows from operating activities:
  Net income...............................................    $ 412,591    $ 322,170   $ 104,496
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation..........................................      144,638       41,615      33,539
     Equity in earnings of Quarry Companies and SMI........     (128,839)    (231,166)    (51,065)
     Changes in operating assets and liabilities:
       Trade accounts receivable...........................     (213,089)     164,802     390,683
       Inventories.........................................      (57,466)      53,406     264,492
       Prepaid expenses....................................       57,561      (47,095)    (35,411)
       Trade accounts payable, trade accounts
          payable-affiliates, and accrued costs............       96,690      (67,663)   (273,075)
                                                               ---------    ---------   ---------
          Net cash provided by operating activities........      312,086      236,069     433,659
                                                               ---------    ---------   ---------
Cash flows from investing activities:
  Additions to property, plant, and equipment..............      (31,768)          --      (6,531)
  Increase in cash surrender value.........................      (56,008)          --          --
                                                               ---------    ---------   ---------
          Net cash used in investing activities............      (87,776)          --      (6,531)
                                                               ---------    ---------   ---------
Cash flows from financing activities:
  Proceeds from long-term debt.............................      912,185           --          --
  Payments on long-term debt...............................     (814,377)    (181,299)   (179,392)
  Distributions to stockholders............................     (234,000)     (73,000)   (180,000)
                                                               ---------    ---------   ---------
          Net cash used in financing activities............     (136,192)    (254,299)   (359,392)
                                                               ---------    ---------   ---------
          Net change in cash...............................       88,118      (18,230)     67,736
Cash at beginning of period................................       25,368       66,164     113,486
                                                               ---------    ---------   ---------
Cash at end of period......................................    $ 113,486    $  47,934   $ 181,222
                                                               =========    =========   =========
Supplemental disclosure of cash flow information -- cash
  paid during the period for interest......................    $  62,545    $  17,245   $  18,787
                                                               =========    =========   =========
Supplemental disclosure of noncash investing and financing
  activities -- the Company distributed the cash surrender
  value of certain life insurance policies to the Company's
  stockholders which amounted to...........................    $ 114,377    $      --   $      --
                                                               =========    =========   =========


          See accompanying notes to the combined financial statements.

                     CHILDS & CHILDS GRANITE COMPANY, INC.,
             C & C GRANITE COMPANY, INC., QUARRY COMPANIES AND SMI

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                  MAY 31, 1997

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     Childs & Childs Granite Company, Inc. is a manufacturer of granite monuments and memorials in Elberton, Georgia. The three stockholders of Childs & Childs Granite Company, Inc. collectively own C & C Granite Company, Inc., which is a trucking company that primarily delivers products to Childs & Childs Granite Company, Inc.'s customers. Additionally, the three stockholders of Childs & Childs Granite Company, Inc. collectively own a 50% interest in the Quarry Companies (Caprice Blue Quarry, Inc.; Autumn Rose Quarry, Inc.; and Pennsylvania Granite Corporation, including its wholly owned subsidiary, Carolina Quarries, Inc.) which operate six granite quarries in five states and Southern Mausoleum, Inc. (SMI), a mausoleum manufacturing plant. Net revenues are to various retail monument customers throughout the United States.

  (b) Basis of Presentation

     The combined financial statements include the financial statements of Childs & Childs Granite Company, Inc.; C & C Granite Company, Inc.; and the 50% ownership in the aforementioned three Quarry Companies and SMI owned by the three stockholders of Childs & Childs Granite Company, Inc. (collectively, the "Company"). Childs & Childs Granite Company, Inc., the Quarry Companies and SMI have been combined using historical costs as a result of the common ownership. The Quarry Companies and SMI are accounted for under the equity method.


     In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair presentation of the unaudited condensed financial statements of the Company as of and for the three months ended August 31, 1996 and 1997 have been included.



     All significant intercompany balances and transactions have been eliminated in combination.


  (c) Cash Equivalents

     For purposes of the combined statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At May 31, 1997, the Company owned no cash equivalents.

  (d) Inventories

     Inventories are stated at the lower of cost or market (net realizable value). Cost is determined using the first-in, first-out (FIFO) method for all inventories.

  (e) Property, Plant, and Equipment

     Property, plant, and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets on a straight-line basis. Property, plant, and equipment are depreciated over the following estimated useful lives:

                                                                           YEARS
            Buildings....................................................      39
            Machinery and equipment......................................      12
            Vehicles.....................................................       5
            Office equipment.............................................  5 to 7

  (f) Income Taxes

     The stockholders of the Company have elected to have the earnings of the Company taxed under the S Corporation provisions of the Internal Revenue Code. Under the S Corporation provisions, the income taxes of the Company are the responsibility of the stockholders for Federal and state income tax purposes. Accordingly, no income tax provision or income tax balances have been recorded by the Company.

                     CHILDS & CHILDS GRANITE COMPANY, INC.,
             C & C GRANITE COMPANY, INC., QUARRY COMPANIES AND SMI

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  (g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (h) Revenue Recognition

     Revenue is recognized upon shipment of goods.

  (i) Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  INVENTORIES

     The components of inventories are as follows:


                                                                     MAY 31,     AUGUST 31,
                                                                       1997         1997
                                                                    ----------   -----------
                                                                                 (UNAUDITED)
    Raw materials.................................................  $  896,816    $ 688,029
    Work in process...............................................      56,629       43,416
    Finished goods................................................     182,853      140,361
                                                                    ----------     --------
              Total inventories...................................  $1,136,298    $ 871,806
                                                                    ==========     ========


(3)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     For cash, trade accounts receivables, trade accounts payables, trade accounts payable-affiliates, due to stockholders, and accrued wage related costs, the carrying amounts approximate fair value because of the short maturity of these instruments.

     The carrying value of long-term debt approximates fair value due to the variable interest of these instruments using a discounted cash flow analysis.

                     CHILDS & CHILDS GRANITE COMPANY, INC.,
             C & C GRANITE COMPANY, INC., QUARRY COMPANIES AND SMI

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(4)  INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES


     Investments in affiliated companies consist of the three stockholders' 50% of the common stock of each of the Quarry Companies and SMI. Summary unaudited financial information for the Quarry Companies and SMI is as follows:



                                               ELEVEN-MONTH PERIOD ENDED MAY 31, 1997
                                  ----------------------------------------------------------------
                                   CAPRICE                   AUTUMN
                                    BLUE                      ROSE      PENNSYLVANIA
                                   QUARRY        SMI         QUARRY       GRANITE         TOTAL
                                  ---------   ----------   ----------   ------------   -----------
    Current assets..............  $  25,169   $  611,297   $   85,413     $1,887,749   $ 2,609,628
    Noncurrent assets...........    277,301      288,514    1,530,708      5,476,508     7,573,031
                                  ---------   ----------   ----------     ----------   -----------
              Total assets......  $ 302,470   $  899,811   $1,616,121     $7,364,257   $10,182,659
                                  =========   ==========   ==========     ==========   ===========
    Current liabilities.........  $ 200,443    $ 587,554   $  171,684     $5,097,809   $ 6,057,490
    Noncurrent liabilities......    797,511      590,242    1,511,181        529,868     3,428,802
    Stockholders' equity
      (deficit).................   (695,484)    (277,985)     (66,744)     1,736,580       696,367
                                  ---------   ----------   ----------     ----------   -----------
              Total liabilities
                and
                stockholders'
                equity
                (deficit).......  $ 302,470   $  899,811   $1,616,121     $7,364,257   $10,182,659
                                  =========   ==========   ==========     ==========   ===========
    Net revenues................  $ 183,569   $1,225,396   $  325,533     $6,725,009   $ 8,459,507
    Gross profit (loss).........   (234,920)     244,123      (29,267)     1,657,346     1,637,282
    Net income (loss)...........  $(254,707)  $  126,185   $  (78,525)    $  464,725   $   257,678
                                  =========   ==========   ==========     ==========   ===========



                                              THREE-MONTH PERIOD ENDED AUGUST 31, 1996
                                  ----------------------------------------------------------------
                                   CAPRICE                   AUTUMN
                                    BLUE                      ROSE      PENNSYLVANIA
                                   QUARRY        SMI         QUARRY       GRANITE         TOTAL
                                  ---------   ----------   ----------   ------------   -----------
    Net revenues................  $  38,954   $  323,187   $   70,805     $2,345,650   $ 2,778,596
    Gross profit (loss).........    (16,607)      41,315      (25,805)       771,264       770,167
    Net income (loss)...........  $ (24,299)  $  (29,770)  $  (40,400)    $  556,800   $   462,331
                                  =========   ==========   ==========     ==========   ===========



                                              THREE-MONTH PERIOD ENDED AUGUST 31, 1997
                                  ----------------------------------------------------------------
                                   CAPRICE                   AUTUMN
                                    BLUE                      ROSE      PENNSYLVANIA
                                   QUARRY        SMI         QUARRY       GRANITE         TOTAL
                                  ---------   ----------   ----------   ------------   -----------
    Net revenues................  $  44,361   $  440,998   $   75,230     $1,749,105   $ 2,309,694
    Gross profit (loss).........     (5,775)     130,423       22,772        242,905       390,325
    Net income (loss)...........  $ (11,617)  $   63,484   $   11,334     $   38,929   $   102,130
                                  =========   ==========   ==========     ==========   ===========


     In addition, the Company has advances to the Quarry Companies and SMI totaling $192,000 at May 31, 1997.

     Childs & Childs Granite Co., Inc. purchases a substantial portion of its raw granite from the Quarry Companies. Such purchases amounted to $1,009,448 for the eleven-month period ended May 31, 1997. Individually, the purchases from each Quarry Company are as follows:

            Caprice Blue Quarry......................................  $  158,657
            Autumn Rose Quarry.......................................      84,608
            Pennsylvania Granite.....................................     766,183
                                                                       ----------
                      Total..........................................  $1,009,448
                                                                       ==========

     At May 31, 1997, the Company's 50% interest in the cumulative losses of the Quarry Companies and SMI amounted to $(928,927).

                     CHILDS & CHILDS GRANITE COMPANY, INC.,
             C & C GRANITE COMPANY, INC., QUARRY COMPANIES AND SMI

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

(5)  LONG-TERM DEBT

     Long-term debt at May 31, 1997 consists of the following:

            Borrowings under line of credit, interest at 9.00%,
              payable monthly, principal due November 1998............  $500,000
            Borrowings under line of credit, interest at prime plus 1%
              (9.5% at May 31, 1997) payable quarterly beginning
              August 1997, principal due May 1998.....................   412,185
                                                                        --------
                      Total long-term debt............................   912,185
            Less current portion......................................   412,185
                                                                        --------
                      Long-term debt, less current portion............  $500,000
                                                                        ========

     The aggregate maturities of long-term debt for each of the two years subsequent to May 31, 1997 are as follows: 1998, $412,185 and 1999, $500,000.

     Childs & Childs Granite Co., Inc. has two lines of credit with a bank for a total of $1,000,000, of which $912,185 was outstanding at May 31, 1997. The lines of credit are secured by substantially all of the assets of Childs and Childs Granite Co., Inc. The lines of credit may be prepaid at any time without penalty.

(6)  COMMON STOCK

     At May 31, 1997, the par value and the authorized shares of common stock of Childs & Childs Granite Co., Inc. were $100 and 5,000, respectively. In addition, 210 shares were issued and outstanding.

     At May 31, 1997, the par value and the authorized shares of common stock of C & C Granite Co., Inc. were $100 and 5,000, respectively. In addition, 15 shares were issued and outstanding.

(7)  SUBSEQUENT EVENT

     On June 28, 1997, Rock of Ages Corporation entered into a definitive agreement with the shareholders of the Company to purchase all of the outstanding stock of the Company.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors,
Keystone Memorials, Inc.:

     We have audited the accompanying combined balance sheet of Keystone Memorials, Inc., the Quarry Companies and Southern Mausoleums, Inc. (SMI) as of April 30, 1997, and the related combined statements of operations, stockholder's deficit, and cash flows for the ten-month period ended April 30, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the financial statements of the Quarry Companies (Caprice Blue Quarry, Inc.; Autumn Rose Quarry, Inc.; or Pennsylvania Granite Corporation and its subsidiary, Carolina Quarries, Inc.) or SMI. The Company's combined investment in and advances to the Quarry Companies and SMI at April 30, 1997 was $585,010 and its equity in the earnings of the Quarry Companies and SMI was $55,787 for the ten-month period ended April 30, 1997. The financial statements of the Quarry Companies and SMI were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the Quarry Companies and SMI, is based solely on the reports of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the reports of the other auditors provides a reasonable basis for our opinion.

     In our opinion, based on our audit and the reports of the other auditors, the combined financial statements referred to above present fairly, in all material respects, the financial position of Keystone Memorials, Inc., the Quarry Companies and SMI at April 30, 1997, and the results of their operations and their cash flows for the ten-month period ended April 30, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Atlanta, Georgia
July 25, 1997

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

                             COMBINED BALANCE SHEET

                                                                      APRIL 30,       JULY 31,
                                                                         1997           1997
                                                                      ----------     -----------
                                                                                     (UNAUDITED)
                                ASSETS (NOTE 6)
Current assets:
  Cash equivalents..................................................  $   35,883      $  174,596
  Trade accounts receivable, less allowance for doubtful accounts of
     $1,282,000 at April 30 and July 31, 1997.......................   1,626,474       1,425,780
  Due from employees................................................      14,790          14,562
  Prepaid expenses..................................................      62,040          85,331
  Inventories (note 2)..............................................   1,532,099       1,662,465
                                                                      ----------      ----------
     Total current assets...........................................   3,271,286       3,362,734
                                                                      ----------      ----------
Investments in and advances to affiliated companies (note 4)........     585,010         439,997
Property, plant, and equipment:
  Land..............................................................     272,977         272,977
  Buildings.........................................................     906,882         906,882
  Machinery and equipment...........................................   3,293,562       3,252,032
  Trucks, autos, and trailers.......................................     718,778         738,096
  Furniture and fixtures............................................     195,452         195,452
                                                                      ----------      ----------
                                                                       5,387,651       5,365,439
  Less accumulated depreciation.....................................   2,682,924       2,747,234
                                                                      ----------      ----------
     Net property, plant, and equipment.............................   2,704,727       2,618,205
                                                                      ----------      ----------
                                                                      $6,561,023      $6,420,936
                                                                      ==========      ==========
                LIABILITIES AND STOCKHOLDER'S (DEFICIT) EQUITY
Current liabilities:
  Current portion of long-term debt (note 6)........................  $  844,419      $1,828,116
  Bank overdraft....................................................      70,921              --
  Trade accounts payable............................................     522,088         337,053
  Trade accounts payable-affiliates.................................   3,689,509         411,103
  Accrued expenses..................................................     171,464         172,879
                                                                      ----------      ----------
     Total current liabilities......................................   5,298,401       2,749,151
Long-term debt, less current portion (note 6).......................   1,745,649         775,974
                                                                      ----------      ----------
          Total liabilities.........................................   7,044,050       3,525,125
                                                                      ----------      ----------
Stockholder's (deficit) equity:
  Common stock, $100 par value. Authorized 100 shares; issued and
     outstanding 100 shares.........................................      10,000          10,000
  Additional paid-in capital (note 8)...............................          --       3,285,054
  Quarry Companies and SMI's capital................................     275,132         332,752
  Accumulated deficit...............................................    (768,159)       (731,995)
                                                                      ----------      ----------
          Total stockholder's (deficit) equity......................    (483,027)      2,895,811
Commitments and contingencies (notes 5 and 6).......................
                                                                      ----------      ----------
                                                                      $6,561,023      $6,420,936
                                                                      ==========      ==========

            See accompanying notes to combined financial statements.

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

                        COMBINED STATEMENT OF OPERATIONS

                                                                                THREE-MONTH
                                                         TEN-MONTH             PERIOD ENDED
                                                        PERIOD ENDED             JULY 31,
                                                         APRIL 30,       -------------------------
                                                            1997            1996           1997
                                                        ------------     ----------     ----------
                                                                                (UNAUDITED)
Net revenues..........................................   $7,537,876      $2,321,977     $2,449,525
Cost of goods sold (including purchases from
  affiliated companies of $761,923 and related parties
  of $848,822 for the ten-month period ended April 30,
  1997) -- (notes 4 and 8)............................    6,723,718       2,169,643      2,170,555
                                                         ----------      ----------     ----------
          Gross profit................................      814,158         152,334        278,970
Selling, general, and administrative expenses.........    1,093,782         369,038        260,449
                                                         ----------      ----------     ----------
          Operating (loss) income.....................     (279,624)       (216,704)        18,521
                                                         ----------      ----------     ----------
Other income (expense):
  Interest expense....................................     (186,401)        (39,636)       (27,580)
  Finance charge income...............................       92,955          35,465         24,881
  Gain on sales of property and equipment.............       40,207          --             20,342
                                                         ----------      ----------     ----------
          Total other (expense) income................      (53,239)         (4,171)        17,643
                                                         ----------      ----------     ----------
          (Loss) income before equity in earnings of
            Quarry Companies and SMI and income
            taxes.....................................     (332,863)       (220,875)        36,164
Equity in earnings of Quarry Companies and SMI (note
  4)..................................................       55,787         182,215         57,620
                                                         ----------      ----------     ----------
          (Loss) income before income taxes...........     (277,076)        (38,660)        93,784
Income taxes (note 7).................................      --               --             --
                                                         ----------      ----------     ----------
          Net (loss) income...........................   $ (277,076)     $  (38,660)    $   93,784
                                                         ==========      ==========     ==========

            See accompanying notes to combined financial statements.

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

              COMBINED STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
                 FOR THE TEN-MONTH PERIOD ENDED APRIL 30, 1997
           AND THE THREE-MONTH PERIOD ENDED JULY 31, 1997 (UNAUDITED)

                                                                     QUARRY                       TOTAL
                                                      ADDITIONAL   COMPANIES'                 STOCKHOLDER'S
                                            COMMON     PAID-IN     AND SMI'S    ACCUMULATED     (DEFICIT)
                                             STOCK     CAPITAL      CAPITAL       DEFICIT        EQUITY
                                            -------   ----------   ----------   -----------   -------------
Balance at June 30, 1996..................  $10,000           --     219,345      (435,296)      (205,951)
  Net income (loss).......................       --           --      55,787      (332,863)      (277,076)
                                            -------    ---------     -------      --------      ---------
Balance at April 30, 1997.................   10,000           --     275,132      (768,159)      (483,027)
  Net income..............................       --           --      57,620        36,164         93,784
  Conversion to capital (note 8)..........       --    3,285,054          --            --      3,285,054
                                            -------    ---------     -------      --------      ---------
Balance at July 31, 1997 (unaudited)......  $10,000    3,285,054     332,752      (731,995)     2,895,811
                                            =======    =========     =======      ========      =========

          See accompanying notes to the combined financial statements.

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

                        COMBINED STATEMENT OF CASH FLOWS

                                                        TEN-MONTH
                                                          PERIOD           THREE-MONTH PERIOD
                                                          ENDED              ENDED JULY 31,
                                                        APRIL 30,        -----------------------
                                                           1997            1996          1997
                                                        ----------       ---------     ---------
                                                                               (UNAUDITED)
Cash flows from operating activities (note 8):
  Net (loss) income...................................  $ (277,076)      $ (38,660)    $  93,784
  Adjustments to reconcile net (loss) income to net
     cash (used in) provided by operating activities:
     Depreciation.....................................     297,023          93,740        84,652
     Gain on sales of property, plant, and
       equipment......................................     (40,207)             --       (20,342)
     Equity in earnings of Quarry Companies and SMI...     (55,787)       (182,215)      (57,620)
     Changes in operating assets and liabilities:
       Trade accounts receivable and due from
          employees...................................    (190,647)        416,447       200,922
       Inventories....................................     (59,243)         89,629      (130,366)
       Prepaid expenses...............................      33,258          (9,218)      (23,291)
       Trade accounts payable, trade accounts payable-
          affiliates, and accrued expenses............     172,684          29,824      (116,972)
                                                        ----------       ---------     ---------
          Net cash (used in) provided by operating
            activities................................    (119,995)        399,547        30,767
                                                        ----------       ---------     ---------
Cash flows from investing activities (note 8):
  Additions to property, plant, and equipment.........    (172,670)       (118,362)      (37,788)
  Proceeds from sales of property, plant, and
     equipment........................................     185,000              --            --
  (Increase) decrease in advances to affiliated
     companies........................................    (121,998)         39,422       202,633
                                                        ----------       ---------     ---------
          Net cash (used in) provided by investing
            activities................................    (109,668)        (78,940)      164,845
                                                        ----------       ---------     ---------
Cash flows from financing activities (note 8):
  Increase (decrease) in bank overdraft...............      70,921              --       (70,921)
  Proceeds from long-term debt........................   1,013,458              --        51,946
  Payments on long-term debt..........................    (979,972)        (79,303)      (37,924)
                                                        ----------       ---------     ---------
          Net cash provided by (used in) financing
            activities................................     104,407         (79,303)      (56,899)
                                                        ----------       ---------     ---------
          Net change in cash equivalents..............    (125,256)        241,304       138,713
Cash equivalents at beginning of period...............     161,139          43,615        35,883
                                                        ----------       ---------     ---------
Cash equivalents at end of period.....................  $   35,883       $ 284,919     $ 174,596
                                                        ==========       =========     =========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest.........................................  $  186,401       $  39,636     $  27,580
                                                        ==========       =========     =========
     Income taxes.....................................  $       --       $      --     $      --
                                                        ==========       =========     =========

          See accompanying notes to the combined financial statements.

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 APRIL 30, 1997

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     Keystone Memorials, Inc. is a manufacturer of granite monuments and memorials in Elberton, Georgia. Additionally, the sole stockholder of Keystone Memorials, Inc. owns a 50% interest in three Quarry Companies (Caprice Blue Quarry, Inc.; Autumn Rose Quarry, Inc.; and Pennsylvania Granite Corporation, including its wholly owned subsidiary, Carolina Quarries, Inc.) which operate six granite quarries in five states and Southern Mausoleum, Inc. (SMI), a mausoleum manufacturing plant. Net revenues are to various retail monument customers throughout the United States.

  (b) Basis of Presentation

     The combined financial statements include the financial statements of Keystone Memorials, Inc., and its 50% ownership in three Quarry Companies and SMI owned by the sole stockholder of Keystone Memorials, Inc. (collectively, the "Company"). Keystone Memorials, Inc., Quarry Companies and SMI have been combined using historical costs as a result of the common ownership. The Quarry Companies and SMI are accounted for under the equity method.

     In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for the fair presentation of the unaudited condensed financial statements of the Company as of and for the three months ended July 31, 1996 and 1997 have been included.

  (c) Cash Equivalents

     For purposes of the combined statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At April 30, 1997, the cash equivalents consisted of $35,883 invested in a money market account.

  (d) Inventories

     Inventories are stated at the lower of cost or market (net realizable value). Cost is determined using the first-in, first-out (FIFO) method for all inventories.

  (e) Property, Plant, and Equipment

     Property, plant, and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets on a straight-line basis. Property, plant, and equipment are depreciated over the following estimated useful lives:

                                                                           YEARS
                                                                           ------
            Buildings....................................................    39
            Machinery and equipment......................................    12
            Vehicles.....................................................    5
            Office equipment.............................................  5 to 7

  (f) Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (h)  Revenue Recognition

     Revenue is recognized upon shipment of goods.

  (i)  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)  INVENTORIES

     The components of inventories are as follows:

                                                              APRIL 30,       JULY 31,
                                                                 1997           1997
                                                              ----------     -----------
                                                                             (UNAUDITED)
        Raw materials.......................................  $  791,570      $  815,493
        Work in process.....................................     154,017         156,825
        Finished goods......................................     586,512         690,147
                                                              ----------      ----------
                  Total inventories.........................  $1,532,099      $1,662,465
                                                              ==========      ==========

(3)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     For cash equivalents, trade accounts receivables, due from employees, bank overdraft, trade accounts payables, trade accounts payable-affiliates, and accrued expenses, the carrying amounts approximate fair value because of the short maturity of these instruments.

     The carrying value of long-term debt approximates fair value based on discounted cash flow analyses.

(4)  INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES

     Investments in affiliated companies consists of the sole stockholder's 50% of the common stock of each of the Quarry Companies and SMI. Summary unaudited financial information for the Quarry Companies and SMI is as follows:

                                                 TEN-MONTH PERIOD ENDED APRIL 30, 1997
                                  -------------------------------------------------------------------
                                    CAPRICE                  AUTUMN ROSE   PENNSYLVANIA
                                  BLUE QUARRY      SMI         QUARRY        GRANITE         TOTAL
                                  -----------   ----------   -----------   ------------   -----------
    Current assets..............    $  17,557   $  610,406   $   91,700      $1,774,381   $ 2,494,044
    Noncurrent assets...........      279,247      292,488    1,534,118       5,454,693     7,560,546
                                    ---------   ----------   ----------      ----------   -----------
              Total assets......    $ 296,804   $  902,894   $1,625,818      $7,229,074   $10,054,590
                                    =========   ==========   ==========      ==========   ===========
    Current liabilities.........    $ 231,976   $  632,922   $  178,070      $4,994,908   $ 6,037,876
    Noncurrent liabilities......      749,409      605,748    1,512,690         579,868     3,447,715
    Stockholders' equity
      (deficit).................     (684,581)    (335,776)     (64,942)      1,654,298       568,999
                                    ---------   ----------   ----------      ----------   -----------
              Total liabilities
                and
                stockholders'
                equity
                (deficit).......    $ 296,804   $  902,894   $1,625,818      $7,229,074   $10,054,590
                                    =========   ==========   ==========      ==========   ===========
    Net revenues................    $ 164,197   $1,073,646   $  294,495      $6,076,004   $ 7,608,342
    Gross profit (loss).........     (226,437)     174,251      (31,007)      1,401,663     1,318,470
    Net income (loss)...........    $(243,804)  $   68,394   $  (76,723)     $  382,443   $   130,310
                                    =========   ==========   ==========      ==========   ===========

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

(4)  INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES -- (CONTINUED)

                                                 THREE-MONTH PERIOD ENDED JULY 31, 1996
                                   ------------------------------------------------------------------
                                     CAPRICE                  AUTUMN ROSE   PENNSYLVANIA
                                   BLUE QUARRY      SMI         QUARRY        GRANITE        TOTAL
                                   -----------   ----------   -----------   ------------   ----------
    Net revenues.................    $ 23,678     $319,195     $  81,507     $ 2,290,528   $2,714,908
    Gross profit (loss)..........     (25,759)      46,115       (39,147)        675,829      657,038
    Net income (loss)............    $(34,594)    $ (5,476)    $ (55,206)    $   459,706   $  364,430
                                     --------     --------      --------      ----------   ----------

                                                 THREE-MONTH PERIOD ENDED JULY 31, 1997
                                   ------------------------------------------------------------------
                                     CAPRICE                  AUTUMN ROSE   PENNSYLVANIA
                                   BLUE QUARRY      SMI         QUARRY        GRANITE        TOTAL
                                   -----------   ----------   -----------   ------------   ----------
    Net revenues.................    $ 45,075     $428,875     $  71,263     $ 1,758,703   $2,303,916
    Gross profit (loss)..........      (7,732)     139,434        (1,902)        269,446      399,246
    Net income (loss)............    $(14,808)    $ 92,035     $ (12,300)    $    50,313   $  115,240
                                     --------     --------      --------      ----------   ----------

     In addition, the Company has advances to the Quarry Companies and SMI totaling $300,510 at April 30, 1997.

     Keystone Memorials, Inc. purchases a substantial portion of its raw granite from the Quarry Companies and SMI. Such purchases amounted to $761,923 for the ten-month period ended April 30, 1997. Intercompany profits of $9,368 have been eliminated in combination. Individually, the purchases from each of the Quarry Companies and SMI are as follows:

            Caprice Blue Quarry.......................................  $ 21,297
            Southern Mausoleums.......................................    31,597
            Autumn Rose Quarry........................................    62,068
            Pennsylvania Granite......................................   646,961
                                                                        --------
                                                                        $761,923
                                                                        ========

     Keystone Memorials, Inc. sold various property and equipment to Pennsylvania Granite for $109,000 for the ten-month period ended April 30, 1997.

     At April 30, 1997, the Company's 50% interest in the cumulative losses of the Quarry Companies and SMI amounted to $(992,611).

(5)  LEASES

     The Company has several noncancelable operating leases, primarily for office equipment, that expire over the next three years. Rental expense for the operating leases (except those with lease terms of a month or less that were not renewed) during the ten-month period ending April 30, 1997 was $4,000.

     Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year as of April 30, 1997 are $13,000 over the next three years.

(6)  LONG-TERM DEBT

     Long-term debt at April 30, 1997 consists of the following:

            9.75% note payable in monthly installments of $7,840,
              including interest, with final payment of $484,708, due
              June 1999..............................................  $  568,688
            9.75% note payable in monthly installments of $4,035,
              including interest, with final payment of $249,962, due
              June 1999..............................................     293,083
            Borrowings under line of credit, interest at prime plus
              .25% (8.75% at April 30, 1997) payable monthly,
              principal due May 1998.................................     945,243
            Non-interest bearing note payable to former owner which
              is the estate of the relative of the sole
              stockholder............................................     783,054
                                                                       ----------
                      Total long-term debt...........................   2,590,068
            Less current portion.....................................     844,419
                                                                       ----------
                      Long-term debt, excluding current portion......  $1,745,649
                                                                       ==========

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

(6)  LONG-TERM DEBT -- (CONTINUED)
     The aggregate maturities of long-term debt for each of the three years subsequent to April 30, 1997 are as follows: 1998, $844,419; 1999, $1,012,866;
and 2000, $732,783.

     Keystone Memorials, Inc. has a line of credit with a bank for a total of $1,000,000, of which $945,243, was outstanding at April 30, 1997. The line of credit is secured by substantially all of the assets of Keystone Memorials, Inc. The line of credit may be prepaid at any time without penalty.

     Keystone Memorials, Inc. also has two financing notes used to finance various equipment. These notes are paid on a monthly basis, with the final payments due in June 1999. These notes are secured by the equipment they are financing.

(7)  INCOME TAXES

     Income taxes for the ten-month period ended April 30, 1997 differed from the amounts computed by applying the U.S. federal income tax rate of 34% to loss before income taxes as a result of the following:

            Computed "expected" tax benefit..........................  $ (94,206)
            Increase (reduction) in income taxes resulting from:
              Change in the beginning-of-the-year balance of the
                 valuation allowance for deferred tax assets
                 allocated to income taxes...........................    108,060
              State and local income taxes, net of federal income tax
                 benefit.............................................    (15,683)
              Other, net.............................................      1,829
                                                                       ---------
                                                                       $      --
                                                                       =========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at April 30, 1997 are presented below.

            Deferred tax assets:
              Accounts receivable principally due to allowance for
                 doubtful accounts...................................  $ 499,980
              Inventories, principally due to additional costs
                 inventoried for tax purposes pursuant to the Tax
                 Reform Act of 1986..................................     72,150
              Accruals not deductible until paid.....................     21,648
              Investments in affiliated companies, principally due to
                 undistributed losses of affiliated companies........    387,118
              Net operating loss carryforwards.......................    253,422
              Other..................................................      4,801
                                                                       ---------
                      Total gross deferred tax assets................  1,239,119
              Less valuation allowance...............................    821,555
                                                                       ---------
                      Net deferred tax assets........................    417,564
                                                                       ---------
            Deferred tax liability -- property, plant, and equipment,
              principally due to differences in depreciation.........   (417,564)
                                                                       ---------
                      Net deferred taxes.............................  $      --
                                                                       =========

     The change in the income tax valuation allowance for the ten-month period ended April 30, 1997 was $108,060.

     At April 30, 1997, the Company has net operating loss carryforwards for federal income tax purposes of $649,800 which are available to offset future federal taxable income, if any, through 2012. Such net operating loss carryforwards may not be utilized subsequent to the acquisition (see note 9).

(8)  RELATED PARTY TRANSACTIONS

     The sole stockholder of the Company has an ownership interest in two quarries that sell raw granite to the Company on a routine basis. Total purchases from these related parties for the ten-month period ended April 30, 1997 was $848,822. Also, the Company sold various machinery and equipment to one of the quarries for $76,000 for the ten-month period ended April 30, 1997 and exchanged machinery for $60,000 of trade accounts payable-affiliates for the three-month period ended July 31, 1997 (unaudited).

               KEYSTONE MEMORIALS, INC., QUARRY COMPANIES AND SMI

(8)  RELATED PARTY TRANSACTIONS -- (CONTINUED)
     As part of the acquisition of the Company by Rock of Ages Corporation ("Rock of Ages") (see note 9), the two related quarries converted $3,285,054 of trade accounts payable-affiliates and notes payable into additional paid-in capital.

(9)  SUBSEQUENT EVENT

     On June 30, 1997, a successor to the Company was acquired by Rock of Ages in exchange for 263,441 shares of common stock of Rock of Ages. A total of $3,273,856, included in trade accounts payable-affiliates and $11,198 included in notes payable, were not included in this transaction.

                          INDEPENDENT AUDITORS' REPORT

The Boards of Directors
Keith Monument Companies:

     We have audited the accompanying combined balance sheets of Keith Monument Companies (the "Companies") as of June 30, 1997 and 1996, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1997. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Keith Monument Companies as of June 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1997 in conformity with generally accepted accounting principles.

                                     KPMG PEAT MARWICK LLP

Louisville, Kentucky
August 8, 1997

                            KEITH MONUMENT COMPANIES

                            COMBINED BALANCE SHEETS
                             JUNE 30, 1996 AND 1997

                                                                         1996           1997
                                                                      ----------     ----------
                                            ASSETS
Current assets:
  Cash and cash equivalents.........................................  $1,866,496     $1,783,346
  Accounts receivable, less allowance for doubtful accounts of
     $124,500.......................................................     834,237      1,002,527
  Current portion of notes receivable (note 4):
     Related party..................................................      63,145         89,876
     Other..........................................................      39,525         28,738
  Inventories (note 2)..............................................     664,100      1,192,364
  Prepaid expenses and other current assets.........................      77,474         98,210
  Prepaid income taxes (note 7).....................................      26,300         16,400
  Deferred income taxes (note 7)....................................       9,900         10,300
                                                                      ----------     ----------
     Total current assets...........................................   3,581,177      4,221,761
Property, plant and equipment, net (notes 3 and 5)..................     977,386      1,393,261
Notes receivable, excluding current portion (note 4):
  Related party.....................................................     468,346        401,406
  Other.............................................................      26,580         15,775
Due from related party..............................................      48,870         48,870
Investments.........................................................     304,046        319,434
Cash surrender value of life insurance..............................     148,956        164,329
Covenants not to compete, less accumulated amortization of $45,000
  and $83,022, respectively (note 9)................................     105,000        387,861
Goodwill, less accumulated amortization of $13,982 (note 9).........          --        824,940
Other assets........................................................     237,853        209,199
                                                                      ----------     ----------
                                                                      $5,898,214     $7,986,836
                                                                      ==========     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt (note 5).....................  $       --     $  277,921
  Trade accounts payable............................................      31,818         96,964
  Accrued expenses..................................................     493,602        630,137
  Dividends payable.................................................     141,303         85,825
  Customer deposits.................................................     964,324        844,895
                                                                      ----------     ----------
     Total current liabilities......................................   1,631,047      1,935,742
Long-term debt, excluding current maturities (note 5)...............          --      1,840,562
Deferred income taxes (note 7)......................................      27,200             --
                                                                      ----------     ----------
          Total liabilities.........................................   1,658,247      3,776,304
                                                                      ----------     ----------
Commitments and contingencies (note 8)..............................
Stockholders' equity (note 6):
  Common stock......................................................     179,700        179,700
  Retained earnings.................................................   4,066,267      4,036,832
  Treasury stock....................................................      (6,000)        (6,000)
                                                                      ----------     ----------
          Total stockholders' equity................................   4,239,967      4,210,532
                                                                      ----------     ----------
                                                                      $5,898,214     $7,986,836
                                                                      ==========     ==========

            See accompanying notes to combined financial statements.

                            KEITH MONUMENT COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS
                    YEARS ENDED JUNE 30, 1995, 1996 AND 1997

                                                            1995           1996           1997
                                                         ----------     ----------     ----------
Net revenues...........................................  $7,041,748     $6,781,005     $7,810,831
Cost of goods sold.....................................   2,133,608      2,048,600      2,531,797
                                                         ----------     ----------     ----------
          Gross profit.................................   4,908,140      4,732,405      5,279,034
Selling, general and administrative expenses...........   3,940,554      3,854,739      4,208,996
                                                         ----------     ----------     ----------
          Operating income.............................     967,586        877,666      1,070,038
Interest income........................................      98,856        148,582        172,300
Other income...........................................      81,295         93,521         71,633
Other expense..........................................     (23,251)       (23,502)       (85,328)
                                                         ----------     ----------     ----------
          Income before income taxes...................   1,124,486      1,096,267      1,228,643
Income tax expense (benefit) (note 7)..................      11,000          2,600        (23,650)
                                                         ----------     ----------     ----------
          Net income...................................  $1,113,486     $1,093,667     $1,252,293
                                                         ==========     ==========     ==========

            See accompanying notes to combined financial statements.

                            KEITH MONUMENT COMPANIES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED JUNE 30, 1995, 1996 AND 1997

                                                   COMMON       RETAINED      TREASURY
                                                   STOCK        EARNINGS       STOCK       TOTAL
                                                  --------     ----------     --------   ----------
Balance at June 30, 1994......................    $179,700      4,230,074       (6,000)   4,403,774
  Net income..................................          --      1,113,486           --    1,113,486
  Dividends...................................          --     (1,207,237)          --   (1,207,237)
                                                  --------     ----------       ------   ----------
Balance at June 30, 1995......................     179,700      4,136,323       (6,000)   4,310,023
  Net income..................................          --      1,093,667           --    1,093,667
  Dividends...................................          --     (1,163,723)          --   (1,163,723)
                                                  --------     ----------       ------   ----------
Balance at June 30, 1996......................     179,700      4,066,267       (6,000)   4,239,967
  Net income..................................          --      1,252,293           --    1,252,293
  Dividends...................................          --     (1,281,728)          --   (1,281,728)
                                                  --------     ----------       ------   ----------
Balance at June 30, 1997......................    $179,700      4,036,832       (6,000)   4,210,532
                                                  ========     ==========       ======   ==========

            See accompanying notes to combined financial statements.

                            KEITH MONUMENT COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS
                    YEARS ENDED JUNE 30, 1995, 1996 AND 1997

                                                               1995        1996        1997
                                                             ---------   ---------   ---------
Cash flows from operating activities:
  Net income............................................... $1,113,486   $1,093,667  $1,252,293
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation..........................................    131,295      104,203     117,072
     Amortization..........................................     15,000       30,000      52,004
     (Gain) loss on sale of property, plant and
       equipment...........................................     (4,044)       7,433      25,349
     Deferred income taxes.................................     (1,900)      (1,800)    (27,600)
     (Increase) decrease in accounts receivable............     27,061      306,879    (168,290)
     (Increase) decrease in inventories....................    (37,649)      24,952      41,914
     (Increase) decrease in prepaid expenses and other
       current assets......................................     24,768      104,627     (20,736)
     (Increase) decrease in prepaid income taxes...........     14,400      (26,300)      9,900
     (Increase) decrease in other assets...................    (20,269)    (161,091)     28,654
     Increase (decrease) in trade accounts payable.........    (85,882)     (18,784)     65,146
     Increase (decrease) in accrued expenses...............      5,524      (20,162)    136,535
     Increase (decrease) in income taxes payable...........     12,709      (12,709)         --
     Increase (decrease) in customer deposits..............    (43,356)     254,593    (119,429)
                                                            ----------   ----------  ----------
          Net cash provided by operating activities........  1,151,143    1,685,508   1,392,812
                                                            ----------   ----------  ----------
Cash flows from investing activities:
  Decrease in notes receivable.............................     75,579       91,223      61,801
  Additions to property, plant and equipment...............    (74,562)    (142,857)   (195,701)
  Proceeds from sale of property, plant and equipment......     11,400       28,105      25,905
  (Increase) decrease in investments.......................    (13,306)      92,635     (15,388)
  Increase in cash surrender value of life insurance.......    (11,172)     (23,070)    (15,373)
  Cash paid for covenant not to compete....................   (150,000)          --          --
                                                            ----------   ----------  ----------
          Net cash provided by (used in) investing
            activities.....................................   (162,061)      46,036    (138,756)
                                                            ----------   ----------  ----------
Cash flows from financing activities --
  Cash dividends paid...................................... (1,255,494)  (1,192,264) (1,337,206)
                                                            ----------   ----------  ----------
          Net increase (decrease) in cash..................   (266,412)     539,280     (83,150)
Cash and cash equivalents at beginning of year.............  1,593,628    1,327,216   1,866,496
                                                            ----------   ----------  ----------
Cash and cash equivalents at end of year................... $1,327,216   $1,866,496  $1,783,346
                                                            ==========   ==========  ==========
Supplemental cash flow information --
  Cash (paid) refunded for income taxes.................... $   14,026   $  (23,517) $       --
                                                            ==========   ==========  ==========
Supplemental schedule of noncash investing and financing
  activities --
  Note receivable for sale of building and land............ $       --   $   36,000  $       --
                                                            ==========   ==========  ==========

            See accompanying notes to combined financial statements.

                            KEITH MONUMENT COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             JUNE 30, 1996 AND 1997

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Description of Business

     Keith Monument Companies (the Companies) are engaged in a single line of business of the engraving and selling of memorials, primarily to customers in the Commonwealth of Kentucky.

  (b) Principles of Combination

     The combined financial statements include the following Kentucky corporations, all affiliated through common ownership and control of substantially all of the issued and outstanding shares of common stock of the Companies by Messers. John E. Keith and Roy H. Keith, Jr., and their families:
Keith Monument Company, National Memorial Corporation, Riehm-Gerlack Monument Company, Inc., Keith Lettering & Setting Corporation, Glasgow Monument Company, Inc. and Snyder Corporation. Keith Monument Company is a wholly-owned subsidiary of Keith National Corporation, a Kentucky corporation also controlled by Messers. Keith. All significant intercompany balances and transactions have been eliminated in the combined financial statements.

  (c) Cash Equivalents

     Cash equivalents of $415,283 and $321,572 at June 30, 1996 and 1997, respectively, consist primarily of money market funds and certificates of deposit with an initial term of less than three months. For purposes of the statements of cash flows, the Companies consider all short-term highly liquid investments with original maturities of three months or less to be cash equivalents. Cash and certificates of deposit are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Companies had bank balances exceeding individual FDIC insurance limits by $1,184,665 at June 30, 1997.

  (d) Accounts Receivable and Revenue Recognition

     The Companies recognize revenue upon the setting of the memorial. In certain instances, the Companies may enter into agreements with their customers which provide for extended payment terms, generally up to two years from either the date of setting of the memorial or, in certain instances, upon the settlement of an estate. Customer deposits and prepayments are recorded as a liability and recognized as revenue upon the setting of the memorial. Finance charges are recognized when received.

     The Companies do not require collateral or other security on accounts receivable. The credit risk on accounts is controlled by requiring significant deposits and monitoring procedures.

  (e) Notes Receivable

     Notes receivable are recorded at cost, less the related allowance for impaired notes receivable, if necessary. Management, considering current information and events regarding the borrowers' ability to repay their obligations, considers a note to be impaired when it is probable that the Companies will be unable to collect all amounts due according to the contractual terms of the note agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the notes effective interest rate. No impairment losses are estimated to exist at June 30, 1996 and 1997.

  (f) Inventories

     Inventories consist primarily of memorials purchased for resale or for display purposes, and are stated at the lower of cost or market. Cost is determined using the last-in, first-out method (LIFO) for all inventories except those acquired from Lexington Granite Company, Inc. (which were acquired March 31, 1997, see note 9) for which cost is determined using the first-in, first-out method (FIFO).

                            KEITH MONUMENT COMPANIES

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  (g) Property, Plant and Equipment and Depreciation

     Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated on various accelerated methods over the estimated useful lives of the assets as follows:

            Buildings and improvements............................   10 to 30 years
            Machinery, equipment, furniture and fixtures..........    5 to 10 years
            Vehicles..............................................    4 to 10 years

  (h) Investments

     Investments consist of certificates of deposit with initial terms of six years with maturities through 1999. Certificates of deposit are valued at cost plus accrued interest, which approximates fair value. The Companies had certificates of deposits exceeding individual FDIC insurance limits (see note 1(c)) by $224,118 at June 30, 1997.

  (i) Covenants Not to Compete

     Covenants not to compete are amortized on a straight-line basis over five to ten years, the lives of the covenants.

  (j) Goodwill

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 15 years, the expected periods to be benefited. The Companies assess the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Companies' average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

  (k) Income Taxes

     National Memorial Corporation, Riehm-Gerlack Monument Company, Inc., Keith Lettering & Setting Corporation, Glasgow Monument Company, Inc. and Snyder Corporation have elected to be taxed as Small Business Corporations for Federal and state income tax purposes. Therefore, no provision for Federal and state income taxes has been made in the combined financial statements for those companies since such taxes are the responsibility of the stockholders.

     Keith Monument Company has elected to be taxed as a C Corporation. Accordingly, income taxes are accounted for under the asset and liability method for Keith Monument Company. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (l) Use of Estimates

     Management of the Companies has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

  (m) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

     The Companies adopted the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on July 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for

                            KEITH MONUMENT COMPANIES

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Companies' financial position, results of operations, or liquidity.

  (n) Fair Value of Financial Instruments

     Various methods and assumptions were used by the Companies in estimating their fair value disclosures for significant financial instruments. Fair values of cash equivalents, accounts and notes receivable, investments, trade accounts payable, accrued expenses and customer deposits approximate their carrying amount because of the short maturity of those instruments. The fair value of long-term debt is based on the present value of the underlying cash flows discounted at the current estimated borrowing rates available to the Companies. The fair value of the Companies' long-term debt at June 30, 1997 approximates the carrying value.

(2)  INVENTORIES

     Inventories consist of the following:

                                                             1996           1997
                                                          ----------     ----------
            Memorials accounted for under the FIFO
              method....................................  $       --     $  577,672
            Memorials accounted for under the LIFO
              method....................................     865,821        860,903
            LIFO reserve................................    (201,721)      (246,211)
                                                          ----------     ----------
                                                          $  664,100     $1,192,364
                                                          ==========     ==========

     During 1996 and 1997, LIFO inventory layers were reduced. The impact of charging lower inventory costs prevailing in previous years to cost of goods sold in 1996 and 1997 was not significant.

(3)  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are summarized as follows:

                                                             1996           1997
                                                          ----------     ----------
            Land........................................  $  297,557     $  521,462
            Buildings and improvements..................     880,454      1,084,032
            Machinery, equipment, furniture and
              fixtures..................................     336,122        364,005
            Vehicles....................................     499,125        478,537
                                                          ----------     ----------
                                                           2,013,258      2,448,036
            Less accumulated depreciation...............   1,035,872      1,054,775
                                                          ----------     ----------
                                                          $  977,386     $1,393,261
                                                          ==========     ==========

                            KEITH MONUMENT COMPANIES

(4)  NOTES RECEIVABLE

     Notes receivable consist of the following:

                                                             1996           1997
                                                          ----------     ----------
            GMMC, Inc., an affiliated company, $200,000
              dated April 26, 1993, receivable in
              semi-annual installments of $13,443
              commencing October 26, 1993 with a final
              receipt due on April 26, 2003, at a 6%
              rate of interest, secured by a first
              mortgage on real estate...................  $  151,855     $  133,814
            GMMC, Inc., an affiliated company, $500,000
              dated April 26, 1993, receivable in
              semi-annual installments of $33,608
              commencing October 26, 1993 with a final
              receipt due on April 26, 2003, at a 6%
              rate of interest, secured by a first
              mortgage on real estate...................     379,636        357,468
            Others......................................      66,105         44,513
                                                            --------       --------
                      Total notes receivable............     597,596        535,795
            Less current portion........................     102,670        118,614
                                                            --------       --------
                      Notes receivable, excluding
                        current portion.................  $  494,926     $  417,181
                                                            ========       ========

(5)  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                            1996           1997
                                                          ---------     ----------
            Lexington Granite Company, Inc., $1,797,600
              dated March 31, 1997, payable in annual
              installments of $256,800 plus interest
              commencing March 31, 1998 with a final
              payment due on March 31, 2004, at a 9%
              rate of interest..........................  $      --     $1,797,600
            David DeMarcus, $500,000 covenant not to
              compete dated March 31, 1997, payable in
              annual installments of $50,000 commencing
              March 31, 1998 with a final payment due
              March 31, 2007, with no interest stated,
              imputed interest at 9%....................         --        320,883
                                                          ---------     ----------
                      Total long-term debt..............         --      2,118,483
            Less current maturities.....................         --        277,921
                                                          ---------     ----------
                      Long-term debt, excluding current
                        maturities......................         --     $1,840,562
                                                          =========     ==========

     The Lexington Granite Company, Inc. note and interest are secured by certain assets of Keith & Keith Partnership, a related party, and National Memorial Corporation.

     Long-term debt matures as follows:

                               YEAR ENDING JUNE 30
            ---------------------------------------------------------
            1998.....................................................  $   277,921
            1999.....................................................      279,821
            2000.....................................................      281,893
            2001.....................................................      284,152
            2002.....................................................      286,613
            Thereafter...............................................      708,083
                                                                        ----------
                                                                       $ 2,118,483
                                                                        ==========

                            KEITH MONUMENT COMPANIES

(6)  STOCKHOLDERS EQUITY

     Common stock at June 30, 1996 and 1997 is summarized as follows:

                                                                                   SHARES
                                                                      SHARES     ISSUED AND
COMPANY                                        PAR/STATED VALUE     AUTHORIZED   OUTSTANDING    AMOUNT
-------------------------------------------  ---------------------  ----------   -----------   --------
Keith Monument Company.....................  Par value of $100         1,500        1,320      $132,000
National Memorial Corporation..............  Stated value of $10       1,000        1,000        10,000
Riehm-Gerlack Monument
  Company, Inc. ...........................  Par value of $100         1,000           95         9,500
Keith Lettering & Setting Corporation......  Par value of $100           500           60         6,000
Glasgow Monument Company, Inc. ............  Stated value of $150        160           60         9,000
Snyder Corporation.........................  Stated value of $60       1,000          220        13,200
                                                                       =====        =====
                                                                                               --------
                                                                                               $179,700
                                                                                               ========

     All of the above shares of stock are voting shares.

     Treasury stock consists of the cost of shares purchased from shareholders of Keith Lettering & Setting Corporation and Snyder Corporation in the amounts of $4,000 (2 shares) and $2,000 (20 shares), respectively.

     National Memorial Corporation also has authorized 1,000 shares of no par value Class A Preferred Stock and 10,000 shares of no par value Class B Preferred Stock. None of these shares were issued on June 30, 1996 or 1997.

     The dividends represent distributions of Small Business Corporations.

(7)  INCOME TAXES

     Income tax expense (benefit) is attributable only to Keith Monument Company and consists of:

                                                  CURRENT     DEFERRED      TOTAL
                                                  -------     --------     --------
            Year ended June 30, 1995:
              U.S. Federal......................  $10,400     $ (1,425)    $  8,975
              State and local...................    2,500         (475)       2,025
                                                  -------     --------     --------
                                                  $12,900     $ (1,900)    $ 11,000
                                                  =======     ========     ========
            Year ended June 30, 1996:
              U.S. Federal......................  $ 3,300     $ (1,350)    $  1,950
              State and local...................    1,100         (450)         650
                                                  -------     --------     --------
                                                  $ 4,400     $ (1,800)    $  2,600
                                                  -------     --------     --------
            Year ended June 30, 1997:
              U.S. Federal......................  $ 2,700     $(20,700)    $(18,000)
              State and local...................    1,250       (6,900)      (5,650)
                                                  -------     --------     --------
                                                  $ 3,950     $(27,600)    $(23,650)
                                                  -------     --------     --------

                            KEITH MONUMENT COMPANIES

(7)  INCOME TAXES -- (CONTINUED)

     Income tax expense (benefit) was $11,000, $2,600 and ($23,650) for the years ended June 30, 1995, 1996 and 1997, respectively, and differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to Keith Monument Company pretax income (loss) as a result of the following:

                                                   1995         1996         1997
                                                 --------     --------     --------
            Computed "expected" tax expense
              (benefit)........................  $ 19,593     $ 11,005     $(33,696)
            Increase (reduction) in income
              taxes resulting from:
              State and local income taxes, net
                 of federal income tax
                 benefit.......................     2,911        1,635       (5,006)
              Other, net.......................   (11,504)     (10,040)      15,052
                                                 --------     --------     --------
                                                 $ 11,000     $  2,600     $(23,650)
                                                 ========     ========     ========

     The tax effects of temporary differences that give rise to significant portion of the deferred tax assets (liabilities) at June 30, 1996 and 1997 are presented below.

                                                               1996         1997
                                                             --------     --------
            Deferred tax assets:
              Accounts receivable, principally due to
                 allowances for doubtful accounts..........  $  5,800      $ 5,800
              Compensated absences, principally due to
                 accrual for financial reporting
                 purposes..................................     2,000        2,000
              Other........................................     2,100        2,500
                                                             --------      -------
                      Total gross deferred tax assets......     9,900       10,300
              Less valuation allowance.....................        --           --
                                                             --------      -------
                      Net deferred tax assets..............  $  9,900      $10,300
                                                             --------      -------
            Deferred tax liabilities:
              Deferred income from affiliated companies....   (27,200)          --
                                                             --------      -------
                      Net deferred tax asset (liability)...  $(17,300)     $10,300
                                                             ========      =======

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not Keith Monument Company will realize the benefits of these deductible differences.

(8)  COMMITMENTS AND CONTINGENT LIABILITIES

     The Companies have entered into certain leases, all of which will expire by 1999. Certain of such leases are with related parties. Such leases are classified as operating leases and will require cash outflows as follows:

                                YEAR ENDING JUNE 30
              -------------------------------------------------------
              1998...................................................    $66,500
              1999...................................................     17,000
                                                                         -------
                                                                         $83,500
                                                                         -------

     The Companies are in the process of negotiating with Keith and Keith Partnership, an entity controlled by Messrs. John E. Keith and Roy H. Keith, Jr., for a lease of land and buildings associated with the purchase

                            KEITH MONUMENT COMPANIES

(8)  COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED)

of Lexington Granite Company, Inc. (see note 9). The monthly lease amount will be $10,000. The lease term has not yet been finalized.

     Rent expense was $75,635, $75,692 and $93,398 for 1995, 1996 and 1997,
respectively, of which $51,515, $50,772 and $80,772, respectively, was with related parties.

     The Companies sponsor two defined contribution profit sharing plans, which cover substantially all employees. Contributions to the plans are based on a percentage of employees' compensation. Such expenses amounted to $297,073, $304,572 and $303,869 in 1995, 1996 and 1997, respectively.

     In the ordinary course of business, the Companies are subject to environmental matters. Management provides for such matters when they are probable and can be reasonably estimated. Management is of the opinion there are no existing matters which would have a material impact on the Companies' financial condition or results of operations.

     In the ordinary course of business, the Companies are subject to litigation matters. Management provides for such matters when they are probable and can be reasonably estimated. Management is of the opinion there are no existing matters which would have a material impact on the Companies' financial condition or results of operations.

     The Companies participate in the Safety Association Fund (the Fund), a workers' compensation self-insurance fund organized pursuant to the regulations of the Commonwealth of Kentucky -- Department of Workers' Claims. The Companies are charged premiums for workers' compensation based on rates determined by the Fund. While significant judgmental factors are included in the determination of these premiums, management of the Companies believes the amounts paid are adequate to provide for all existing known and incurred but not reported cases, and retroactive adjustments, if any, from the Fund would not have a material impact on the Companies' financial condition or results of operations.

(9)  ACQUISITION

     On March 31, 1997, National Memorial Corporation acquired certain assets of Lexington Granite Company, Inc. for a note payable in the amount of $1,797,600 (see note 5). The acquisition has been accounted for as a purchase, with the results of operations of Lexington Granite Company, Inc. included in the combined results of operations of the Companies since April 1, 1997. The purchase price was allocated as follows:

            Inventories..............................................  $  570,178
            Land.....................................................     300,000
            Equipment and machinery..................................      88,500
            Goodwill.................................................     838,922
                                                                       ----------
                                                                       $1,797,600
                                                                       ==========

     In addition, the previous owner of Lexington Granite Company, Inc. entered into a ten-year covenant not to compete with National Memorial Corporation for $500,000, payable $50,000 per year for ten years with no interest rate. The covenant not to compete has been recorded at its net present value using a 9% discount rate (see note 5).

     Pro forma results, giving effect to interest, amortization, rent, salary and commissions, as if the acquisition had occurred on July 1, 1995 are as follows:

                                                             1996           1997
                                                          ----------     ----------
            Net revenues................................  $8,273,000     $9,021,000
                                                          ----------     ----------
            Net income..................................  $1,009,000     $1,225,000
                                                          ----------     ----------

                            KEITH MONUMENT COMPANIES

(10)  SUBSEQUENT EVENT

     On July 30, 1997, Messrs. John E. Keith and Roy H. Keith, Jr. and the Companies entered into a definitive agreement with Rock of Ages Corporation ("Rock of Ages"), whereby Rock of Ages will purchase substantially all of the assets and assume substantially all of the liabilities of the Companies for $16,375,000 in cash and shares of Class A common stock, the number of shares to be determined pursuant to a formula defined in the agreement. The purchase price includes an amount of $1,797,600 to be used to repay the Companies' long-term debt to Lexington Granite Company, Inc. (see note 5) at the closing date of the purchase. Rock of Ages is currently planning an initial public offering, and the sale of the Companies is expected to occur concurrently with the consummation of the offering.

              INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Pennsylvania Granite Corporation
St. Peters, Pennsylvania

     We have audited the accompanying consolidated balance sheets of Pennsylvania Granite Corporation and subsidiary as of May 31, 1997 and April 30, 1997, and the related consolidated statements of operations and accumulated deficit, and cash flows for the eleven months and ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Pennsylvania Granite Corporation and subsidiary as of May 31, 1997 and April 30, 1997, and the results of their operations and their cash flows for the eleven months and ten months then ended in conformity with generally accepted accounting principles.

                                          /s/ GREENE AND COMPANY, L.L.P.

                                          --------------------------------------
                                          GREENE AND COMPANY, L.L.P.

Anderson, South Carolina
July 22, 1997

                        PENNSYLVANIA GRANITE CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                        MAY 31, 1997 AND APRIL 30, 1997

                                                                       MAY 31,       APRIL 30,
                                                                         1997           1997
                                                                      ----------     ----------
ASSETS
Current assets:
  Cash and cash equivalent..........................................  $  432,487     $  402,432
  Trade receivables, less allowance for doubtful accounts of
     $13,495........................................................     457,327        453,609
  Trade receivables -- affiliates...................................     661,348        616,645
  Employee receivables..............................................         120             70
  Inventory -- finished goods.......................................     244,751        220,347
  Prepaid taxes.....................................................       2,109          4,040
  Prepaid expenses..................................................      86,107         73,738
  Deposits..........................................................       3,500          3,500
                                                                      ----------     ----------
          Total current assets......................................   1,887,749      1,774,381
                                                                      ----------     ----------
Property and equipment, net.........................................   2,273,052      2,297,914
                                                                      ----------     ----------
Other assets:
  Advances to affiliates............................................     941,489        873,989
  Intangibles, net..................................................   2,261,967      2,282,790
                                                                      ----------     ----------
     Total other assets.............................................   3,203,456      3,156,779
                                                                      ----------     ----------
          Total assets..............................................  $7,364,257     $7,229,074
                                                                      ==========     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................  $  503,185     $  483,839
  Accounts payable -- affiliates....................................     196,529        192,058
  Accrued interest..................................................      20,794         10,877
  Accrued expenses..................................................      14,837         22,608
  Income taxes payable..............................................     155,720         82,000
  Deferred income taxes.............................................     279,000        261,000
  Notes payable.....................................................   3,927,744      3,942,526
                                                                      ----------     ----------
          Total current liabilities.................................   5,097,809      4,994,908
                                                                      ----------     ----------
Long-term liabilities -- advances from affiliates...................     529,868        579,868
                                                                      ----------     ----------
Stockholders' equity:
  Common stock, no par value. Authorized 1,950 shares; 1,740 shares
     issued and outstanding.........................................   2,500,500      2,500,500
  Accumulated deficit...............................................    (763,920)      (846,202)
                                                                      ----------     ----------
     Total stockholders' equity.....................................   1,736,580      1,654,298
                                                                      ----------     ----------
          Total liabilities and stockholders' equity................  $7,364,257     $7,229,074
                                                                      ==========     ==========

                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE ELEVEN MONTHS ENDED MAY 31, 1997

Net revenues (including revenues to affiliates of $1,526,022)...................  $ 6,725,009
Cost of goods sold (including purchases from affiliates of $99,997).............    5,067,663
                                                                                  -----------
Gross profit....................................................................    1,657,346
Selling and administrative expenses (including fees paid to affiliates of
  $55,278)......................................................................      619,257
                                                                                  -----------
Operating income................................................................    1,038,059
                                                                                  -----------
Other (income) expense:
  Interest expense..............................................................      343,601
  Finance charges...............................................................       (1,982)
  Interest income...............................................................      (10,350)
  Rental income.................................................................       (3,935)
                                                                                  -----------
          Total other expense...................................................      327,334
                                                                                  -----------
Income before income taxes......................................................      710,725
Income taxes....................................................................      246,000
                                                                                  -----------
Net income......................................................................      464,725
Accumulated deficit, July 1, 1996...............................................   (1,228,645)
                                                                                  -----------
Accumulated deficit, May 31, 1997...............................................  $  (763,920)
                                                                                  ===========

                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE TEN MONTHS ENDED APRIL 30, 1997

Net revenues (including revenues to affiliates of $1,323,006)...................  $ 6,076,004
Cost of goods sold (including purchases from affiliates of $97,776).............    4,674,341
                                                                                  -----------
Gross profit....................................................................    1,401,663
Selling and administrative expenses (including fees paid to affiliates of
  $49,767)......................................................................      569,950
                                                                                  -----------
Operating income................................................................      831,713
                                                                                  -----------
Other (income) expense:
  Interest expense..............................................................      312,223
  Finance charges...............................................................       (1,879)
  Interest income...............................................................      (10,139)
  Rental income.................................................................       (3,935)
                                                                                  -----------
          Total other expense...................................................      296,270
                                                                                  -----------
Income before income taxes......................................................      535,443
Income taxes....................................................................      153,000
                                                                                  -----------
Net income......................................................................      382,443
Accumulated deficit, July 1, 1996...............................................   (1,228,645)
                                                                                  -----------
Accumulated deficit, April 30, 1997.............................................  $  (846,202)
                                                                                  ===========

                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE ELEVEN MONTHS ENDED MAY 31, 1997

Cash flows from operating activities:
  Net income.....................................................................  $  464,725
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization................................................................     207,426
     Depletion...................................................................      24,078
     Depreciation................................................................     296,646
     Deferred income taxes.......................................................      61,000
     (Increase) decrease in assets:
       Trade receivables.........................................................    (157,215)
       Employee receivables......................................................       1,083
       Inventory.................................................................    (114,021)
       Prepaid taxes.............................................................       1,673
       Prepaid expenses..........................................................      36,682
     Increase (decrease) in liabilities:
       Accounts payable..........................................................     215,322
       Accrued interest..........................................................      20,794
       Accrued expenses..........................................................     (71,114)
       Income taxes payable......................................................     155,720
                                                                                   ----------
          Net cash provided by operating activities..............................   1,142,799
                                                                                   ----------
Cash flows used in investing activities -- purchase of property and equipment....    (230,572)
                                                                                   ----------
Cash flows from financing activities:
  Payments on notes payable......................................................    (318,908)
  Advances to affiliates.........................................................    (611,500)
                                                                                   ----------
          Net cash used in financing activities..................................    (930,408)
                                                                                   ----------
Net decrease in cash and cash equivalents........................................     (18,181)
Cash and cash equivalents, July 1, 1996..........................................     450,668
                                                                                   ----------
Cash and cash equivalents, May 31, 1997..........................................  $  432,487
                                                                                   ==========
Supplemental disclosures of cash flows information -- cash paid for interest.....  $  343,601
                                                                                   ==========

                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE TEN MONTHS ENDED APRIL 30, 1997

Cash flows from operating activities:
  Net income.....................................................................  $ 382,443
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization................................................................    188,569
     Depletion...................................................................     22,112
     Depreciation................................................................    268,523
     Deferred income taxes.......................................................     43,000
     (Increase) decrease in assets:
       Trade receivables.........................................................   (108,795)
       Employee receivables......................................................      1,133
       Inventory.................................................................    (89,617)
       Prepaid taxes.............................................................       (258)
       Prepaid expenses..........................................................     49,052
     Increase (decrease) in liabilities:
       Accounts payable..........................................................    191,506
       Accrued interest..........................................................     10,877
       Accrued expenses..........................................................    (63,344)
       Income taxes payable......................................................     82,000
                                                                                   ----------
          Net cash provided by operating activities..............................    977,201
                                                                                   ----------
Cash flows used in investing activities -- purchase of property and equipment....   (227,311)
                                                                                   ----------
Cash flows used in financing activities:
  Payments on notes payable......................................................   (304,126)
  Advances to affiliates.........................................................   (494,000)
                                                                                   ----------
          Net cash used in financing activities..................................   (798,126)
                                                                                   ----------
Net decrease in cash and cash equivalents........................................    (48,236)
Cash and cash equivalents, July 1, 1996..........................................    450,668
                                                                                   ----------
Cash and cash equivalents, April 30, 1997........................................  $ 402,432
                                                                                   ==========
Supplemental disclosures of cash flows information -- cash paid for interest.....  $ 312,223
                                                                                   ==========

                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        MAY 31, 1997 AND APRIL 30, 1997

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  Nature of Business

     The Company quarries granite dimensional blocks for monuments, industrial surface plates and building materials in Pennsylvania and North and South Carolina. These products are sold nationwide and in Europe.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has a money market account in the amount of $266,887 at May 31, 1997 and $66,703 at April 30, 1997.

  Trade Receivables

     The Company accounts for uncollectible trade receivables on the reserve method.

  Inventory

     Inventory of quarry product is valued at the lower of average cost or market. Average cost is the cost to quarry, which includes direct labor and overhead.

  Revenue Recognition

     Revenue is recognized upon shipment of goods.



                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Property and Equipment

     Property and equipment are stated at acquisition cost as of October 12, 1988, and cost for additions thereafter. Depreciation is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:

                                                                       YEARS
                                                                       -----
                Buildings............................................  10-40
                Trucks and automobiles...............................    3-7
                Machinery and equipment..............................   3-10
                Office fixtures and equipment........................   3-10

     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.

  Intangibles

     Amortization is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:

                Goodwill...........................................  18 1/2-40
                Organization costs.................................        5
                Loan costs.........................................        5
                Overburden removal.................................       15
                Covenant not to compete............................        5

     Depletion of mineral deposits is computed using cost depletion for financial reporting purposes.

  Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or recognized in income in the period that includes the enactment date.

  Goodwill

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefitted. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                              MAY 31,        APRIL 30,
                                                               1997            1997
                                                            -----------     -----------
        Land..............................................  $   721,570     $   721,570
        Buildings.........................................      477,955         477,955
        Trucks and automobiles............................      181,331         181,331
        Machinery and equipment...........................    4,719,544       4,716,283
        Office fixtures and equipment.....................       61,819          61,819
                                                            -----------     -----------
                                                              6,162,219       6,158,958
        Accumulated depreciation..........................   (3,889,167)     (3,861,044)
                                                            -----------     -----------
                                                            $ 2,273,052     $ 2,297,914
                                                            ===========     ===========

     Depreciation expense for the eleven months ended May 31, 1997 and the ten months ended April 30, 1997 was $296,646 and $268,523, respectively.

NOTE C -- INTANGIBLES

     Intangibles consist of the following:

                                                              MAY 31,        APRIL 30,
                                                               1997            1997
                                                            -----------     -----------
        Goodwill..........................................  $ 2,883,628     $ 2,884,511
        Organization costs................................       36,990          37,262
        Mineral deposits..................................      540,162         540,162
        Loan costs........................................       24,711          24,711
        Overburden removal................................      150,204         150,204
        Covenant not to compete...........................      300,000         300,000
                                                            -----------     -----------
                                                              3,935,695       3,936,850
        Accumulated amortization and depletion............   (1,673,728)     (1,654,060)
                                                            -----------     -----------
                                                            $ 2,261,967     $ 2,282,790
                                                            ===========     ===========

                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE C -- INTANGIBLES -- (CONTINUED)

     Amortization and depletion expense for the eleven months ended May 31, 1997 were $207,426 and $24,078, respectively.

     Amortization and depletion expense for the ten months ended April 30, 1997 were $188,569 and $22,112, respectively.

NOTE D -- NOTES PAYABLE

     Notes Payable are as follows:

                                                              MAY 31,        APRIL 30,
                                                               1997            1997
                                                            -----------     -----------
        Bank mortgage, payable $19,092 monthly (principal
          and interest at 9 1/2%) with a maturity date of
          October 1998; the mortgage balance is secured by
          substantially all of the Company's assets and
          guarantees by the stockholders. ................  $ 1,590,843     $ 1,597,291
        Bank mortgage, payable $8,334 monthly plus
          interest at prime plus 1 1/2% with a maturity
          date of October 1998; secured by substantially
          all of the Company's assets and guarantees by
          the stockholders. ..............................    1,050,117       1,058,451
        Bank mortgage, payable $25,000 monthly (principal
          and interest at prime plus 0.45%) with a
          maturity date of May 1997; the mortgage balance
          is secured by substantially all of the
          subsidiary's assets and guarantees by the
          stockholders. Principal and accrued interest
          were paid in full on July 2, 1997. .............    1,286,784       1,286,784
                                                             ----------      ----------
                                                              3,927,744       3,942,526
        Current portion...................................   (3,927,744)     (3,942,526)
                                                             ----------      ----------
                                                            $        --     $        --
                                                             ==========      ==========

     In regard to the term loans, the Company has agreed to maintain proper financial records and statements and to maintain certain financial ratios pertaining to its net worth, working capital, debt coverage, etc. The Company has not met these requirements for the periods ended May 31, 1997 and April 30, 1997, and the bank has decided not to waive the requirements. Therefore, all notes payable have been classified as current.

NOTE E -- RELATED-PARTY TRANSACTIONS

     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.

                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE F -- INCOME TAX MATTERS

     A summary of the provision for income taxes is as follows:


                                                                 MAY 31,      APRIL 30,
                                                                   1997         1997
                                                                 --------     --------
        Current................................................  $185,000     $110,000
        Deferred...............................................    61,000       43,000
                                                                 --------     --------
                  Provision for Income Taxes...................  $246,000     $153,000
                                                                 ========     ========

     The net deferred tax liability on the balance sheet includes the following components:


                                                                 MAY 31,      APRIL 30,
                                                                   1997         1997
                                                                 --------     --------
        Deferred tax liabilities arising from:
          Accelerated methods of depreciation for tax..........  $136,000     $137,000
          Tax depletion on quarry..............................    26,000       26,000
          Alternative minimum tax..............................   129,000      129,000
        Deferred tax assets arising from:
          Allowance for bad debts..............................    (5,000)      (5,000)
          Inventory adjustments (Section 263(a))...............    (7,000)      (6,000)
          Net operating loss carryovers........................        --       (8,000)
          Investment tax credit carryovers.....................        --      (12,000)
                                                                 --------     --------
                  Net deferred tax liability...................  $279,000     $261,000
                                                                 ========     ========

     The Company has unused net operating losses and investment tax credits available for carryforward to offset future taxable income and tax liabilities for income tax reporting purposes which expire as follows:

                                                                     NET
                              YEARS ENDING                        OPERATING       TAX
                             SEPTEMBER 30,                          LOSS        CREDITS
        --------------------------------------------------------  ---------     -------
          1999..................................................   $    --      $ 6,992
          2000..................................................        --       12,483
          2001..................................................        --        9,831
          2006..................................................    10,375           --
          2007..................................................     6,302           --
          2008..................................................     3,964           --
                                                                   -------      -------
                                                                   $20,641      $29,306
                                                                   =======      =======

NOTE G -- CONCENTRATION OF CREDIT RISK

     All of the Company's cash funds are located in financial institutions that are insured by the FDIC for up to $100,000. The amounts in excess of this limit at May 31, 1997 and April 30, 1997 are $166,887 and $187,949, respectively.

     Sales to two major customers represented 56% of total revenues for both the eleven and ten months ended May 31, 1997 and April 30, 1997. Trade accounts receivable from major customers represented 40% and 62% of total trade accounts receivable as of May 31, 1997 and April 30, 1997, respectively.

NOTE H -- SUBSEQUENT EVENTS

     Subsequent to the date of these financial statements, the Company joined in a merger with its affiliates and other unrelated granite companies.

                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE I -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at May 31, 1997 and April 30, 1997 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                            See accountants' report.

                           ACCOUNTANTS' REVIEW REPORT

To the Board of Directors
Pennsylvania Granite Corporation
St. Peters, Pennsylvania

     We have reviewed the accompanying consolidated balance sheets of Pennsylvania Granite Corporation as of August 31, 1997 and 1996, and the related consolidated statements of income, accumulated deficit, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Pennsylvania Granite Corporation.

     A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

                                           /s/  GREENE AND COMPANY, L.L.P.
                                          --------------------------------------
                                          GREENE AND COMPANY, L.L.P.

Anderson, South Carolina
September 18, 1997

                        PENNSYLVANIA GRANITE CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                      AUGUST 31, 1997 AND AUGUST 31, 1996



                                                                             AUGUST 31,
                                                                      -------------------------
                                                                         1997           1996
                                                                      ----------     ----------
                                                                             (UNAUDITED)
                                     ASSETS
Current assets:
  Cash and cash equivalent..........................................  $  290,802     $  556,525
  Trade receivables, less allowance for doubtful accounts of
     $13,495........................................................     569,494        672,930
  Trade receivables -- affiliates...................................     380,740        352,487
  Employee receivables..............................................         700          1,118
  Inventory -- finished goods.......................................     278,610        230,766
  Prepaid taxes.....................................................      13,124          9,471
  Prepaid expenses..................................................      91,496        112,075
  Deposits..........................................................       3,500          3,500
                                                                      ----------     ----------
          Total current assets......................................   1,628,466      1,938,872
                                                                      ----------     ----------
Property and equipment, net.........................................   2,252,781      2,295,129
                                                                      ----------     ----------
Other assets:
  Advances to affiliates............................................   1,019,489        586,989
  Intangibles, net..................................................   2,214,227      2,453,396
                                                                      ----------     ----------
     Total other assets.............................................   3,233,716      3,040,385
                                                                      ----------     ----------
          Total assets..............................................  $7,114,963     $7,274,386
                                                                      ==========     ==========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................  $  469,477     $  365,465
  Accounts payable -- affiliates....................................      23,849         84,978
  Accrued expenses..................................................      29,228         93,298
  Income taxes payable..............................................     165,900            -0-
  Deferred income taxes.............................................     281,000        266,000
  Current portion of long-term debt.................................   1,850,946      4,188,780
                                                                      ----------     ----------
          Total current liabilities.................................   2,820,400      4,998,521
                                                                      ----------     ----------
Long-term liabilities:
  Advances from affiliates..........................................   2,060,831            -0-
  Long-term debt, less current portion..............................     458,223        659,868
                                                                      ----------     ----------
                                                                       2,519,054        659,868
Stockholders' equity:
  Common stock, no par value. Authorized 1,950 shares; 1,740 shares
     issued and outstanding.........................................   2,500,500      2,500,500
  Accumulated deficit...............................................    (724,991)      (884,503)
                                                                      ----------     ----------
     Total stockholders' equity.....................................   1,775,509      1,615,997
                                                                      ----------     ----------
          Total liabilities and stockholders' equity................  $7,114,963     $7,274,386
                                                                      ==========     ==========


                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                   FOR THE THREE MONTHS ENDED AUGUST 31, 1997


                                  (UNAUDITED)



Net revenues (including revenues to affiliates of $365,326).....................  $ 1,749,105
Cost of goods sold (including purchases from affiliates of $165,318)............    1,506,200
                                                                                  -----------
Gross profit....................................................................      242,905
Selling and administrative expenses (including fees paid to affiliates of
  $15,654)......................................................................       84,883
                                                                                  -----------
Operating income................................................................      158,022
                                                                                  -----------
Other (income) expense:
  Interest expense..............................................................      117,646
  Finance charges...............................................................       (1,602)
  Interest income...............................................................       (2,254)
  Rental income.................................................................      (15,597)
                                                                                  -----------
          Total other expense...................................................       98,193
                                                                                  -----------
Income before income taxes......................................................       59,829
Income taxes....................................................................       20,900
                                                                                  -----------
Net income......................................................................       38,929
Accumulated deficit, June 1, 1997...............................................     (763,920)
                                                                                  -----------
Accumulated deficit, August 31, 1997............................................  $  (724,991)
                                                                                  ===========


                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

         CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996


                                  (UNAUDITED)



Net revenues (including revenues to affiliates of $351,064).....................  $ 2,345,650
Cost of goods sold (including purchases from affiliates of $68,729).............    1,574,386
                                                                                  -----------
Gross profit....................................................................      771,264
Selling and administrative expenses (including fees paid to affiliates of
  $13,567)......................................................................       87,679
                                                                                  -----------
Operating income................................................................      683,585
                                                                                  -----------
Other (income) expense:
  Interest expense..............................................................       83,252
  Finance charges...............................................................       (1,013)
  Interest income...............................................................       (2,704)
  Rental income.................................................................         (750)
                                                                                  -----------
          Total other expense...................................................       78,785
                                                                                  -----------
Income before income taxes......................................................      604,800
Income taxes....................................................................       48,000
                                                                                  -----------
Net income......................................................................      556,800
Accumulated deficit, June 1, 1996...............................................   (1,441,303)
                                                                                  -----------
Accumulated deficit, August 31, 1996............................................  $  (884,503)
                                                                                  ===========


                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1997


                                  (UNAUDITED)



Cash flows from operating activities:
  Net income....................................................................  $    38,929
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization...............................................................       47,152
     Depletion..................................................................        6,893
     Depreciation...............................................................       81,162
     Deferred income taxes......................................................        2,000
     (Increase) decrease in assets:
       Trade receivables........................................................      168,441
       Employee receivables.....................................................         (580)
       Inventory................................................................      (33,859)
       Prepaid taxes............................................................      (11,015)
       Prepaid expenses.........................................................       (5,388)
     Increase (decrease) in liabilities:
       Accounts payable.........................................................     (206,388)
       Accrued interest.........................................................      (20,794)
       Accrued expenses.........................................................       14,391
       Income taxes payable.....................................................       10,180
                                                                                   ----------
          Net cash provided by operating activities.............................       91,124
                                                                                   ----------
Cash flows used in investing activities -- purchase of property and equipment...      (60,891)
                                           increase in intangible assets........       (6,306)
                                                                                   ----------
                                           net cash used in investing
  activities....................................................................      (67,197)
                                                                                   ----------
Cash flows from financing activities:
  Payments on notes payable.....................................................   (2,390,967)
  Advances to affiliates........................................................     (149,645)
  Loan proceeds.................................................................    2,375,000
                                                                                   ----------
          Net cash used in financing activities.................................     (165,612)
                                                                                   ----------
Net decrease in cash and cash equivalents.......................................     (141,685)
Cash and cash equivalents, June 1, 1997.........................................      432,487
                                                                                   ----------
Cash and cash equivalents, August 31, 1997......................................  $   290,802
                                                                                   ==========
Supplemental disclosures of cash flows information -- cash paid for interest....  $   117,646
                                                                                   ==========
Cash paid for income taxes......................................................  $    14,545
                                                                                   ==========


                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996


                                  (UNAUDITED)



Cash flows from operating activities:
  Net income.....................................................................  $  556,800
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization................................................................      56,571
     Depletion...................................................................       8,208
     Depreciation................................................................      75,209
     Deferred income taxes.......................................................      48,000
     (Increase) decrease in assets:
       Trade receivables.........................................................     (53,891)
       Employee receivables......................................................         303
       Inventory.................................................................    (124,675)
       Prepaid taxes.............................................................      (5,050)
       Prepaid expenses..........................................................      14,405
     Increase (decrease) in liabilities:
       Accounts payable..........................................................     (14,440)
       Accrued expenses..........................................................       1,901
                                                                                   ----------
          Net cash provided by operating activities..............................     563,341
                                                                                   ----------
Cash flows used in investing activities -- purchase of property and equipment....     (29,449)
                                                                                   ----------
Cash flows from financing activities:
  Payments on notes payable......................................................     (72,498)
  Advances to affiliates.........................................................    (245,500)
                                                                                   ----------
          Net cash used in financing activities..................................    (317,998)
                                                                                   ----------
Net increase in cash and cash equivalents........................................     215,894
Cash and cash equivalents, June 1, 1996..........................................     340,631
                                                                                   ----------
Cash and cash equivalents, August 31, 1996.......................................  $  556,525
                                                                                   ==========
Supplemental disclosures of cash flows information -- cash paid for interest.....  $   83,252
                                                                                   ==========
Cash paid for income taxes.......................................................         -0-
                                                                                   ==========


                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

NATURE OF BUSINESS

     The Company quarries granite dimensional blocks for monuments, industrial surface plates and building materials in Pennsylvania and North and South Carolina. Thee products are sold nationwide and in Europe.

USE OF ESTIMATES

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has a money market account in the amount of $269,063 at August 31, 1997 and $493,475 at August 31, 1996.

TRADE RECEIVABLES

     The Company accounts for uncollectible trade receivables on the reserve method.

INVENTORY

     Inventory of quarry product is valued at the lower of average cost or market. Average cost is the cost to quarry, which includes direct labor and overhead.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at acquisition cost as of October 12, 1988, and cost for additions thereafter. Depreciation is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:

                                                                               YEARS
                                                                               ------
        Buildings............................................................  10-40
        Trucks and automobiles...............................................   3-7
        Machinery and equipment..............................................   3-10
        Office fixtures and equipment........................................   3-10

     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.

                            See accountants' report.

INTANGIBLES

     Amortization is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:

                                                                               YEARS
                                                                              -------
        Goodwill............................................................  18 1/2-40
        Organization costs..................................................     5
        Loan costs..........................................................     5
        Overburden removal..................................................    15
        Covenant not to compete.............................................     5

     Depletion of mineral deposits is computed using cost depletion for financial reporting purposes.

INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or recognized in income in the period that includes the enactment date.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount of fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                   1996            1997
                                                                -----------     -----------
    Land and land improvements................................  $   741,185     $   701,570
    Buildings.................................................      477,955         433,955
    Trucks and automobiles....................................      181,331         181,331
    Machinery and equipment...................................    4,760,820       4,567,816
    Office fixtures and equipment.............................       61,819          53,118
                                                                -----------     -----------
                                                                  6,223,110       5,937,790
    Accumulated depreciation..................................   (3,970,329)     (3,642,661)
                                                                -----------     -----------
                                                                $ 2,252,781     $ 2,295,129
                                                                ===========     ===========

                            See accountants' report.

     Depreciation expense for the three months ended August 31, 1997 and 1996 was $81,162 and $75,209, respectively.

NOTE C -- INTANGIBLES

     Intangibles consist of the following:

                                                                       1997            1996
                                                                    -----------     -----------
Goodwill..........................................................  $ 2,880,978     $ 2,891,578
Organized costs...................................................       36,174          39,438
Mineral deposits..................................................      540,162         540,162
Loan costs........................................................        6,306          24,711
Overburden removal................................................      150,204         150,204
Covenant not to compete...........................................      300,000         300,000
                                                                    -----------     -----------
                                                                      3,913,824       3,946,093
Accumulated amortization and depletion............................   (1,699,597)     (1,492,697)
                                                                    -----------     -----------
                                                                    $ 2,214,227     $ 2,453,396
                                                                    ===========     ===========

     Amortization and depletion expense for the three months ended August 31, 1997 were $47,152 and $6,893, respectively.

     Amortization and depletion expense for the three months ended August 31, 1996 were $56,571 and $8,208, respectively.

NOTE D -- NOTES PAYABLE

     Notes Payable are as follows:

                                                                       1997            1996
                                                                    -----------     -----------
Bank mortgage, payable $19,092 monthly (principal and interest at
  9 1/2%) with a maturity date of October 1998; the mortgage balance is secured by substantially all of the Company's assets
  and guarantees by the stockholders..............................  $ 1,579,443     $ 1,651,224
Bank mortgage, payable $8,334 monthly plus interest at prime plus
  1 1/2% with a maturity date of October 1998; secured by
  substantially all of the Company's assets and guarantees by the
  stockholders....................................................          -0-       1,125,123
Bank mortgage, payable $25,000 monthly (principal and interest at prime plus 0.45%) with a maturity date of May 1997; the mortgage balance is secured by substantially all of the subsidiary's assets and guarantees by the stockholders. Principal and accrued
  interest were paid in full on August 2, 1997....................          -0-       1,412,433
Bank mortgage, payable $40,360 monthly (principal and interest at
  9.63%) with a maturity date of June 1999; the mortgage balance is secured by substantially all of the subsidiary's assets and
  guarantees by the stockholders..................................    2,332,334             -0-
                                                                    -----------     -----------
                                                                      3,911,777       4,188,780
Current portion...................................................   (1,850,946)     (4,188,780)
                                                                    -----------     -----------
                                                                    $ 2,060,831     $       -0-
                                                                    ===========     ===========

                            See accountants' report.

     In regard to the term loans, the Company has agreed to maintain proper financial records and statements and to maintain certain financial ratios pertaining to its net worth, working capital, debt coverage, etc. The Company has not met these requirements for the periods ended August 31, 1997 and 1996, and the bank has decided not to waive the requirements. The amounts classified as current due to this condition are $1,579,443 for the period ended August 31, 1997, and all outstanding notes payable for the period ended August 31, 1996.

     The following is a schedule of maturities of notes payable:

                                                                 1997           1996
                                                              ----------     ----------
        1997................................................  $      -0-     $4,188,780
        1998................................................   1,850,946            -0-
        1999................................................   2,060,831            -0-
                                                              ----------     ----------
                                                              $3,911,777     $4,188,780
                                                              ==========     ==========

NOTE E -- RELATED-PARTY TRANSACTIONS

     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.

NOTE F -- INCOME TAX MATTERS

     A summary of the provision for income taxes is as follows:

                                                                 1997           1996
                                                                -------        -------
        Current...............................................  $18,900        $   -0-
        Deferred..............................................    2,000         48,000
                                                                -------        -------
        Provision for Income Taxes............................  $20,900        $48,000
                                                                =======        =======

     The net deferred tax liability on the balance sheet includes the following components:

                                                                           1997         1996
                                                                         --------     --------
Deferred tax liabilities arising from:
  Accelerated methods of depreciation for tax
  Tax depletion on quarry..............................................  $136,000     $149,000
  Alternative minimum tax..............................................    23,000       21,000
                                                                          129,000      159,000
Deferred tax assets arising from:
  Allowance for bad debts..............................................    (5,000)      (5,000)
  Inventory Adjustments (Section 263(a))...............................    (2,000)      (2,000)
  Net operating loss carryovers........................................       -0-      (45,000)
  Investment tax credit carryovers.....................................       -0-      (11,000)
                                                                         --------     --------
  Net deferred tax liability...........................................  $281,000     $266,000
                                                                         ========     ========

                            See accountants' report.

NOTE G -- CONCENTRATION OF CREDIT RISK

     All of the Company's cash funds are located in financial institutions that are insured by the FDIC for up to $100,000. The amounts in excess of this limit at August 31, 1997 and 1996 are $119,063 and $393,475, respectively.

     Sales to two major customers represented 55% and 56% of total revenues for the three months ended August 31, 1997 and 1996, respectively. Trade accounts receivable from major customers represented 73% and 57% of total trade accounts receivable as of August 31, 1997 and 1996, respectively.

NOTE H -- MERGER

     During June of 1997, the Company joined in a merger with its affiliates and other unrelated granite companies.

NOTE I -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at August 31, 1997 and 1996 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                            See accountants' report.

              INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Pennsylvania Granite Corporation
St. Peters, Pennsylvania

     We have audited the accompanying consolidated balance sheet of Pennsylvania Granite Corporation and subsidiary as of June 30, 1996, and the related consolidated statements of operations and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Pennsylvania Granite Corporation and subsidiary as of June 30, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ GREENE AND COMPANY, L.L.P.
                                          --------------------------------------
                                          GREENE AND COMPANY, L.L.P.

Anderson, South Carolina
July 22, 1997

                        PENNSYLVANIA GRANITE CORPORATION

                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996

                                           ASSETS
Current assets:
  Cash and cash equivalents.....................................................  $   450,668
  Trade receivables, less allowance for doubtful accounts of $13,495............      634,240
  Trade receivables -- affiliates...............................................      327,220
  Employee receivables..........................................................        1,203
  Inventory -- finished goods...................................................      130,730
  Prepaid taxes.................................................................        3,782
  Prepaid expenses..............................................................      122,789
  Deposits......................................................................        3,500
                                                                                   ----------
          Total current assets..................................................    1,674,132
                                                                                   ----------
Property and equipment, net.....................................................    2,339,126
                                                                                   ----------
Other assets:
  Advances to affiliates........................................................      489,989
  Intangibles, net..............................................................    2,493,471
                                                                                   ----------
     Total other assets.........................................................    2,983,460
                                                                                   ----------
          Total assets..........................................................  $ 6,996,718
                                                                                   ==========

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................................  $   393,970
  Accounts payable -- affiliates................................................       90,421
  Accrued expenses..............................................................       85,952
  Deferred income taxes.........................................................      218,000
  Notes payable.................................................................    4,246,652
                                                                                   ----------
          Total current liabilities.............................................    5,034,995
                                                                                   ----------
Long-term liabilities -- advances from affiliates...............................      689,868
                                                                                   ----------
Stockholders' equity:
  Common stock, no par value, 1,950 shares authorized, 1,740 shares issued
     and outstanding............................................................    2,500,500
  Accumulated deficit...........................................................   (1,228,645)
                                                                                   ----------
     Total stockholders' equity.................................................    1,271,855
                                                                                   ----------
          Total liabilities and stockholders' equity............................  $ 6,996,718
                                                                                   ==========

                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                        FOR THE YEAR ENDED JUNE 30, 1996

Net revenues (including sales to affiliates of $1,772,844)......................  $ 7,528,511
Cost of goods sold (including purchases from affiliates of $57,029).............    6,244,640
                                                                                  -----------
Gross profit....................................................................    1,283,871
Selling and administrative expenses (including fees paid to affiliates of
  $54,269)......................................................................      589,172
                                                                                  -----------
Operating income................................................................      694,699
                                                                                  -----------
Other (income) expense:
  Interest expense..............................................................      409,255
  Loss from judgment............................................................       62,104
  Other income..................................................................      (32,591)
  Interest income...............................................................       (7,763)
  Rental income.................................................................       (3,000)
  Gain on sale of equipment.....................................................       (1,656)
  Finance charges...............................................................       (1,478)
                                                                                  -----------
          Total other expense...................................................      424,871
                                                                                  -----------
Income before income tax........................................................      269,828
Income tax......................................................................      (72,000)
                                                                                  -----------
Net income......................................................................      341,828
Accumulated deficit, beginning of year..........................................   (1,002,250)
Distributions...................................................................     (568,223)
                                                                                  -----------
Accumulated deficit, end of year................................................  $(1,228,645)
                                                                                  ===========

                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1996

Cash flows from operating activities:
  Net income.....................................................................  $ 341,828
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization................................................................    226,283
     Depreciation................................................................    289,155
     Depletion...................................................................     24,783
     Deferred income taxes.......................................................    (72,000)
     Gain on sale of equipment...................................................     (1,656)
     (Increase) decrease in assets:
       Trade receivables.........................................................    (24,649)
       Employee receivables......................................................       (756)
       Inventory.................................................................     60,600
       Prepaid taxes.............................................................      2,521
       Prepaid expenses..........................................................     61,631
       Deposits..................................................................     10,938
     Increase (decrease) in liabilities:
       Accounts payable..........................................................     (8,632)
       Accrued expenses..........................................................     61,135
                                                                                    --------
          Net cash provided by operating activities..............................    971,181
                                                                                    --------
Cash flows used in investing activities:
  Purchase of fixed assets.......................................................   (220,759)
  Sale of equipment -- proceeds..................................................     41,000
                                                                                    --------
          Net cash used in investing activities..................................   (179,759)
                                                                                    --------
Cash flows used in financing activities:
  Distributions to stockholders..................................................   (568,223)
  Payments on notes payable......................................................   (384,480)
  Advances from affiliates.......................................................    683,800
  Advances to affiliates.........................................................   (385,000)
                                                                                    --------
          Net cash used in financing activities..................................   (653,903)
                                                                                    --------
Net increase in cash and cash equivalents........................................    137,519
Cash and cash equivalents at beginning of year...................................    313,149
                                                                                    --------
Cash and cash equivalents at end of year.........................................  $ 450,668
                                                                                    ========
Supplemental disclosure of cash flow information -- cash paid for interest.......  $ 409,255
                                                                                    ========

                See accompanying notes to financial statements.

                        PENNSYLVANIA GRANITE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1996

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  Nature of Business

     The Company quarries granite dimensional blocks for monuments, industrial surface plates and building materials in Pennsylvania and North and South Carolina. These products are sold nationwide and in Europe.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Intangibles

     Amortization is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:

                Goodwill...........................................  18 1/2-40
                Organization costs.................................      20
                Loan costs.........................................       5
                Overburden removal.................................      15
                Covenant not to compete............................       5

     Depletion of mineral deposits is computed using cost depletion for financial reporting purposes.

  Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or recognized in income in the period that includes the enactment date.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has a money market account in the amount of $352,014 at June 30, 1996.

                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Trade Receivables

     The Company accounts for uncollectible trade receivables on the reserve method.

  Inventory

     Inventory of quarry product is valued at the lower of average cost or market. Average cost is the cost to quarry, which includes direct labor and overhead.

  Revenue Recognition

     Revenue is recognized upon shipment of goods.

  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. The fair value of the Company's assets approximates the carrying cost at the balance sheet dates.

  Property and Equipment

     Property and equipment are stated at acquisition cost as of October 12, 1988, and cost for additions thereafter. Depreciation is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:

                Buildings...........................................  10-40
                Trucks and automobiles..............................    3-7
                Machinery and equipment.............................   3-10
                Office fixtures and equipment.......................   3-10
                Overburden removal..................................     15

     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.

  Goodwill

     Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over the expected periods to be benefitted. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash

                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

        Land...........................................................  $  701,570
        Buildings......................................................     433,955
        Trucks and automobiles.........................................     181,331
        Machinery and equipment........................................   4,561,674
        Office fixtures and equipment..................................      53,117
                                                                         -----------
                                                                          5,931,647
        Accumulated depreciation.......................................  (3,592,521)
                                                                         -----------
                                                                         $2,339,126
                                                                         ===========

     Depreciation expense for the year ended June 30, 1996 was $289,155.

NOTE C -- INTANGIBLES

     Intangibles consist of the following:

        Goodwill........................................................  $ 2,893,345
        Organization costs..............................................       39,982
        Mineral deposits................................................      540,162
        Loan costs......................................................       24,711
        Overburden removal..............................................      150,204
        Covenant not to compete.........................................      300,000
                                                                          -----------
                                                                            3,948,404
        Accumulated amortization and depletion..........................   (1,454,933)
                                                                          -----------
                                                                          $ 2,493,471
                                                                          ===========

     Amortization and depletion expense for the year ended June 30, 1996 was $226,283 and $24,783, respectively.

                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE D -- NOTES PAYABLE

     Notes payable are as follows:

        Bank mortgage, payable $25,000 monthly (principal and interest at prime + 0.45%) with a maturity date of May, 1997; the
          mortgage balance is secured by substantially all of the
          subsidiary's assets and guarantees by the stockholders........  $ 1,440,571
        Bank mortgage, payable $19,092 monthly (principal and interest at 9 1/2%) with a maturity date of October 1998; the mortgage balance is secured by substantially all of the Company's
          assets and guarantees by the stockholders.....................  $ 1,664,290
        Bank mortgage, payable $8,334 monthly plus interest at prime plus 1 1/2% with a maturity date of October 1998; secured by substantially all of the Company's assets and guarantees by
          the stockholders..............................................    1,141,791
                                                                          -----------
                                                                            4,246,652
        Current portion.................................................   (4,246,652)
                                                                          -----------
                                                                          $         0
                                                                          ===========

     In regard to the term loans, the Company has agreed to maintain proper financial records and statements and to maintain certain financial ratios pertaining to its net worth, working capital, debt coverage, etc. The Company has not met these requirements for the year ended June 30, 1996 and the bank has decided not to waive the requirements. Therefore, the entire notes payable balance must be classified as current.

NOTE E -- RELATED-PARTY TRANSACTIONS

     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.

NOTE F -- INCOME TAX MATTERS

     A summary of the provision for income taxes is as follows:

        Current...........................................................  $      0
        Deferred..........................................................   (72,000)
                                                                            --------
                  Provision (benefit) for income taxes....................  $(72,000)
                                                                            ========

     The net deferred tax liability on the balance sheet includes the following components:

        Deferred tax liabilities arising from:
          Accelerated methods of depreciation for tax.....................  $134,000
          Tax depletion on quarry.........................................    32,000
          Alternative minimum tax.........................................   121,000

        Deferred tax assets arising from:
          Allowance for bad debts.........................................    (6,000)
          Inventory adjustments (Section 263(a))..........................    (7,000)
          Net operating loss carryovers...................................   (45,000)
          Investment tax credit carryovers................................   (11,000)
                                                                            --------
                  Net deferred tax liability..............................  $218,000
                                                                            ========

                            See accountants' report.

                        PENNSYLVANIA GRANITE CORPORATION

NOTE F -- INCOME TAX MATTERS -- (CONTINUED)

     The Company has unused net operating losses and investment tax credits available for carryforward to offset future taxable income and tax liabilities for income tax reporting purposes which expire in the following tax years:

                                                          NET OPERATING LOSS     TAX CREDITS
                                                          ------------------     -----------
        1999............................................       $      0            $ 6,992
        2000............................................              0             12,483
        2001............................................              0              9,831
        2006............................................        104,786                  0
        2007............................................          6,302                  0
        2008............................................          3,964                  0
                                                               --------            -------
                                                               $115,052            $29,306
                                                               ========            =======

NOTE G -- CONCENTRATION OF CREDIT RISK

     Cash accounts are insured by the FDIC for up to $100,000. Amount in excess of insured limits was approximately $252,014 at June 30, 1996.

     Sales to two major customers represented 54% of total revenues for the year ended June 30, 1996. Trade accounts receivable from major customers represented 72% of total trade accounts receivable as of June 30, 1996.

NOTE H -- SUBSEQUENT EVENTS

     Subsequent to the date of these financial statements, the Company joined in a merger with its affiliates and other unrelated granite companies.

NOTE I -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at June 30, 1996 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgement is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                            See accountants' report.

              INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Caprice Blue Quarry, Inc.
Elberton, Georgia

     We have audited the accompanying balance sheets of Caprice Blue Quarry, Inc. (an "S" corporation) as of May 31, 1997 and April 30, 1997, and the related statements of operations and accumulated deficit, and cash flows for the eleven months and ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Caprice Blue Quarry, Inc. as of May 31, 1997 and April 30, 1997, and the results of its operations and its cash flows for the eleven months and ten months then ended in conformity with generally accepted accounting principles.

                                          /s/ GREENE AND COMPANY, L.L.P.
                                          --------------------------------------
                                          GREENE AND COMPANY, L.L.P.

Anderson, South Carolina
July 22, 1997

                           CAPRICE BLUE QUARRY, INC.

                                 BALANCE SHEETS
                        MAY 31, 1997 AND APRIL 30, 1997

                                                                        MAY 31,      APRIL 30,
                                                                         1997          1997
                                                                       ---------     ---------
                                            ASSETS
Current assets:
  Cash...............................................................  $   1,525     $     370
  Trade receivables..................................................      3,782           380
  Trade receivables -- affiliates....................................      4,112         2,794
  Employee receivables...............................................      1,144         1,295
  Inventory -- finished goods........................................     13,550        10,022
  Prepaid expenses...................................................      1,056         2,696
                                                                       ---------     ---------
          Total current assets.......................................     25,169        17,557
                                                                       ---------     ---------
Property and equipment, net..........................................     81,898        83,376
                                                                       ---------     ---------
Other assets:
  Intangibles, net...................................................    168,103       169,166
  Advances to affiliates.............................................     27,300        26,705
                                                                       ---------     ---------
     Total other assets..............................................    195,403       195,871
                                                                       ---------     ---------
          Total assets...............................................  $ 302,470     $ 296,804
                                                                       =========     =========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Bank overdraft.....................................................  $       0     $   5,616
  Accounts payable...................................................     18,470         9,493
  Accounts payable -- affiliates.....................................    123,620       158,586
  Accrued expenses...................................................      2,592         3,004
  Current portion of long-term debt..................................     55,761        55,277
                                                                       ---------     ---------
          Total current liabilities..................................    200,443       231,976
                                                                       ---------     ---------
Long-term liabilities:
  Long-term debt, less current portion...............................     45,636        50,534
  Advances from affiliates...........................................    483,000       430,000
  Advances from stockholders.........................................    268,875       268,875
                                                                       ---------     ---------
          Total long-term liabilities................................    797,511       749,409
                                                                       ---------     ---------
Stockholders' deficit:
  Common stock, $10 par value. Authorized 100,000 shares; 240 shares
     issued and outstanding..........................................      2,400         2,400
  Additional paid-in capital.........................................        121           121
  Accumulated deficit................................................   (698,005)     (687,102)
                                                                       ---------     ---------
     Total stockholders' deficit.....................................   (695,484)     (684,581)
                                                                       ---------     ---------
          Total liabilities and stockholders' deficit................  $ 302,470     $ 296,804
                                                                       =========     =========

                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE ELEVEN MONTHS ENDED MAY 31, 1997

Net revenues (including revenues to affiliates of $176,562)......................  $ 183,569
Cost of goods sold (including purchases from affiliates of $104,659).............    418,489
                                                                                   ---------
Gross loss.......................................................................   (234,920)
Selling and administrative expenses (including fees paid to affiliates of
  $4,601)........................................................................     10,768
                                                                                   ---------
Operating loss...................................................................   (245,688)
                                                                                   ---------
Other (income) expense:
  Rent income....................................................................     (2,973)
  Interest expense...............................................................     11,992
                                                                                   ---------
          Total other expense....................................................      9,019
                                                                                   ---------
Net loss.........................................................................   (254,707)
Accumulated deficit, July 1, 1996................................................   (443,298)
                                                                                   ---------
Accumulated deficit, May 31, 1997................................................  $(698,005)
                                                                                   =========

                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE TEN MONTHS ENDED APRIL 30, 1997

Net revenues (including revenues to affiliates of $160,592)......................  $ 164,197
Cost of goods sold (including purchases from affiliates of $104,292).............    390,634
                                                                                   ---------
Gross loss.......................................................................   (226,437)
Selling and administrative expenses (including fees paid to affiliates of
  $4,234)........................................................................      8,636
                                                                                   ---------
Operating loss...................................................................   (235,073)
                                                                                   ---------
Other (income) expense:
  Rental income..................................................................     (2,378)
  Interest expense...............................................................     11,109
                                                                                   ---------
          Total other expense....................................................      8,731
                                                                                   ---------
Net loss.........................................................................   (243,804)
Accumulated deficit, July 1, 1996................................................   (443,298)
                                                                                   ---------
Accumulated deficit, April 30, 1997..............................................  $(687,102)
                                                                                   =========

                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                            STATEMENT OF CASH FLOWS
                    FOR THE ELEVEN MONTHS ENDED MAY 31, 1997

Cash flows from operating activities:
  Net loss.......................................................................  $(254,707)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation................................................................     21,303
     Depletion...................................................................      9,651
     (Increase) decrease in assets:
       Trade receivables.........................................................     (7,126)
       Employee receivables......................................................       (533)
       Advances to affiliates....................................................     (2,973)
       Inventory.................................................................    (13,550)
       Prepaid expenses..........................................................        790
     Increase (decrease) in liabilities:
       Accounts payable..........................................................     78,718
       Accrued expenses..........................................................      1,758
                                                                                   ---------
          Net cash used in operating activities..................................   (166,669)
                                                                                   ---------
Cash flows used in investing activities -- purchases of machinery and
  equipment......................................................................    (21,586)
                                                                                   ---------
Cash flows from financing activities:
  Payments on notes payable......................................................    (45,577)
  Advances from affiliates.......................................................    234,000
                                                                                   ---------
          Net cash provided by financing activities..............................    188,423
                                                                                   ---------
Net increase in cash.............................................................        168
Cash, July 1, 1996...............................................................      1,357
                                                                                   ---------
Cash, May 31, 1997...............................................................  $   1,525
                                                                                   =========
Supplemental disclosure of cash flow information -- cash paid for interest.......  $  11,992
                                                                                   =========

                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                            STATEMENT OF CASH FLOWS
                    FOR THE TEN MONTHS ENDED APRIL 30, 1997

Cash flows from operating activities:
  Net loss.......................................................................  $(243,804)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation................................................................     19,824
     Depletion...................................................................      8,588
     (Increase) decrease in assets:
       Trade receivables.........................................................     (2,407)
       Employee receivables......................................................       (683)
       Advances to affiliates....................................................     (2,378)
       Inventory.................................................................    (10,022)
       Prepaid expenses..........................................................       (850)
     Increase (decrease) in liabilities:
       Accounts payable..........................................................    104,708
       Accrued expenses..........................................................      2,170
                                                                                   ---------
          Net cash used in operating activities..................................   (124,854)
                                                                                   ---------
Cash flows from investing activities -- purchases of fixed assets................    (21,586)
                                                                                   ---------
Cash flows from financing activities:
  Increase in bank overdraft.....................................................      5,616
  Payments on notes payable......................................................    (41,163)
  Advances from affiliates.......................................................    181,000
                                                                                   ---------
          Net cash provided by financing activities..............................    145,453
                                                                                   ---------
Net decrease in cash.............................................................       (987)
Cash, July 1, 1996...............................................................      1,357
                                                                                   ---------
Cash, April 30, 1997.............................................................  $     370
                                                                                   =========
Supplemental disclosure of cash flow information -- cash paid for interest.......  $  11,109
                                                                                   =========

                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1997 AND APRIL 30, 1997

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  Nature of Business

     The Company quarries granite blocks in northeast Georgia for sale to customers nationwide.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Accounting

     Assets, liabilities, revenues, and expenses are recognized on the accrual method of accounting.

  Inventory

     Inventories are stated at lower of cost or market with cost being determined using average cost.

  Revenue Recognition

     Revenue is recognized upon shipment of goods.

  Property and Equipment

     Property and equipment are stated at acquisition cost. Depreciation is computed under the accelerated method for financial reporting purposes over the following estimated useful lives:

                                                                        YEARS
                                                                        -----
                Vehicles..............................................   3-7
                Machinery and equipment...............................  3-10

     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.

  Intangibles

     Intangibles consist of mineral rights which are depleted using cost depletion.

  Income Taxes

     The Company with the consent of its stockholders has elected to be an "S" Corporation under the Internal Revenue Code. Instead of paying corporate income taxes the stockholders of an "S" Corporation are

                            See accountants' report.

                           CAPRICE BLUE QUARRY, INC.

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. The fair value of the Company's assets approximates the carrying cost at the balance sheet dates.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                MAY 31,      APRIL 30,
                                                                 1997          1997
                                                               ---------     ---------
        Land.................................................  $  43,000     $  43,000
        Vehicles.............................................     18,635        18,635
        Machinery and equipment..............................    318,087       318,087
                                                               ---------     ---------
                                                                 379,722       379,722
        Accumulated depreciation.............................   (297,824)     (296,346)
                                                               ---------     ---------
                                                               $  81,898     $  83,376
                                                               =========     =========

     Depreciation expense for the eleven months ended May 31, 1997 was $21,303.

     Depreciation expense for the ten months ended April 30, 1997 was $19,825.

NOTE C -- INTANGIBLES

     Intangibles consist of the following:


                                                                 MAY 31,      APRIL 30,
                                                                   1997         1997
                                                                 --------     --------
        Mineral rights.........................................  $240,000     $240,000
        Accumulated depletion..................................   (71,897)     (70,834)
                                                                 --------     --------
                                                                 $168,103     $169,166
                                                                 ========     ========

     Depletion expense for the eleven months ended May 31, 1997 was $9,651.

     Depletion expense for the ten months ended April 30, 1997 was $8,588.

                            See accountants' report.

                           CAPRICE BLUE QUARRY, INC.

NOTE D -- NOTES PAYABLE

     Notes payable are as follows:


                                                                 MAY 31,      APRIL 30,
                                                                   1997         1997
                                                                 --------     --------
        Bank loan, payable $5,297 monthly (principal and
          interest at 10 1/2%) with a maturity date of February
          1999; the loan is secured by the Company's
          inventory............................................  $101,397     $105,811
        Current portion........................................   (55,761)     (55,277)
                                                                 --------     --------
                                                                 $ 45,636     $ 50,534
                                                                 ========     ========

     The following is a schedule of maturities of notes payable at May 31, 1997 and April 30, 1997:


                                                                 MAY 31,      APRIL 30,
                                                                   1997         1997
                                                                 --------     --------
        1998...................................................  $ 55,761     $ 55,277
        1999...................................................    45,636       50,534
                                                                 --------     --------
                                                                 $101,397     $105,811
                                                                 ========     ========

NOTE E -- RELATED-PARTY TRANSACTIONS

     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.

     The Company classifies advances payable to affiliates as long-term based upon the intent of the parties.

NOTE F -- CONCENTRATION OF CREDIT RISK

     All of the Company's cash funds are located in financial institutions that are insured by the FDIC for up to $100,000. There are no amounts in excess of this limit at May 31, 1997 and April 30, 1997.

NOTE G -- SUBSEQUENT EVENT

     Subsequent to the date of these financial statements, the Company joined in a merger with its affiliates and other unrelated granite companies. As of the effective date of the merger, the Company's election to be an "S" corporation under the Internal Revenue Code will terminate.

NOTE H -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at May 31, 1997 and April 30, 1997, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                            See accountants' report.

                           ACCOUNTANTS' REVIEW REPORT

To the Board of Directors
Caprice Blue Quarry, Inc.
Elberton, Georgia

     We have reviewed the accompanying balance sheets of Caprice Blue Quarry, Inc. as of August 31, 1997 and 1996, and the related statements of operations, accumulated deficit, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Caprice Blue Quarry, Inc.

     A review consists principally of inquiries of Company personnel and analytical procedure applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

                                          /s/ GREENE AND COMPANY, L.L.P.
                                          --------------------------------------
                                          GREENE AND COMPANY, L.L.P.

Anderson, South Carolina
September 18, 1997

                           CAPRICE BLUE QUARRY, INC.

                                 BALANCE SHEETS

                      AUGUST 31, 1997 AND AUGUST 31, 1996



                                                                             AUGUST 31,
                                                                       -----------------------
                                                                         1997          1996
                                                                       ---------     ---------
                                                                             (UNAUDITED)
                                            ASSETS
Current assets:
  Cash...............................................................  $   6,814     $   1,797
  Trade receivables..................................................      1,211           -0-
  Trade receivables -- affiliates....................................     16,546        18,411
  Employee receivables...............................................        854           476
  Inventory -- finished goods........................................      6,325        11,921
  Prepaid expenses...................................................      3,071         2,384
                                                                       ---------     ---------
          Total current assets.......................................     34,821        34,989
                                                                       ---------     ---------
Property and equipment, net..........................................     77,951        80,528
                                                                       ---------     ---------
Other assets:
  Intangibles, net...................................................    166,605       176,361
  Advances to affiliates.............................................     25,201        17,473
                                                                       ---------     ---------
     Total other assets..............................................    191,806       193,834
                                                                       ---------     ---------
          Total assets...............................................  $ 304,578     $ 309,351
                                                                       =========     =========
                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...................................................  $     -0-     $  10,239
  Accounts payable -- affiliates.....................................    115,796        58,158
  Accrued expenses...................................................        -0-            99
  Current portion of long-term debt..................................     57,238        50,927
                                                                       ---------     ---------
          Total current liabilities..................................    173,034       119,423
                                                                       ---------     ---------
Long-term liabilities:
  Long-term debt, less current portion...............................     30,770        88,008
  Advances from affiliates...........................................    539,000       282,000
  Advances from stockholders.........................................    268,875       268,875
                                                                       ---------     ---------
          Total long-term liabilities................................    838,645       638,883
                                                                       ---------     ---------
Stockholders' deficit:
  Common stock, $10 par value. Authorized 100,000 shares; 240 shares
     issued and outstanding..........................................      2,400         2,400
  Additional paid-in capital.........................................        121           121
  Accumulated deficit................................................   (709,622)     (451,476)
                                                                       ---------     ---------
     Total stockholders' deficit.....................................   (707,101)     (448,955)
                                                                       ---------     ---------
          Total liabilities and stockholders' deficit................  $ 304,578     $ 309,351
                                                                       =========     =========


                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1997


                                  (UNAUDITED)



Net revenues (including revenues to affiliates of $43,122).......................  $  44,361
Cost of goods sold (including purchases from affiliates of $25,138)..............     50,136
                                                                                   ---------
Gross loss.......................................................................     (5,775)
Selling and administrative expenses (including fees paid to affiliates of
  $1,044)........................................................................      5,125
                                                                                   ---------
Operating loss...................................................................    (10,900)
                                                                                   ---------
Other (income) expense:
  Rent income....................................................................     (1,784)
  Interest expense...............................................................      2,501
                                                                                   ---------
          Total other expense....................................................        717
                                                                                   ---------
Net loss.........................................................................    (11,617)
Accumulated deficit, June 1, 1997................................................   (698,005)
                                                                                   ---------
Accumulated deficit, August 31, 1997.............................................  $(709,622)
                                                                                   =========


                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996


                                  (UNAUDITED)



Net revenues (including revenues to affiliates of $40,674).......................  $  38,954
Cost of goods sold (including purchases from affiliates of $964).................     55,561
                                                                                   ---------
Gross loss.......................................................................    (16,607)
Selling and administrative expenses (including fees paid to affiliates of
  $904)..........................................................................      5,931
                                                                                   ---------
Operating loss...................................................................    (22,538)
                                                                                   ---------
Other (income) expense:
  Rent income....................................................................     (1,784)
  Interest expense...............................................................      3,545
                                                                                   ---------
          Total other expense....................................................      1,761
                                                                                   ---------
Net loss.........................................................................    (24,299)
Accumulated deficit, June 1, 1996................................................   (427,177)
                                                                                   ---------
Accumulated deficit, August 31, 1996.............................................  $(451,476)
                                                                                   =========


                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                            STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1997


                                  (UNAUDITED)



Cash flows from operating activities:
  Net loss.......................................................................  $ (11,617)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation................................................................      3,946
     Depletion...................................................................      1,498
     (Increase) decrease in assets:
       Trade receivables.........................................................     (9,863)
       Employee receivables......................................................        291
       Advances to affiliates....................................................      2,099
       Inventory.................................................................      7,225
       Prepaid expenses..........................................................     (2,015)
     Increase (decrease) in liabilities:
       Accounts payable..........................................................    (26,294)
       Accrued expenses..........................................................     (2,592)
                                                                                   ---------
          Net cash used in operating activities..................................    (37,322)
                                                                                   ---------
Cash flows from financing activities:
  Payments on notes payable......................................................    (13,389)
  Advances from affiliates.......................................................     56,000
                                                                                   ---------
          Net cash provided by financing activities..............................     42,611
                                                                                   ---------
Net increase in cash.............................................................      5,289
Cash, June 1, 1997...............................................................      1,525
                                                                                   ---------
Cash, August 31, 1997............................................................  $   6,814
                                                                                   =========
Supplemental disclosure of cash flow information -- cash paid for interest.......  $   2,501
                                                                                   =========


                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                            STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996


                                  (UNAUDITED)



Cash flows from operating activities:
  Net loss........................................................................  $(24,299)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation.................................................................     3,422
     Depletion....................................................................     1,584
     (Increase) decrease in assets:
       Trade receivables..........................................................   (14,904)
       Employee receivables.......................................................       460
       Advances to affiliates.....................................................    (1,785)
       Inventory..................................................................   (11,921)
       Prepaid expenses...........................................................    (1,194)
     Increase (decrease) in liabilities:
       Accounts payable...........................................................     3,302
       Accrued expenses...........................................................       (67)
                                                                                    ---------
          Net cash used in operating activities...................................   (45,402)
                                                                                    ---------
Cash flows used in investing activities -- purchases of machinery and equipment...    (1,200)
                                                                                    ---------
Cash flows from financing activities:
  Payments on notes payable.......................................................   (12,114)
  Advances from affiliates........................................................    59,500
                                                                                    ---------
          Net cash provided by financing activities...............................    47,386
                                                                                    ---------
Net increase in cash..............................................................       784
Cash, June 1, 1996................................................................     1,013
                                                                                    ---------
Cash, August 31, 1996.............................................................  $  1,797
                                                                                    =========
Supplemental disclosure of cash flow information -- cash paid for interest........  $  3,545
                                                                                    =========


                See accompanying notes to financial statements.

                           CAPRICE BLUE QUARRY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                            AUGUST 31, 1997 AND 1996

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

NATURE OF BUSINESS

     The Company quarries granite blocks in northeast Georgia for sale to customers nationwide.

USE OF ESTIMATES

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of continent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIS OF ACCOUNTING

     Assets, liabilities, revenues, and expenses are recognized on the accrual method of accounting.

INVENTORY

     Inventories are stated at lower of cost or market with cost being determined using average cost.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at acquisition cost. Depreciation is computed under the accelerated method for financial reporting purposes over the following estimated useful lives:

                                                                               YEARS
                                                                               -----
        Vehicles.............................................................    3-7
        Machinery and equipment..............................................   3-10

     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.

INTANGIBLES

     Intangibles consist of mineral rights which are depleted using cost depletion.

INCOME TAXES

     The Company's election to be an "S" Corporation under the Internal Revenue Code was terminated in June of 1997. The Company experienced a loss of $1,168.00 for the two months of July and August 1997, therefore, no liability or expense has been included. Also, no tax benefit has been reported in the accompanying financial statements because the tax benefit of the net losses has been offset by a valuation allowance of the same amount.

                            SEE ACCOUNTANTS' REPORT.

                           CAPRICE BLUE QUARRY, INC.

                            AUGUST 31, 1997 AND 1996

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. The fair value of the Company's assets approximates the carrying cost at the balance sheet dates.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                     1997          1996
                                                                   ---------     ---------
    Land.........................................................  $  43,000     $  43,000
    Vehicles.....................................................     18,635        12,135
    Machinery and equipment......................................    318,087       304,201
                                                                   ---------     ---------
                                                                     379,722       359,336
    Accumulated depreciation.....................................   (301,771)     (278,808)
                                                                   ---------     ---------
                                                                   $  77,951     $  80,528
                                                                   =========     =========

     Depreciation expense for the three months ended August 31, 1997 was $3,422.

     Depreciations expense for the three months ended August 31, 1996 was $3,946.

NOTE C -- INTANGIBLES

     Intangibles consist of the following:

                                                                         1997           1996
                                                                       --------       --------
Mineral rights.......................................................  $240,000       $240,000
Accumulated depletion................................................   (73,395)       (63,639)
                                                                       --------       --------
                                                                       $166,605       $176,361
                                                                       ========       ========

     Depletion expense for the three months ended August 31, 1997 was $1,498.

     Depletion expense for the three months ended August 31, 1996 was $1,584.

                            SEE ACCOUNTANTS' REPORT.

                           CAPRICE BLUE QUARRY, INC.

                            AUGUST 31, 1997 AND 1996

NOTE C -- INTANGIBLES -- (CONTINUED)

NOTE D -- NOTES PAYABLE

     Notes payable are as follows:

                                                                         1997           1996
                                                                       --------       --------
Bank loan, payable $5,297 monthly (principal and interest at 10 1/2%
  with a maturity date of February 1999; the loan is secured by the
  Company's inventory................................................  $ 88,008       $138,935
Current portion......................................................   (57,238)       (50,927)
                                                                       --------       --------
                                                                       $ 30,770       $ 88,008
                                                                       ========       ========

     The following is a schedule of maturities of notes payable:

        1997..............................................................  $ 50,927
        1998..............................................................    57,238
        1999..............................................................    30,770
                                                                             -------
                                                                            $138,935
                                                                             =======

NOTE E -- RELATED-PARTY TRANSACTIONS

     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.

     The Company classifies advances payable to affiliates as long-term based upon the intent of the parties.

NOTE F -- CONCENTRATION OF CREDIT RISK

     All of the Company's cash funds are located in financial institutions that are insured by the FDIC for up to $100,000. There are no amounts in excess of this limit at August 31, 1997 and 1996.

NOTE G -- MERGER

     During June of 1997, the Company joined in a merger with its affiliates and other unrelated granite companies.

NOTE H -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at August 31, 1997 and 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                            SEE ACCOUNTANTS' REPORT.

              INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Southern Mausoleums, Inc.
Elberton, Georgia

     We have audited the accompanying balance sheets of Southern Mausoleums, Inc. (an "S" corporation) as of May 31, 1997 and April 30, 1997, and the related statements of operations and accumulated deficit, and cash flows for the eleven months and ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Southern Mausoleums, Inc. as of May 31, 1997 and April 30, 1997, and the results of its operations and its cash flows for the eleven months and ten months then ended in conformity with generally accepted accounting principles.

                                          /s/ GREENE AND COMPANY, L.L.P.
                                          --------------------------------------
                                          GREENE AND COMPANY, L.L.P.

Anderson, South Carolina
July 22, 1997

                           SOUTHERN MAUSOLEUMS, INC.

                                 BALANCE SHEETS
                        MAY 31, 1997 AND APRIL 30, 1997

                                                                        MAY 31,      APRIL 30,
                                                                         1997          1997
                                                                       ---------     ---------
                                            ASSETS
Current assets:
  Cash and cash equivalents..........................................  $ 223,242     $ 237,934
  Cash -- restricted.................................................      7,115         6,265
  Trade receivables (less allowance for doubtful accounts of $25,539
     and $25,162)....................................................     26,443        32,529
  Trade receivables -- affiliates....................................     42,576        40,613
  Inventory..........................................................    302,272       280,759
  Prepaid expenses...................................................      9,649        12,306
                                                                       ---------     ---------
          Total current assets.......................................    611,297       610,406
                                                                       ---------     ---------
Property and equipment, net..........................................    270,445       274,355
                                                                       ---------     ---------
Other assets:
  Intangibles, net...................................................      2,088         2,152
  Deposits...........................................................      3,885         3,885
  Advances to affiliates.............................................     12,096        12,096
                                                                       ---------     ---------
     Total other assets..............................................     18,069        18,133
                                                                       ---------     ---------
          Total assets...............................................  $ 899,811     $ 902,894
                                                                       =========     =========

                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable...................................................  $  45,159     $  49,234
  Accrued expenses...................................................     19,478        25,084
  Current portion of long-term debt..................................    157,068       156,267
  Customer deposits..................................................    365,849       402,337
                                                                       ---------     ---------
          Total current liabilities..................................    587,554       632,922
                                                                       ---------     ---------
Long-term liabilities:
  Long-term debt, less current portion...............................    271,588       280,472
  Advances from affiliates...........................................     36,489        36,489
  Accounts payable -- affiliates.....................................    252,154       258,776
  Advances from stockholders.........................................     30,011        30,011
                                                                       ---------     ---------
          Total long-term liabilities................................    590,242       605,748
                                                                       ---------     ---------
Stockholders' deficit:
  Common stock, $10 par value. Authorized 100,000 shares; 120 shares
     issued and outstanding..........................................      1,200         1,200
  Accumulated deficit................................................   (279,185)     (336,976)
                                                                       ---------     ---------
     Total stockholders' deficit.....................................   (277,985)     (335,776)
                                                                       ---------     ---------
          Total liabilities and stockholders' deficit................  $ 899,811     $ 902,894
                                                                       =========     =========

                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE ELEVEN MONTHS ENDED MAY 31, 1997

Net revenues (including revenues to affiliates of $47,912).......................  $1,225,396
Cost of goods sold (including purchases from affiliates of $261,501).............     981,273
                                                                                   ----------
Gross profit.....................................................................     244,123
Selling and administrative expenses (reduced by fees charged to affiliates of
  $63,565).......................................................................      80,993
                                                                                   ----------
Operating income.................................................................     163,130
                                                                                   ----------
Other (income) expense:
  Interest expense...............................................................      40,640
  Finance charge income..........................................................      (1,482)
  Interest income................................................................      (2,213)
                                                                                   ----------
          Total other expense....................................................      36,945
                                                                                   ----------
Net income.......................................................................     126,185
Accumulated deficit, July 1, 1996................................................    (405,370)
                                                                                   ----------
Accumulated deficit, May 31, 1997................................................  $ (279,185)
                                                                                   ==========

                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE TEN MONTHS ENDED APRIL 30, 1997

Net revenues (including revenues to affiliates of $46,368).......................  $1,073,646
Cost of goods sold (including purchases from affiliates of $232,842).............     899,395
                                                                                   ----------
Gross profit.....................................................................     174,251
Selling and administrative expenses (reduced by fees charged to affiliates of
  $57,319).......................................................................      71,471
                                                                                   ----------
Operating income.................................................................     102,780
                                                                                   ----------
Other (income) expense:
  Interest expense...............................................................      37,135
  Finance charge income..........................................................        (760)
  Interest income................................................................      (1,989)
                                                                                   ----------
          Total other expense....................................................      34,386
                                                                                   ----------
Net income.......................................................................      68,394
Accumulated deficit, July 1, 1996................................................    (405,370)
                                                                                   ----------
Accumulated deficit, April 30, 1997..............................................  $ (336,976)
                                                                                   ==========

                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                            STATEMENT OF CASH FLOWS
                    FOR THE ELEVEN MONTHS ENDED MAY 31, 1997

Cash flows from operating activities:
  Net income.....................................................................  $ 126,185
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization................................................................        696
     Depreciation................................................................     51,724
     (Increase) decrease in assets:
       Trade receivables.........................................................      7,304
       Related party receivables.................................................    (10,596)
       Inventory.................................................................   (102,264)
       Prepaid expenses..........................................................      1,744
     Increase (decrease) in liabilities:
       Accounts payable..........................................................    (42,662)
       Accrued expenses..........................................................     22,799
       Customer deposits.........................................................    224,367
                                                                                   ---------
          Net cash provided by operating activities..............................    279,297
                                                                                   ---------
Cash flows used in investing activities -- purchase of property and equipment....     (1,628)
                                                                                   ---------
Cash flows from financing activities:
  Payments on notes payable......................................................    (78,282)
  Loan proceeds..................................................................      5,000
                                                                                   ---------
          Net cash used in financing activities..................................    (73,282)
                                                                                   ---------
Net increase in cash and cash equivalents........................................    204,387
Cash and cash equivalents, July 1, 1996..........................................     25,970
                                                                                   ---------
Cash and cash equivalents, May 31, 1997..........................................  $ 230,357
                                                                                   =========
Supplemental disclosure of cash flow information -- cash paid for interest.......  $  41,262
                                                                                   =========

                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                            STATEMENT OF CASH FLOWS
                    FOR THE TEN MONTHS ENDED APRIL 30, 1997

Cash flows from operating activities:
  Net income......................................................................  $ 68,394
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization.................................................................       633
     Depreciation.................................................................    47,814
     (Increase) decrease in assets:
       Trade receivables..........................................................     3,181
       Related party receivables..................................................   (10,596)
       Inventory..................................................................   (80,754)
       Prepaid expenses...........................................................      (913)
     Increase (decrease) in liabilities:
       Accounts payable...........................................................   (46,347)
       Accrued expenses...........................................................    42,789
       Customer deposits..........................................................   260,855
                                                                                    --------
          Net cash provided by operating activities...............................   285,056
                                                                                    --------
Cash flows used in investing activities -- purchase of property and equipment.....    (1,628)
                                                                                    --------
Cash flows from financing activities:
  Payments on notes payable.......................................................   (70,199)
  Loan proceeds...................................................................     5,000
                                                                                    --------
          Net cash used in financing activities...................................   (65,199)
                                                                                    --------
Net increase in cash and cash equivalents.........................................   218,229
Cash and cash equivalents, July 1, 1996...........................................    25,970
                                                                                    --------
Cash and cash equivalents, April 30, 1997.........................................  $244,199
                                                                                    ========
Supplemental disclosure of cash flow information -- cash paid for interest........  $ 38,243
                                                                                    ========

                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1997 AND APRIL 30, 1997

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  Nature of Business

     The Company saws and polishes granite into dimensional blocks for mausoleum assembly at a plant located in northeast Georgia. The completed mausoleums are sold nationwide.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Accounting

     Assets, liabilities, revenues, and expenses are recognized on the accrual method of accounting.

  Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has a money market account in the amount of $179,767 at May 31, 1997 and $104,543 at April 30, 1997.

  Trade Receivables

     The Company accounts for uncollectible trade receivables on the reserve method.

  Inventory

     Inventories are stated at lower of cost or market, with cost determined as follows:

        Finished goods.......................  First-in first-out (FIFO) method
        Materials and work in process........  Average cost

  Revenue Recognition

     Revenue is recognized upon shipment of goods.

                            See accountants' report.

                           SOUTHERN MAUSOLEUMS, INC.

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Property and Equipment

     Property and equipment are stated at acquisition cost. Depreciation is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:

                                                                               YEARS
                                                                              -------
        Buildings...........................................................  31 1/2
        Building improvements...............................................  31 1/2
        Vehicles............................................................     5
        Machinery and equipment.............................................  2 1/2 - 7
        Office fixtures and equipment.......................................     7

     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.

  Intangibles

     Intangibles consist of start-up costs and loan costs. Amortization of the intangibles is computed using the straight-line method over terms ranging from five years for start-up costs to six years for loan costs.

  Income Taxes

     The Company with the consent of its stockholders has elected to be an "S" Corporation under the Internal Revenue Code. Instead of paying corporate income taxes the stockholders of an "S" Corporation are taxed individually on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                MAY 31,      APRIL 30,
                                                                 1997          1997
                                                               ---------     ---------
        Land.................................................  $  20,105     $  20,105
        Land improvements....................................      7,180         7,180
        Buildings............................................    180,945       180,945
        Building improvements................................     11,904        11,904
        Vehicles.............................................      3,208         3,208
        Machinery and equipment..............................    342,559       342,559
        Office fixtures and equipment........................     41,119        41,119
                                                               ---------     ---------
                                                                 607,020       607,020
        Accumulated depreciation.............................   (336,575)     (332,665)
                                                               ---------     ---------
                                                               $ 270,445     $ 274,355
                                                               =========     =========

     Depreciation expense for the eleven months ended May 31, 1997 was $51,724.

     Depreciation expense for the ten months ended April 30, 1997 was $47,814.

                            See accountants' report.

                           SOUTHERN MAUSOLEUMS, INC.

NOTE C -- NOTES PAYABLE

     Notes payable are as follows:

                                                                MAY 31,      APRIL 30,
                                                                 1997          1997
                                                               ---------     ---------
        Bank loan, payable $11,100 monthly (principal and
          interest at prime + 1%) with a maturity date of
          February 2000; the mortgage balance is secured by
          substantially all of the Company's assets and
          guarantees by the stockholders.....................  $ 373,656     $ 381,739
        Individual, payable on demand at 10% interest.
          Principal and accrued interest were paid in full on
          June 27, 1997. ....................................     55,000        55,000
                                                               ---------     ---------
                                                                 428,656       436,739
        Current portion......................................   (157,068)     (156,267)
                                                               ---------     ---------
                                                               $ 271,588     $ 280,472
                                                               =========     =========

     The following is a schedule of maturities of notes payable due as of:

                                                             MAY 31,      APRIL 30,
                                                             --------     ---------
            1998...........................................  $157,068     $ 156,267
            1999...........................................   112,200       111,320
            2000...........................................   159,388       169,152
                                                             --------      --------
                                                             $428,656     $ 436,739
                                                             ========      ========

NOTE D -- RELATED-PARTY TRANSACTIONS

     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.

     Accounts payable to affiliates are classified as long-term liabilities based upon the intent of the related parties.

NOTE E -- CONCENTRATION OF CREDIT RISK

     The Company's cash is located in a single financial institution. Cash accounts are insured by the FDIC for up to $100,000. Amounts in excess of insured limits were approximately $79,767 at May 31, 1997 and $57,391 at April 30, 1997.

     Sales to a major customer represented 44% of total revenues for both the eleven and ten months ended May 31, 1997 and April 30, 1997. There were no outstanding trade accounts receivable from the Company's major customer at May 31, 1997 and April 30, 1997.

NOTE F -- SUBSEQUENT EVENTS

     Subsequent to the date of these financial statements, the Company joined in a merger with its affiliates and other unrelated granite companies. As of the effective date of the merger, the Company's election to be an "S" corporation under the Internal Revenue Code will terminate.

                            See accountants' report.

                           SOUTHERN MAUSOLEUMS, INC.

NOTE G -- RESTRICTED CASH

     Restricted cash balances at May 31, 1997 and April 30, 1997 were $7,115 and $6,265, respectively. These cash balances are employee savings accounts and are restricted for that purpose.

NOTE H -- INVENTORY

     Inventory consisted of the following as of:

                                                                 MAY 31,      APRIL 30,
                                                                   1997         1997
                                                                 --------     ---------
        Materials..............................................  $165,858     $ 154,169
        Work in process........................................    76,836        71,303
        Finished goods.........................................    59,578        55,287
                                                                 --------      --------
                                                                 $302,272     $ 280,759
                                                                 ========      ========

NOTE I -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at May 31, 1997 and April 30, 1997, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                            See accountants' report.

                           ACCOUNTANTS' REVIEW REPORT



To the Board of Directors


Southern Mausoleums, Inc.


Elberton, Georgia



     We have reviewed the accompanying balance sheets of Southern Mausoleums, Inc. as of August 31, 1997 and 1996, and the related statements of operations, accumulated deficit, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Southern Mausoleums, Inc.



     A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



                                          /s/ GREENE AND COMPANY, L.L.P.

                                          --------------------------------------

                                          GREENE AND COMPANY, L.L.P.



Anderson, South Carolina


September 18, 1997

                           SOUTHERN MAUSOLEUMS, INC.

                                 BALANCE SHEETS

                      AUGUST 31, 1997 AND AUGUST 31, 1996



                                                                             AUGUST 31,
                                                                       -----------------------
                                                                         1997          1996
                                                                       ---------     ---------
                                                                             (UNAUDITED)
                                            ASSETS
Current assets:
  Cash and cash equivalents..........................................  $ 167,622     $  59,487
  Cash -- restricted.................................................      9,525         6,825
  Trade receivables (less allowance for doubtful accounts of $25,539
     and -0-)........................................................     43,188        35,059
  Trade receivables -- affiliates....................................      8,134        17,702
  Inventory..........................................................    378,184       239,953
  Prepaid expenses...................................................      8,341         5,836
                                                                       ---------     ---------
          Total current assets.......................................    614,994       364,862
                                                                       ---------     ---------
Property and equipment, net..........................................    259,983       309,986
                                                                       ---------     ---------
Other assets:
  Intangibles, net...................................................      1,899         2,658
  Deposits...........................................................      3,885         3,885
  Advances to affiliates.............................................     12,096         1,500
                                                                       ---------     ---------
     Total other assets..............................................     17,880         8,043
                                                                       ---------     ---------
          Total assets...............................................  $ 892,857     $ 682,891
                                                                       =========     =========

                            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses..............................  $  57,368     $  61,690
  Current portion of long-term debt..................................    104,496       146,096
  Customer deposits..................................................    450,925       196,628
  Customer deposits -- affiliates....................................      4,170           -0-
  Provision for income taxes.........................................      4,976           -0-
                                                                       ---------     ---------
          Total current liabilities..................................    621,935       404,414
                                                                       ---------     ---------
Long-term liabilities:
  Long-term debt, less current portion...............................    244,725       348,340
  Advances from affiliates...........................................     36,489        36,489
  Accounts payable -- affiliates.....................................    210,198       296,797
  Advances from stockholders.........................................     30,011        30,011
                                                                       ---------     ---------
          Total long-term liabilities................................    521,423       711,637
                                                                       ---------     ---------
Stockholders' deficit:
  Common stock, $10 par value. Authorized 100,000 shares; 120 shares
     issued and outstanding..........................................      1,200         1,200
  Accumulated deficit................................................   (251,701)     (434,360)
                                                                       ---------     ---------
     Total stockholders' deficit.....................................   (250,501)     (433,160)
                                                                       ---------     ---------
          Total liabilities and stockholders' deficit................  $ 892,857     $ 682,891
                                                                       =========     =========


                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1997


                                  (UNAUDITED)



Net revenues (including revenues to affiliates of $18,587).......................  $  440,998
Cost of goods sold (including purchases from affiliates of $114,131).............     310,575
                                                                                   ----------
Gross profit.....................................................................     130,423
Selling and administrative expenses (reduced by fees charged to affiliates of
  $17,741).......................................................................      56,754
                                                                                   ----------
Operating income.................................................................      73,669
                                                                                   ----------
Other (income) expense:
  Interest expense...............................................................       9,129
  Finance charge income..........................................................      (2,401)
  Interest income................................................................      (1,519)
                                                                                   ----------
          Total other expense....................................................       5,209
                                                                                   ----------
Net income before taxes..........................................................      68,460
Income taxes.....................................................................       4,976
                                                                                   ----------
Net income.......................................................................      63,484
Accumulated deficit, June 1, 1997................................................    (279,185)
                                                                                   ----------
Stockholder distributions........................................................     (36,000)
                                                                                   ----------
Accumulated deficit, August 31, 1997.............................................  $ (251,701)
                                                                                   ==========


                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996


                                  (UNAUDITED)



Net revenues (including revenues to affiliates of $13,650).......................  $  323,187
Cost of goods sold (including purchases from affiliates of $67,613)..............     281,872
                                                                                   ----------
Gross profit.....................................................................      41,315
Selling and administrative expenses (reduced by fees charged to affiliates of
  $15,376).......................................................................      59,353
                                                                                   ----------
Operating loss...................................................................     (18,038)
                                                                                   ----------
Other (income) expense:
  Interest expense...............................................................      11,930
  Interest income................................................................        (198)
                                                                                   ----------
          Total other expense....................................................      11,732
                                                                                   ----------
Net loss.........................................................................     (29,770)
Accumulated deficit, June 1, 1996................................................    (404,590)
                                                                                   ----------
Accumulated deficit, August 31, 1996.............................................  $ (434,360)
                                                                                   ==========


                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                            STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1997


                                  (UNAUDITED)



Cash flows from operating activities:
  Net income.....................................................................  $  63,484
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization................................................................        190
     Depreciation................................................................     11,766
     (Increase) decrease in assets:
       Trade receivables.........................................................     17,697
       Inventory.................................................................    (75,912)
       Prepaid expenses..........................................................      1,308
     Increase (decrease) in liabilities:
       Accounts payable and accrued expenses.....................................    (49,225)
       Customer deposits.........................................................     89,246
                                                                                   ---------
          Net cash provided by operating activities..............................     63,530
                                                                                   ---------
Cash flows used in investing activities -- purchase of property and equipment....     (1,305)
                                                                                   ---------
Cash flows used in financing activities:
  Payments on notes payable......................................................    (79,435)
  Stockholder distributions......................................................    (36,000)
                                                                                   ---------
          Net cash used in financing activities..................................   (115,435)
                                                                                   ---------
Net decrease in cash and cash equivalents........................................    (53,210)
Cash and cash equivalents, June 1, 1997..........................................    230,357
                                                                                   ---------
Cash and cash equivalents, August 31, 1997.......................................  $ 177,147
                                                                                   =========
Supplemental disclosure of cash flow information -- cash paid for interest.......  $  12,531
                                                                                   =========


                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.

                            STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996


                                  (UNAUDITED)



Cash flows from operating activities:
  Net loss.....................................................................      $(29,770)
  Adjustments to reconcile net loss to net cash provided by operating activities:
     Amortization..............................................................           160
     Depreciation..............................................................        15,727
     (Increase) decrease in assets:
       Trade receivables.......................................................       (48,681)
       Inventory...............................................................        22,324
       Prepaid expenses........................................................         2,438
     Increase (decrease) in liabilities:
       Accounts payable and accrued expenses...................................        48,154
       Customer deposits.......................................................         8,510
                                                                                     --------
          Net cash provided by operating activities............................        18,862
                                                                                     --------
Cash flows used in investing activities -- purchase of property and
  equipment....................................................................       (12,000)
                                                                                     --------
Cash flows provided by financing activities:
  Payments on notes payable....................................................       (15,060)
  Advances from Affiliates.....................................................        20,000
                                                                                     --------
          Net cash provided by financing activities............................         4,940
                                                                                     --------
Net increase in cash and cash equivalents......................................        11,802
Cash and cash equivalents, June 1, 1996........................................        54,510
                                                                                     --------
Cash and cash equivalents, August 31, 1996.....................................        66,312
                                                                                     ========
Supplemental disclosure of cash flow information -- cash paid for interest.....         7,140
                                                                                     ========


                See accompanying notes to financial statements.

                           SOUTHERN MAUSOLEUMS, INC.



                         NOTES TO FINANCIAL STATEMENTS


                            AUGUST 31, 1997 AND 1996



NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES



     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.



  Nature of Business



     The Company saws and polishes granite into dimensional blocks for mausoleum assembly at a plant located in northeast Georgia. The completed mausoleums are sold nationwide.



  Use of Estimates



     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Basis of Accounting



     Assets, liabilities, revenues, and expenses are recognized on the accrual method of accounting.



  Cash and Cash Equivalents



     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. The Company has a money market account in the amount of $140,908 at August 31, 1997 and $15,080 at August 31, 1996.



  Trade Receivables



     The Company accounts for uncollectible trade receivables on the reserve method.



  Inventory



     Inventories are stated at lower of cost or market, with cost determined as follows:



        Finished goods.......................  First-in first-out (FIFO) method
        Materials and work in process........  Average cost



                            See accountants' report.

                           SOUTHERN MAUSOLEUMS, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


                            AUGUST 31, 1997 AND 1996



NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


  Property and Equipment



     Property and equipment are stated at acquisition cost. Depreciation is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:



                                                                               YEARS
                                                                              -------
        Buildings...........................................................  31 1/2
        Building improvements...............................................  31 1/2
        Vehicles............................................................     5
        Machinery and equipment.............................................  2 1/2 - 7
        Office fixtures and equipment.......................................     7



     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.



  Intangibles



     Intangibles consist of start-up costs and loan costs. Amortization of the intangibles is computed using the straight-line method over terms ranging from five years for start-up costs to six years for loan costs.



  Income Taxes



     The Company's election to be an "S" Corporation under the Internal Revenue Code was terminated in June of 1997. Therefore, a liability for federal income taxes has been included for 1997 based on the Company's income for the two months ended August 31, 1997.



NOTE B -- PROPERTY AND EQUIPMENT



     Property and equipment consist of the following:



                                                                 1997          1996
                                                               ---------     ---------
        Land.................................................  $  20,105     $  20,105
        Land improvements....................................      7,180         7,180
        Buildings............................................    180,945       180,945
        Building improvements................................     11,904        11,904
        Vehicles.............................................      3,208         3,208
        Machinery and equipment..............................    343,864       341,562
        Office fixtures and equipment........................     41,119        40,488
                                                               ---------     ---------
                                                                 608,325       605,392
        Accumulated depreciation.............................   (348,342)     (295,406)
                                                               ---------     ---------
                                                               $ 259,983     $ 309,986
                                                               =========     =========



     Depreciation expense for the three months ended August 31, 1997 was $11,766.



     Depreciation expense for the three months ended August 31, 1996 was $15,727.



                            See accountants' report.

                           SOUTHERN MAUSOLEUMS, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


                            AUGUST 31, 1997 AND 1996



NOTE C -- NOTES PAYABLE



     Notes payable are as follows:



                                                                 1997          1996
                                                               ---------     ---------
        Bank loan, payable $11,100 monthly (principal and
          interest at prime + 1%) with a maturity date of
          February 2000; the mortgage balance is secured by
          substantially all of the Company's assets and
          guarantees by the stockholders. ...................  $ 349,221     $ 444,436
        Individual, payable on demand at 10% interest.
          Principal and accrued interest were paid in full on
          June 27, 1997. ....................................          0        50,000
                                                               ---------     ---------
                                                               $ 349,221     $ 494,436
        Current portion......................................   (104,496)     (146,096)
                                                               ---------     ---------
                                                               $ 244,725     $ 348,340
                                                               =========     =========



     The following is a schedule of maturities of notes payable due as of:



            1997....................................................    $146,096
            1998....................................................     104,496
            1999....................................................     114,867
            2000....................................................     128,977
                                                                        --------
                                                                        $494,436
                                                                        ========



NOTE D -- RELATED-PARTY TRANSACTIONS



     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.



     Accounts payable to affiliates are classified as long-term liabilities based upon the intent of the related parties.



NOTE E -- CONCENTRATION OF CREDIT RISK



     The Company's cash is located in a single financial institution. Cash accounts are insured by the FDIC for up to $100,000. Amounts in excess of insured limits were approximately $40,908 at August 31, 1997. All of the Company's cash accounts were covered by Federal Deposit Insurance at August 31, 1996.



     Sales to a major customer represented 40% of total revenues for the three months ended August 31, 1997 and 38% for the three months ended August 31, 1996. Trade accounts receivable for the Company's major customer represented 0% of total outstanding accounts receivable at August 31, 1997, and 34% at August 31, 1996.



NOTE F -- MERGER



     During June of 1997, the Company joined in a merger with its affiliates and other unrelated granite companies.



                            See accountants' report.

                           SOUTHERN MAUSOLEUMS, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


                            AUGUST 31, 1997 AND 1996



NOTE G -- RESTRICTED CASH



     Restricted cash balances at August 31, 1997 and 1996 were $9,525 and $6,825, respectively. These cash balances are employee savings accounts and are restricted for that purpose.



NOTE H -- INVENTORY



     Inventory consisted of the following as of:



                                                                   1997         1996
                                                                 --------     ---------
        Materials..............................................  $208,001     $ 131,974
        Work in process........................................    94,546        59,988
        Finished goods.........................................    75,637        47,991
                                                                 --------      --------
                                                                 $378,184     $ 239,953
                                                                 ========      ========



NOTE I -- FAIR VALUES OF FINANCIAL INSTRUMENTS



     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at August 31, 1997 and 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.



                            See accountants' report.

              INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS

To the Board of Directors
Autumn Rose Quarry, Inc.
Ada, Oklahoma

     We have audited the accompanying balance sheets of Autumn Rose Quarry, Inc. as of May 31, 1997 and April 30, 1997, and the related statements of operations and accumulated deficit, and cash flows for the eleven months and ten months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Autumn Rose Quarry, Inc. as of May 31, 1997 and April 30, 1997, and the results of its operations and its cash flows for the eleven months and ten months then ended in conformity with generally accepted accounting principles.

                                          /s/ GREENE AND COMPANY, L.L.P.
                                          --------------------------------------
                                          GREENE AND COMPANY, L.L.P.

Anderson, South Carolina
July 22, 1997

                            AUTUMN ROSE QUARRY, INC.

                                 BALANCE SHEETS
                        MAY 31, 1997 AND APRIL 30, 1997

                                                                       MAY 31,       APRIL 30,
                                                                         1997           1997
                                                                      ----------     ----------
                                            ASSETS
Current assets:
  Cash..............................................................  $    8,291     $    4,864
  Trade receivables.................................................       8,535         19,456
  Trade receivables -- affiliates...................................      22,830         18,943
  Employee receivables..............................................         155            280
  Inventory -- finished goods.......................................      45,602         45,094
  Prepaid expenses..................................................           0          3,063
                                                                      ----------     ----------
          Total current assets......................................      85,413         91,700
                                                                      ----------     ----------
Property and equipment, net.........................................     174,066        176,757
                                                                      ----------     ----------
Other assets:
  Intangibles, net..................................................   1,351,362      1,352,081
  Deposits..........................................................       5,280          5,280
                                                                      ----------     ----------
     Total other assets.............................................   1,356,642      1,357,361
                                                                      ----------     ----------
          Total assets..............................................  $1,616,121     $1,625,818
                                                                      ==========     ==========

                             LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..................................................  $      207     $    7,707
  Accounts payable -- due to affiliates.............................       8,923          8,238
  Accrued expenses..................................................       5,525          5,096
  Current portion of long-term debt.................................     157,029        157,029
                                                                      ----------     ----------
          Total current liabilities.................................     171,684        178,070
                                                                      ----------     ----------
Long-term liabilities:
  Long-term debt, less current portion..............................     505,681        521,690
  Advances from affiliates..........................................     605,500        591,000
  Advances from stockholders........................................     400,000        400,000
                                                                      ----------     ----------
          Total long-term liabilities...............................   1,511,181      1,512,690
                                                                      ----------     ----------
Stockholders' deficit:
  Common stock, $100 par value. Authorized 1,000,000 shares; 60
     shares issued and outstanding..................................       6,000          6,000
  Additional paid-in capital........................................      44,000         44,000
  Accumulated deficit...............................................    (116,744)      (114,942)
                                                                      ----------     ----------
     Total stockholders' deficit....................................     (66,744)       (64,942)
                                                                      ----------     ----------
          Total liabilities and stockholders' deficit...............  $1,616,121     $1,625,818
                                                                      ==========     ==========

                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE ELEVEN MONTHS ENDED MAY 31, 1997

Net revenues (including revenues to affiliates of $168,059)......................  $ 325,533
Cost of goods sold...............................................................    354,800
                                                                                   ---------
Gross loss.......................................................................    (29,267)
Selling and administrative expenses (including fees paid to affiliates of
  $3,685)........................................................................     25,392
                                                                                   ---------
Operating loss...................................................................    (54,659)
                                                                                   ---------
Other (income) expense:
  Interest expense...............................................................     21,249
  Loss on disposal of equipment..................................................      2,930
  Finance charge income..........................................................       (313)
                                                                                   ---------
          Total other expense....................................................     23,866
                                                                                   ---------
Net loss.........................................................................    (78,525)
Accumulated deficit, July 1, 1996................................................    (38,219)
                                                                                   ---------
Accumulated deficit, May 31, 1997................................................  $(116,744)
                                                                                   =========

                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                    FOR THE TEN MONTHS ENDED APRIL 30, 1997

Net revenues (including revenues to affiliates of $149,426)......................  $ 294,495
Cost of goods sold...............................................................    325,502
                                                                                   ---------
Gross loss.......................................................................    (31,007)
Selling and administrative expenses (including fees paid to affiliates of
  $3,318)........................................................................     23,589
                                                                                   ---------
Operating loss...................................................................    (54,596)
                                                                                   ---------
Other (income) expense:
  Interest expense...............................................................     19,482
  Loss on disposal of equipment..................................................      2,930
  Finance charge income..........................................................       (285)
                                                                                   ---------
          Total other expense....................................................     22,127
                                                                                   ---------
Net loss.........................................................................    (76,723)
Accumulated deficit, July 1, 1996................................................    (38,219)
                                                                                   ---------
Accumulated deficit, April 30, 1997..............................................  $(114,942)
                                                                                   =========

                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                            STATEMENT OF CASH FLOWS
                    FOR THE ELEVEN MONTHS ENDED MAY 31, 1997

Cash flows from operating activities:
  Net loss.......................................................................  $ (78,525)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Amortization................................................................      4,392
     Depreciation................................................................     29,503
     Depletion...................................................................      3,360
     Loss on disposal of equipment...............................................      2,930
     (Increase) decrease in assets:
       Trade receivables.........................................................    (24,520)
       Employee receivables......................................................      1,175
       Deposits..................................................................      1,692
       Inventory.................................................................      7,253
       Prepaid expenses..........................................................     10,903
     Increase (decrease) in liabilities:
       Accounts payable..........................................................    (28,356)
       Accrued expenses..........................................................      3,972
                                                                                   ---------
          Net cash used in operating activities..................................    (66,221)
                                                                                   ---------
Cash flows from financing activities:
  Payments on notes payable......................................................   (146,409)
  Advances from affiliates.......................................................    217,500
                                                                                   ---------
          Net cash provided by financing activities..............................     71,091
                                                                                   ---------
Net increase in cash.............................................................      4,870
Cash, July 1, 1996...............................................................      3,421
                                                                                   ---------
Cash, May 31, 1997...............................................................  $   8,291
                                                                                   =========
Supplemental disclosure of cash flow information -- cash paid for interest.......  $  21,249
                                                                                   =========

                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                            STATEMENT OF CASH FLOWS
                    FOR THE TEN MONTHS ENDED APRIL 30, 1997

Cash flows from operating activities:
  Net loss.......................................................................  $ (76,723)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Amortization................................................................      3,993
     Depreciation................................................................     26,814
     Depletion...................................................................      3,039
     Loss on disposal of equipment...............................................      2,930
     (Increase) decrease in assets:
       Trade receivables.........................................................    (31,554)
       Employee receivables......................................................      1,050
       Deposits..................................................................      1,692
       Inventory.................................................................      7,761
       Prepaid expenses..........................................................      7,840
     Increase (decrease) in liabilities:
       Accounts payable..........................................................    (21,542)
       Accrued expenses..........................................................      3,543
                                                                                   ---------
          Net cash used in operating activities..................................    (71,157)
                                                                                   ---------
Cash flows from financing activities:
  Payments on notes payable......................................................   (130,400)
  Advances from affiliates.......................................................    203,000
                                                                                   ---------
          Net cash provided by financing activities..............................     72,600
                                                                                   ---------
Net increase in cash.............................................................      1,443
Cash, July 1, 1996...............................................................      3,421
                                                                                   ---------
Cash, April 30, 1997.............................................................  $   4,864
                                                                                   =========
Supplemental disclosure of cash flow information -- cash paid for interest.......  $  19,482
                                                                                   =========

                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        MAY 31, 1997 AND APRIL 30, 1997

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

  Nature of Business

     The Company quarries granite blocks in northeast Oklahoma for sales to customers nationwide.

  Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Basis of Accounting

     Assets, liabilities, revenues, and expenses are recognized on the accrual method of accounting.

  Inventory

     Inventories are stated at lower of cost or market, with cost determined using average cost.

  Revenue Recognition

     Revenue is recognized upon shipment of goods.

  Property and Equipment

     Property and equipment are stated at acquisition cost. Depreciation is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:

                                                                        YEARS
                                                                        -----
                Buildings.............................................     7
                Vehicles..............................................   3-7
                Machinery and equipment...............................  3-10

     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.

  Intangibles

     Intangibles consist of loan costs, mineral rights, and overburden removal. Amortization of the loan costs is computed using the straight-line method over the term of the loan which is five years. Amortization of

                            See accountants' report.

                            AUTUMN ROSE QUARRY, INC.

NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

overburden removal is computed using the straight-line method over ten years. Depletion of mineral rights is computed using cost depletion.

  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of

     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. The fair value of the Company's assets approximates the carrying cost at the balance sheet dates.

NOTE B -- PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:


                                                                  MAY 31,     APRIL 30,
                                                                   1997         1997
                                                                 --------     ---------
        Land...................................................  $ 40,000     $ 40,000
        Buildings..............................................     5,536        5,536
        Machinery and equipment................................   196,773      196,773
        Vehicles...............................................     2,613        2,613
                                                                 --------     --------
                                                                  244,922      244,922
        Accumulated depreciation...............................   (70,856)     (68,165)
                                                                 --------     --------
                                                                 $174,066     $176,757
                                                                 ========     ========

     Depreciation expense for the eleven months ended May 31, 1997 was $29,503.

     Depreciation expense for the ten months ended April 30, 1997 was $26,814.

NOTE C -- INTANGIBLES

     Intangibles consist of the following:

                                                               MAY 31,       APRIL 30,
                                                                 1997           1997
                                                              ----------     ----------
        Loan costs..........................................  $    2,709     $    2,709
        Mineral rights......................................   1,327,500      1,327,500
        Overburden removal..................................      42,500         42,500
                                                              ----------     ----------
                                                               1,372,709      1,372,709
        Accumulated amortization and depletion..............     (21,347)       (20,628)
                                                              ----------     ----------
                                                              $1,351,362     $1,352,081
                                                              ==========     ==========

                            See accountants' report.

                            AUTUMN ROSE QUARRY, INC.

NOTE C -- INTANGIBLES -- (CONTINUED)

     Amortization and depletion expense for the eleven months ended May 31, 1997 were $4,392 and $3,360, respectively.

     Amortization and depletion expense for the ten months ended April 30, 1997 were $3,993 and $3,039, respectively.

NOTE D -- NOTES PAYABLE

     Notes payable are as follows:

                                                                MAY 31,      APRIL 30,
                                                                 1997          1997
                                                               ---------     ---------
        Bank loan, payable $5,833 principal monthly plus
          9 1/2% interest with a maturity date of June 2000;
          the mortgage balance is secured by substantially
          all of the Company's assets and guarantees by the
          shareholders. .....................................  $ 210,000     $ 215,833
        Note to corporation to be paid with granite
          inventory. Sales price set at $14.50 per cubic foot
          per agreement of purchase and sale. ...............    452,710       462,886
                                                               ---------     ---------
                                                                 662,710       678,719
        Current portion......................................   (157,029)     (157,029)
                                                               ---------     ---------
                                                               $ 505,681     $ 521,690
                                                               =========     =========

     The following is a schedule of maturities of notes payable:


                                                                  MAY 31,     APRIL 30,
                                                                   1997         1997
                                                                 --------     ---------
        1998...................................................  $157,029     $157,029
        1999...................................................   162,862      162,862
        2000...................................................   162,862      162,862
        2001...................................................    98,696      104,529
        2002...................................................    81,261       91,437
                                                                 --------     --------
                                                                 $662,710     $678,719
                                                                 ========     ========

NOTE E -- RELATED-PARTY TRANSACTIONS

     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.

     The Company classifies advances payable to affiliates as long-term based upon the intent of the parties.

NOTE F -- CONCENTRATION OF CREDIT RISK

     All of the Company's cash funds are located in financial institutions that are insured by the FDIC for up to $100,000. There are no amounts in excess of this limit at May 31, 1997 and April 30, 1997.

                            See accountants' report.

                            AUTUMN ROSE QUARRY, INC.

NOTE G -- SUBSEQUENT EVENTS

     Subsequent to the date of these financial statements, the Company joined in a merger with its affiliates and other unrelated granite companies.

NOTE H -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at May 31, 1997 and April 30, 1997, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

NOTE I -- INCOME TAXES

     The Company is taxed as a corporation under the Internal Revenue Code. For federal income tax purposes, approximately $430,727 of net operating loss carryforwards exist to offset future taxable income. These carryforwards begin to expire in 2009. No tax benefit has been reported in the accompanying financial statements, however, because the Company believes that the carryforwards will expire unused. Accordingly, the $146,000 tax benefit of the cumulative carryforwards has been offset by evaluation allowance of the same amount.

                            See accountants' report.

                           ACCOUNTANTS' REVIEW REPORT



To the Board of Directors


Autumn Rose Quarry, Inc.


Ada, Oklahoma



     We have reviewed the accompanying balance sheets of Autumn Rose Quarry, Inc. (a corporation) as of August 31, 1997 and 1996, and the related statements of operations, accumulated deficit, and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Autumn Rose Quarry, Inc.



     A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.



     Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.



                                          /s/ GREENE AND COMPANY, L.L.P.

                                          --------------------------------------

                                          GREENE AND COMPANY, L.L.P.



Anderson, South Carolina


September 18, 1997

                            AUTUMN ROSE QUARRY, INC.

                                 BALANCE SHEETS

                      AUGUST 31, 1997 AND AUGUST 31, 1996



                                                                             AUGUST 31,
                                                                      -------------------------
                                                                         1997           1996
                                                                      ----------     ----------
                                                                             (UNAUDITED)
                                            ASSETS
Current assets:
  Cash..............................................................  $    7,124     $    1,640
  Trade receivables.................................................       3,049          4,293
  Trade receivables -- affiliates...................................       7,902          6,034
  Employee receivables..............................................         -0-          1,555
  Inventory -- finished goods.......................................      74,781         70,425
  Prepaid expenses..................................................       4,070          9,667
                                                                      ----------     ----------
          Total current assets......................................      96,926         93,614
                                                                      ----------     ----------
Property and equipment, net.........................................     165,821        201,120
                                                                      ----------     ----------
Other assets:
  Intangibles, net..................................................   1,349,410      1,357,766
  Deposits..........................................................       5,280          7,196
                                                                      ----------     ----------
     Total other assets.............................................   1,354,690      1,364,962
                                                                      ----------     ----------
          Total assets..............................................  $1,617,437     $1,659,696
                                                                      ==========     ==========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.............................      13,088         21,537
  Accounts payable -- due to affiliates.............................         371            322
  Current portion of long-term debt.................................     162,862        162,862
                                                                      ----------     ----------
          Total current liabilities.................................     176,321        184,721
                                                                      ----------     ----------
Long-term liabilities:
  Long-term debt, less current portion..............................     469,025        618,116
  Advances from affiliates..........................................     627,500        452,000
  Advances from stockholders........................................     400,000        400,000
                                                                      ----------     ----------
          Total long-term liabilities...............................   1,496,525      1,470,116
                                                                      ----------     ----------
Stockholders' deficit:
  Common stock, $100 par value. Authorized 1,000,000 shares; 60
     shares issued and outstanding..................................       6,000          6,000
  Additional paid-in capital........................................      44,000         44,000
  Accumulated deficit...............................................    (105,409)       (45,141)
                                                                      ----------     ----------
     Total stockholders' deficit....................................     (55,409)         4,859
                                                                      ----------     ----------
          Total liabilities and stockholders' deficit...............   1,617,437      1,659,696
                                                                      ==========     ==========


                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1997


                                  (UNAUDITED)



Net revenues (including revenues to affiliates of $24,380).......................     75,230
Cost of goods sold (including purchases from affiliates of $8,238)...............     52,458
                                                                                   ---------
Gross profit.....................................................................     22,772
Selling and administrative expenses (including fees paid to affiliates of
  $1,044)........................................................................      6,595
                                                                                   ---------
Operating income.................................................................     16,177
                                                                                   ---------
Other (income) expense:
  Interest expense...............................................................      4,971
  Finance charge income..........................................................       (129)
                                                                                   ---------
          Total other expense....................................................      4,842
                                                                                   ---------
Net income.......................................................................     11,335
Accumulated deficit, June 1, 1997................................................   (116,744)
                                                                                   ---------
Accumulated deficit, August 31, 1997.............................................   (105,409)
                                                                                   =========


                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996


                                  (UNAUDITED)



Net revenues (including revenues to affiliates of $22,828).......................   $  70,805
Cost of goods sold...............................................................      96,610
                                                                                    ---------
Gross loss.......................................................................     (25,805)
Selling and administrative expenses (including fees paid to affiliates of
  $904)..........................................................................       8,226
                                                                                    ---------
Operating loss...................................................................     (34,031)
                                                                                    ---------
Other (income) expense:
  Interest expense...............................................................       6,489
  Finance charge income..........................................................        (120)
                                                                                    ---------
          Total other expense....................................................       6,369
                                                                                    ---------
Net loss.........................................................................     (40,400)
Accumulated deficit, June 1, 1996................................................      (4,741)
                                                                                    ---------
Accumulated deficit, August 31, 1996.............................................   $ (45,141)
                                                                                    =========


                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                            STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1997


                                  (UNAUDITED)



Cash flows from operating activities:
  Net income.....................................................................    $ 11,335
  Adjustments to reconcile net income to net cash provided by operating activities:
     Amortization................................................................       1,197
     Depreciation................................................................       8,246
     Depletion...................................................................         753
     (Increase) decrease in assets:
       Trade receivables.........................................................      20,414
       Employee receivables......................................................         155
       Inventory.................................................................     (29,179)
       Prepaid expenses..........................................................      (4,070)
     Increase (decrease) in liabilities:
       Accounts payable and accrued expenses.....................................      (1,195)
                                                                                     --------
          Net cash provided by operating activities..............................       7,656
                                                                                     --------
Cash flows used in financing activities:
  Payments on notes payable......................................................     (30,823)
  Advances from affiliates.......................................................      22,000
                                                                                     --------
          Net cash used in financing activities..................................      (8,823)
                                                                                     --------
Net decrease in cash.............................................................      (1,167)
Cash, June 1, 1997...............................................................       8,291
                                                                                     --------
Cash, August 31, 1997............................................................    $  7,124
                                                                                     ========
Supplemental disclosure of cash flow information -- cash paid for interest.......    $  4,972
                                                                                     ========


                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.

                            STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED AUGUST 31, 1996


                                  (UNAUDITED)



Cash flows from operating activities:
  Net loss.......................................................................   $ (40,400)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Amortization................................................................       1,198
     Depreciation................................................................       8,069
     Depletion...................................................................         712
     (Increase) decrease in assets:
       Trade receivables.........................................................      14,420
       Employee receivables......................................................        (100)
       Inventory.................................................................     (27,165)
       Prepaid expenses..........................................................      (9,667)
     Increase (decrease) in liabilities:
       Accounts payable and accrued expenses.....................................      (8,382)
                                                                                    ---------
          Net cash provided by operating activities..............................     (61,315)
                                                                                    ---------
Cash flows used in investing activities -- purchase of fixed assets..............      (2,971)
Cash flows provided by financing activities:
  Payments on notes payable......................................................     (41,314)
  Advances from affiliates.......................................................     106,000
                                                                                    ---------
          Net cash provided by financing activities..............................      64,686
                                                                                    ---------
Net increase in cash.............................................................         400
Cash, June 1, 1996...............................................................       1,240
                                                                                    ---------
Cash, August 31, 1996............................................................   $   1,640
                                                                                    =========
Supplemental disclosure of cash flow information -- cash paid for interest.......   $   6,489
                                                                                    =========


                See accompanying notes to financial statements.

                            AUTUMN ROSE QUARRY, INC.



                         NOTES TO FINANCIAL STATEMENTS


                            AUGUST 31, 1997 AND 1996



NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES



     This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.



  Nature of Business



     The Company quarries granite blocks in northeast Oklahoma for sales to customers nationwide.



  Use of Estimates



     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



  Basis of Accounting



     Assets, liabilities, revenues, and expenses are recognized on the accrual method of accounting.



  Inventory



     Inventories are stated at lower of cost or market, with cost determined using average cost.



  Property and Equipment



     Property and equipment are stated at acquisition cost. Depreciation is computed under the straight-line method for financial reporting purposes over the following estimated useful lives:



                                                                        YEARS
                                                                        -----
                Buildings.............................................     7
                Vehicles..............................................   3-7
                Machinery and equipment...............................  3-10



     Major renewals and betterments are added to the property accounts while maintenance and repairs are charged against earnings as incurred.



  Intangibles



     Intangibles consist of loan costs, mineral rights, and overburden removal. Amortization of the loan costs is computed using the straight-line method over the term of the loan which is five years. Amortization of overburden removal is computed using the straight-line method over ten years. Depletion of mineral rights is computed using cost depletion.



                            See accountants' report.

                            AUTUMN ROSE QUARRY, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


                            AUGUST 31, 1997 AND 1996



NOTE A -- NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)



  Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of



     The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. The fair value of the Company's assets approximates the carrying cost at the balance sheet dates.



NOTE B -- PROPERTY AND EQUIPMENT



     Property and equipment consist of the following:



                                                                   1997         1996
                                                                 --------     --------
        Land...................................................  $ 40,000     $ 40,000
        Buildings..............................................     5,536        5,536
        Machinery and equipment................................   196,773      202,000
        Vehicles...............................................     2,613        2,613
                                                                 --------     --------
                                                                  244,922      250,149
        Accumulated depreciation...............................   (79,101)     (49,029)
                                                                 --------     --------
                                                                 $165,821     $201,120
                                                                 ========     ========



     Depreciation expense for the three months ended August 31, 1997 was $8,426.



     Depreciation expense for the three months ended August 31, 1996 was $8,069.



NOTE C -- INTANGIBLES



     Intangibles consist of the following:



                                                                 1997           1996
                                                              ----------     ----------
        Loan costs..........................................  $    2,709     $    2,709
        Mineral rights......................................   1,327,500      1,327,500
        Overburden removal..................................      42,500         42,500
                                                              ----------     ----------
                                                               1,372,709      1,372,709
        Accumulated amortization and depletion..............     (23,299)       (14,943)
                                                              ----------     ----------
                                                              $1,349,410     $1,357,766
                                                              ==========     ==========



     Amortization and depletion expense for the three months ended August 31, 1997 were $1,198 and $752, respectively.



                            See accountants' report.

                            AUTUMN ROSE QUARRY, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


                            AUGUST 31, 1997 AND 1996



NOTE C -- INTANGIBLES -- (CONTINUED)



     Amortization and depletion expense for the three months ended August 31, 1996 were $1,198 and $712, respectively.



NOTE D -- NOTES PAYABLE



     Notes payable are as follows:



                                                                 1997          1996
                                                               ---------     ---------
        Bank loan, payable $5,833 principal monthly plus
          9 1/2% interest with a maturity date of June 2000;
          the mortgage balance is secured by substantially
          all of the Company's assets and guarantees by the
          shareholders. .....................................  $ 192,500     $ 262,500
        Note to corporation to be paid with granite
          inventory. Sales price set at $14.50 per cubic foot
          per agreement of purchase and sale. ...............    439,387       518,478
                                                               ---------     ---------
                                                                 631,887       780,978
        Current portion......................................   (162,862)     (162,862)
                                                               ---------     ---------
                                                               $ 469,025     $ 618,116
                                                               =========     =========



     The following is a schedule of maturities of notes payable:



        1997..............................................................  $162,862
        1998..............................................................   162,862
        1999..............................................................   162,862
        2000..............................................................   151,196
        2001..............................................................    92,862
        2002..............................................................    48,334
                                                                            --------
                                                                            $780,978
                                                                            ========



NOTE E -- RELATED-PARTY TRANSACTIONS



     The Company is affiliated with numerous other companies through common control and stock ownership. The stockholders and other joint venture companies have made unsecured non-interest bearing advances to the Company for working capital purposes.



     The Company classifies advances payable to affiliates as long-term based upon the intent of the parties.



NOTE F -- CONCENTRATION OF CREDIT RISK



     All of the Company's cash funds are located in financial institutions that are insured by the FDIC for up to $100,000. There are no amounts in excess of this limit at August 31, 1997 and 1996.



NOTE G -- MERGER



     During June of 1997, the Company joined in a merger with its affiliates and other unrelated granite companies.



                            See accountants' report.

                            AUTUMN ROSE QUARRY, INC.



                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


                            AUGUST 31, 1997 AND 1996



NOTE H -- FAIR VALUES OF FINANCIAL INSTRUMENTS



     The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at August 31, 1997 and 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.



NOTE I -- INCOME TAXES



     The Company is taxed as a corporation under the Internal Revenue Code. For federal income tax purposes, approximately $430,727 of net operating loss carryforwards exist to offset future taxable income. These carryforwards begin to expire in 2009. No tax benefit has been reported in the accompanying financial statements, however, because the Company believes that the carryforwards will expire unused. Accordingly, the $146,000 tax benefit of the cumulative carryforwards has been offset by a valuation allowance of the same amount.



                            See accountants' report.

                  DESCRIPTION OF ARTWORK ON INSIDE BACK COVER:

[Map showing locations of Independent Retailers of Rock of Ages products, Manufacturing locations, Quarry locations and Corporate headquarters.]

===============================================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        -----
Prospectus Summary..................        3
Risk Factors........................        8
Use of Proceeds.....................       14
Dividend Policy.....................       14
Capitalization......................       15
Dilution............................       16
Selected Consolidated Financial
  Data..............................       17
Unaudited Pro Forma Combined and
  Condensed Financial Data..........       18
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.....................       24
The Death Care Industry and Granite
  Memorialization...................       29
Business............................       32
Management..........................       42
Certain Relationships and Related
  Transactions......................       49
Principal and Selling
  Stockholders......................       52
Description of Capital Stock........       54
Shares Eligible for Future Sale.....       57
Certain United States Tax
  Consequences to Non-United States
  Holders...........................       59
Underwriting........................       61
Legal Matters.......................       62
Experts.............................       62
Available Information...............       63
Index to Financial Statements.......      F-1

     UNTIL            , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A
COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================
===============================================================================


                                2,900,000 SHARES

                              [ROCK OF AGES LOGO]

                            ROCK OF AGES CORPORATION

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                RAYMOND JAMES &
                                ASSOCIATES, INC.


                                     , 1997


===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate (except for the Securities and Exchange Commission Registration Fee) of the fees and expenses all of which are payable by the Company, other than any underwriting discounts and commissions, in connection with the registration and sale of the securities being registered:

    Securities and Exchange Commission Registration Fee......................  $   18,191
    National Association of Securities Dealers, Inc. Filing Fee..............       6,200
    Nasdaq National Market Listing Fee.......................................      20,000
    Transfer Agent and Registrar Fees and Expenses...........................      10,000
    Blue Sky Fees and Expenses...............................................       5,000
    Legal Fees and Expenses..................................................     700,000
    Accounting Fees and Expenses.............................................     550,000
    Printing, Engraving and Mailing Expenses.................................     150,000
    Miscellaneous............................................................      40,609
                                                                               ----------
              Total..........................................................  $1,500,000
                                                                               ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides for elimination of directors' personal liability and indemnification as follows:

          "(Nine) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereto is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification."

     In addition, Article VIII of the By-Laws of the Registrant provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     Section 9 of the Underwriting Agreement between the Company and the Representative provides for indemnification by the Company of the Representative, the Underwriters and each person, if any, who controls the Representative or any Underwriter, against certain liabilities under the Securities Act. The Underwriting Agreement also provides that the Representative and the Underwriters shall similarly indemnify the Company, its directors, officers, and controlling person, as set forth therein.

     The Registrant has purchased directors' and officers' liability insurance which would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     The following information is furnished with regard to all securities sold by the Company within the past three years which were not registered under the Securities Act.

     1. As of June 27, 1997, Rock of Ages Quarries, Inc., a predecessor of the Company ("ROAQ"), and Royalty Granite Corporation, a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Reorganization (the "Keystone Agreement") with KSGM, Inc. ("KSGM") and Missouri Red Quarries, Inc. ("Missouri Red") pursuant to which, effective June 28, 1997, KSGM was merged with and into Rock of Ages Corporation, a Vermont corporation and the immediate predecessor of the Company ("ROA Vermont"), and all outstanding shares of capital stock of KSGM were converted into 526,882 shares (263,441 shares after giving effect to the 1-for-2 reverse stock pursuant to the merger of ROA Vermont with and into the Company as described in 5. below) of common stock of ROA Vermont, which shares were issued to Missouri Red, as the sole stockholder of KSGM (the "Keystone Merger Shares"). The issuance of the Keystone Merger Shares was not registered under the Securities Act in reliance on the exemption provided by Section 4(2) thereof as a transaction by an issuer not involving any public offering in that
(i) the Keystone Merger Shares were issued to a single entity (Missouri Red) that, at the time of entering into the Keystone Agreement, represented to the Company that it was an "accredited investor" and that it was acquiring the Keystone Merger Shares solely for investment for its own account and not with a view toward the resale or distribution thereof, (ii) at that time the Company provided written disclosure to Missouri Red stating, and Missouri Red acknowledged, that the Keystone Merger Shares were not registered under the Act and would be subject to certain restrictions on transfer, (iii) the Company placed a restricted share legend to such effect on the certificates representing the Keystone Merger Shares and (iv) the Company did not engage in any general solicitation or advertising in connection with entering into the Keystone Agreement.

     2. As of June 27, 1997, ROAQ entered into a Stock Purchase Agreement with Robert Otis Childs, Jr., Robert Otis Childs, III, and Timothy Carroll Childs (the "C&C Agreement"), pursuant to which the Company will issue to Robert Otis Childs, III, contemporaneously with the consummation of the offering, $200,000 in shares of Class A Common Stock (valued at the initial public offering price per share) (the "Childs Shares") as a portion of the consideration payable in connection with the C&C Acquisition. The issuance of the Childs Shares will not be registered under the Securities Act in reliance on the exemption provided by
Section 4(2) thereof as a transaction by an issuer not involving any public offering in that (i) the Childs Shares will be issued to a single investor who, at the time of entering into the C&C Agreement, represented to the Company that he was an "accredited investor" and that he would be acquiring the Childs Shares solely for investment for his own account and not with a view toward the resale or distribution thereof, (ii) at that time the Company provided written disclosure to Robert Otis Childs, III stating, and Robert Otis Childs, III acknowledged, that the Childs Shares will not be registered under the Act and will be subject to certain restrictions on transfer, (iii) the Company will place a restricted share legend to such effect on the certificate(s) representing the Childs Shares and (iv) the Company did not engage in any general solicitation or advertising in connection with entering into the C&C Agreement.

     3. Effective June 27, 1997, ROA Vermont merged with and into ROAQ and ROAQ changed its name to Rock of Ages Corporation. In connection therewith, each outstanding share of Class A Common Stock of ROAQ was converted into 72.8347276 shares of Common Stock of ROAQ ("ROAQ Shares"). The ROAQ Shares were not registered under the Securities Act in reliance on the exemption provided by
Section 3(a)(9) thereof with respect to securities exchanged by the issuer with its existing security-holders exclusively in that only the shares of Class A Common Stock held by existing shareholders of ROAQ were converted into and exchanged for Common Stock and no commission or other remuneration was paid or given directly or indirectly in connection with such exchange of shares.

     4. As of July 30, 1997, ROA Vermont entered into an Asset Purchase Agreement with Keith Monument (the "Keith Agreement"), pursuant to which the Company will issue to Keith Monument, contemporaneously with the consummation of the offering, $1.5 million in shares of Class A Common Stock (valued at the initial public offering price per share) (the "Keith Monument Shares") as a portion of the consideration payable in connection with the Keith Acquisition. The issuance of the Keith Monument Shares will not be registered under the Securities Act in reliance on the exemption provided by Section 4(2) thereof as a transaction by an issuer not involving any public offering in that (i) the Keith Monument Shares will be issued to a single entity (Keith Monument Corporation) that at the time of entering into the Keith Agreement represented to the Company that it was an "accredited investor" and that it would be acquiring the Keith Monument Shares solely for investment for its own account and not with a view toward the resale or distribution thereof, (ii) at that time the Company provided written disclosure to Keith Monument Corporation stating, and Keith Monument Corporation acknowledged, that the Keith Monument Shares will not be registered under the Act and will be subject to certain restrictions on transfer, (iii) the Company will place a restricted share legend to such effect on the certificate(s) representing the Keith Monument Shares and (iv) the Company did not engage in any general solicitation or advertising in connection with entering into the Keith Agreement.

     5. Effective August 12, 1997, ROA Vermont became a Delaware corporation pursuant to a reincorporation merger (the "Reincorporation Merger"). In the Reincorporation Merger, each outstanding share of ROA Vermont was converted into one half of one share of Class B Common Stock of the Company. In connection therewith, an aggregate of 3,763,441 shares of Class B Common Stock of the Company were issued (the "Reincorporation Merger Shares"). The issuance of the Reincorporation Merger Shares was not registered under the Securities Act in reliance on the exemption provided by Section 4(2) thereof as a transaction by an issuer not involving any public offering in that (i) the Reincorporation Merger Shares were issued to two entities (Swenson Granite and Missouri Red) that represented to the Company that they were "accredited investors" and were acquiring the Reincorporation Merger Shares solely for investment for their own accounts and not with a view toward the resale or distribution thereof, (ii) the Company provided written disclosure to such entities stating, and such entities acknowledged, that the Reincorporation Merger Shares would not be registered under the Act and would be subject to certain restrictions on transfer, (iii) the Company placed a restricted share legend to such effect on the certificates representing the Reincorporation Merger Shares and (iv) the Company did not engage in any general solicitation or advertising in connection with the issuance of the Reincorporation Merger Shares pursuant to the Reincorporation Merger.

     6. On August 13, 1997, the Company entered into an Agreement and Plan of Merger and Reorganization with Swenson Granite Company, Inc., Kurt M. Swenson and Kevin C. Swenson (the "Swenson Merger Agreement"), pursuant to which, immediately prior to consummation of the offering, each share of Swenson Granite Company, Inc. will be converted into 1,618.23 shares of Class B Common Stock of the Company (the "Reorganization Merger Shares"). The issuance of the Reorganization Merger Shares will not be registered under the Securities Act in reliance on the exemption provided by Section 4(2) thereof as a transaction by an issuer not involving any public offering in that (i) the Reorganization Merger Shares will be issued to less than thirty-five shareholders of Swenson Granite Company, Inc. who, in order to receive such shares will be required by the terms of the Swenson Merger Agreement to represent to the Company that (A) they are an "accredited investor" or have engaged a "purchaser representative" to act on their behalf, (B) they will be acquiring the Reorganization Merger Shares for investment only and not with a view to any public distribution thereof, (C) they understand that the Reorganization Merger Shares will not be registered under the Act and will be subject to certain restrictions on transfer, and (D) if they are not an "accredited investor," they, either alone or together with their purchaser representative, have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Reorganization Merger Shares, (ii) the Company will place a restricted share legend on the certificates representing the Reorganization Merger Shares, (iii) the Company did not engage in any general solicitation or advertising in connection with entering into the Swenson Merger Agreement and
(iv) the issuance of the Reorganization Merger Shares will otherwise comply with Rule 506 under the Securities Act.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


EXHIBIT
 NUMBER                                        DESCRIPTION
--------    ----------------------------------------------------------------------------------
   1.*      Form of Underwriting Agreement by and between the Company and Raymond James &
            Associates, Inc.
   2.1*     Agreement and Plan of Reorganization dated as of June 27, 1997 by and among Rock of Ages Quarries, Inc., to be known as Rock of Ages Corporation, KSGM, Inc.,
            Royalty Granite Corporation and Missouri Red Quarries, Inc.
   2.2*     Stock Purchase Agreement dated as of June 27, 1997 by and among Rock of Ages
            Quarries, Inc., to be known as Rock of Ages Corporation, Robert Otis Childs, Jr.,
            Robert Otis Childs, III and Timothy Carroll Childs
   2.3*     Asset Purchase Agreement dated as of July 30, 1997 by and among the Company, John
            E. Keith, Roy H. Keith, Jr., Glasgow Monument Co., Inc., Keith Lettering and
            Setting Corporation, Keith Monument Company, National Memorial Corporation,
            Riehm-gerlack Monument Co., and the Snyder Corporation.
   2.4*     Agreement and Plan of Merger and Reorganization dated as of August 13, 1997 by and among Rock of Ages Corporation, Swenson Granite Company, Inc., Kurt M. Swenson and
            Kevin C. Swenson
   3.1*     Form of Amended and Restated Certificate of Incorporation of the Company
   3.2*     By-laws of the Company
   4.*      Specimen Certificate representing the Class A Common Stock
   5.       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the
            Company, regarding the legality of the shares of Class A Common Stock
  10.1*     Rock of Ages Corporation Amended and Restated 1994 Stock Plan
  10.2*     Employment Agreement of Kurt M. Swenson
  10.3*     Employment Agreement of Paula Plante
  10.4*     Employment Agreement of Peter Friberg
  10.5*     Employment Agreement of Albert Gherardi, Jr.
  10.6*     Employment Agreement of Mark Gherardi
  10.7*     Form of Acquisition Employment Agreement with G. Thomas Oglesby, Jr., George T.
            Oglesby, III, Robert Otis Childs, III, John E. Keith and Roy H. Keith
  10.8*     Form of Officer Employment Agreement with each of Richard C. Kimball, George R.
            Andersen, Jon M. Gregory and Edward E. Haydon
  10.9*+    Supply and Distribution Agreement dated as of June 27, 1997 by and among Keystone
            Granite Company, Inc., the Estate of George T. Oglesby, Sr., Rock of Ages
            Corporation and Missouri Red Quarries, Inc.
 10.10*+    Supply and Distribution Agreement dated as of June 27, 1997 by and among Missouri
            Red Quarries, Inc., George T. Oglesby, Jr. and Rock of Ages Corporation.
 10.11*+    Letter Agreement dated as of July 25, 1997 between Rock of Ages Corporation and
            Dakota Granite Company
  10.12*    Stock Subscription Agreement and Continuity of Interest Agreement dated June 27,
            1997 between Rock of Ages Corporation and Missouri Red Quarries, Inc.
  10.13*    Stock Subscription Agreement dated as of July 30, 1997 between Rock of Ages
            Corporation and National Memorial Corporation
  10.14*    Stock Subscription Agreement dated as of June 27, 1997 between Rock of Ages
            Corporation and Robert Otis Childs, III

EXHIBIT
 NUMBER                                        DESCRIPTION
--------    ----------------------------------------------------------------------------------
  10.15*    Form of Salary Continuation Agreement
  10.16*    Salary Continuation Agreement dated January 3, 1996 between Rock of Ages
            Corporation and Mark Gherardi
  10.17*    Salary Continuation Agreement dated January 3, 1997 between Rock of Ages
            Corporation and Melvin Friberg
  10.18*    Form of Custody Agreement and Power of Attorney
  10.19*    Financing Agreement dated as of August 25, 1994 between the CIT Group/Business
            Credit, Inc. and Rock of Ages Corporation
  10.20*    Credit Facility dated as of June 25, 1997 between Royal Bank of Canada and Rock of
            Ages Canada Inc., Rock of Ages Quarries Inc. and Rock of Ages Canada Inc.
  10.21*    Commitment Letter dated as of September 14, 1997, between CIT Group/Business
            Credit, Inc. and Rock of Ages Corporation.
  10.22*    Letter Agreement dated as of September 19, 1997, by and among Rock of Ages
            Corporation, Richard Campbell, Robert Otis Childs, III, Timothy Carrol Childs.
  11.*      Statement re: computation of per share earnings
  21.       Subsidiaries of the Company
  23.1      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5)
  23.2      Consent of KPMG Peat Marwick LLP
  23.3      Consent of KPMG Peat Marwick LLP
  23.4      Consent of KPMG Peat Marwick LLP
  23.5      Consent of KPMG Peat Marwick LLP
  23.6      Consent of Greene and Company, L.L.P.
  23.7      Consent of Greene and Company, L.L.P.
  23.8      Consent of Greene and Company, L.L.P.
  23.9      Consent of Greene and Company, L.L.P.
  23.10*    Consent of Frederick E. Webster
  23.11*    Consent of John E. Keith
  23.12*    Consent of James L. Fox
  23.13*    Consent of CA Rich Consultants, Inc.
  24.*      Power of Attorney (set forth on the signature page of this Registration Statement)
  27.*      Financial Data Schedule


---------------

*  Previously filed

+ Confidential treatment requested as to certain portions of this exhibit.
  Omitted portions have been filed separately with the Securities and Exchange Commission.

     (b) Financial Statement Schedules:

        Schedule II -- Valuation and Qualifying Accounts and Reserves.........  S-1

     All other schedules for which provision is made by the applicable accounting regulation of the Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Restated Articles of Incorporation, By-Laws, by agreement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Barre, Vermont on October 14, 1997.


                                          ROCK OF AGES CORPORATION

                                          By: /s/    KURT M. SWENSON
                                            ------------------------------------
                                            Name: Kurt M. Swenson
                                            Title: President, Chief Executive
                                              Officer and
                                            Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 14, 1997.


               SIGNATURE                                          TITLE
----------------------------------------   ---------------------------------------------------

            KURT M. SWENSON                President, Chief Executive Officer and Chairman of
----------------------------------------     the Board of Directors (Principal Executive
            Kurt M. Swenson                  Officer)

                   *                       Senior Vice President, Chief Financial Officer,
----------------------------------------     Treasurer and Director (Principal Financial
           George R. Anderson                Officer)
                   *                       Vice Chairman and President, Memorials Division,
----------------------------------------     and Director
           Richard C. Kimball

                   *                       President, Quarry Division and Director
----------------------------------------
             Jon M. Gregory

                   *                       Senior Vice President, Barre and Canada
----------------------------------------     Manufacturing Operations and Director
            Mark A. Gherardi

                                           President, Keystone Memorials, Inc. and Director
----------------------------------------
         G. Thomas Oglesby, Jr.

                   *                       Senior Vice President -- Memorial Sales, Director
----------------------------------------
            Peter A. Friberg

                   *                       Director
----------------------------------------
            Charles M. Waite

        *By: /s/ KURT M. SWENSON
----------------------------------------
            Kurt M. Swenson
            Attorney-in-fact

                            ROCK OF AGES CORPORATION

         SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)

                        COL. A                            COL. B       COL. C       COL. E       COL. F
------------------------------------------------------  ----------   ----------   ----------   ----------
                                                        BALANCE AT   CHARGED TO                BALANCE AT
                                                         BEGINNING    COSTS AND                  END OF
DESCRIPTION                                              OF PERIOD     EXPENSES   DEDUCTIONS     PERIOD
------------------------------------------------------  ----------   ----------   ----------   ----------
Year ended December 31, 1996
  Allowances for possible losses on accounts
     receivable.......................................     $446         $181         $ 63         $564
Year ended December 31, 1995
  Allowances for possible losses on accounts
     receivable.......................................     $464         $ 62         $ 80         $446
Year ended December 31, 1994
  Allowances for possible losses on accounts
     receivable.......................................     $378         $216         $130         $464

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                                       DESCRIPTION
--------  -----------------------------------------------------------------------------------
 1.*      Form of Underwriting Agreement by and between the Company and Raymond James &
          Associates, Inc.
 2.1*     Agreement of Merger and Plan of Reorganization dated as of June 27, 1997 by and among Rock of Ages Quarries, Inc., to be known as Rock of Ages Corporation, KSGM,
          Inc., Royalty Granite Corporation and Missouri Red Quarries, Inc.
 2.2*     Stock Purchase Agreement dated as of June 27, 1997 by and among Rock of Ages
          Quarries, Inc., to be known as Rock of Ages Corporation, Robert Otis Childs, Jr.,
          Robert Otis Childs, III and Timothy Carroll Childs
 2.3*     Asset Purchase Agreement dated as of July 30, 1997 by and among the Company, John
          E. Keith, Roy H. Keith, Jr., Glasgow Monument Co., Inc., Keith Lettering and
          Setting Corporation, Keith Monument Company, National Memorial Corporation,
          Riehm-gerlack Monument Co., and the Snyder Corporation.
 2.4*     Agreement and Plan of Merger and Reorganization dated as of August 13, 1997 by and among Rock of Ages Corporation, Swenson Granite Company, Inc., Kurt M. Swenson and
          Kevin C. Swenson
 3.1*     Form of Amended and Restated Certificate of Incorporation of the Company
 3.2*     By-laws of the Company
 4.*      Specimen Certificate representing the Class A Common Stock
 5.       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the
          Company, regarding the legality of the shares of Class A Common Stock
10.1*     Rock of Ages Corporation Amended and Restated 1994 Stock Plan
10.2*     Employment Agreement of Kurt M. Swenson
10.3*     Employment Agreement of Paula Plante
10.4*     Employment Agreement of Peter Friberg
10.5*     Employment Agreement of Albert Gherardi, Jr.
10.6*     Employment Agreement of Mark Gherardi
10.7*     Form of Acquisition Employment Agreement with G. Thomas Oglesby, Jr., George T.
          Oglesby, III, Robert Otis Childs, III, John E. Keith and Roy H. Keith
10.8*     Form of Officer Employment Agreement with each of Richard C. Kimball, George R.
          Andersen, Jon M. Gregory and Edward E. Haydon
10.9*+    Supply and Distribution Agreement dated as of June 27, 1997 by and among Keystone
          Granite Company, Inc., the Estate of George T. Oglesby, Sr., Rock of Ages
          Corporation and Missouri Red Quarries, Inc.
10.10*+   Supply and Distribution Agreement dated as of June 27, 1997 by and among Missouri
          Red Quarries, Inc., George T. Oglesby, Jr. and Rock of Ages Corporation.
10.11*+   Letter Agreement dated as of July 25, 1997 between Rock of Ages Corporation and
          Dakota Granite Company
10.12*    Stock Subscription Agreement and Continuity of Interest Agreement dated June 27,
          1997 between Rock of Ages Corporation and Missouri Red Quarries, Inc.
10.13*    Stock Subscription Agreement dated as of July 30, 1997 between Rock of Ages
          Corporation and National Memorial Corporation
10.14*    Stock Subscription Agreement dated as of June 27, 1997 between Rock of Ages
          Corporation and Robert Otis Childs, III

EXHIBIT
 NUMBER                                       DESCRIPTION
--------  -----------------------------------------------------------------------------------
10.15*    Form of Salary Continuation Agreement
10.16*    Salary Continuation Agreement dated January 3, 1996 between Rock of Ages
          Corporation and Mark Gherardi
10.17*    Salary Continuation Agreement dated January 3, 1997 between Rock of Ages
          Corporation and Melvin Friberg
10.18*    Form of Custody Agreement and Power of Attorney
10.19*    Financing Agreement dated as of August 25, 1994 between the CIT Group/Business
          Credit, Inc. and Rock of Ages Corporation
10.20*    Credit Facility dated as of June 25, 1997 between Royal Bank of Canada and Rock of
          Ages Canada Inc., Rock of Ages Quarries Inc. and Rock of Ages Canada Inc.
10.21*    Commitment Letter dated as of September 14, 1997, between CIT Group/Business
          Credit, Inc. and Rock of Ages Corporation.
10.22*    Letter Agreement dated as of September 19, 1997, by and among Rock of Ages
          Corporation, Richard Campbell, Robert Otis Childs, III, Timothy Carrol Childs.
11.*      Statement re: computation of per share earnings
21.       Subsidiaries of the Company
23.1      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5)
23.2      Consent of KPMG Peat Marwick LLP
23.3      Consent of KPMG Peat Marwick LLP
23.4      Consent of KPMG Peat Marwick LLP
23.5      Consent of KPMG Peat Marwick LLP
23.6      Consent of Greene and Company, L.L.P.
23.7      Consent of Greene and Company, L.L.P.
23.8      Consent of Greene and Company, L.L.P.
23.9      Consent of Greene and Company, L.L.P.
23.10*    Consent of Frederick E. Webster
23.11*    Consent of John E. Keith
23.12*    Consent of James L. Fox
23.13*    Consent of CA Rich Consultants, Inc.
24.*      Power of Attorney (set forth on the signature page of this Registration Statement)
27.*      Financial Data Schedule


---------------

*  Previously filed


+ Confidential treatment requested as to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.